PROSPECTUS SUPPLEMENT
(To Prospectus dated January 16, 2002)


                                  $708,982,100
                                 (Approximate)


                                  CWMBS, INC.
                                   Depositor


                              [LOGO] COUNTRYWIDE(R)
                              ---------------------
                                   HOME LOANS
                                     Seller


                      Countrywide Home Loans Servicing LP
                                Master Servicer


                   CHL Mortgage Pass-Through Trust 2002-HYB2
                                     Issuer

            Distributions payable monthly, beginning August 19, 2002

                                ----------------

The following classes of certificates are being offered pursuant to this prospectus supplement and the accompanying prospectus:


                                         Initial Class       Pass-Through                         Initial Class       Pass-Through
                                      Certificate Balance        Rate                          Certificate Balance        Rate
 ---------------------------------------------------------------------------------------------------------------------------------
 Class 1-A-1                              $128,416,000         Variable     Class 7-A-1            $77,399,000          Variable
 ---------------------------------------------------------------------------------------------------------------------------------
 Class 2-A-1                              $ 41,831,000         Variable     Class 1-X                      N/A          Variable
 ---------------------------------------------------------------------------------------------------------------------------------
 Class 3-A-1                              $ 10,406,000         Variable     Class A-R              $       100               N/A
 ---------------------------------------------------------------------------------------------------------------------------------
 Class 4-A-1                              $ 41,736,000         Variable     Class M                $10,416,000          Variable
 ---------------------------------------------------------------------------------------------------------------------------------
 Class 5-A-1                              $204,316,000         Variable     Class B-1              $ 8,979,000          Variable
 ---------------------------------------------------------------------------------------------------------------------------------
 Class 6-A-1                              $178,300,000         Variable     Class B-2              $ 7,183,000          Variable

--------------------------------------------------------------------------------
Consider carefully the risk factors beginning on page S-7 in this prospectus supplement and on page 4 in the prospectus.
--------------------------------------------------------------------------------

The Class 1-X Certificates are interest only notional amount certificates. The pass-through rates for the certificates listed above are variable and are calculated as described under "Description of the Certificates -- Interest."

The assets of the trust will consist primarily of a pool consisting of seven loan groups of 30-year adjustable rate mortgage loans secured by first liens on one- to four-family residential properties.


Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Countrywide Securities Corporation will offer the certificates listed above, other than the Class 1-X Certificates, to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the offered certificates are expected to be approximately $717,900,994 plus accrued interest, before deducting expenses. See "Method of Distribution." The Class 1-X Certificates will not be purchased by Countrywide Securities Corporation but will be transferred to the seller on the Closing Date as partial consideration for the sale of the mortgage loans to the depositor.


                       Countrywide Securities Corporation
July 25, 2002

                                                Table of Contents

         Prospectus Supplement                 Page              Prospectus                            Page
         ---------------------                 ----              ----------                            ----
Table of Contents..............................S-2      Important Notice About Information in
Summary........................................S-3          This Prospectus and Each Accompanying
Risk Factors...................................S-7          Prospectus Supplement........................3
The Mortgage Pool.............................S-13      Risk Factors.....................................4
Servicing of Mortgage Loans...................S-73      The Trust Fund..................................11
Description of the Certificates...............S-77      Use of Proceeds.................................20
Yield, Prepayment and Maturity                          The Depositor...................................20
    Considerations............................S-95      Mortgage Loan Program...........................21
Credit Enhancement...........................S-106      Description of the Certificates.................23
Use of Proceeds..............................S-107      Credit Enhancement..............................34
Material Federal Income Tax                             Yield and Prepayment Considerations.............38
    Consequences.............................S-107      The Pooling and Servicing Agreement.............39
Other Taxes..................................S-109      Certain Legal Aspects of the Mortgage Loans.....52
ERISA Considerations.........................S-109      Material Federal Income Tax Consequences........57
Method of Distribution.......................S-111      State Tax Considerations........................78
Legal Matters................................S-111      ERISA Considerations............................79
Ratings......................................S-112      Legal Investment................................81
Index to Defined Terms.......................S-113      Method of Distribution..........................81
                                                        Legal Matters...................................82
                                                        Financial Information...........................82
                                                        Rating..........................................82
                                                        Index to Defined Terms..........................83

                                     Summary

o This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the certificates, read carefully this entire document and the accompanying prospectus.

Offered Certificates

CHL Mortgage Pass-Through Trust 2002-HYB2 will issue fifteen classes of certificates, twelve of which are being offered by this prospectus supplement and the accompanying prospectus. The assets of the trust fund that will support both the offered certificates and other classes of certificates will consist, on the closing date, of a pool of mortgage loans with an aggregate principal balance of approximately $718,319,682 as of July 1, 2002 and certain other property and assets described in this prospectus supplement. The mortgage loans will consist of 30-year conventional, hybrid adjustable rate mortgage loans secured by first liens on one- to four-family residential properties.

The mortgage pool will consist of seven loan groups. Loan group 1 will consist of mortgage loans expected to have an aggregate principal balance of approximately $135,174,250 as of the initial cut-off date and that have fixed mortgage rates for approximately 36 months after the date of origination of the mortgage loan before the mortgage rates become subject to adjustment based on a specified index. Loan group 2 will consist of mortgage loans expected to have an aggregate principal balance of approximately $44,032,247 as of the initial cut-off date and that have fixed mortgage rates for approximately 36 months after the date of origination of the mortgage loan before the mortgage rates become subject to adjustment based on a specified index. Loan group 3 will consist of mortgage loans expected to have an aggregate principal balance of approximately $10,953,896 as of the initial cut-off date and that have fixed mortgage rates for approximately 36 months after the date of origination of the mortgage loan before the mortgage rates become subject to adjustment based on a specified index. Loan group 4 will consist of mortgage loans expected to have an aggregate principal balance of approximately $43,932,838 as of the initial cut-off date and that have fixed mortgage rates for approximately 36 months after the date of origination of the mortgage loan before the mortgage rates become subject to adjustment based on a specified index. Loan group 5 will consist of mortgage loans expected to have an aggregate principal balance of approximately $215,069,822 as of the initial cut-off date and that have fixed mortgage rates for approximately 60 months after the date of origination of the mortgage loan before the mortgage rates become subject to adjustment based on a specified index. Loan group 6 will consist of mortgage loans expected to have an aggregate principal balance of approximately $187,683,724 as of the initial cut-off date and that have fixed mortgage rates for approximately 60 months after the date of origination of the mortgage loan before the mortgage rates become subject to adjustment based on a specified index. Loan group 7 will consist of mortgage loans expected to have an aggregate principal balance of approximately $81,472,906 as of the initial cut-off date and that have fixed mortgage rates for either approximately 84 or 120 months after the date of origination of the mortgage loan before the mortgage rates become subject to adjustment based on a specified index.

The following chart lists certain characteristics of the classes of the offered certificates. The classes of certificates listed below will not be offered unless they receive the respective ratings at least as high as those set forth below from Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and from Moody's Investors Service, Inc. ("Moody's").

                    S&P             Moody's
  Class             Rating          Rating         Type
-----------         ------          ------         ------------------
Class 1-A-1         AAA             Aaa            Senior/Variable
                                                   Pass-Through Rate
Class 2-A-1         AAA             Aaa            Senior/Variable
                                                   Pass-Through Rate
Class 3-A-1         AAA             Aaa            Senior/Variable
                                                   Pass-Through Rate
Class 4-A-1         AAA             Aaa            Senior/Variable
                                                   Pass-Through Rate
Class 5-A-1         AAA             Aaa            Senior/Variable
                                                   Pass-Through Rate
Class 6-A-1         AAA             Aaa            Senior/Variable
                                                   Pass-Through Rate
Class 7-A-1         AAA             Aaa            Senior/Variable
                                                   Pass-Through Rate
Class 1-X           AAA             Aaa            Senior/Notional
                                                   Amount/Interest
                                                   Only/Variable
                                                   Pass-Through Rate
Class A-R           AAA             Aaa            Senior/Principal
                                                   Only/Residual
Class M             AA              Aa2            Subordinate/
                                                   Variable
                                                   Pass-Through Rate
Class B-1           A               A2             Subordinate/
                                                   Variable
                                                   Pass-Through Rate
Class B-2           BBB             Baa2           Subordinate/
                                                   Variable
                                                   Pass-Through Rate

A rating is not a recommendation to buy, se ll or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

See "Ratings" in this prospectus supplement.

See "Description of the Certificates -- General" and "-- Book-Entry Certificates" in this prospectus supplement and "The Mortgage Pool" in this prospectus supplement and "The Trust Fund -- The Mortgage Loans -- General" in the prospectus.

Cut-off Date

For any initial mortgage loan, the later of July 1, 2002 and the origination date for that mortgage loan. For any mortgage loan conveyed to the trust fund after the closing date, the later of the origination date for that mortgage loan and the first day of the month of the conveyance to the trust fund.

Closing Date

On or about July 30, 2002.

Depositor

CWMBS, Inc. is a limited purpose finance subsidiary of Countrywide Credit Industries, Inc. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3300.

Seller

Countrywide Home Loans, Inc.

Master Servicer

Countrywide Home Loans Servicing LP

Trustee

The Bank of New York

Distribution Dates

We will make distributions on the business day immediately following the master servicer remittance date. The first distribution is scheduled for August 19, 2002.

Master Servicer Remittance Dates

The 18th day of each month, or if such day is not a business day, the next succeeding business day, beginning in August 2002.

Interest Payments

Interest will accrue at the rate described in this prospectus supplement on each class of certificates on the basis of a 360-day year divided into twelve 30-day months.

The Class 1-X Certificates will only be entitled to receive distributions of interest to and including the distribution date in July 2009.

The interest accrual period for any distribution date will be the calendar month before the distribution date.

See "Description of the Certificates -- Interest" in this prospectus supplement.

Principal Payments

Principal will be paid on each class of certificates entitled to receive principal payments on each distribution date as described in this prospectus supplement beginning at page S-84.

The Class 1-X Certificates are notional amount certificates and do not have a class certificate balance but will bear interest during each interest accrual period through and including the interest accrual period for the distribution date in July 2009 on its outstanding notional amount, which is calculated as described in this prospectus supplement under "Description of the Certificates -- Notional Amount Certificates." After the last day of the interest accrual period for the distribution date in July 2009, the notional amount of the Class 1-X Certificates will equal zero.

See "Description of the Certificates -- Principal" in this prospectus supplement.

Optional Termination

The master servicer may, subject to certain limitations specified in the pooling and servicing agreement, purchase all of the remaining assets of the trust fund and retire all outstanding classes of certificates on or after the distribution date on which the aggregate principal balance of the mortgage loans and real estate owned by the trust fund declines to 10% or less of the sum of the aggregate principal balances of the initial mortgage loans as of the initial cut-off date plus any amount deposited in the supplemental loan accounts (if any) on the closing date.

See "Description of the Certificates -- Optional Termination" in this prospectus supplement.

Priority of Distributions

On each distribution date, amounts available from each loan group will be applied in the following order of priority:

(1) to interest on the interest-bearing classes of senior certificates relating to that loan group;

(2) to principal of the classes of the senior certificates relating to that loan group in the manner, order and priority described under "Description of the Certificates -- Principal" in this prospectus supplement;

(3) to interest on and principal of the classes of the senior certificates not relating to that loan group in the manner, order and priority described under "Description of the Certificates -- Transfer Payments" in this prospectus supplement;

(4) from remaining available funds from all of the loan groups, to interest on and then principal of each class of subordinated certificates, in order of their numerical class designations, beginning with the Class M Certificates, as described under "Description of the Certificates -- Interest" and "-- Principal;" in this prospectus supplement; and

(5)  to the Class A-R Certificates.

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

See "Servicing of Mortgage Loans -- Advances" in this prospectus supplement.

Supplemental Loan Accounts and Capitalized Interest Accounts

If the aggregate principal balance of the mortgage loans in loan group 1, loan group 2, loan group 3, loan group 4, loan group 5, loan group 6 or loan group 7 transferred to the trust fund on the closing date is less than $128,415,537, $41,830,634, $10,406,201, $41,736,196, $204,316,331, $178,299,538 and
$77,399,261, respectively, an amount equal to the difference between that amount and the aggregate principal balance of the mortgage loans in the related loan group actually delivered on the closing date will be deposited in the supplemental loan account for the related loan group to be used through August 15, 2002 to purchase supplemental mortgage loans for that loan group. Any amounts not used for that purpose will be paid to holders of the related senior certificates as a prepayment of principal no later than the first distribution date.

Neither the seller nor the depositor will exercise any discretion in the selection of supplemental mortgage loans to be sold to the trust fund for either loan group. The selection will be made by a mechanical procedure on a first-in first-out basis, based upon the requirements for eligible supplemental mortgage loans for that loan group.

Because some of the mortgage loans may not be acquired by the trust fund until after the closing date, there may be insufficient interest collections from the mortgage loans in a loan group to pay all the interest due on the certificates related to that loan group on the first and possibly the second distribution dates. If a supplemental loan account is funded, a capitalized interest account will be established for each loan group and funded on the closing date to cover those shortfalls.

See "The Mortgage Pool - Conveyance of Supplemental Mortgage Loans" in this prospectus supplement.

Mortgage Loans Delivered on the Closing Date

The collateral information presented in this prospectus supplement concerning the mortgage loans intended to be delivered to the trust fund on the closing date may not reflect all of the mortgage loans that will actually be included in the trust fund on the closing date. Certain of the mortgage loans reflected in this prospectus supplement may prepay in full or may be determined not to meet the eligibility requirements for inclusion in the trust fund and, as a result, may not be delivered to the trust fund on the closing date. Nevertheless, the characteristics of the final pool of mortgage loans, consisting of the mortgage loans delivered to the trust fund on the closing date and supplemental mortgage loans, if any, that are delivered to the trust fund subsequent to the closing date, are not expected to differ materially from the characteristics of the pool of mortgage loans reflected in this prospectus supplement.

Credit Enhancement

The issuance of senior certificates and subordinated certificates by the trust fund is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

         Subordination

The senior certificates will have a payment priority over the subordinated certificates. Within the classes of subordinated certificates offered by this prospectus supplement, the Class M Certificates will have payment priority over the Class B-1 and Class B-2 Certificates, and the Class B-1 Certificates will have payment priority over the Class B-2 Certificates. The Class B-3, Class B-4 and Class B-5 Certificates, which are not being offered to the public, are also subordinated to all of the other certificates, in that order, with the Class B-5 Certificates having the lowest priority of payment.

Subordination is designed to provide the holders of certificates with a higher payment priority with protection against most losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses among the subordinated certificates, beginning with the subordinated certificates with the lowest payment priority, before realized losses are allocated to the senior certificates. However, some losses, such as special hazard losses, bankruptcy losses, and fraud losses in excess of the amounts set forth in this prospectus supplement, are, in general, allocated pro rata to each affected class of certificates (other than the Class 1-X Certificates) instead of first being allocated to the subordinated certificates.

See "Description of the Certificates -- Allocation of Losses" in this prospectus supplement and "Credit Enhancement -- Subordination" in this prospectus supplement and in the prospectus.

Tax Status

The trust fund (other than the supplemental loan accounts and capitalized interest accounts) will elect to be treated, for federal income tax purposes, as a real estate mortgage investment conduit. The classes of certificates that are designated as the regular certificates will constitute regular interests in the REMIC. The Class A-R Certificates will represent the sole class of residual interests in the REMIC.

See "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

ERISA Considerations

The offered certificates (other than the Class A-R and Class 1-X Certificates) may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, so long as certain conditions are met.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Legal Investment

The senior certificates and the Class M Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-1 and Class B-2 Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization, and therefore will not be mortgage related securities for purposes of that act.

See "Legal Investment" in the prospectus.

                                  Risk Factors

The following information, which you should carefully consider, identifies significant sources of risk associated with an investment in the certificates. You should also carefully consider the information under "Risk Factors" beginning on page 5 in the prospectus.

Your Yield Will Be Affected by Prepayments          Borrowers may, at their option, prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan, however, will usually result in a prepayment on the certificates.

                                                    The rate and timing of prepayment of the mortgage loans in the related loan group, in the case of the senior certificates (other than the Class 1-X Certificates) and in all the loan groups, in the case of the subordinated certificates and the Class 1-X
                                                    Certificates, will affect the yields to maturity and weighted average lives of the certificates. Any reinvestment risks from faster or slower prepayments of mortgage loans will be borne entirely by the holders of the certificates.

                                                    o     If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

                                                    o     If you purchase interest only certificates or you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

                                                    o     If you purchase interest only certificates and principal is repaid faster than you anticipate, you may lose your initial investment.

                                                    o     Approximately 10.40%, 14.26%, 5.72%, 3.73%, 8.30% and 0.83% of
                                                          the initial mortgage loans in loan group 1, loan group 2, loan group 4, loan group 5, loan group 6 and loan group 7,
                                                          respectively, based on stated principal balances as of the initial cut-off date and none of the initial mortgage loans in loan group 3, will require the initial mortgagor to pay a
                                                          penalty if the mortgagor prepays the mortgage loan during
                                                          periods ranging from one year to five years after the mortgage loan was originated. A prepayment penalty may discourage a mortgagor from prepaying the mortgage loan during the
                                                          applicable period. Prepayment penalties will not be available for distribution to the certificateholders.

                                                    o     In addition, the yields to maturity and weighted average lives of a group of senior certificates will be affected by any
                                                          prepayment resulting from the distribution of amounts (if any)
                                                          on deposit in the related supplemental loan account on the first distribution date.

                                                    o     If mortgage loans with relatively higher mortgage rates
                                                          prepay, the pass-through rate on the related certificates may be reduced and your yield may be lower than you anticipate.

                                                    See "Description of the Certificates--Interest" and see "Yield,
                                                    Prepayment and Maturity Considerations" in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Your Yield Will Be Affected by How                  The certificates (other than the Class 1-X Certificates) will accrue
Mortgage Loan Interest Rate Adjustments             interest at a pass-through rate based on the weighted average of the
Are Limited                                         interest rates on the mortgage loans in the related loan group, in the case of the senior certificates, and in all of the loan groups, in the case of the subordinated certificates, net of certain expenses of the trust fund. Substantially all of the mortgage loans have periodic, and all of the mortgage loans have maximum, limitations on adjustments to the interest rate on the mortgage loans. Consequently, the operation of these interest rate caps may limit increases in one or more pass-through rates for extended periods in a rising interest rate environment.

Your Yield Will Be Affected by How                  The timing of principal payments on the certificates will be
Distributions Are Allocated to the                  affected by a number of factors, including:
Certificates
                                                    o     the extent of prepayments on the mortgage loans in the related loan group, in the case of the senior certificates and on all of the mortgage loans, in the case of the subordinated
                                                          certificates;

                                                    o     how payments of principal are allocated among the classes of certificates as specified beginning on page S-84;

                                                    o     whether the master servicer exercises its right, in its sole discretion, to terminate the trust fund;

                                                    o     the rate and timing of payment defaults and losses on the
                                                          mortgage loans in the related loan group, in the case of the senior certificates, and on all of the mortgage loans, in the case of the subordinated certificates;

                                                    o     repurchases of mortgage loans in the related loan group, in the case of the senior certificates, and of all of the
                                                          mortgage loans, in the case of the subordinated certificates, for material breaches of representations and warranties; and

                                                    o     with respect to any group of senior certificates, if funds are required to be deposited in the supplemental loan account for the related loan group on the closing date, by the
                                                          availability of supplemental mortgage loans for the related loan group.

                                                    Because distributions on the certificates are dependent upon the payments on the related mortgage loans, we cannot guarantee the amount of any particular payment or the amount of time that will elapse before the trust fund is terminated.

                                                    See "Description of the Certificates -- Principal," and "-- Optional
                                                    Termination" in this prospectus supplement for a description of the manner in which principal will be paid to the certificates. See "The
                                                    Mortgage Pool -- Assignment of the Mortgage Loans" in this prospectus supplement for more information regarding the repurchase or substitution of mortgage loans.

Credit Enhancement May Not Be Sufficient            The certificates are not insured by any financial guaranty insurance
to Protect Senior Certificates from Losses          policy. The subordination features are intended to enhance the likelihood that senior certificateholders will receive regular payments of interest and principal.

                                                    Subordination. Credit enhancement will be provided for the certificates, first, by the right of the holders of certificates to receive payments of principal before the classes subordinated to them and, second, by the allocation of realized losses, other than excess losses, to subordinated classes in the reverse order of their priority of payment. This form of credit enhancement uses
                                                    collections on the mortgage loans otherwise payable to holders of subordinated classes to pay amounts due on more senior classes.
                                                    Collections otherwise payable to subordinated classes comprise the sole source of funds from which this type of credit enhancement is provided. Except as described below, realized losses are allocated to the subordinated certificates in the reverse order of their priority of payment, beginning with the subordinated certificates then outstanding with the lowest payment priority, until the principal amount of each class of subordinated certificates has been reduced to zero. Accordingly, if the aggregate principal balance of each subordinated class were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the senior certificates. Furthermore, the subordinated classes will provide only limited protection against some categories of losses such as special hazard losses, bankruptcy losses and fraud losses in excess of the amounts specified in this prospectus supplement. Any losses on the mortgage loans in a loan group in excess of those amounts will be allocated pro rata to each class of certificates (other than the Class 1-X Certificates) related to that loan group (with respect to the senior certificates) or the portion of the class certificate balance related to that loan group (with respect to the subordinated certificates), even if the principal balance of each subordinated class has not been reduced to zero. You should note that it is possible that a disproportionate amount of coverage for these types of losses may be used by one loan group which could make the certificates related to the other loan groups more likely to suffer a loss. Among the subordinated certificates, the Class M
                                                    Certificates are the least subordinated; that is, they have the highest payment priority. Then come the Class B-1, Class B-2, Class
                                                    B-3, Class B-4 and Class B-5 Certificates, in that order.

                                                    See "Description of the Certificates -- Allocation of Losses" in
                                                    this prospectus supplement and "Credit Enhancement -- Subordination"
                                                    in this prospectus supplement and in the prospectus.

Possible Prepayment of the Senior                   The trust will be required to acquire supplemental mortgage loans
Certificates Due to Inability to Acquire            for a loan group if the aggregate principal balance of the mortgage
Supplemental Mortgage Loans                         loans transferred to the trust on the closing date is less than
                                                    $128,415,537, $41,830,634, $10,406,201, $41,736,196, $204,316,331,
                                                    $178,299,538 and $77,399,261, for loan group 1, loan group 2, loan group 3, loan group 4, loan group 5, loan group 6 or loan group 7, respectively. The ability of the trust to acquire supplemental mortgage loans depends on the ability of the seller to originate or acquire mortgage loans during the period ending no later than August
                                                    15, 2002 that meet the eligibility criteria for supplemental mortgage loans for that loan group described in this prospectus supplement. The ability of the seller to originate or acquire eligible supplemental mortgage loans for a loan group will be affected by a number of factors including prevailing interest rates, employment levels and economic conditions generally.

                                                    If any of the amounts on deposit in a supplemental loan account allocated to purchase supplemental mortgage loans for a loan group cannot be used for that purpose, these amounts will be distributed to holders of the senior certificates related to that loan group as a prepayment of principal on the first distribution date.

Certain Interest Shortfalls Will Be Allocated       When a borrower makes a full or partial prepayment on a mortgage
to the Certificates                                 loan, the amount of interest that the borrower is required to pay may be less than the amount of interest holders of certificates related to that mortgage loan would otherwise be entitled to receive with respect to the mortgage loan. The master servicer is required to reduce its master servicing fee to offset this shortfall, but the reduction for any distribution date is limited to one-half of the master servicing fee for the related month. If the aggregate amount of interest shortfalls resulting from prepayments exceeds the amount of the reduction in the master servicing fee, the interest entitlement for each class of certificates related to the applicable loan group, in the case of the senior certificates (other than the
                                                    Class 1-X Certificates), and all of the loan groups, in the case of the subordinated certificates and the Class 1-X Certificates, will be reduced proportionately by the amount of this excess.

                                                    In addition, your certificates may be subject to certain shortfalls in interest collections arising from the application of the
                                                    Soldiers' and Sailors' Civil Relief Act of 1940 (referred to in this prospectus supplement as the Relief Act). The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan. The Relief Act generally provides that these borrowers may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty. These shortfalls are not required to be paid by the borrower at any future time, will not be advanced by the master servicer, and will reduce accrued interest on each class of certificates on a pro rata basis. In addition, the Relief Act imposes certain limitations that would impair the master servicer's ability to foreclose on an affected mortgage loan during the borrower's period of active service and, under some circumstances, during an additional period thereafter.

                                                    Once the amounts set forth in this prospectus supplement under
                                                    "Credit Enhancement" have been exceeded, shortfalls in interest on mortgage loans that were the subject of special hazard losses, bankruptcy losses or fraud losses will be allocated proportionately to the certificates related to the applicable loan group, in the case of the senior certificates, and all of the loan groups, in the case of the subordinated certificates, and will not be offset by any reduction to the master servicing fee.

Certificates May Not Be Appropriate for             The offered certificates may not be an appropriate investment for
Some Investors                                      investors who do not have sufficient resources or expertise to evaluate the particular characteristics of each applicable class of offered certificates. This may be the case because, among other things:

                                                    o     the yield to maturity of offered certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans in the related loan group, in the case of the senior certificates
                                                          (other than the Class 1-X Certificates), and on all the
                                                          mortgage loans, in the case of the subordinated certificates and the Class 1-X Certificates;

                                                    o     the rate of principal distributions on, and the weighted
                                                          average lives of, the offered certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans in the related loan group, in the case of the senior certificates, and on all the mortgage loans, in the case of the subordinated certificates, and the priority of principal distributions among the classes of certificates.
                                                          Accordingly, the offered certificates may be an inappropriate investment if you require a distribution of a particular
                                                          amount of principal on a specific date or an otherwise
                                                          predictable stream of distributions;

                                                    o     you may not be able to reinvest distributions on an offered certificate (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the pass-through rate applicable to your
                                                          certificate; or

                                                    o     a secondary market for the offered certificates may not
                                                          develop or provide certificateholders with liquidity of
                                                          investment.

Geographic Concentration Increases Risk             Approximately 44.54%, 14.01%, 51.31%, 73.53%, 68.16%, 82.40%, and
That Certificate Yields Could Be Impaired           45.48% respectively, of the initial mortgage loans in loan group 1, loan group 2, loan group 3, loan group 4, loan group 5, loan group 6 and loan group 7, respectively, by their aggregate stated principal balances as of the initial cut-off date, are secured by property in
                                                    California. Property in California may be more susceptible than homes located in other parts of the country to some types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters. In addition,

                                                    o     economic conditions in California (which may or may not affect real property values) may affect the ability of borrowers to repay their loans on time;

                                                    o     declines in the California residential real estate market may reduce the values of properties located in California, which would result in an increase in the loan-to-value ratios; and

                                                    o     any increase in the market value of properties located in
                                                          California would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Recent Events                                       On September 11, 2001, certain tragic events occurred at the World
                                                    Trade Center in New York City and at the Pentagon in Arlington,
                                                    Virginia that have caused significant uncertainty with respect to global markets. The short term and long term impact of these events is uncertain, but could have a material effect on general economic conditions, consumer confidence and market liquidity. No assurance can be given as to the effect of these events on the rate of delinquencies and losses on the mortgage loans and servicing decisions with respect thereto. Any adverse impact as a result of these events would be borne by holders of the offered certificates.
                                                    In response to the events of September 11, 2001, the United States commenced military operations in Afghanistan on October 7, 2001.
                                                    These military operations may increase the likelihood that shortfalls imposed by the Relief Act may occur.

You May Have Difficulty Reselling                   No market for any of the certificates will exist before they are
Certificates                                        issued. The underwriter intends to make a secondary market in the classes of certificates purchased by it, but has no obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

                                                    The secondary markets for mortgage backed securities have
                                                    experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

                                                    See "Risk Factors-- Book-Entry Registration-- Limit on Liquidity"
                                                    in the prospectus.

Some of the statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

                                The Mortgage Pool

General

         The depositor, CWMBS, Inc., will purchase the mortgage loans in each loan group (the "group 1 mortgage loans", the "group 2 mortgage loans", the "group 3 mortgage loans", the "group 4 mortgage loans", the "group 5 mortgage loans," the "group 6 mortgage loans" and the "group 7 mortgage loans" and together they are referred to in this prospectus supplement as the "mortgage loans") in the mortgage pool on the closing date from Countrywide Home Loans, Inc. pursuant to a pooling and servicing agreement dated as of July 1, 2002 among Countrywide Home Loans, Inc., as seller, Countrywide Home Loans Servicing LP, as master servicer, the depositor and The Bank of New York, as trustee, and will cause the mortgage loans delivered to the trustee on the closing date to be assigned to the trustee for the benefit of the holders of the certificates. The mortgage loans to be purchased pursuant to the pooling and servicing agreement on the closing date that are listed on the charts beginning on page S-17 of this prospectus supplement are referred to as "Initial Mortgage Loans," and the mortgage loans to be purchased on a subsequent transfer date (if any) pursuant to the pooling and servicing agreement and a supplemental transfer agreement (if any) are referred to as "Supplemental Mortgage Loans."

         Under the pooling and servicing agreement, the seller will make certain representations, warranties and covenants to the depositor relating to, among other things, the due execution and enforceability of the pooling and servicing agreement and certain characteristics of the mortgage loans and, subject to the limitations described under "-- Assignment of the Mortgage Loans," will be obligated to repurchase or substitute a similar mortgage loan for any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan. The seller will represent and warrant to the depositor in the pooling and servicing agreement that the mortgage loans were selected from among the outstanding one- to four-family mortgage loans in the seller's portfolio as to which the representations and warranties set forth in the pooling and servicing agreement can be made and that the selection was not made in a manner intended to adversely affect the interests of the certificateholders. See "Mortgage Loan Program -- Representations by Sellers; Repurchases" in the prospectus. Under the pooling and servicing agreement, the depositor will assign all of its right, title and interest in the representations, warranties and covenants (including the seller's repurchase or substitution obligation) to the trustee for the benefit of the certificateholders. The depositor will make no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or substitute mortgage loans with deficient documentation or which are otherwise defective. The seller is selling the mortgage loans without recourse and will have no obligation with respect to the certificates in its capacity as seller other than the repurchase or substitution obligation described above. The obligations of the master servicer with respect to the certificates are limited to the master servicer's contractual servicing obligations under the pooling and servicing agreement.

         The depositor believes that the initial cut-off date information set forth in this prospectus supplement regarding the Initial Mortgage Loans is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain Initial Mortgage Loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final pool. A limited number of mortgage loans may be added to or substituted for the Initial Mortgage Loans described in this prospectus supplement, although any addition or substitution will not result in a material difference in the final mortgage pool. As a result, the initial cut-off date information regarding the actual Initial Mortgage Loans delivered on the closing date may vary somewhat from the initial cut-off date information regarding the Initial Mortgage Loans presented in this prospectus supplement. If any substitution occurs, the depositor will file on Form 8-K a detailed description of the Initial Mortgage Loans actually delivered on the closing date within 15 days after the closing date, setting forth the same type and level of initial cut-off date information set forth in this prospectus supplement.

         As of the initial cut-off date, the aggregate Stated Principal Balances of the Initial Mortgage Loans was approximately $718,319,682, which is referred to as the "Initial Cut-Off Date Pool Principal Balance". These Initial Mortgage Loans have been divided into seven groups of mortgage loans (each is referred to as a "loan group"): loan group 1, which had an aggregate Stated Principal Balance as of the initial cut-off date of approximately $135,174,250, loan group 2, which had an aggregate Stated Principal Balance as of the initial cut-off date of approximately $44,032,247, loan group 3, which had an aggregate Stated
Principal Balance as of the initial cut-off date of approximately $10,953,896, loan group 4, which had an aggregate Stated Principal Balance as of initial cut-off date of approximately $43,932,838, loan group 5, which had an aggregate Stated Principal Balance as of the initial cut-off date of approximately $215,069,822, loan group 6, which had an aggregate Stated Principal Balance as of the initial cut-off date of approximately $187,683,724, and loan group 7, which had an aggregate Stated Principal Balance as of the initial cut-off date of approximately $81,472,906. All of the initial mortgage loans generally have original terms to maturity of 30 years.

         The Initial Mortgage Loans provide for the amortization of the amount financed over a series of monthly payments. All of the Initial Mortgage Loans provide that payments are due on the first day of each month (the "Due Date"). Scheduled monthly payments made by the mortgagors on the mortgage loans (referred to as scheduled payments) either earlier or later than their scheduled Due Dates will not affect the amortization schedule or the relative application of the payments to principal and interest. Except for Initial Mortgage Loans constituting approximately 6.56% of the Initial Cut-off Date Pool Principal Balance, the mortgagors may prepay their mortgage loans at any time without penalty. Any prepayment penalties received on these mortgage loans will not be distributed to certificateholders.

         The mortgage rate (the "Mortgage Rate") of each of the Initial Mortgage Loans will be fixed for a certain period of time after the origination of that mortgage loan. Each mortgage note for the mortgage loans will provide for adjustments to the Mortgage Rate thereon at the end of the initial fixed-rate period and, annually thereafter (each such date, an "Adjustment Date") to equal the sum, rounded to the nearest 0.125%, of (1) one of (A) the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519) and most recently available as of a day specified in the related note (the "CMT Index"), (B) the average of the London interbank offered rates for one-year U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note, or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the master servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the "One-Year LIBOR Index") or (C) the average of the London interbank offered rates of six-month U.S. dollar deposits in the London market, generally as set forth in either The Wall Street Journal or some other source generally accepted in the residential mortgage loan origination business and specified in the related mortgage note or, if such rate ceases to be published in The Wall Street Journal or becomes unavailable for any reason, then based upon a new index selected by the master servicer, based on comparable information, in each case, as most recently announced as of either 45 days prior to, or the first business day of the month immediately preceding the month of, such Adjustment Date (the "Six-Month LIBOR Index") (each of the CMT Index, the One-Year LIBOR Index and the Six-Month LIBOR Index, a "Mortgage Index"), and (2) a fixed percentage amount specified in the related mortgage note (the "Gross Margin"); provided, however, that the Mortgage Rate for substantially all of the Initial Mortgage Loans will not increase or decrease by more than (x) 2.000% with respect to the Initial Mortgage Loans in loan group 1, loan group 2, loan group 3, loan group 5 and loan group 7 or (y) 1.000% with respect to the Initial Mortgage Loans in loan group 4 and loan group 6, as specified in the related mortgage note (each limit on adjustments in the Mortgage Rate is referred to as a "Subsequent Periodic Rate Cap"), with the exception of the initial Adjustment Date for which the Mortgage Rate on each Initial Mortgage Loan will not increase or decrease
(x) by more than 2.000%, with respect to substantially all of the Initial Mortgage Loans in loan group 1, loan group 2 and loan group 3, and (y) by more than 5.000% with respect to substantially all of the Initial Mortgage Loans in loan group 4, loan group 5, loan group 6 and loan group 7 (each limit on initial adjustments in the Mortgage Rate is referred to as a "Initial Periodic Rate Cap"). In addition, adjustments to the Mortgage Rate for each Initial Mortgage Loan are subject to a lifetime maximum interest rate (the "Maximum Mortgage Rate"). Each Initial Mortgage Loan specifies a lifetime minimum interest rate (the "Minimum Mortgage Rate"), which in some cases is equal to the Gross Margin for that mortgage loan.

         All of the mortgage loans in loan group 1, loan group 2, loan group 3, and loan group 4 are 3/1 Mortgage Loans; all of the mortgage loans in loan group 5 and loan group 6 are 5/1 Mortgage Loans; and all of the mortgage loans in loan group 7 are 7/1 Mortgage Loans or 10/1 Mortgage Loans. A "3/1 Mortgage Loan," a "5/1 Mortgage Loan," a "7/1 Mortgage Loan" and "10/1 Mortgage Loan" have mortgage rates that are fixed for approximately 36, 60, 84 and 120 months, respectively, after origination thereof before the Mortgage Rate for that mortgage loan becomes subject to annual adjustment based on a Mortgage Index described in the preceding paragraph. A "3/27 Mortgage Loan" and "5/25 Mortgage Loan" have Mortgage Rates that are fixed for approximately 36 and 60 months, respectively, after origination thereof before the Mortgage Rate for that mortgage loan becomes subject to semi-annual adjustment based on a Mortgage Index described in the preceding paragraph.

         The earliest date of origination, earliest stated maturity date and latest stated maturity date of any Initial Mortgage Loan in each loan group is set forth in the following table:

                       Earliest Date of Origination      Earliest Stated Maturity Date        Latest Stated Maturity Date
                       ----------------------------      -----------------------------        ---------------------------
     Loan Group 1            November 1, 2001                  October 1, 2031                        July 1, 2032
     Loan Group 2            February 1, 2002                  January 1, 2032                        June 1, 2032
     Loan Group 3            February 1, 2002                  January 1, 2032                        July 1, 2032
     Loan Group 4            January 1, 2002                   December 1, 2031                       June 1, 2032
     Loan Group 5            December 1, 2001                  November 1, 2031                       August 1, 2032
     Loan Group 6            July 1, 2001                      June 1, 2031                           June 1, 2032
     Loan Group 7            October 1, 2001                   September 1, 2031                      July 1, 2032

         As of the initial cut-off date, no Initial Mortgage Loan in any loan group will be delinquent more than 30 days.

         As of the initial cut-off date, it is expected that no Initial Mortgage Loan will be subject to a buydown agreement. No Initial Mortgage Loan in any loan group will provide for deferred interest or negative amortization.

         No Initial Mortgage Loan will have had a Loan-to-Value Ratio at origination of more than 100.00%. Generally, each mortgage loan with a Loan-to-Value Ratio at origination of greater than 80% is covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac. The policy provides coverage in an amount equal to a specified percentage multiplied by the sum of the remaining principal balance of the related mortgage loan, the accrued interest on it and the related foreclosure expenses. The specified coverage percentage is, generally, 12% for Loan-to-Value Ratios between 80.01% and 85.00%, 25% for Loan-to-Value Ratios between 85.01% and 90.00%, 30% for Loan-to-Value Ratios between 90.01% and 95.00% and 35% for Loan-to-Value Ratios between 95.01% and 100%. However, under certain circumstances, the specified coverage level may vary from the foregoing. With respect to 52 Initial Mortgage Loans, the lender (rather than the borrower) acquired the primary mortgage guaranty insurance and charged the related borrower an interest premium. Except for these lender acquired mortgage insurance mortgage loans, no primary mortgage guaranty insurance policy will be required with respect to any mortgage loan if maintaining the policy is prohibited by applicable law or after the date on which the related Loan-to-Value Ratio is 80% or less or, based on a new appraisal, the principal balance of the mortgage loan represents 80% or less of the new appraised value. The primary mortgage guaranty insurance policy will be maintained for the life of the lender acquired mortgage insurance mortgage loans, unless otherwise prohibited by law.

         Except in the case of a mortgage loan underwritten pursuant to Countrywide's Streamlined Documentation Program as described under "--Underwriting Process," the "Loan-to-Value Ratio" of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is

         o in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale or

         o in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance.

         With respect to mortgage loans originated pursuant to the Streamlined Documentation Program,

         o if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 90% or less, then the "Loan-to-Value Ratio" will be the ratio of the principal amount of the mortgage loan outstanding at the date of determination divided by the appraised value of the related mortgaged property at the time of the origination of the mortgage loan being refinanced or

         o if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 90%, then the "Loan-to-Value Ratio" will be the ratio of the principal amount of the mortgage loan outstanding at the date of determination divided by the appraised value of the related mortgaged property as determined by a limited appraisal report at the time of the origination of the new mortgage loan. See "--Underwriting Process."

         No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the mortgage loans.

     The following information sets forth certain characteristics of the Initial Mortgage Loans in each loan group as of the initial cut-off date. Other than with respect to rates of interest, initial percentages (approximate) are stated by Stated Principal Balance of the Initial Mortgage Loans in the applicable loan group as of the initial cut-off date and have been rounded in order to total 100%.

                                  Loan Group 1

                            Current Mortgage Rates(1)

                                                                                       Aggregate
                                                                    Number of          Principal          % of Initial
                                                                     Initial            Balance        Mortgage Loans in
Current Mortgage Rates (%)                                        Mortgage Loans      Outstanding         Loan Group 1
--------------------------------------------------------------    --------------    --------------      ----------------
5.250.........................................................            1         $     650,000              0.48%
5.375.........................................................            7             3,298,830              2.44
5.500.........................................................           12             5,038,788              3.73
5.625.........................................................           16             7,656,997              5.66
5.750.........................................................           23             9,895,151              7.32
5.875.........................................................           24            11,719,156              8.67
6.000.........................................................           29            12,981,230              9.60
6.125.........................................................           59            26,168,875             19.36
6.250.........................................................           59            27,417,011             20.28
6.375.........................................................           28            12,545,563              9.28
6.500.........................................................            8             3,688,003              2.73
6.625.........................................................            9             4,015,560              2.97
6.750.........................................................            4             1,857,433              1.37
6.875.........................................................            7             2,597,679              1.92
7.000.........................................................            5             2,028,994              1.50
7.125.........................................................            1               351,719              0.26
7.250.........................................................            4             1,527,588              1.13
7.375.........................................................            1               381,609              0.28
7.500.........................................................            1               356,250              0.26
7.625.........................................................            1               997,815              0.74
                                                                        ---         -------------            ------
         Total                                                          299         $ 135,174,250            100.00%
                                                                        ===         =============            ======

-----------
(1) The current Mortgage Rates listed in the preceding table include lender paid mortgage insurance premiums. As of the initial cut-off date, the weighted average current mortgage rate of the Initial Mortgage Loans in loan group 1 was approximately 6.133% per annum. As of the initial cut-off date, the weighted average current mortgage rate of the Initial Mortgage Loans in loan group 1 net of the interest premium charged by the lender was approximately 6.105% per annum.

                   Current Mortgage Loan Principal Balances(1)

                                                                                       Aggregate
                                                                    Number of          Principal          % of Initial
                                                                     Initial            Balance        Mortgage Loans in
Range of Current Mortgage Loan Principal Balances ($)             Mortgage Loans      Outstanding         Loan Group 1
--------------------------------------------------------------    --------------   -----------------    ----------------
    300,000.01 to  350,000.00.................................           55        $    18,127,571           13.41%
    350,000.01 to  400,000.00.................................           98             37,233,709           27.54
    400,000.01 to  450,000.00.................................           34             14,452,192           10.69
    450,000.01 to  500,000.00.................................           34             16,268,390           12.04
    500,000.01 to  550,000.00.................................           20             10,511,232            7.78
    550,000.01 to  600,000.00.................................           17              9,839,603            7.28
    600,000.01 to  650,000.00.................................           27             17,233,182           12.75
    650,000.01 to  700,000.00.................................            2              1,327,036            0.98
    700,000.01 to  750,000.00.................................            3              2,125,110            1.57
    750,000.01 to 1,000,000.00................................            8              6,857,690            5.07
  1,000,000.01 to 1,500,000.00................................            1              1,198,535            0.89
                                                                        ---        ---------------          ------
         Total                                                          299        $   135,174,250          100.00%
                                                                        ===        ===============          ======

-----------
(1) As of the initial cut-off date, the average current mortgage loan principal balance of the Initial Mortgage Loans in loan group 1 was approximately $452,088.

                Documentation Program for Initial Mortgage Loans

                                                                                       Aggregate
                                                                    Number of          Principal          % of Initial
                                                                     Initial            Balance        Mortgage Loans in
Type of Program                                                   Mortgage Loans      Outstanding         Loan Group 1
--------------------------------------------------------------    --------------    --------------      ----------------
Full..........................................................          184         $   85,271,373           63.08%
Reduced.......................................................          113             48,862,262           36.15
Streamlined...................................................            2              1,040,614            0.77
                                                                        ---         --------------          ------
         Total                                                          299         $  135,174,250          100.00%
                                                                        ===         ==============          ======

                       Original Loan-to-Value Ratios(1)(2)

                                                                                        Aggregate
                                                                      Number of         Principal         % of Initial
                                                                       Initial           Balance        Mortgage Loans in
Range of Original Loan-to-Value Ratios (%)                         Mortgage Loans      Outstanding        Loan Group 1
--------------------------------------------------------------     ---------------   --------------     -----------------
    0.01 - 50.00..............................................            20          $ 11,229,165            8.31%
   50.01 - 55.00..............................................            14             7,150,374            5.29
   55.01 - 60.00..............................................            14             7,502,199            5.55
   60.01 - 65.00..............................................            15             7,429,244            5.50
   65.01 - 70.00..............................................            44            19,815,295           14.66
   70.01 - 75.00..............................................            41            18,143,183           13.42
   75.01 - 80.00..............................................           117            50,861,034           37.63
   80.01 - 85.00..............................................             4             1,740,898            1.29
   85.01 - 90.00..............................................            12             4,765,113            3.53
   90.01 - 95.00..............................................            18             6,537,745            4.84
                                                                         ---         -------------          ------
         Total                                                           299         $ 135,174,250          100.00%
                                                                         ===         =============          ======

-----------
(1) As of the initial cut-off date, the weighted average original Loan-to-Value Ratio of the Initial Mortgage Loans in loan group 1 was approximately 71.52%.
(2) Does not take into account any secondary financing on the Initial Mortgage Loans in loan group 1 that may exist at the time of origination.

                  State Distribution of Mortgaged Properties(1)

                                                                                       Aggregate
                                                                     Number of         Principal          % of Initial
                                                                      Initial           Balance         Mortgage Loans in
State                                                             Mortgage Loans      Outstanding         Loan Group 1
--------------------------------------------------------------    --------------     -------------      -----------------
Alabama.......................................................            1          $     370,500            0.27%
Arizona.......................................................            6              3,208,146            2.37
California....................................................          136             60,209,991           44.54
Colorado......................................................            9              3,289,849            2.43
Connecticut...................................................            2                799,259            0.59
Delaware......................................................            1                646,977            0.48
Florida.......................................................           11              5,601,164            4.14
Georgia.......................................................            5              2,210,404            1.64
Hawaii........................................................            1                642,000            0.47
Illinois......................................................           21              9,796,023            7.25
Indiana.......................................................            5              2,514,368            1.86
Kansas........................................................            2                793,192            0.59
Kentucky......................................................            2                677,784            0.50
Maryland......................................................            3              1,517,813            1.12
Massachusetts.................................................            7              3,072,986            2.27
Michigan......................................................           19              8,345,660            6.17
Missouri......................................................            7              2,820,996            2.09
Nevada........................................................            3                986,448            0.73
New Hampshire.................................................            2                847,036            0.63
New Jersey....................................................            7              2,920,578            2.16
New Mexico....................................................            1                397,257            0.29
New York......................................................            3              1,945,357            1.44
North Carolina................................................            3              1,615,507            1.20
Ohio..........................................................            5              2,199,915            1.63
Oklahoma......................................................            2              1,103,889            0.82
Oregon........................................................            1                644,197            0.48
Pennsylvania..................................................            2                660,660            0.49
Rhode Island..................................................            1                349,900            0.26
South Carolina................................................            2                718,868            0.53
Tennessee.....................................................            2                919,620            0.68
Texas.........................................................            7              3,781,804            2.80
Utah..........................................................            7              3,632,379            2.69
Virginia......................................................            1                319,681            0.24
Washington....................................................            9              4,120,386            3.05
Wisconsin.....................................................            2                845,046            0.63
Wyoming.......................................................            1                648,607            0.48
                                                                        ---          -------------          ------
         Total                                                          299          $ 135,174,250          100.00%
                                                                        ===          =============          ======

-----------
(1) As of the initial cut-off date, no more than approximately 1.19% of the Initial Mortgage Loans in loan group 1 will be secured by mortgaged properties located in any one postal zip code area.

                        Purpose of Initial Mortgage Loans

                                                                     Number of          Aggregate          % of Initial
                                                                      Initial       Principal Balance    Mortgage Loans in
Loan Purpose                                                      Mortgage Loans       Outstanding         Loan Group 1
--------------------------------------------------------------    --------------    -----------------    ----------------
Refinance (rate/term).........................................          128           $ 60,598,806             44.83%
Purchase......................................................          141             61,201,382             45.28
Refinance (cash-out)..........................................           30             13,374,061              9.89
                                                                        ---           ------------            ------
         Total                                                          299           $135,174,250            100.00%
                                                                        ===           ============            ======


                          Types of Mortgaged Properties

                                                                     Number of          Aggregate          % of Initial
                                                                      Initial       Principal Balance   Mortgage Loans in
Property Type                                                     Mortgage Loans       Outstanding         Loan Group 1
--------------------------------------------------------------    --------------    -----------------   -----------------
Single Family Residence.......................................          213          $    97,452,792          72.09%
Planned Unit Development......................................           78               34,273,311          25.35
Low-rise Condominium..........................................            7                3,069,235           2.27
High-rise Condominium.........................................            1                  378,913           0.28
                                                                        ---          ---------------         ------
         Total                                                          299          $   135,174,250         100.00%
                                                                        ===          ===============         ======


                               Occupancy Types(1)

                                                                     Number of          Aggregate          % of Initial
                                                                      Initial       Principal Balance   Mortgage Loans in
Occupancy Type                                                    Mortgage Loans       Outstanding         Loan Group 1
--------------------------------------------------------------    --------------    -----------------   -----------------
Owner Occupied................................................          294          $   132,772,005          98.22%
Secondary Residence...........................................            4                2,010,585           1.49
Investment....................................................            1                  391,660           0.29
                                                                        ---          ---------------         ------
         Total                                                          299          $   135,174,250         100.00%
                                                                        ===          ===============         ======

-----------
(1) Based upon representations of the related mortgagors at the time of origination.

                          Remaining Term to Maturity(1)

                                                                    Number of          Aggregate           % of Initial
                                                                     Initial       Principal Balance     Mortgage Loans in
Range of Remaining Term to Maturity (Months)                      Mortgage Loans      Outstanding          Loan Group 1
--------------------------------------------------------------    --------------   -----------------     -----------------
301- 360......................................................          299           $135,174,250            100.00%
                                                                        ---           ------------            ------
         Total                                                          299           $135,174,250            100.00%
                                                                        ===           ============            ======

-----------
(1) As of the initial cut-off date, the weighted average remaining term to maturity of the Initial Mortgage Loans in loan group 1 was approximately 359 months.

                                  Loan Programs

                                                                                         Aggregate
                                                                        Number of        Principal       % of Initial
                                                                    Initial Mortgage      Balance      Mortgage Loans in
Loan Programs                                                            Loans          Outstanding       Loan Group 1
---------------------------------------------------------------     ----------------    ------------   -----------------
3/1 One-Year LIBOR.............................................           299           $135,174,250         100.00%
                                                                          ---           ------------         ------
         Total                                                            299           $135,174,250         100.00%
                                                                          ===           ============         ======

                                 Gross Margin(1)

                                                                                         Aggregate
                                                                        Number of        Principal       % of Initial
                                                                    Initial Mortgage      Balance      Mortgage Loans in
Range of Gross Margins (%)                                               Loans          Outstanding       Loan Group 1
---------------------------------------------------------------     ----------------   -------------   -----------------
2.001 - 3.000..................................................           287          $130,439,618          96.50%
3.001 - 4.000..................................................            12             4,734,631           3.50
                                                                          ---          ------------         ------
         Total                                                            299          $135,174,250         100.00%
                                                                          ===          ============         ======

 -----------
 (1) As of the initial cut-off date, the weighted average gross margin of the Initial Mortgage Loans in loan group 1 was approximately 2.420%.

                             Initial Adjustment Date

                                                                                      Aggregate
                                                                    Number of         Principal           % of Initial
                                                                     Initial           Balance         Mortgage Loans in
Initial Adjustment Date                                           Mortgage Loans     Outstanding          Loan Group 1
-------------------------------------------------------------    ----------------   -------------      -----------------
October 1, 2004..............................................           1           $    644,197              0.48%

November 1, 2004.............................................           2                703,570              0.52

March 1, 2005................................................           1                331,228              0.25

April 1, 2005................................................          20             11,459,934              8.48
May 1, 2005..................................................          93             42,624,011             31.53
June 1, 2005.................................................         122             54,069,683             40.00
July 1, 2005.................................................          60             25,341,626             18.75
                                                                      ---           ------------            ------
         Total                                                        299           $135,174,250            100.00%
                                                                      ===           ============            ======

                        Months to Initial Adjustment Date

                                                                                       Aggregate
                                                                    Number of          Principal         % of Initial
Range of Number of Months to Initial                                 Initial            Balance        Mortgage Loans in
Adjustment Date (Months)                                          Mortgage Loans      Outstanding        Loan Group 1
-------------------------------------------------------------     --------------     ------------      -----------------
 13 - 18 ....................................................            1           $    539,488             0.40%
 25 - 31.....................................................            3              1,347,767             1.00
 32 - 37.....................................................          295            133,286,995            98.60
                                                                       ---           ------------           ------
         Total                                                         299           $135,174,250           100.00%
                                                                       ===           ============           ======

                             Maximum Mortgage Rates

                                                                                         Aggregate
                                                                      Number of          Principal          % of Initial
                                                                       Initial            Balance         Mortgage Loans in
Range of Maximum Mortgage Rates (%)                                 Mortgage Loans      Outstanding         Loan Group 1
---------------------------------------------------------------     --------------     -------------      -----------------
 11.001 - 12.000...............................................           112          $  51,240,152            37.91%
 12.001 - 13.000...............................................           179             80,319,117            59.42
 13.001 - 14.000...............................................             8              3,614,981             2.67
                                                                          ---          -------------           ------
         Total                                                            299          $ 135,174,250           100.00%
                                                                          ===          =============           ======

                            Initial Periodic Rate Cap

                                                                    Number of                               % of Initial
                                                                     Initial        Aggregate Principal    Mortgage Loans
Initial Periodic Cap (%)                                          Mortgage Loans    Balance Outstanding    in Loan Group 1
-------------------------------------------------------------     --------------    -------------------    ---------------
2.000........................................................          299             $135,174,250            100.00%
                                                                       ---             ------------            ------
         Total                                                         299             $135,174,250            100.00%
                                                                       ===             ============            ======

                          Subsequent Periodic Rate Cap

                                                                    Number of
                                                                     Initial          Aggregate           % of Initial
                                                                    Mortgage      Principal Balance     Mortgage Loans in
Subsequent Periodic Rate Cap (%)                                      Loans          Outstanding           Loan Group 1
-------------------------------------------------------------       ---------     -----------------     -----------------
2.000........................................................          299          $135,174,250             100.00%
                                                                       ---          ------------             ------
         Total                                                         299          $135,174,250             100.00%
                                                                       ===          ============             ======

                             Minimum Mortgage Rates

                                                                   Number of
                                                                    Initial           Aggregate            % of Initial
                                                                    Mortgage      Principal Balance     Mortgage Loans in
Range of Minimum Mortgage Rates (%)                                  Loans           Outstanding           Loan Group 1
-----------------------------------------------------------        ---------      -----------------     -----------------
 2.001 - 3.000.............................................           287         $  130,439,618              96.50%
 3.001 - 4.000.............................................            12              4,734,631               3.50
                                                                      ---         --------------             ------
         Total                                                        299         $  135,174,250             100.00%
                                                                      ===         ==============             ======

                                  Loan Group 2

                            Current Mortgage Rates(1)

                                                                                         Aggregate
                                                                       Number of         Principal       % of Initial
                                                                        Initial           Balance      Mortgage Loans in
  Current Mortgage Rates (%)                                        Mortgage Loans      Outstanding       Loan Group 2
  --------------------------------------------------------------    --------------     ------------    -----------------
  4.000.........................................................           1           $   254,890            0.58%
  4.250.........................................................           2               277,096            0.63
  4.375.........................................................           1               172,896            0.39
  4.500.........................................................           3               577,411            1.31
  4.625.........................................................           1               141,732            0.32
  4.750.........................................................           3               411,030            0.93
  4.875.........................................................           5               915,964            2.08
  5.000.........................................................           6               875,342            1.99
  5.125.........................................................          11             1,816,907            4.13
  5.250.........................................................          17             3,069,839            6.97
  5.375.........................................................          17             2,595,390            5.89
  5.500.........................................................          31             5,302,448           12.04
  5.625.........................................................          23             3,514,506            7.98
  5.750.........................................................          35             6,174,181           14.02
  5.875.........................................................          32             5,265,078           11.96
  6.000.........................................................          18             2,689,395            6.11
  6.125.........................................................           9             1,434,307            3.26
  6.250.........................................................          15             2,365,491            5.37
  6.375.........................................................          10             1,968,008            4.47
  6.500.........................................................          12             1,624,104            3.69
  6.625.........................................................           1               183,669            0.42
  6.750.........................................................           5               897,478            2.04
  6.875.........................................................           2               283,982            0.64
  7.000.........................................................           2               363,073            0.82
  7.125.........................................................           1               181,386            0.41
  7.250.........................................................           1               219,979            0.50
  7.375.........................................................           2               266,093            0.60
  8.125.........................................................           1               190,573            0.43
                                                                         ---           -----------          ------
           Total                                                         267           $44,032,247          100.00%
                                                                         ===           ===========          ======

  -----------
  (1) The current Mortgage Rates listed in the preceding table include lender paid mortgage insurance premiums. As of the initial cut-off date, the weighted average current mortgage rate of the Initial Mortgage Loans in loan group 2 was approximately 5.739% per annum. As of the initial cut-off date, the weighted average current mortgage rate of the Initial Mortgage Loans in loan group 2 net of the interest premium charged by the lender was approximately 5.682% per annum.

                   Current Mortgage Loan Principal Balances(1)

                                                                                         Aggregate
                                                                       Number of         Principal       % of Initial
                                                                        Initial           Balance      Mortgage Loans in
  Range of Current Mortgage Loan Principal Balances($)              Mortgage Loans      Outstanding       Loan Group 2
  --------------------------------------------------------------    --------------     ------------    -----------------
        0.01 to 50,000.00......................................           1           $      48,401            0.11%
   50,000.01 to 100,000.00.....................................          47               3,870,701            8.79
  100,000.01 to 150,000.00.....................................          80              10,088,944           22.91
  150,000.01 to 200,000.00.....................................          61              10,522,529           23.90
  200,000.01 to 250,000.00.....................................          43               9,524,866           21.63
  250,000.01 to 300,000.00.....................................          31               8,625,860           19.59
  300,000.01 to 350,000.00.....................................           3                 900,826            2.05
  450,000.01 to 500,000.00.....................................           1                 450,121            1.02
                                                                        ---           -------------          ------
       Total                                                            267           $  44,032,247          100.00%
                                                                        ===           =============          ======

  -----------
  (1) As of the initial cut-off date, the average current mortgage loan principal balance of the Initial Mortgage Loans in loan group 2 was approximately $164,915.

                Documentation Program for Initial Mortgage Loans

                                                                                         Aggregate
                                                                       Number of         Principal       % of Initial
                                                                        Initial           Balance      Mortgage Loans in
  Type of Program                                                   Mortgage Loans      Outstanding       Loan Group 2
  --------------------------------------------------------------    --------------     ------------    -----------------
  Full.........................................................         254              $41,168,515            93.50%
  Reduced......................................................          13                  2,863,732           6.50
                                                                        ---              -----------           ------
           Total                                                        267              $44,032,247           100.00%
                                                                        ===              ===========           ======

                       Original Loan-to-Value Ratios(1)(2)

                                                                                         Aggregate
                                                                       Number of         Principal       % of Initial
                                                                        Initial           Balance      Mortgage Loans in
  Range of Original Loan-to-Value Ratios (%)                        Mortgage Loans      Outstanding       Loan Group 2
  --------------------------------------------------------------    --------------     ------------    -----------------
  0.01 - 50.00.................................................           2            $    443,899            1.01%
  55.01 - 60.00................................................           1                 286,607            0.65
  60.01 - 65.00................................................           3                 779,094            1.77
  65.01 - 70.00................................................           7               1,315,486            2.99
  70.01 - 75.00................................................          22               3,357,559            7.63
  75.01 - 80.00................................................         155              26,432,206           60.03
  80.01 - 85.00................................................           2                 262,504            0.60
  85.01 - 90.00................................................           1                 181,386            0.41
  90.01 - 95.00................................................          74              10,973,505           24.92
                                                                        ---            ------------          ------
           Total                                                        267            $ 44,032,247          100.00%
                                                                        ===            ============          ======

  -----------
  (1) As of the initial cut-off date, the weighted average original Loan-to-Value Ratio of the Initial Mortgage Loans in loan group 2 was approximately 81.72%.
  (2) Does not take into account any secondary financing on the Initial Mortgage Loans in loan group 2 that may exist at the time of origination.

                  State Distribution of Mortgaged Properties(1)

                                                                                         Aggregate
                                                                       Number of         Principal       % of Initial
                                                                        Initial           Balance      Mortgage Loans in
  State                                                             Mortgage Loans      Outstanding       Loan Group 2
  --------------------------------------------------------------    --------------     ------------    -----------------
  Alabama......................................................            5           $     555,138            1.26%
  Arizona......................................................           14               2,624,633            5.96
  California...................................................           27               6,166,737           14.01
  Colorado.....................................................           22               4,510,424           10.24
  Delaware.....................................................            2                 340,434            0.77
  Florida......................................................            7                 916,205            2.08
  Georgia......................................................           11               2,026,902            4.60
  Hawaii.......................................................            1                 450,121            1.02
  Idaho........................................................            3                 330,147            0.75
  Illinois.....................................................           12               2,505,234            5.69
  Indiana......................................................           12               1,388,634            3.15
  Iowa.........................................................            2                 192,295            0.44
  Kansas.......................................................            7               1,085,577            2.47
  Kentucky.....................................................            3                 450,327            1.02
  Louisiana....................................................            2                 160,985            0.37
  Maryland.....................................................            1                 110,908            0.25
  Massachusetts................................................            2                 583,266            1.32
  Michigan.....................................................           21               3,023,188            6.87
  Minnesota....................................................            5                 955,020            2.17
  Missouri.....................................................            6                 787,019            1.79
  Montana......................................................            1                 144,322            0.33
  Nevada.......................................................            4                 662,524            1.50
  New Jersey...................................................            2                 208,688            0.47
  New Mexico...................................................            1                 128,774            0.29
  North Carolina...............................................           19               2,646,725            6.01
  Ohio.........................................................            8               1,013,911            2.30
  Oklahoma.....................................................            1                 114,161            0.26
  Oregon.......................................................            5                 790,821            1.80
  Pennsylvania.................................................            7                 689,587            1.57
  South Carolina...............................................            1                  59,702            0.14
  Tennessee....................................................            5                 571,238            1.30
  Texas........................................................            7               1,077,181            2.45
  Utah.........................................................            8               1,268,937            2.88
  Virginia.....................................................            5                 951,566            2.16
  Washington...................................................           15               2,769,796            6.29
  Wisconsin....................................................           13               1,771,122            4.02
                                                                         ---           -------------          ------
           Total                                                         267           $  44,032,247          100.00%
                                                                         ===           =============          ======

  -----------
  (1) As of the initial cut-off date, no more than approximately 1.68% of the Initial Mortgage Loans in loan group 2 will be secured by mortgaged properties located in any one postal zip code area.

                        Purpose of Initial Mortgage Loans

                                                                                         Aggregate
                                                                       Number of         Principal       % of Initial
                                                                        Initial           Balance      Mortgage Loans in
  Loan Purpose                                                      Mortgage Loans      Outstanding       Loan Group 2
  --------------------------------------------------------------    --------------     ------------    -----------------
  Refinance (rate/term)..........................................        141          $21,703,249             49.29%
  Refinance (cash-out)...........................................         67           11,538,402             26.20
  Purchase.......................................................         59           10,790,596             24.51
                                                                         ---          -----------            ------
           Total                                                         267          $44,032,247            100.00%
                                                                         ===          ===========            ======

                          Types of Mortgaged Properties

                                                                                         Aggregate
                                                                       Number of         Principal       % of Initial
                                                                        Initial           Balance      Mortgage Loans in
  Property Type                                                     Mortgage Loans      Outstanding       Loan Group 2
  --------------------------------------------------------------    --------------     ------------    -----------------
Single Family Residence........................................           179          $28,017,308            63.63%
Planned Unit Development.......................................            56           10,907,212            24.77
Low-rise Condominium...........................................            27            4,683,422            10.64
Multi-family Residence.........................................             4              367,591             0.83
2-4 Units......................................................             1               56,714             0.13
                                                                          ---          -----------           ------
         Total                                                            267          $44,032,247           100.00%
                                                                          ===          ===========           ======

                               Occupancy Types(1)

                                                                                         Aggregate
                                                                       Number of         Principal       % of Initial
                                                                        Initial           Balance      Mortgage Loans in
  Occupancy Type                                                    Mortgage Loans      Outstanding       Loan Group 2
  --------------------------------------------------------------    --------------     ------------    -----------------
  Owner Occupied.................................................       259              $42,736,987            97.06%
  Second Residence ..............................................         3                  661,479             1.50
  Investment.....................................................         5                  633,780             1.44
                                                                        ---              -----------           ------
         Total                                                          267              $44,032,247           100.00%
                                                                        ===              ===========           ======

  -----------
  (1) Based upon representations of the related mortgagors at the time of origination.


                          Remaining Term to Maturity(1)

                                                                                         Aggregate
                                                                       Number of         Principal       % of Initial
                                                                        Initial           Balance      Mortgage Loans in
  Range of Remaining Term to Maturity (Months)                      Mortgage Loans      Outstanding       Loan Group 2
  --------------------------------------------------------------    --------------     ------------    -----------------
  301 - 360......................................................         267           $44,032,247          100.00%
                                                                          ---           -----------          ------
           Total                                                          267           $44,032,247          100.00%
                                                                          ===           ===========          ======

  -----------
  (1) As of the initial cut-off date, the weighted average remaining term to maturity of the Initial Mortgage Loans in loan group 2 was approximately 357 months.

                                  Loan Programs

                                                                                         Aggregate
                                                                       Number of         Principal       % of Initial
                                                                        Initial           Balance      Mortgage Loans in
  Loan Programs                                                     Mortgage Loans      Outstanding       Loan Group 2
  --------------------------------------------------------------    --------------     ------------    -----------------
  Loan Programs                                                      Mortgage Loans     Outstanding        Loan Group 2
  3/1 One-Year LIBOR.............................................         267           $44,032,247          100.00%
                                                                          ---           -----------          ------
           Total                                                          267           $44,032,247          100.00%
                                                                          ===           ===========          ======

                                 Gross Margin(1)

                                                                                         Aggregate
                                                                       Number of         Principal       % of Initial
                                                                        Initial           Balance      Mortgage Loans in
  Range of Gross Margins (%)                                        Mortgage Loans      Outstanding       Loan Group 2
  --------------------------------------------------------------    --------------     ------------    -----------------
  2.001 - 3.000..................................................         246           $40,575,346           92.15%
  3.001 - 4.000..................................................          21             3,456,901            7.85
                                                                          ---           -----------          ------
           Total                                                          267           $44,032,247          100.00%
                                                                          ===           ===========          ======

  -----------
  (1) As of the initial cut-off date, the weighted average gross margin of the Initial Mortgage Loans in loan group 2 was approximately 2.343%.

                             Initial Adjustment Date

                                                                       Number of         Aggregate
                                                                        Initial          Principal       % of Initial
                                                                       Mortgage           Balance      Mortgage Loans in
  Initial Adjustment Date                                                Loans          Outstanding       Loan Group 2
  -------------------------------------------------------------      -------------      -----------    -----------------
  January 1, 2005..............................................             2          $     149,187         0.34%
  February 1, 2005.............................................             9              1,554,454         3.53
  March 1, 2005................................................            62              9,976,531        22.66
  April 1, 2005................................................            76             11,582,008        26.30
  May 1, 2005..................................................            77             13,203,742        29.99
  June 1, 2005.................................................            41              7,566,326        17.18
                                                                          ---          -------------       ------
           Total                                                          267          $  44,032,247       100.00%
                                                                          ===          =============       ======

                        Months to Initial Adjustment Date

                                                                       Number of         Aggregate
                                                                        Initial          Principal       % of Initial
Range of Number of Months to Initial                                   Mortgage           Balance      Mortgage Loans in
Adjustment Date (Months)                                                 Loans          Outstanding       Loan Group 2
-------------------------------------------------------------       --------------     ------------    -----------------
13 - 18......................................................               1          $    182,923            0.42%
25 - 31......................................................              11             1,703,641            3.87
32 - 37......................................................             255            42,145,683           95.72
                                                                          ---           -----------          ------
         Total                                                            267           $44,032,247          100.00%
                                                                          ===           ===========          ======

                             Maximum Mortgage Rates

                                                                       Number of         Aggregate
                                                                        Initial          Principal       % of Initial
                                                                       Mortgage           Balance      Mortgage Loans in
Range of Maximum Mortgage Rates (%)                                      Loans          Outstanding       Loan Group 2
-------------------------------------------------------------       --------------     ------------    -----------------
9.001 - 10.000...............................................                1         $    254,890           0.58%
10.001 - 11.000..............................................               21            3,371,472           7.66
11.001 - 12.000..............................................              182           30,235,971          68.67
12.001 - 13.000..............................................               57            9,053,039          20.56
13.001 - 14.000..............................................                5              926,302           2.10
14.001 - 15.000..............................................                1              190,573           0.43
                                                                           ---         ------------         ------
         Total                                                             267         $ 44,032,247         100.00%
                                                                           ===         ============         ======

                            Initial Periodic Rate Cap

                                                                       Number of         Aggregate
                                                                        Initial          Principal       % of Initial
                                                                       Mortgage           Balance      Mortgage Loans in
Initial Periodic Cap (%)                                                 Loans          Outstanding       Loan Group 2
-------------------------------------------------------------       --------------     ------------    -----------------
2.000........................................................             267           $44,032,247         100.00%
                                                                          ---           -----------         ------
         Total                                                            267           $44,032,247         100.00%
                                                                          ===           ===========         ======

                          Subsequent Periodic Rate Cap

                                                                       Number of         Aggregate
                                                                        Initial          Principal       % of Initial
                                                                       Mortgage           Balance      Mortgage Loans in
Subsequent Periodic Rate Cap (%)                                         Loans          Outstanding       Loan Group 2
-------------------------------------------------------------       --------------     ------------    -----------------
2.000........................................................             267          $44,032,247         100.00%
                                                                          ---          -----------         ------
             Total                                                        267          $44,032,247         100.00%
                                                                          ===          ===========         ======

                             Minimum Mortgage Rates

                                                                       Number of         Aggregate
                                                                        Initial          Principal       % of Initial
                                                                       Mortgage           Balance      Mortgage Loans in
Range of Minimum Mortgage Rates (%)                                      Loans          Outstanding       Loan Group 2
-------------------------------------------------------------       --------------     ------------    -----------------
2.001 - 3.000................................................              246          $ 40,575,346         92.15%
3.001 - 4.000................................................               21             3,456,901          7.85
                                                                           ---          ------------        ------
             Total                                                         267          $ 44,032,247        100.00%
                                                                           ===          ============        ======

                                  Loan Group 3

                            Current Mortgage Rates(1)

                                                                                         Aggregate
                                                                      Number of          Principal           % of Initial
                                                                       Initial            Balance          Mortgage Loans in
  Current Mortgage Rates (%)                                       Mortgage Loans       Outstanding          Loan Group 3
  -------------------------------------------------------------    --------------       -----------        -----------------
  5.375........................................................            1         $     423,925              3.87%
  5.500........................................................            3               971,383              8.87
  5.625........................................................            1               557,403              5.09
  5.750........................................................            2               965,461              8.81
  5.875........................................................            2               612,602              5.59
  6.000........................................................            2               948,084              8.66
  6.125........................................................            4             1,705,128             15.57
  6.250........................................................            4             1,777,680             16.23
  6.375........................................................            2               723,833              6.61
  6.500........................................................            1               744,000              6.79
  6.875........................................................            1               749,370              6.84
  7.000........................................................            1               449,431              4.10
  7.250........................................................            1               325,596              2.97
                                                                          --         -------------            ------
           Total                                                          25         $  10,953,896            100.00%
                                                                          ==         =============            ======

  -----------
  (1) The current Mortgage Rates listed in the preceding table include lender paid mortgage insurance premiums. As of the initial cut-off date, the weighted average current mortgage rate of the Initial Mortgage Loans in loan group 3 was approximately 6.140% per annum. As of the initial cut-off date, the weighted average current mortgage rate of the Initial Mortgage Loans in loan group 3 net of the interest premium charged by the lender was approximately 6.118% per annum.

                   Current Mortgage Loan Principal Balances(1)

                                                                                         Aggregate
                                                                      Number of          Principal           % of Initial
                                                                       Initial            Balance          Mortgage Loans in
  Range of Current Mortgage Loan Principal Balances ($)            Mortgage Loans       Outstanding          Loan Group 3
  -------------------------------------------------------------    --------------       -----------        -----------------
  100,000.01 to 250,000.00.....................................            1         $     133,454              1.22%
  250.000.01 to 300,000.00.....................................            1               273,297              2.49
  300,000.01 to 350,000.00.....................................            6             1,954,541             17.84
  350,000.01 to 400,000.00.....................................            3             1,132,152             10.34
  400,000.01 to 450,000.00.....................................            4             1,724,739             15.75
  450,000.01 to 500,000.00.....................................            3             1,401,810             12.80
  500,000.01 to 550,000.00.....................................            2             1,030,367              9.41
  550,000.01 to 600,000.00.....................................            1               557,403              5.09
  600,000.01 to 700,000.00.....................................            2             1,252,763             11.44
  700,000.01 to 1,000,000.00...................................            2             1,493,370             13.63
                                                                          --         -------------            ------
       Total                                                              25         $  10,953,896            100.00%
                                                                          ==         =============            ======

  -----------
  (1) As of the initial cut-off date, the average current mortgage loan principal balance of the Initial Mortgage Loans in loan group 3 was approximately $438,156.

                Documentation Program for Initial Mortgage Loans

                                                                                         Aggregate
                                                                      Number of          Principal           % of Initial
                                                                       Initial            Balance          Mortgage Loans in
  Type of Program                                                  Mortgage Loans       Outstanding          Loan Group 3
  -------------------------------------------------------------    --------------       -----------        -----------------
  Full.........................................................           23          $   10,454,442            95.44%
  Reduced......................................................            2                 499,454             4.56
                                                                          --          --------------           ------
           Total                                                          25          $   10,953,896           100.00%
                                                                          ==          ==============           ======


                       Original Loan-to-Value Ratios(1)(2)

                                                                                         Aggregate
                                                                      Number of          Principal           % of Initial
                                                                       Initial            Balance          Mortgage Loans in
  Range of Original Loan-to-Value Ratios (%)                       Mortgage Loans       Outstanding          Loan Group 3
  -------------------------------------------------------------    --------------       -----------        -----------------
  0.01 - 50.00.................................................            1          $      490,000              4.47%
  50.01 - 55.00................................................            1                 648,763              5.92
  60.01 - 65.00................................................            3               1,710,536             15.62
  65.01 - 70.00................................................            2                 789,925              7.21
  70.01 - 75.00................................................            1                 411,800              3.76
  75.01 - 80.00................................................           14               5,953,239             54.35
  85.01 - 90.00................................................            1                 312,004              2.85
  90.01 - 95.00................................................            2                 637,629              5.82
                                                                          --          --------------            ------
           Total                                                          25          $   10,953,896            100.00%
                                                                          ==          ==============            ======

  -----------
  (1) As of the initial cut-off date, the weighted average original Loan-to-Value Ratio of the Initial Mortgage Loans in loan group 3 was approximately 73.08%.
  (2) Does not take into account any secondary financing on the Initial Mortgage Loans in loan group 3 that may exist at the time of origination.

                  State Distribution of Mortgaged Properties(1)

                                                                                         Aggregate
                                                                      Number of          Principal           % of Initial
                                                                       Initial            Balance          Mortgage Loans in
  State                                                            Mortgage Loans       Outstanding          Loan Group 3
  -------------------------------------------------------------    --------------       -----------        -----------------
  California...................................................           12          $    5,620,440             51.31%
  Colorado.....................................................            2                 889,014              8.12
  Delaware.....................................................            1                 648,763              5.92
  Florida......................................................            2                 685,298              6.26
  Idaho........................................................            1                 339,305              3.10
  Maryland.....................................................            1                 273,297              2.49
  Massachusetts................................................            1                 557,403              5.09
  Michigan.....................................................            1                 423,925              3.87
  Missouri.....................................................            1                 490,000              4.47
  New Jersey...................................................            1                 312,033              2.85
  Tennessee....................................................            1                 325,596              2.97
  Texas........................................................            1                 388,822              3.55
                                                                          --          --------------            ------
           Total                                                          25          $   10,953,896            100.00%
                                                                          ==          ==============            ======

  -----------
  (1) As of the initial cut-off date, no more than approximately 6.84% of the Initial Mortgage Loans in loan group 3 will be secured by mortgaged properties located in any one postal zip code area.

                        Purpose of Initial Mortgage Loans

                                                                                         Aggregate
                                                                      Number of          Principal           % of Initial
                                                                       Initial            Balance          Mortgage Loans in
  Loan Purpose                                                      Mortgage Loans      Outstanding          Loan Group 3
  -------------------------------------------------------------    --------------       -----------        -----------------
  Purchase.......................................................         15         $   6,171,257            56.34%
  Refinance (rate/term)..........................................          8             3,709,951            33.87
  Refinance (cash-out)...........................................          2             1,072,688             9.79
                                                                          --         -------------           ------
           Total                                                          25         $  10,953,896           100.00%
                                                                          ==         =============           ======

                          Types of Mortgaged Properties

                                                                                         Aggregate
                                                                      Number of          Principal           % of Initial
                                                                       Initial            Balance          Mortgage Loans in
 Property Type                                                      Mortgage Loans      Outstanding           Loan Group 3
 -------------------------------------------------------------      --------------      -----------        -----------------
 Single Family Residence.......................................            13        $   5,664,888              51.72%
 Planned Unit Development......................................             8            3,966,850              36.21
 Low-rise Condominium..........................................             3            1,002,861               9.16
 High-rise Condominium.........................................             1              319,298               2.91
                                                                           --        -------------             ------
         Total                                                             25        $  10,953,896             100.00%
                                                                           ==        =============             ======

                               Occupancy Types(1)

                                                                                        Aggregate
                                                                      Number of         Principal            % of Initial
                                                                       Initial           Balance           Mortgage Loans in
Occupancy Type                                                     Mortgage Loans      Outstanding           Loan Group 3
-------------------------------------------------------------      --------------      -----------         -----------------
Owner Occupied...............................................            25          $   10,953,896           100.00%
                                                                         --          --------------           ------
         Total                                                           25          $   10,953,896           100.00%
                                                                         ==          ==============           ======

-----------
(1) Based upon representations of the related mortgagors at the time of origination.

                          Remaining Term to Maturity(1)

                                                                                        Aggregate
                                                                      Number of         Principal            % of Initial
                                                                       Initial           Balance           Mortgage Loans in
Range of Remaining Term to Maturity (Months)                       Mortgage Loans      Outstanding           Loan Group 3
-------------------------------------------------------------      --------------      -----------         -----------------
301 - 360.....................................................            25           $10,953,896             100.00%
                                                                          --           -----------             ------
         Total                                                            25           $10,953,896             100.00%
                                                                          ==           ===========             ======

-----------
(1) As of the initial cut-off date, the weighted average remaining term to maturity of the Initial Mortgage Loans in loan group 3 was approximately 359 months.

                                  Loan Programs

                                                                                        Aggregate
                                                                      Number of         Principal           % of Initial
                                                                       Initial           Balance          Mortgage Loans in
Loan Programs                                                      Mortgage Loans      Outstanding           Loan Group 3
-------------------------------------------------------------      --------------      -----------        -----------------
3/1 CMT......................................................             25           $10,953,896             100.00%
                                                                          --           -----------             ------
         Total                                                            25           $10,953,896             100.00%
                                                                          ==           ===========             ======

                                 Gross Margin(1)

                                                                                         Aggregate
                                                                      Number of          Principal           % of Initial
                                                                       Initial            Balance          Mortgage Loans in
Range of Gross Margins (%)                                          Mortgage Loans      Outstanding           Loan Group 3
-------------------------------------------------------------      --------------       -----------        -----------------
2.001 - 3.000................................................            24            $  10,628,300             97.03%
3.001 - 4.000................................................             1                  325,596              2.97
                                                                         --            -------------            ------
         Total                                                           25            $  10,953,896            100.00%
                                                                         ==            =============            ======

  -----------
  (1) As of the initial cut-off date, the weighted average gross margin of the Initial Mortgage Loans in loan group 3 was approximately 2.783%.


                             Initial Adjustment Date

                                                                                         Aggregate
                                                                      Number of          Principal           % of Initial
                                                                       Initial            Balance          Mortgage Loans in
Initial Adjustment Date                                             Mortgage Loans      Outstanding           Loan Group 3
-------------------------------------------------------------      --------------       -----------        -----------------
January 1, 2005.............................................               2         $     785,032                7.17%
February 1, 2005............................................               1               312,033                2.85
May 1, 2005.................................................               5             2,142,781               19.56
June 1, 2005................................................              11             4,674,326               42.67
July 1, 2005................................................               6             3,039,725               27.75
                                                                          --         -------------              ------
         Total                                                            25         $  10,953,896              100.00%
                                                                          ==         =============              ======


                        Months to Initial Adjustment Date

                                                                                         Aggregate
                                                                      Number of          Principal           % of Initial
Range of Number of Months to Initial                                   Initial            Balance          Mortgage Loans in
Adjustment Date (Months)                                            Mortgage Loans      Outstanding           Loan Group 3
-------------------------------------------------------------      --------------       -----------        -----------------
25 - 31........................................................          3             $   1,097,065            10.02%
32 - 37........................................................         22                 9,856,831            89.98
                                                                        --             -------------           ------
         Total                                                          25             $  10,953,896           100.00%
                                                                        ==             =============           ======

                             Maximum Mortgage Rates

                                                                                         Aggregate
                                                                      Number of          Principal           % of Initial
                                                                       Initial            Balance          Mortgage Loans in
Range of Maximum Mortgage Rates (%)                                 Mortgage Loans      Outstanding           Loan Group 3
-------------------------------------------------------------      --------------       -----------        -----------------
11.001 - 12.000..............................................           11             $   4,478,858             40.89%
12.001 - 13.000..............................................           13                 6,149,442             56.14
13.001 - 14.000..............................................            1                   325,596              2.97
                                                                        --             -------------            ------
         Total                                                          25             $  10,953,896            100.00%
                                                                        ==             =============            ======

                            Initial Periodic Rate Cap

                                                                                         Aggregate
                                                                      Number of          Principal           % of Initial
                                                                       Initial            Balance          Mortgage Loans in
Initial Periodic Cap (%)                                           Mortgage Loans      Outstanding           Loan Group 3
-------------------------------------------------------------      --------------       -----------        -----------------
2.000........................................................            25            $  10,953,896            100.00%
                                                                         --            -------------            ------
         Total                                                           25            $  10,953,896            100.00%
                                                                         ==            =============            ======

                          Subsequent Periodic Rate Cap

                                                                                         Aggregate
                                                                      Number of          Principal           % of Initial
                                                                       Initial            Balance          Mortgage Loans in
Subsequent Periodic Rate Cap (%)                                   Mortgage Loans      Outstanding           Loan Group 3
-------------------------------------------------------------      --------------       -----------        -----------------
2.000........................................................             25           $  10,953,896            100.00%
                                                                          --           -------------            ------
           Total                                                          25           $  10,953,896            100.00%
                                                                          ==           =============            ======

                             Minimum Mortgage Rates

                                                                                         Aggregate
                                                                      Number of          Principal           % of Initial
                                                                       Initial            Balance          Mortgage Loans in
Range of Minimum Mortgage Rates (%)                                Mortgage Loans      Outstanding           Loan Group 3
-------------------------------------------------------------      --------------       -----------        -----------------
2.001 - 3.000................................................            24          $  10,628,300              97.03%
3.001 - 4.000................................................             1                325,596               2.97
                                                                         --          -------------             ------
         Total                                                           25          $  10,953,896             100.00%
                                                                         ==          =============             ======

                                  Loan Group 4

                            Current Mortgage Rates(1)


                                                                                       Aggregate
                                                                    Number of          Principal           % of Initial
                                                                     Initial            Balance         Mortgage Loans in
Current Mortgage Rates (%)                                        Mortgage Loans      Outstanding          Loan Group 4
-------------------------------------------------------------     --------------      -----------       -----------------
5.625........................................................              1        $    266,057               0.61%
5.875........................................................              2             376,030               0.86
6.000........................................................              2             758,444               1.73
6.125........................................................              2             922,303               2.10
6.250........................................................              7           2,767,746               6.30
6.375........................................................             14           5,802,092              13.21
6.500........................................................             16           7,485,004              17.04
6.625........................................................             12           5,630,103              12.82
6.750........................................................             14           5,167,831              11.76
6.875........................................................             15           6,353,912              14.46
7.000........................................................              8           3,527,404               8.03
7.125........................................................              2             875,111               1.99
7.250........................................................              7           2,794,025               6.36
7.375........................................................              3             682,556               1.55
7.500........................................................              1             524,218               1.19
                                                                         ---        ------------             ------
         Total                                                           106        $ 43,932,838             100.00%
                                                                         ===        ============             ======

-----------
(1) As of the initial cut-off date, the weighted average current mortgage rate of the Initial Mortgage Loans in loan group 4 was approximately 6.666% per annum. None of the Initial Mortgage Loans in loan group 4 have lender paid mortgage insurance.

                   Current Mortgage Loan Principal Balances(1)

                                                                                       Aggregate
                                                                    Number of          Principal           % of Initial
                                                                     Initial            Balance         Mortgage Loans in
Range of Current Mortgage Loan Principal Balances ($)             Mortgage Loans      Outstanding          Loan Group 4
-------------------------------------------------------------     --------------      -----------       -----------------
100,000.01   to  150,000.00..................................             2         $    226,543                0.52%
150,000.01   to  200,000.00..................................             4              737,742                1.68
200,000.01   to  250,000.00..................................             6            1,385,191                3.15
250,000.01   to  300,000.00..................................             5            1,374,506                3.13
300,000.01   to  350,000.00..................................            23            7,649,618               17.41
350,000.01   to  400,000.00..................................            20            7,502,585               17.08
400,000.01   to  450,000.00..................................            15            6,398,760               14.56
450,000.01   to  500,000.00..................................            10            4,794,032               10.91
500,000.01   to  550,000.00..................................             8            4,199,065                9.56
550,000.01   to  600,000.00..................................             2            1,158,977                2.64
600,000.01   to  650,000.00..................................             2            1,268,261                2.89
650,000.01   to  700,000.00..................................             2            1,375,575                3.13
700,000.01   to  750,000.00..................................             1              748,640                1.70
750,000.01   to  800,000.00..................................             6            5,113,341               11.64
                                                                        ---         ------------              ------
    Total                                                               106         $ 43,932,838              100.00%
                                                                        ===         ============              ======

-----------
(1) As of the initial cut-off date, the average current mortgage loan principal balance of the Initial Mortgage Loans in loan group 4 was approximately $414,461.

                Documentation Program for Initial Mortgage Loans

                                                                                       Aggregate
                                                                    Number of          Principal           % of Initial
                                                                     Initial            Balance         Mortgage Loans in
Type of Program                                                   Mortgage Loans      Outstanding           Loan Group 4
-------------------------------------------------------------     --------------      -----------       -----------------
Full.........................................................            21          $   7,744,422             17.63%
No Income Verification.......................................            85             36,188,416             82.37
                                                                        ---          -------------            ------
         Total                                                          106          $  43,932,838            100.00%
                                                                        ===          =============            ======

                       Original Loan-to-Value Ratios(1)(2)

                                                                                       Aggregate
                                                                    Number of          Principal           % of Initial
                                                                     Initial            Balance         Mortgage Loans in
Range of Original Loan-to-Value Ratios (%)                        Mortgage Loans      Outstanding          Loan Group 4
-------------------------------------------------------------     --------------      -----------       -----------------
0.01 - 50.00.................................................             1          $     748,640             1.70%
60.01 - 65.00................................................             3              1,167,444             2.66
70.01 - 75.00................................................            14              6,628,115            15.09
75.01 - 80.00................................................            87             35,270,004            80.28
85.01 - 90.00................................................             1                118,634             0.27
                                                                        ---          -------------           ------
         Total                                                          106          $  43,932,838           100.00%
                                                                        ===          =============           ======

-----------
(1) The weighted average original Loan-to-Value Ratio of the Initial Mortgage Loans in loan group 4 was approximately 77.66%.
(2) Does not take into account any secondary financing on the Initial Mortgage Loans in loan group 4 that may exist at the time of origination.

                  State Distribution of Mortgaged Properties(1)

                                                                                       Aggregate
                                                                    Number of          Principal           % of Initial
                                                                     Initial            Balance         Mortgage Loans in
State                                                             Mortgage Loans      Outstanding          Loan Group 4
-------------------------------------------------------------     --------------      -----------       -----------------
Arizona......................................................             2          $     499,263             1.14%
California...................................................            76             32,304,396            73.53
Colorado.....................................................             6              2,552,283             5.81
Connecticut..................................................             1                343,689             0.78
Florida......................................................             1                426,595             0.97
Illinois.....................................................             7              3,037,245             6.91
Indiana......................................................             1                118,634             0.27
Maryland.....................................................             1                259,782             0.59
Massachusetts................................................             1                527,153             1.20
Michigan.....................................................             1                339,714             0.77
Nevada.......................................................             1                242,796             0.55
New Jersey...................................................             2                834,601             1.90
Oregon.......................................................             2                747,202             1.70
Virginia.....................................................             3              1,282,606             2.92
Washington...................................................             1                416,879             0.95
                                                                        ---          -------------           ------
         Total                                                          106          $  43,932,838           100.00%
                                                                        ===          =============           ======

-----------
(1) As of the initial cut-off date no more than approximately 2.62% of the Initial Mortgage Loans in loan group 4 will be secured by mortgaged properties located in any one postal zip code area.

                        Purpose of Initial Mortgage Loans

                                                                                       Aggregate
                                                                    Number of          Principal           % of Initial
                                                                     Initial            Balance         Mortgage Loans in
Loan Purpose                                                      Mortgage Loans      Outstanding          Loan Group 4
-------------------------------------------------------------     --------------      -----------       -----------------
Purchase.....................................................            45         $ 20,502,721            46.67%
Refinance (rate/term)........................................            19            7,951,465            18.10
Refinance (cash-out).........................................            42           15,478,651            35.23
                                                                        ---         ------------           ------
         Total                                                          106         $ 43,932,838           100.00%
                                                                        ===         ============           ======

                          Types of Mortgaged Properties

                                                                                       Aggregate
                                                                    Number of          Principal           % of Initial
                                                                     Initial            Balance         Mortgage Loans in
Property Type                                                     Mortgage Loans      Outstanding          Loan Group 4
-------------------------------------------------------------     --------------      -----------       -----------------
Single Family Residence......................................            78        $ 32,048,878             72.95%
Planned Unit Development.....................................            21           9,280,631             21.12
Low-rise Condominium.........................................             7           2,603,330              5.93
                                                                        ---        ------------            ------
         Total                                                          106        $ 43,932,838            100.00%
                                                                        ===        ============            ======

                               Occupancy Types(1)

                                                                                       Aggregate
                                                                    Number of          Principal           % of Initial
                                                                     Initial            Balance         Mortgage Loans in
Occupancy Type                                                    Mortgage Loans      Outstanding          Loan Group 4
-------------------------------------------------------------     --------------      -----------       -----------------
Owner Occupied...............................................          102            $  42,715,018            97.23%
Investment...................................................            3                  818,545             1.86
Secondary Residence..........................................            1                  399,275             0.91
                                                                       ---            -------------           ------
         Total                                                         106            $  43,932,838           100.00%
                                                                       ===            =============           ======

-----------
(1) Based upon representations of the related mortgagors at the time of origination.

                          Remaining Term to Maturity(1)

                                                                                       Aggregate
                                                                    Number of          Principal           % of Initial
                                                                     Initial            Balance         Mortgage Loans in
Range of Remaining Term to Maturity (Months)                      Mortgage Loans      Outstanding          Loan Group 4
-------------------------------------------------------------     --------------      -----------       -----------------
301 - 360....................................................           106            $43,932,838          100.00%
                                                                        ---            -----------          ------
         Total                                                          106            $43,932,838          100.00%
                                                                        ===            ===========          ======

-----------
(1) As of the initial cut-off date, the weighted average remaining term to maturity of the Initial Mortgage Loans in loan group 4 was approximately 358 months.
                                  Loan Programs

                                                                                       Aggregate
                                                                    Number of          Principal           % of Initial
                                                                     Initial            Balance         Mortgage Loans in
Loan Programs                                                     Mortgage Loans      Outstanding          Loan Group 4
-------------------------------------------------------------     --------------      -----------       -----------------
3/27 Six-Month LIBOR.........................................           106            $43,932,838          100.00%
                                                                        ---            -----------          ------
         Total                                                          106            $43,932,838          100.00%
                                                                        ===            ===========          ======

                                 Gross Margin(1)

                                                                                       Aggregate
                                                                    Number of          Principal           % of Initial
                                                                     Initial            Balance         Mortgage Loans in
Range of Gross Margins (%)                                        Mortgage Loans      Outstanding          Loan Group 4
-------------------------------------------------------------     --------------      -----------       -----------------
2.001 - 3.000................................................         106            $43,932,838            100.00%
                                                                      ---            -----------            ------
         Total                                                        106            $43,932,838            100.00%
                                                                      ===            ===========            ======

-----------
(1) As of the initial cut-off date, the weighted average gross margin of the Initial Mortgage Loans in loan group 4 was approximately 2.736%.

                             Initial Adjustment Date

                                                                                       Aggregate
                                                                    Number of          Principal           % of Initial
                                                                     Initial            Balance         Mortgage Loans in
Initial Adjustment Date                                           Mortgage Loans      Outstanding          Loan Group 4
-------------------------------------------------------------     --------------      -----------       -----------------
December 1, 2004.............................................             1          $    118,634              0.27%
January 1, 2005..............................................             1               257,396              0.59
February 1, 2005.............................................             1               266,057              0.61
April 1, 2005................................................             2               846,781              1.93
May 1, 2005..................................................            64            26,603,274             60.55
June 1, 2005.................................................            37            15,840,696             36.06
                                                                        ---          ------------            ------
         Total                                                          106          $ 43,932,838            100.00%
                                                                        ===          ============            ======

                        Months to Initial Adjustment Date

                                                                                       Aggregate
                                                                    Number of          Principal           % of Initial
Range of Number of Months to Initial                                 Initial            Balance         Mortgage Loans in
Adjustment Date (Months)                                          Mortgage Loans      Outstanding          Loan Group 4
-------------------------------------------------------------     --------------      -----------       -----------------
25 - 31......................................................              3          $     642,087            1.46%
32 - 37......................................................            103             43,290,751           98.54
                                                                         ---          -------------          ------
         Total                                                           106          $  43,932,838          100.00%
                                                                         ===          =============          ======


                             Maximum Mortgage Rates

                                                                                       Aggregate
                                                                    Number of          Principal           % of Initial
                                                                     Initial            Balance         Mortgage Loans in
Range of Maximum Mortgage Rates (%)                               Mortgage Loans      Outstanding          Loan Group 4
-------------------------------------------------------------     --------------      -----------       -----------------
11.001 - 12.000..............................................              5          $   1,400,531             3.19%
12.001 - 13.000..............................................             89             37,955,937            86.40
13.001 - 14.000..............................................             12              4,576,369            10.42
                                                                         ---          -------------           ------
         Total                                                           106          $  43,932,838           100.00%
                                                                         ===          =============           ======


                            Initial Periodic Rate Cap

                                                                                       Aggregate
                                                                    Number of          Principal           % of Initial
                                                                     Initial            Balance         Mortgage Loans in
Initial Periodic Cap (%)                                           Mortgage Loans      Outstanding          Loan Group 4
-------------------------------------------------------------     --------------      -----------       -----------------
1.000........................................................            2           $    384,691               0.88%
3.000........................................................            1                257,396               0.59
5.000........................................................          103             43,290,751              98.54
                                                                       ---           ------------             ------
         Total                                                         106           $ 43,932,838             100.00%
                                                                       ===           ============             ======

                          Subsequent Periodic Rate Cap

                                                                                       Aggregate
                                                                    Number of          Principal           % of Initial
                                                                     Initial            Balance         Mortgage Loans in
Subsequent Periodic Rate Cap (%)                                  Mortgage Loans      Outstanding         Loan Group 4
-------------------------------------------------------------     --------------      -----------       -----------------
1.000........................................................          106           $ 43,932,838           100.00%
                                                                       ---           ------------           ------
         Total                                                         106           $ 43,932,838           100.00%
                                                                       ===           ============           ======

                             Minimum Mortgage Rates

                                                                                       Aggregate
                                                                    Number of          Principal           % of Initial
                                                                     Initial            Balance         Mortgage Loans in
Range of Minimum Mortgage Rates (%)                               Mortgage Loans      Outstanding         Loan Group 4
-------------------------------------------------------------     --------------      -----------       -----------------
2.001 - 3.000................................................         106             $43,932,838            100.00%
                                                                      ---             -----------            ------
         Total                                                        106             $43,932,838            100.00%
                                                                      ===             ===========            ======

                                  Loan Group 5

                            Current Mortgage Rates(1)

                                                                                       Aggregate
                                                                    Number of          Principal           % of Initial
                                                                     Initial            Balance          Mortgage Loans in
Current Mortgage Rates (%)                                        Mortgage Loans      Outstanding          Loan Group 5
-------------------------------------------------------------     --------------      -----------        -----------------
5.000........................................................             1          $    380,000              0.18%
5.125........................................................             1               450,388              0.21
5.500........................................................             1               647,856              0.30
5.625........................................................             3               986,519              0.46
5.750........................................................            18             8,148,363              3.79
5.875........................................................            23            10,826,671              5.03
6.000........................................................            47            20,260,871              9.42
6.125........................................................            61            26,783,510             12.45
6.250........................................................            75            32,842,265             15.27
6.375........................................................            77            32,224,005             14.98
6.500........................................................            85            38,216,500             17.77
6.625........................................................            51            20,439,557              9.50
6.750........................................................            20             9,165,489              4.26
6.875........................................................            21             9,776,612              4.55
7.000........................................................             6             2,315,064              1.08
7.125........................................................             2             1,030,153              0.48
7.375........................................................             1               576,000              0.27
                                                                        ---          ------------            ------
         Total                                                          493          $215,069,822            100.00%
                                                                        ===          ============            ======

-----------
(1) The current Mortgage Rates listed in the preceding table include lender paid mortgage insurance premiums. As of the initial cut-off date, the weighted average current mortgage rate of the Initial Mortgage Loans in loan group 5 was approximately 6.327% per annum. The weighted average current mortgage rate of the Initial Mortgage Loans in loan group 5 net of the interest premium charged by the lender was approximately 6.319% per annum.

                   Current Mortgage Loan Principal Balances(1)

                                                                                       Aggregate
                                                                    Number of          Principal           % of Initial
                                                                     Initial            Balance          Mortgage Loans in
Range of Current Mortgage Loan Principal Balances ($)             Mortgage Loans      Outstanding          Loan Group 5
-------------------------------------------------------------     --------------      -----------        -----------------
  150,000.01 to   200,000.00.................................               1         $    171,505                0.08%
  200,000.01 to   250,000.00.................................               3              667,359                0.31
  250,000.01 to   300,000.00.................................               8            2,253,665                1.05
  300,000.01 to   350,000.00.................................              98           32,500,263               15.11
  350,000.01 to   400,000.00.................................             147           55,455,725               25.78
  400,000.01 to   450,000.00.................................              64           27,430,210               12.75
  450,000.01 to   500,000.00.................................              56           26,821,826               12.47
  500,000.01 to   550,000.00.................................              42           21,941,590               10.20
  550,000.01 to   600,000.00.................................              26           15,026,755                6.99
  600,000.01 to   650,000.00.................................              37           23,516,500               10.93
  650,000.01 to   700,000.00.................................               2            1,353,569                0.63
  700,000.01 to   750,000.00.................................               2            1,463,386                0.68
  750,000.01 to 1,000,000.00.................................               6            5,215,169                2.42
1,000,000.01 to 1,500,000.00.................................               1            1,252,300                0.58
                                                                          ---         ------------              ------
    Total                                                                 493         $215,069,822              100.00%
                                                                          ===         ============              ======

-----------
(1) As of the initial cut-off date, the average current mortgage loan principal balance of the Initial Mortgage Loans in loan group 5 was approximately $436,247.

                Documentation Program for Initial Mortgage Loans

                                                                                       Aggregate
                                                                    Number of          Principal           % of Initial
                                                                     Initial            Balance          Mortgage Loans in
Type of Program                                                   Mortgage Loans      Outstanding          Loan Group 5
-------------------------------------------------------------     --------------      -----------        -----------------
Full.........................................................           332           $146,177,333             67.97%
Reduced......................................................           153             65,730,518             30.56
Streamlined..................................................             4              1,617,970              0.75
Stated.......................................................             3              1,198,683              0.56
No Ratio.....................................................             1                345,318              0.16
                                                                        ---           -------------            ------
         Total                                                          493           $215,069,822            100.00%
                                                                        ===           =============            ======

                       Original Loan-to-Value Ratios(1)(2)

                                                                                       Aggregate
                                                                    Number of          Principal           % of Initial
                                                                     Initial            Balance          Mortgage Loans in
Range of Original Loan-to-Value Ratios (%)                        Mortgage Loans      Outstanding          Loan Group 5
-------------------------------------------------------------     --------------      -----------        -----------------
0.01 - 50.00.................................................             28          $ 13,627,303              6.34%
50.01 - 55.00................................................             12             5,017,191              2.33
55.01 - 60.00................................................             14             6,729,128              3.13
60.01 - 65.00................................................             20             9,331,402              4.34
65.01 - 70.00................................................             49            22,149,614             10.30
70.01 - 75.00................................................             66            29,886,464             13.90
75.01 - 80.00................................................            266           114,323,291             53.16
80.01 - 85.00................................................              5             1,710,096              0.80
85.01 - 90.00................................................             17             6,478,756              3.01
90.01 - 95.00................................................             16             5,816,575              2.70
                                                                         ---          ------------            ------
         Total                                                           493          $215,069,822            100.00%
                                                                         ===          ============            ======

-----------
(1) As of the initial cut-off date, the weighted average original Loan-to-Value Ratio of the Initial Mortgage Loans in loan group 5 was approximately 73.74%.
(2) Does not take into account any secondary financing on the Initial Mortgage Loans in loan group 5 that may exist at the time of origination.

                  State Distribution of Mortgaged Properties(1)

                                                                                       Aggregate
                                                                    Number of          Principal           % of Initial
                                                                     Initial            Balance          Mortgage Loans in
State                                                             Mortgage Loans      Outstanding          Loan Group 5
-------------------------------------------------------------     --------------      -----------        -----------------
Arizona........................................................           13          $  6,049,321              2.81%
California.....................................................          343           146,582,865             68.16
Colorado.......................................................           14             6,108,403              2.84
Connecticut....................................................            2             1,010,000              0.47
Florida........................................................            7             2,842,387              1.32
Georgia........................................................            8             3,303,869              1.54
Hawaii.........................................................            2             1,190,123              0.55
Illinois.......................................................           19             9,332,623              4.34
Iowa...........................................................            1               511,000              0.24
Kentucky.......................................................            1               370,405              0.17
Maryland.......................................................            5             1,962,300              0.91
Massachusetts..................................................            9             4,211,674              1.96
Michigan.......................................................            7             3,289,553              1.53
Minnesota......................................................            2               999,109              0.46
Missouri.......................................................            4             2,041,101              0.95
Nevada.........................................................            1               311,200              0.14
New Hampshire..................................................            2               969,489              0.45
New Jersey.....................................................            2               834,900              0.39
New York.......................................................            4             2,153,990              1.00
North Carolina.................................................            1               310,600              0.14
Ohio...........................................................            3             1,255,015              0.58
Oregon.........................................................            2               803,250              0.37
Pennsylvania...................................................            3             1,672,586              0.78
Tennessee......................................................            1               512,000              0.24
Texas..........................................................           10             4,743,585              2.21
Utah...........................................................            3             1,880,601              0.87
Virginia.......................................................            7             2,795,450              1.30
Washington.....................................................           15             6,155,532              2.86
Wisconsin......................................................            2               866,892              0.40
                                                                         ---          ------------            ------
         Total                                                           493          $215,069,822            100.00%
                                                                         ===          ============            ======

----------------
(1) As of the initial cut-off date, no more than approximately 1.53% of the Initial Mortgage Loans in loan group 5 will be secured by mortgaged properties located in any one postal zip code area.

                        Purpose of Initial Mortgage Loans

                                                                                       Aggregate
                                                                    Number of          Principal           % of Initial
                                                                     Initial            Balance          Mortgage Loans in
Loan Purpose                                                      Mortgage Loans      Outstanding          Loan Group 5
-------------------------------------------------------------     --------------      -----------        -----------------
Purchase.....................................................           263           $114,468,040           53.22%
Refinance (rate/term)........................................           161             72,212,847           33.58
Refinance (cash-out).........................................            69             28,388,935           13.20
                                                                        ---           ------------          ------
         Total                                                          493           $215,069,822          100.00%
                                                                        ===           ============          ======

                          Types of Mortgaged Properties

                                                                                       Aggregate
                                                                    Number of          Principal           % of Initial
                                                                     Initial            Balance          Mortgage Loans in
Property Type                                                     Mortgage Loans      Outstanding          Loan Group 5
-------------------------------------------------------------     --------------      -----------        -----------------
Single Family Residence......................................           332         $145,133,847            67.48%
Planned Unit Development.....................................           116           51,335,102            23.87
Low-rise Condominium.........................................            40           16,357,707             7.61
High-rise Condominium........................................             3            1,244,153             0.58
Two-to-four Family Residence.................................             2              999,013             0.46
                                                                        ---         ------------           ------
         Total                                                          493         $215,069,822           100.00%
                                                                        ===         ============           ======

                               Occupancy Types(1)

                                                                                       Aggregate
                                                                    Number of          Principal           % of Initial
                                                                     Initial            Balance          Mortgage Loans in
Occupancy Type                                                    Mortgage Loans      Outstanding          Loan Group 5
-------------------------------------------------------------     --------------      -----------        -----------------
Owner Occupied.................................................          483         $210,634,711            97.94%
Secondary Residence............................................           10            4,435,110             2.06
                                                                         ---         ------------           ------
         Total                                                           493         $215,069,822           100.00%
                                                                         ===         ============           ======

-----------
(1) Based upon representations of the related mortgagors at the time of origination.

                          Remaining Term to Maturity(1)

                                                                                       Aggregate
                                                                    Number of          Principal           % of Initial
                                                                     Initial            Balance          Mortgage Loans in
Range of Remaining Term to Maturity (Months)                      Mortgage Loans      Outstanding          Loan Group 5
-------------------------------------------------------------     --------------      -----------        -----------------
301 - 360......................................................         493           $215,069,822           100.00%
                                                                        ---           ------------           ------
         Total                                                          493           $215,069,822           100.00%
                                                                        ===           ============           ======

--------------------
(1) As of the initial cut-off date, the weighted average remaining term to maturity of the Initial Mortgage Loans in loan group 5 was approximately 359 months.

                                  Loan Programs

                                                                                       Aggregate
                                                                    Number of          Principal           % of Initial
                                                                     Initial            Balance          Mortgage Loans in
Loan Programs                                                      Mortgage Loans      Outstanding          Loan Group 5
-------------------------------------------------------------     --------------      -----------        -----------------
5/1 One-Year LIBOR.............................................         493           $215,069,822            100.00%
                                                                        ---           ------------            ------
         Total                                                          493           $215,069,822            100.00%
                                                                        ===           ============            ======

                                 Gross Margin(1)

                                                                                       Aggregate
                                                                    Number of          Principal           % of Initial
                                                                     Initial            Balance          Mortgage Loans in
Range of Gross Margins (%)                                        Mortgage Loans      Outstanding          Loan Group 5
-------------------------------------------------------------     --------------      -----------        -----------------
2.001 - 3.000..................................................         489          $213,587,130            99.31%
3.001 - 4.000..................................................           4             1,482,692             0.69
                                                                        ---          ------------           ------
         Total                                                          493          $215,069,822           100.00%
                                                                        ===          ============           ======

------------------
(1) As of the initial cut-off date, the weighted average gross margin of the Initial Mortgage Loans in loan group 5 was approximately 2.279%.

                             Initial Adjustment Date

                                                                                       Aggregate
                                                                    Number of          Principal           % of Initial
                                                                     Initial            Balance          Mortgage Loans in
Initial Adjustment Date                                           Mortgage Loans      Outstanding          Loan Group 5
-------------------------------------------------------------     --------------      -----------        -----------------
November 1, 2006...............................................           1           $    337,566             0.16%
December 1, 2006...............................................           8              3,223,159             1.50
January 1, 2007................................................          27             10,523,982             4.89
February 1, 2007...............................................           1                497,426             0.23
March 1, 2007..................................................           1                602,767             0.28
April 1, 2007..................................................          25             10,784,735             5.01
May 1, 2007....................................................         120             53,222,038            24.75
June 1, 2007...................................................         115             50,994,470            23.71
July 1, 2007...................................................         177             77,692,221            36.12
August 1, 2007.................................................          18              7,191,457             3.34
                                                                        ---           ------------           ------
         Total                                                          493           $215,069,822           100.00%
                                                                        ===           ============           ======

                        Months to Initial Adjustment Date

                                                                                       Aggregate
                                                                    Number of          Principal           % of Initial
Range of Number of Months to Initial                                 Initial            Balance          Mortgage Loans in
Adjustment Date (Months)                                          Mortgage Loans      Outstanding          Loan Group 5
-------------------------------------------------------------     --------------      -----------        -----------------
50 - 55........................................................         37           $ 14,582,134              6.78%
56 - 61........................................................        456            200,487,687             93.22
                                                                       ---           ------------            ------
         Total                                                         493           $215,069,822            100.00%
                                                                       ===           ============            ======


                             Maximum Mortgage Rates

                                                                                       Aggregate
                                                                    Number of          Principal           % of Initial
                                                                     Initial            Balance          Mortgage Loans in
Range of Maximum Mortgage Rates (%)                               Mortgage Loans      Outstanding          Loan Group 5
-------------------------------------------------------------     --------------      -----------        -----------------
9.001 - 10.000.................................................          1           $    380,000              0.18%
10.001 - 11.000................................................         92             41,004,792             19.07
11.001 - 12.000................................................        395            171,147,295             79.58
12.001 - 13.000................................................          5              2,537,734              1.18
                                                                       ---           ------------            ------
         Total                                                         493           $215,069,822            100.00%
                                                                       ===           ============            ======

                            Initial Periodic Rate Cap

                                                                                       Aggregate
                                                                    Number of          Principal           % of Initial
                                                                     Initial            Balance          Mortgage Loans in
Initial Periodic Cap (%)                                          Mortgage Loans      Outstanding          Loan Group 5
-------------------------------------------------------------     --------------      -----------        -----------------
2.000..........................................................           2          $    931,581              0.43%
5.000..........................................................         491           214,138,240             99.57
                                                                        ---          ------------            ------
         Total                                                          493          $215,069,822            100.00%
                                                                        ===          ============            ======

                          Subsequent Periodic Rate Cap

                                                                                       Aggregate
                                                                    Number of          Principal           % of Initial
                                                                     Initial            Balance          Mortgage Loans in
Subsequent Periodic Rate Cap (%)                                  Mortgage Loans      Outstanding          Loan Group 5
-------------------------------------------------------------     --------------      -----------        -----------------
2.000..........................................................         492          $214,751,797             99.85%
2.250..........................................................           1               318,024              0.15
                                                                        ---          ------------            ------
         Total                                                          493          $215,069,822            100.00%
                                                                        ===          ============            ======


                             Minimum Mortgage Rates

                                                                                       Aggregate
                                                                    Number of          Principal           % of Initial
                                                                     Initial            Balance          Mortgage Loans in
Range of Minimum Mortgage Rates (%)                               Mortgage Loans      Outstanding          Loan Group 5
-------------------------------------------------------------     --------------      -----------        -----------------
2.001 - 3.000................................................         488            $213,245,130             99.15%
3.001 - 4.000................................................           5               1,824,692              0.85
                                                                      ---            ------------            ------
         Total                                                        493            $215,069,822            100.00%
                                                                      ===            ============            ======

                                  Loan Group 6

                            Current Mortgage Rates(1)

                                                                                       Aggregate
                                                                    Number of          Principal           % of Initial
                                                                     Initial            Balance          Mortgage Loans in
Current Mortgage Rates (%)                                        Mortgage Loans      Outstanding          Loan Group 5
-------------------------------------------------------------     --------------      -----------        -----------------
5.375.......................................................            1            $    227,379              0.12%
5.750.......................................................            1                 139,457              0.07
6.000.......................................................            2                 675,565              0.36
6.125.......................................................            4               1,215,375              0.65
6.250.......................................................            2               1,347,371              0.72
6.375.......................................................            3               1,288,350              0.69
6.500.......................................................           17               7,736,737              4.12
6.625.......................................................           43              20,507,237             10.93
6.750.......................................................           47              21,361,121             11.38
6.875.......................................................           85              36,452,500             19.42
7.000.......................................................           62              31,543,364             16.81
7.125.......................................................           49              24,142,604             12.86
7.250.......................................................           45              22,044,936             11.75
7.375.......................................................           21               9,103,099              4.85
7.500.......................................................           14               7,171,140              3.82
7.625.......................................................            3               1,333,987              0.71
7.750.......................................................            1                 997,500              0.53
8.125.......................................................            1                 396,000              0.21
                                                                      ---            ------------            ------
         Total                                                        401            $187,683,724            100.00%
                                                                      ===            ============            ======

-----------
(1) As of the initial cut-off date, the weighted average current mortgage rate of the Initial Mortgage Loans in loan group 6 was approximately 6.957% per annum. None of the Initial Mortgage Loans in loan group 6 have lender paid mortgage insurance.

                   Current Mortgage Loan Principal Balances(1)

                                                                                       Aggregate
                                                                    Number of          Principal           % of Initial
                                                                     Initial            Balance          Mortgage Loans in
Range of Current Mortgage Loan Principal Balances ($)             Mortgage Loans      Outstanding          Loan Group 5
-------------------------------------------------------------     --------------      -----------        -----------------
   50,000.01 to   100,000.00.............................               2            $    164,481              0.09%
  100,000.01 to   150,000.00..............................              6                 818,154              0.44
  150,000.01 to   200,000.00..............................              8               1,483,729              0.79
  200,000.01 to   250,000.00..............................              8               1,797,017              0.96
  250,000.01 to   300,000.00..............................              3                 792,919              0.42
  300,000.01 to   350,000.00..............................             87              28,496,322             15.18
  350,000.01 to   400,000.00..............................             69              26,071,360             13.89
  400,000.01 to   450,000.00..............................             46              19,721,640             10.51
  450,000.01 to   500,000.00..............................             50              24,031,284             12.80
  500,000.01 to   550,000.00..............................             30              15,754,589              8.39
  550,000.01 to   600,000.00..............................             21              12,072,046              6.43
  600,000.01 to   650,000.00..............................             21              13,287,217              7.08
  650,000.01 to   700,000.00..............................              7               4,723,033              2.52
  700,000.01 to   750,000.00..............................              7               5,062,784              2.70
  750,000.01 to 1,000,000.00                                           31              27,002,901             14.39
1,000,000.01 to 1,500,000.00..............................              5               6,404,248              3.41
                                                                      ---            ------------            ------
                  Total                                               401            $187,683,724            100.00%
                                                                      ===            ============            ======

-----------
(1) As of the initial cut-off date, the average current mortgage loan principal balance of the Initial Mortgage Loans in loan group 6 was approximately $468,039.

                Documentation Program for Initial Mortgage Loans

                                                                                       Aggregate
                                                                    Number of          Principal           % of Initial
                                                                     Initial            Balance          Mortgage Loans in
Type of Program                                                   Mortgage Loans      Outstanding          Loan Group 5
-------------------------------------------------------------     --------------      -----------        -----------------
No Income Verification.......................................           318          $147,234,272             78.45%
Full.........................................................            83            40,449,452             21.55
                                                                        ---          ------------            ------
           Total                                                        401          $187,683,724            100.00%
                                                                        ===          ============            ======

                         Original Loan-to-Value Ratios(1)(2)

                                                                                       Aggregate
                                                                    Number of          Principal           % of Initial
                                                                     Initial            Balance          Mortgage Loans in
Range of Original Loan-to-Value Ratios (%)                        Mortgage Loans      Outstanding          Loan Group 5
-------------------------------------------------------------     --------------      -----------        -----------------
    0.01 - 50.00...............................................            3         $  1,310,637             0.70%
   50.01 - 55.00...............................................            5            3,692,175             1.97
   55.01 - 60.00...............................................            9            5,185,924             2.76
   60.01 - 65.00...............................................            8            4,334,080             2.31
   65.01 - 70.00...............................................           20           11,689,945             6.23
   70.01 - 75.00...............................................           28           15,946,929             8.50
   75.01 - 80.00...............................................          326          144,848,468            77.18
   85.01 - 90.00...............................................            2              675,565             0.36
                                                                         ---         ------------           ------
         Total                                                           401         $187,683,724           100.00%
                                                                         ===         ============           ======

-----------
(1) As of the initial cut-off date the weighted average original Loan-to-Value Ratio of the Initial Mortgage Loans in loan group 6 was approximately 76.68%.
(2) Does not take into account any secondary financing on the Initial Mortgage Loans in loan group 6 that may exist at the time of origination.

                  State Distribution of Mortgaged Properties(1)

                                                                                       Aggregate
                                                                    Number of          Principal           % of Initial
                                                                     Initial            Balance          Mortgage Loans in
State                                                             Mortgage Loans      Outstanding          Loan Group 5
-------------------------------------------------------------     --------------      -----------        -----------------
Arizona......................................................             6           $  2,511,433            1.34%
California...................................................           317            154,654,904           82.40
Colorado.....................................................             4              1,836,725            0.98
Connecticut..................................................             2                425,539            0.23
District of Columbia.........................................             3              1,161,105            0.62
Florida......................................................             4              1,474,747            0.79
Georgia......................................................            10              3,458,312            1.84
Illinois.....................................................             6              1,879,977            1.00
Indiana......................................................             1                135,565            0.07
Maryland.....................................................             2                937,903            0.50
Massachusetts................................................             2              1,934,676            1.03
Michigan.....................................................             1                365,498            0.19
Minnesota....................................................             1                524,071            0.28
Montana......................................................             1                415,667            0.22
Nevada.......................................................             4              1,875,727            1.00
New Jersey...................................................             1                479,587            0.26
New York.....................................................             3              1,620,734            0.86
North Carolina...............................................             2                761,203            0.41
Oregon.......................................................             6              1,803,307            0.96
Pennsylvania.................................................             1                303,999            0.16
South Carolina...............................................             2                784,795            0.42
Texas........................................................             1                 90,081            0.05
Virginia.....................................................             4              1,952,945            1.04
Washington...................................................            17              6,295,221            3.35
                                                                        ---           ------------          ------
         Total                                                          401           $187,683,724          100.00%
                                                                        ===           ============          ======

-----------
(1) As of the initial cut-off date, no more than approximately 2.09% of the Initial Mortgage Loans in loan group 6 will be secured by mortgaged properties located in any one postal zip code area.

                        Purpose of Initial Mortgage Loans

                                                                                       Aggregate
                                                                    Number of          Principal           % of Initial
                                                                     Initial            Balance          Mortgage Loans in
Loan Purpose                                                      Mortgage Loans      Outstanding          Loan Group 5
-------------------------------------------------------------     --------------      -----------        -----------------
Purchase.....................................................           234            $112,017,530          59.68%
Refinance (rate/term)........................................            81              39,532,625          21.06
Refinance (cash-out).........................................            86              36,133,569          19.25
                                                                        ---            ------------         ------
         Total                                                          401            $187,683,724         100.00%
                                                                        ===            ============         ======

                          Types of Mortgaged Properties

                                                                                       Aggregate
                                                                    Number of          Principal           % of Initial
                                                                     Initial            Balance          Mortgage Loans in
Property Type                                                     Mortgage Loans      Outstanding          Loan Group 5
-------------------------------------------------------------     --------------      -----------        -----------------
Single Family Residence......................................           278           $128,097,347           68.25%
Planned Unit Development.....................................            85             42,725,668           22.76
Low-rise Condominium.........................................            34             14,924,932            7.95
High-rise Condominium........................................             1                816,588            0.44
2-4 Units....................................................             3              1,119,190            0.60
                                                                        ---           ------------          ------
         Total                                                          401           $187,683,724          100.00%
                                                                        ===           ============          ======


                               Occupancy Types(1)

                                                                                       Aggregate
                                                                    Number of          Principal           % of Initial
                                                                     Initial            Balance          Mortgage Loans in
Occupancy Type                                                    Mortgage Loans      Outstanding          Loan Group 5
-------------------------------------------------------------     --------------      -----------        -----------------
Owner Occupied..............................................            395          $185,728,356             98.96%
Secondary Residence.........................................              3             1,574,250              0.84
Investment..................................................              3               381,118              0.20
                                                                        ---          ------------            ------
         Total                                                          401          $187,683,724            100.00%
                                                                        ===          ============            ======

-----------
(1) Based upon representations of the related mortgagors at the time of origination.

                          Remaining Term to Maturity(1)

                                                                                       Aggregate
                                                                    Number of          Principal           % of Initial
                                                                     Initial            Balance          Mortgage Loans in
Range of Remaining Term to Maturity (Months)                      Mortgage Loans      Outstanding          Loan Group 5
-------------------------------------------------------------     --------------      -----------        -----------------
301- 360.....................................................          401           $187,683,724            100.00%
                                                                       ---           ------------            ------
         Total                                                         401           $187,683,724            100.00%
                                                                       ===           ============            ======

-----------
(1) As of the initial cut-off date, the weighted average remaining term to maturity of the Initial Mortgage Loans in loan group 6 was approximately 358 months.

                                  Loan Programs

                                                                                       Aggregate
                                                                    Number of          Principal           % of Initial
                                                                     Initial            Balance          Mortgage Loans in
Loan Programs                                                     Mortgage Loans      Outstanding          Loan Group 5
-------------------------------------------------------------     --------------      -----------        -----------------
5/25 Six-Month LIBOR.........................................          399            $187,083,418             99.68%
5/1 CMT......................................................            2                 600,305              0.32
                                                                       ---            ------------            ------
         Total                                                         401            $187,683,724            100.00%
                                                                       ===            ============            ======


                                 Gross Margin(1)

                                                                                       Aggregate
                                                                    Number of          Principal           % of Initial
                                                                     Initial            Balance          Mortgage Loans in
Range of Gross Margins (%)                                        Mortgage Loans      Outstanding          Loan Group 5
-------------------------------------------------------------     --------------      -----------        -----------------
2.001 - 3.000................................................          400            $187,544,267            99.93%
5.001 - 6.000................................................            1                 139,457             0.07
                                                                       ---            ------------           ------
         Total                                                         401            $187,683,724           100.00%
                                                                       ===            ============           ======

-----------
(1) As of the initial cut-off date, the weighted average gross margin of the Initial Mortgage Loans in loan group 6 was approximately 2.735%.

                             Initial Adjustment Date

                                                                                       Aggregate
                                                                    Number of          Principal           % of Initial
                                                                     Initial            Balance          Mortgage Loans in
Initial Adjustment Date                                           Mortgage Loans      Outstanding          Loan Group 5
-------------------------------------------------------------     --------------      -----------        -----------------
June 1, 2006.................................................             1          $    418,833               0.22%
July 1, 2006.................................................             1               181,473               0.10
November 1, 2006.............................................             1                90,081               0.05
January 1, 2007..............................................             3             1,302,258               0.69
February 1, 2007.............................................             3               490,652               0.26
April 1, 2007................................................            12             5,272,183               2.81
May 1, 2007..................................................           225           108,140,902              57.62
June 1, 2007.................................................           155            71,787,342              38.25
                                                                        ---          ------------             ------
         Total                                                          401          $187,683,724             100.00%
                                                                        ===          ============             ======


                        Months to Initial Adjustment Date

                                                                                       Aggregate
                                                                    Number of          Principal           % of Initial
Range of Number of Months to Initial                                 Initial            Balance          Mortgage Loans in
Adjustment Date (Months)                                          Mortgage Loans      Outstanding          Loan Group 5
-------------------------------------------------------------     --------------      -----------        -----------------
 43 - 49.....................................................            2            $    600,305             0.32%
 50 - 55.....................................................            7               1,882,991             1.00
 56 - 61.....................................................          392             185,200,428            98.68
                                                                       ---            ------------           ------
         Total                                                         401            $187,683,724           100.00%
                                                                       ===            ============           ======

                             Maximum Mortgage Rates

                                                                                       Aggregate
                                                                    Number of          Principal           % of Initial
                                                                     Initial            Balance          Mortgage Loans in
Range of Maximum Mortgage Rates (%)                               Mortgage Loans      Outstanding          Loan Group 5
-------------------------------------------------------------     --------------      -----------        -----------------
 10.001 - 11.000.............................................             1           $    540,000            0.29%
 11.001 - 12.000.............................................           261            121,146,346           64.55
 12.001 - 13.000.............................................           136             65,295,667           34.79
 13.001 - 14.000.............................................             3                701,711            0.37
                                                                        ---           ------------          ------
         Total                                                          401           $187,683,724          100.00%
                                                                        ===           ============          ======


                            Initial Periodic Rate Cap

                                                                                       Aggregate
                                                                    Number of          Principal           % of Initial
                                                                     Initial            Balance          Mortgage Loans in
Initial Periodic Cap (%)                                          Mortgage Loans      Outstanding          Loan Group 5
-------------------------------------------------------------     --------------      -----------        -----------------
1.000........................................................            1            $    139,457             0.07%
2.000........................................................            2                 600,305             0.32
5.000........................................................          398             186,943,961            99.61
                                                                       ---            ------------           ------
         Total                                                         401            $187,683,724           100.00%
                                                                       ===            ============           ======


                          Subsequent Periodic Rate Cap

                                                                                       Aggregate
                                                                    Number of          Principal           % of Initial
                                                                     Initial            Balance          Mortgage Loans in
Subsequent Periodic Rate Cap (%)                                  Mortgage Loans      Outstanding          Loan Group 5
-------------------------------------------------------------     --------------      -----------        -----------------
1.000........................................................          399           $187,083,418             99.68%
2.000........................................................            2                600,305              0.32
                                                                       ---           ------------            ------
         Total                                                         401           $187,683,724            100.00%
                                                                       ===           ============            ======


                             Minimum Mortgage Rates

                                                                                       Aggregate
                                                                    Number of          Principal           % of Initial
                                                                     Initial            Balance          Mortgage Loans in
Range of Minimum Mortgage Rates (%)                               Mortgage Loans      Outstanding          Loan Group 5
-------------------------------------------------------------     --------------      -----------        -----------------
2.001 - 3.000................................................         400            $187,544,267             99.93%
5.001 - 6.000................................................           1                 139,457              0.07
                                                                      ---            ------------            ------
         Total                                                        401            $187,683,724            100.00%
                                                                      ===            ============            ======

                                  Loan Group 7

                            Current Mortgage Rates(1)

                                                                                       Aggregate
                                                                    Number of          Principal          % of Initial
                                                                     Initial            Balance         Mortgage Loans in
Current Mortgage Rates (%)                                        Mortgage Loans      Outstanding         Loan Group 7
-------------------------------------------------------------     --------------      -----------       -----------------
5.250........................................................            2          $  1,056,811             1.30%
5.500........................................................            1               400,000             0.49
5.625........................................................            4             1,123,869             1.38
5.750........................................................           10             2,822,949             3.46
5.875........................................................            2               386,663             0.47
6.000........................................................            8             3,906,724             4.80
6.125........................................................           12             4,529,865             5.56
6.250........................................................           21             9,120,424            11.19
6.375........................................................           25            10,433,993            12.81
6.500........................................................           24            11,446,718            14.05
6.625........................................................           22            10,006,586            12.28
6.750........................................................           25             9,670,932            11.87
6.875........................................................           17             7,088,329             8.70
7.000........................................................           15             5,600,212             6.87
7.125........................................................            1               357,053             0.44
7.250........................................................            3             1,902,724             2.34
7.375........................................................            2               844,597             1.04
7.500........................................................            1               360,732             0.44
7.625........................................................            2               413,724             0.51
                                                                        ---         ------------           ------
         Total                                                          197         $ 81,472,906           100.00%
                                                                        ===         ============           ======

-----------
(1) The current Mortgage Rates listed in the preceding table include lender paid mortgage insurance premiums. As of the initial cut-off date, the weighted average current mortgage rate of the Initial Mortgage Loans in loan group 7 was approximately 6.501% per annum. As of the initial cut-off date, the weighted average current mortgage rate of the Initial Mortgage Loans in loan group 7 net of the interest premium charged by the lender was approximately 6.495% per annum.

                   Current Mortgage Loan Principal Balances(1)

                                                                                       Aggregate
                                                                    Number of          Principal          % of Initial
                                                                     Initial            Balance         Mortgage Loans in
Range of Current Mortgage Loan Principal Balances ($)             Mortgage Loans      Outstanding         Loan Group 7
-------------------------------------------------------------     --------------      -----------       -----------------
 50,000.01 to 100,000.00......................................           1          $     60,680              0.07%
100,000.01 to 150,000.00......................................          12             1,503,905              1.85
150,000.01 to 200,000.00......................................           7             1,282,432              1.57
200,000.01 to 250,000.00......................................           7             1,539,208              1.89
250,000.01 to 300,000.00......................................           5             1,420,563              1.74
300,000.01 to 350,000.00......................................          40            13,241,895             16.25
350,000.01 to 400,000.00......................................          37            13,999,370             17.18
400,000.01 to 450,000.00......................................          25            10,651,902             13.07
450,000.01 to 500,000.00......................................          19             9,075,798             11.14
500,000.01 to 550,000.00......................................          11             5,863,638              7.20
550,000.01 to 600,000.00......................................          12             7,003,746              8.60
600,000.01 to 650,000.00......................................          11             6,981,156              8.57
700,000.01 to 750,000.00......................................           1               745,674              0.92
750,000.01 to 1,000,000.00....................................           9             8,102,940              9.95
                                                                        ---         ------------            ------
    Total                                                               197         $ 81,472,906            100.00%
                                                                        ===         ============            ======

-----------
(1) As of the initial cut-off date, the average current mortgage loan principal balance of the Initial Mortgage Loans in loan group 7 was approximately $413,568.

                Documentation Program for Initial Mortgage Loans

                                                                                       Aggregate
                                                                    Number of          Principal          % of Initial
                                                                     Initial            Balance         Mortgage Loans in
Type of Program                                                   Mortgage Loans      Outstanding          Loan Group 7
-------------------------------------------------------------     --------------      -----------       -----------------
Full.........................................................           130          $ 52,984,751            65.03%
Reduced......................................................            62            26,424,173            32.43
No Income/No Asset...........................................             2               862,193             1.06
Streamlined..................................................             2               605,250             0.74
No Income Verification.......................................             1               596,539             0.73
                                                                        ---          ------------           ------
         Total                                                          197          $ 81,472,906           100.00%
                                                                        ===          ============           ======

                       Original Loan-to-Value Ratios(1)(2)

                                                                                       Aggregate
                                                                    Number of          Principal          % of Initial
                                                                     Initial            Balance         Mortgage Loans in
Range of Original Loan-to-Value Ratios (%)                        Mortgage Loans      Outstanding          Loan Group 7
-------------------------------------------------------------     --------------      -----------       -----------------
    0.01 - 50.00.............................................             17        $   8,430,166            10.35%
   50.01 - 55.00.............................................             11            4,742,335             5.82
   55.01 - 60.00.............................................             11            5,370,434             6.59
   60.01 - 65.00.............................................             11            5,828,162             7.15
   65.01 - 70.00.............................................             14            6,189,578             7.60
   70.01 - 75.00.............................................             32           14,392,108            17.66
   75.01 - 80.00.............................................             88           32,216,421            39.54
   80.01 - 85.00.............................................              2              491,370             0.60
   85.01 - 90.00.............................................              8            2,143,604             2.63
   90.01 - 95.00.............................................              1              360,732             0.44
   95.01 - 100.00............................................              2            1,307,998             1.61
                                                                         ---         ------------           ------
         Total                                                           197         $ 81,472,906           100.00%
                                                                         ===         ============           ======

-----------
(1) As of the initial cut-off date, the weighted average original Loan-to-Value Ratio of the Initial Mortgage Loans in loan group 7 was approximately 69.99%.
(2) Does not take into account any secondary financing on the Initial Mortgage Loans in loan group 7 that may exist at the time of origination.

                  State Distribution of Mortgaged Properties(1)




                                                                                       Aggregate
                                                                    Number of          Principal          % of Initial
                                                                     Initial            Balance         Mortgage Loans in
State                                                            Mortgage Loans      Outstanding          Loan Group 7
-------------------------------------------------------------     --------------      -----------       -----------------
Arizona......................................................             3         $   1,262,542             1.55%
California...................................................            86            37,051,335            45.48
Colorado.....................................................             8             3,652,053             4.48
Connecticut..................................................             2             1,150,000             1.41
District of Columbia.........................................             1               343,063             0.42
Florida......................................................             5             1,656,872             2.03
Georgia......................................................            17             3,733,353             4.58
Illinois.....................................................             8             3,309,161             4.06
Indiana......................................................             2               585,075             0.72
Kansas.......................................................             2               612,965             0.75
Maryland.....................................................             4             2,526,687             3.10
Massachusetts................................................             7             3,014,619             3.70
Michigan.....................................................             2             1,354,359             1.66
Minnesota....................................................             2               771,971             0.95
Missouri.....................................................             1               498,570             0.61
Nevada.......................................................             1               498,724             0.61
New Hampshire................................................             1               472,500             0.58
New Jersey...................................................             5             2,142,393             2.63
New York.....................................................             1               618,390             0.76
North Carolina...............................................             2             1,021,456             1.25
Ohio.........................................................             1               386,050             0.47
Oregon.......................................................             2               768,728             0.94
Pennsylvania.................................................             6             1,823,979             2.24
South Carolina...............................................             1               165,938             0.20
Tennessee....................................................             2               590,994             0.73
Texas........................................................             6             3,991,479             4.90
Utah.........................................................             2               773,987             0.95
Virginia.....................................................             9             3,524,067             4.33
Washington...................................................             6             2,349,568             2.88
West Virginia................................................             1               322,980             0.40
Wyoming......................................................             1               499,049             0.61
                                                                        ---          ------------           ------
         Total                                                          197          $ 81,472,906           100.00%
                                                                        ===          ============           ======

-----------
(1) As of the initial cut-off date, no more than approximately 2.18% of the Initial Mortgage Loans in loan group 7 will be secured by mortgaged properties located in any one postal zip code area.

                        Purpose of Initial Mortgage Loans

                                                                                       Aggregate
                                                                    Number of          Principal          % of Initial
                                                                     Initial            Balance         Mortgage Loans in
Loan Purpose                                                      Mortgage Loans      Outstanding          Loan Group 7
-------------------------------------------------------------     --------------      -----------       -----------------
Purchase.....................................................            86          $ 36,527,707            44.83%
Refinance (rate/term)........................................            81            32,296,352            39.64
Refinance (cash-out).........................................            30            12,648,847            15.53
                                                                        ---          ------------           ------
         Total                                                          197          $ 81,472,906           100.00%
                                                                        ===          ============           ======

                          Types of Mortgaged Properties


                                                                                       Aggregate
                                                                    Number of          Principal          % of Initial
                                                                     Initial            Balance         Mortgage Loans in
Property Type                                                     Mortgage Loans      Outstanding          Loan Group 7
-------------------------------------------------------------     --------------      -----------       -----------------
Single Family Residence......................................           121          $ 51,031,394            62.64%
Planned Unit Development.....................................            53            21,272,421            26.11
Low-rise Condominium.........................................            18             6,678,021             8.20
2-4 Units....................................................             3             1,720,162             2.11
High-rise Condominium........................................             2               770,909             0.95
                                                                        ---          ------------           ------
         Total                                                          197          $ 81,472,906           100.00%
                                                                        ===          ============           ======

                               Occupancy Types(1)

                                                                                       Aggregate
                                                                    Number of          Principal          % of Initial
                                                                     Initial            Balance         Mortgage Loans in
Occupancy Type                                                    Mortgage Loans      Outstanding          Loan Group 7
-------------------------------------------------------------     --------------      -----------       -----------------
Owner Occupied..............................................            191          $ 79,295,812            97.33%
Secondary Residence.........................................              6             2,177,095             2.67
                                                                        ---          ------------           ------
         Total                                                          197          $ 81,472,906           100.00%
                                                                        ===          ============           ======

-----------
(1) Based upon representations of the related mortgagors at the time of origination.

                          Remaining Term to Maturity(1)



                                                                                       Aggregate
                                                                    Number of          Principal          % of Initial
                                                                     Initial            Balance         Mortgage Loans in
Range of Remaining Term to Maturity (Months)                      Mortgage Loans      Outstanding          Loan Group 7
-------------------------------------------------------------     --------------      -----------       -----------------
301- 360.......................................................        197           $ 81,472,906           100.00%
                                                                       ---           ------------           ------
         Total                                                         197           $ 81,472,906           100.00%
                                                                       ===           ============           ======

-----------
(1) As of the initial cut-off date, the weighted average remaining term to maturity of the Initial Mortgage Loans in loan group 7 was approximately 357 months.

                                  Loan Programs

                                                                                       Aggregate
                                                                    Number of          Principal          % of Initial
                                                                     Initial            Balance         Mortgage Loans in
Loan Programs                                                     Mortgage Loans      Outstanding          Loan Group 7
-------------------------------------------------------------     --------------      -----------       -----------------
7/1 LIBOR....................................................          105           $ 45,977,620            56.43%
7/1 CMT......................................................          72              26,542,195            32.58
10/1 LIBOR...................................................          20               8,953,092            10.99
                                                                       ---           ------------           ------
         Total                                                         197           $ 81,472,906           100.00%
                                                                       ===           ============           ======

                                 Gross Margin(1)


                                                                                       Aggregate
                                                                    Number of          Principal          % of Initial
                                                                     Initial            Balance         Mortgage Loans in
Range of Gross Margins (%)                                        Mortgage Loans      Outstanding          Loan Group 7
-------------------------------------------------------------     --------------      -----------       -----------------
 2.001 - 3.000...............................................           196          $ 81,112,174            99.56%
 3.001 - 4.000...............................................             1               360,732             0.44
                                                                        ---           ------------          ------
         Total                                                          197          $ 81,472,906           100.00%
                                                                        ===          ============           ======

-----------

(1) As of the initial cut-off date, the weighted average gross margin of the Initial Mortgage Loans in loan group 7 was approximately 2.447%.

                             Initial Adjustment Date


                                                                                       Aggregate
                                                                    Number of          Principal          % of Initial
                                                                     Initial            Balance         Mortgage Loans in
Initial Adjustment Date                                           Mortgage Loans      Outstanding          Loan Group 7
-------------------------------------------------------------     --------------      -----------       -----------------
September 1, 2008............................................             2          $  1,157,093             1.42%
October 1, 2008..............................................             3               669,354             0.82
November 1, 2008.............................................             8             1,523,983             1.87
December 1, 2008.............................................             8             3,347,509             4.11
January 1, 2009..............................................            34            13,770,933            16.90
February 1, 2009.............................................            15             5,795,274             7.11
March 1, 2009................................................             6             2,170,411             2.66
April 1, 2009................................................             9             4,355,622             5.35
May 1, 2009..................................................            25             9,959,871            12.22
June 1, 2009.................................................            31            12,559,780            15.42
July 1, 2009.................................................            36            17,209,983            21.12
December 1, 2011.............................................            12             4,934,552             6.06
January 1, 2012..............................................             8             4,018,540             4.93
                                                                        ---           ------------          ------
         Total                                                          197          $ 81,472,906           100.00%
                                                                        ===          ============           ======

                        Months to Initial Adjustment Date


                                                                                       Aggregate
                                                                    Number of          Principal          % of Initial
Range of Number of Months to Initial                                 Initial            Balance         Mortgage Loans in
Adjustment Date (Months)                                          Mortgage Loans      Outstanding          Loan Group 7
-------------------------------------------------------------     --------------      -----------       -----------------
 74 - 79.....................................................           70           $ 26,264,147            32.24%
 80 - 85.....................................................          107             46,255,667            56.77
 Greater than 85.............................................           20              8,953,092            10.99
                                                                       ---           ------------           ------
         Total                                                         197           $ 81,472,906           100.00%
                                                                       ===           ============           ======

                             Maximum Mortgage Rates


                                                                                       Aggregate
                                                                    Number of          Principal          % of Initial
                                                                     Initial            Balance         Mortgage Loans in
Range of Maximum Mortgage Rates (%)                               Mortgage Loans      Outstanding          Loan Group 7
-------------------------------------------------------------     --------------      -----------       -----------------
 10.001 - 11.000.............................................            27          $  9,697,016            11.90%
 11.001 - 12.000.............................................           160            67,365,111            82.68
 12.001 - 13.000.............................................            10             4,410,780             5.41
                                                                        ---          ------------           ------
         Total                                                          197          $ 81,472,906           100.00%
                                                                        ===          ============           ======

                            Initial Periodic Rate Cap


                                                                                       Aggregate
                                                                    Number of          Principal          % of Initial
                                                                     Initial            Balance         Mortgage Loans in
                                                                     Initial           Balance         Mortgage Loans in
Initial Periodic Cap (%)                                          Mortgage Loans      Outstanding          Loan Group 7
-------------------------------------------------------------     --------------      -----------       -----------------
2.000........................................................            1           $    623,337             0.77%
5.000........................................................          196             80,849,570            99.23
                                                                       ---           ------------           ------
         Total                                                         197           $ 81,472,906           100.00%
                                                                       ===           ============           ======

                          Subsequent Periodic Rate Cap



                                                                                       Aggregate
                                                                    Number of          Principal          % of Initial
                                                                     Initial            Balance         Mortgage Loans in
                                                                     Initial           Balance         Mortgage Loans in
Subsequent Periodic Rate Cap (%)                                  Mortgage Loans      Outstanding          Loan Group 7
-------------------------------------------------------------     --------------      -----------       -----------------
1.000........................................................            1           $    531,949             0.65%
2.000........................................................          196             80,940,957            99.35
                                                                       ---           ------------           ------
         Total                                                         197           $ 81,472,906           100.00%
                                                                       ===           ============           ======

                             Minimum Mortgage Rates

                                                                                       Aggregate
                                                                    Number of          Principal          % of Initial
                                                                     Initial            Balance         Mortgage Loans in
                                                                     Initial           Balance         Mortgage Loans in
Range of Minimum Mortgage Rates (%)                                Mortgage Loans      Outstanding          Loan Group 7
-------------------------------------------------------------     --------------      -----------       -----------------
 2.001 - 3.000..............................................          196            $ 81,112,174            99.56%
 3.001 - 4.000..............................................            1                 360,732             0.44
                                                                      ---            ------------           ------
         Total                                                        197            $ 81,472,906           100.00%
                                                                      ===            ============           ======

Assignment of the Mortgage Loans

         Pursuant to the pooling and servicing agreement, on the closing date, the depositor will sell, transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the certificateholders all right, title and interest of the depositor in and to each Initial Mortgage Loan and all right, title and interest in and to all other assets included in CHL Mortgage Pass-Through Trust 2002-HYB2, including all principal and interest received on or with respect to the Initial Mortgage Loans, but not any principal and interest due on or before the initial cut-off date, and amounts (if any) deposited in the Capitalized Interest Accounts and the Supplemental Loan Accounts on the closing date.

         In connection with the transfer and assignment of a mortgage loan, the depositor will deliver or cause to be delivered to the trustee, or a custodian for the trustee, the mortgage file, which contains among other things, the original mortgage note (and any modification or amendment to it) endorsed in blank without recourse, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost, the original instrument creating a first lien on the related mortgaged property with evidence of recording indicated thereon, an assignment in recordable form of the mortgage, the title policy with respect to the related mortgaged property and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to the mortgage note and mortgage (except for any documents not returned from the public recording office, which will be delivered to the trustee as soon as the same is available to the depositor). With respect to up to 50% of the Initial Mortgage Loans in each loan group, the depositor may deliver all or a portion of each related mortgage file to the trustee not later than thirty days after the closing date and not later than twenty days after the relevant Supplemental Transfer Date (as defined below) with respect to up to 90% of the Supplemental Mortgage Loans in each loan group. Assignments of the mortgage loans to the trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states such as California where in the opinion of counsel recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the seller or a transferor, as the case may be.

         The trustee will review each mortgage file relating to the Initial Mortgage Loans within 90 days of the closing date (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date) and the documents relating to the Supplemental Mortgage Loans promptly after the trustee's receipt thereof after the related Supplemental Transfer Date as described above, and if any document in a mortgage file is found to be missing or defective in a material respect and the seller does not cure the defect within 90 days of notice of the defect from the trustee (or within such longer period not to exceed 720 days after the closing date as provided in the pooling and servicing agreement in the case of missing documents not returned from the public recording office), the seller will be obligated to repurchase the related mortgage loan from the trust fund. Rather than repurchase the mortgage loan as provided above, the seller may remove the mortgage loan (referred to as a "deleted mortgage loan") from the trust fund and substitute in its place another mortgage loan (referred to as a "replacement mortgage loan"); however, such a substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the trustee to the effect that such a substitution will not disqualify the REMIC or result in a prohibited transaction tax under the Code. Any replacement mortgage loan generally will, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement,

     o have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the deleted mortgage loan (the amount of any shortfall to be deposited by the seller in the Certificate Account and held for distribution to the certificateholders on the related Distribution Date (referred to as a "Substitution Adjustment Amount")),

     o have a maximum mortgage rate not more than 1% per annum higher or lower than the maximum mortgage rate of the deleted mortgage loan,

     o have a minimum mortgage rate specified in its related mortgage note not more than 1% per annum higher or lower than the minimum mortgage rate of the deleted mortgage loan,

     o have the same Mortgage Index, reset period and periodic rate cap as the deleted mortgage loan and a gross margin not more than 1% per annum higher or lower than that of the deleted mortgage loan,

     o have a mortgage rate not lower than, and not more than 1% per annum higher than that of the deleted mortgage loan,

     o have a Loan-to-Value Ratio not higher than that of the deleted mortgage loan,

     o have a remaining term to maturity not greater than (and not more than one year less than) that of the deleted mortgage loan, and

     o comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for omission of, or a material defect in, a mortgage loan document.

         Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of such mortgage, above, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgages for some or all of the mortgage loans in the trust fund that are not already held through the MERS(R) System may, at the discretion of the master servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R) System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the master servicer, registered electronically through the MERS(R) System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan.

Mortgage Loans Delivered on the Closing Date

     The collateral information presented in this prospectus supplement concerning the Initial Mortgage Loans intended to be delivered to the trust fund on the closing date may not reflect all of the mortgage loans that will actually be included in the trust fund on the closing date. Certain of the mortgage loans reflected in the collateral information may prepay in full or may be determined not to meet the eligibility requirements for inclusion in the trust fund and, as a result, may not be delivered to the trust fund on the closing date. Nevertheless, the characteristics of the final pool of mortgage loans, consisting of the mortgage loans delivered to the trust fund on the closing date and Supplemental Mortgage Loans, if any, that are delivered to the trust fund subsequent to the closing date, are not expected to differ materially from the characteristics of the pool of mortgage loans reflected in this collateral information.


Conveyance of Supplemental Mortgage Loans

     If the aggregate principal balance of the Initial Mortgage Loans in loan group 1, loan group 2, loan group 3, loan group 4, loan group 5, loan group 6 or loan group 7 transferred to the trust fund on the closing date is less than $128,415,537, $41,830,634, $10,406,201, $41,736,196, $204,316,331, $178,299,538
and $77,399,261 respectively, an account will be established for that loan group (each account, a "Supplemental Loan Account") with the trustee on the Closing Date in an amount (the "Group 1 Supplemental Amount", "Group 2 Supplemental Amount", "Group 3 Supplemental Amount", "Group 4 Supplemental Amount", "Group 5 Supplemental Amount", "Group 6 Supplemental Amount" and "Group 7 Supplemental Amount," as applicable and each, a "Supplemental Amount") equal to the excess of the applicable amount over the balance of the Initial Mortgage Loans in loan group 1, loan group 2, loan group 3, loan group 4, loan group 5, loan group 6 or loan group 7, as applicable.

     Any investment income earned from amounts in the Supplemental Loan Accounts will be paid to the depositor and will not be available for payments on the certificates. During the period from the closing date to the earlier of the date on which the aggregate amount in all of the Supplemental Loan Accounts is less than $150,000 and August 15, 2002 (the "Conveyance Period"), the depositor is expected to purchase mortgage loans (the "Supplemental Mortgage Loans") for the related loan group from the seller and sell those Supplemental Mortgage Loans for the related loan group to the trust fund as described below. The purchase price for each Supplemental Mortgage Loan purchased by the trust fund after the closing date will equal the Stated Principal Balance of the Supplemental Mortgage Loan as of the date of origination of that mortgage loan (unless the Supplemental Mortgage Loan for that loan group was originated on or prior to July 1, 2002, in which case, as of August 1, 2002) (the related "Supplemental Cut-off Date") and will be paid from the related Supplemental Loan Account. Accordingly, the purchase of Supplemental Mortgage Loans for a loan group will decrease the amount on deposit in the related Supplemental Loan Account and increase the aggregate Stated Principal Balance of the mortgage loans in the related loan group.

     Because some of the mortgage loans in a loan group may not be acquired by the trust fund until after the closing date, there may be insufficient interest collections from the mortgage loans to pay all the interest due on the certificates related to that loan group on the first and possibly the second Distribution Dates. A capitalized interest account (a "Capitalized Interest Account") will be established and funded on the closing date for each loan group for which a Supplemental Loan Account has been established, from which funds (together with any investment earnings thereon) will be drawn upon to offset any interest shortfall on the Distribution Date during and, if necessary, immediately following the end of the Conveyance Period, as a result of collections on the mortgage loans in the related loan group being insufficient to cover the full amount of interest then due on the certificates. Any amounts remaining in a Capitalized Interest Account after making distributions of interest on the first Distribution Date following the end of the Conveyance Period will be paid to the seller and will not thereafter be available for distribution to the Certificateholders.

     Amounts on deposit in the Supplemental Loan Accounts and the Capitalized Interest Accounts will be invested in Eligible Investments. The Supplemental Loan Accounts and the Capitalized Interest Accounts will not be assets of the REMIC.

     Pursuant to the pooling and servicing agreement and a supplemental transfer agreement, if necessary (a "Supplemental Transfer Agreement"), to be executed by the seller, the depositor and the trustee, the conveyance of Supplemental Mortgage Loans for a loan group may be made on any business day during the Conveyance Period (a "Supplemental Transfer Date"), subject to the fulfillment of certain conditions in the pooling and servicing agreement, including that the Supplemental Mortgage Loans conveyed on the related Supplemental Transfer Date satisfy the same representations and warranties in the pooling and servicing agreement applicable to all mortgage loans in the mortgage pool, and that, as of the Supplemental Cut-off Date:

     o the Supplemental Mortgage Loans conveyed on that Supplemental Transfer Date were selected in a manner reasonably believed not to be adverse to the interests of the Certificateholders,

     o the trustee receives an opinion of counsel with respect to the validity of the conveyance of the Supplemental Mortgage Loans conveyed on that Supplemental Transfer Date,

     o the Supplemental Mortgage Loans conveyed on that Supplemental Transfer Date were originated in accordance with the underwriting standards described in this prospectus supplement,

     o the conveyance of the Supplemental Mortgage Loans on that Supplemental Transfer Date will not result in a reduction or withdrawal of any ratings assigned to the offered certificates, and

     o following the conveyance of the Supplemental Mortgage Loans on that Supplemental Transfer Date to the trust fund, the characteristics listed below for each loan group will not vary by more than the amount indicated below; provided that for the purpose of making such calculations, the characteristics for any Initial Mortgage Loan made will be taken as of the initial cut-off date and the characteristics for any Supplemental Mortgage Loan will be taken as of the related Supplemental Cut-off Date:

                              Characteristic of                                      Permitted
                       Mortgage Loans in Loan Group 1                                 Variance
                       ------------------------------                                --------
Average Stated Principal Balance                           $  452,088                10%
Weighted Average Mortgage Rate                                6.133%                 10 basis points
Weighted Average Loan-to-Value Ratio                          71.52%                 5%
Weighted Average Remaining Term to Maturity                   359 months             2 months

                              Characteristic of                                      Permitted
                       Mortgage Loans in Loan Group 2                                 Variance
                       ------------------------------                                --------
Average Stated Principal Balance                           $  164,915                10%
Weighted Average Mortgage Rate                                5.739%                 10 basis points
Weighted Average Loan-to-Value Ratio                          81.72%                 5%
Weighted Average Remaining Term to Maturity                   357 months             2 months

                              Characteristic of                                      Permitted
                       Mortgage Loans in Loan Group 3                                 Variance
                       ------------------------------                                --------
Average Stated Principal Balance                           $  438,156                10%
Weighted Average Mortgage Rate                                6.140%                 10 basis points
Weighted Average Loan-to-Value Ratio                          73.08%                 5%
Weighted Average Remaining Term to Maturity                   359 months             2 months

                              Characteristic of                                      Permitted
                       Mortgage Loans in Loan Group 4                                 Variance
                       ------------------------------                                --------
Average Stated Principal Balance                           $  414,461                10%
Weighted Average Mortgage Rate                                6.666%                 10 basis points
Weighted Average Loan-to-Value Ratio                          77.66%                 5%
Weighted Average Remaining Term to Maturity                   358 months             2 months

                              Characteristic of                                      Permitted
                       Mortgage Loans in Loan Group 5                                 Variance
                       ------------------------------                                --------
Average Stated Principal Balance                           $  436,247                10%
Weighted Average Mortgage Rate                                6.327%                 10 basis points
Weighted Average Loan-to-Value Ratio                          73.74%                 5%
Weighted Average Remaining Term to Maturity                   359 months             2 months

                              Characteristic of                                      Permitted
                       Mortgage Loans in Loan Group 6                                 Variance
                       ------------------------------                                --------
Average Stated Principal Balance                           $  468,039                10%
Weighted Average Mortgage Rate                                6.957%                 10 basis points
Weighted Average Loan-to-Value Ratio                          76.68%                 5%
Weighted Average Remaining Term to Maturity                   358 months             2 months

                              Characteristic of                                      Permitted
                       Mortgage Loans in Loan Group 7                                 Variance
                       ------------------------------                                --------
Average Stated Principal Balance                           $  413,568                10%
Weighted Average Mortgage Rate                                6.501%                 10 basis points
Weighted Average Loan-to-Value Ratio                          69.99%                 5%
Weighted Average Remaining Term to Maturity                   357 months             2 months



     Neither the seller nor the depositor will exercise any discretion in the selection of Supplemental Mortgage Loans conveyed to the trust fund for inclusion in any of the loan groups. The selection will be made with respect to loans that satisfy the eligibility criteria for each loan group described above using a mechanical procedure generally as follows. Mortgage loans eligible for purchase will be aggregated by the date on which they were funded. These mortgage loans will be purchased in date order up through the day substantially all of the funds in the related Supplemental Loan Account are expended. Purchases of Supplemental Mortgage Loans funded on the same day will be ordered numerically by the loan number assigned to the mortgage loan by the seller. Acquisitions of Supplemental Mortgage Loans may occur in one or more closings after the closing date.

Underwriting Process -- Countrywide Home Loans Inc.

General

         Approximately 100%, 100%, 92.83%, 72.71% and 60.32% of the Initial
Mortgage Loans in loan group 1, loan group 2, loan group 3, loan group 5 and loan group 7, respectively, in each case by aggregate Stated Principal Balance as of the initial cut-off date, were originated by Countrywide Home Loans.

         All mortgage loans originated by Countrywide Home Loans must meet credit, appraisal and underwriting standards acceptable to Countrywide Home Loans. Countrywide Home Loans' underwriting standards are applied in accordance with applicable federal and state laws and regulations. Except as otherwise provided in this prospectus supplement, the underwriting procedures are consistent with those identified under "Mortgage Loan Program -- Underwriting Process" in the prospectus.

         Sometimes the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans' underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans' standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans' underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans' prior experience with the correspondent lender and the results of the quality control review process itself.

         Countrywide Home Loans' underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower's monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower's monthly gross income and the ratio of total monthly debt to the monthly gross income (the "debt-to-income" ratios) are within acceptable limits. If the prospective borrower has applied for a 3/1 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly housing expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly housing expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for a 5/1 Mortgage Loan, a7/1 Mortgage Loan or a 10/1 Mortgage Loan, the interest component of the monthly housing expense is calculated based on the initial loan interest rate. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans' underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower.

         Countrywide Home Loans may provide secondary financing to a mortgagor simultaneously with the origination of a first mortgage loan, subject to the following limitations: The Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide Home Loans' underwriting guidelines do not prohibit or otherwise restrict a mortgagor from obtaining secondary financing from lenders other than Countywide Home Loans, whether at origination of the mortgage loan or thereafter.

         The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the "Full Documentation Program"), each prospective borrower is required to complete an application which includes information with respect to the applicant's assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.

         A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans' standard disclosure or verification requirements or both. Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the "Alternative Documentation Program"), a Reduced Documentation Loan Program (the "Reduced Documentation Program"), a CLUES Plus Documentation Loan Program (the "CLUES Plus Documentation Program"), a No Income/ No Asset Documentation Loan Program (the "No Income/ No Asset Documentation Program"), a Stated Income/Stated Asset Documentation Loan Program (the "Stated Income/Stated Asset Documentation Program") and a Streamlined Documentation Loan Program (the "Streamlined Documentation Program").

         Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

         Except with respect to its Streamlined Documentation Program, Countywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

         Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

         In addition to Countrywide Home Loans' standard underwriting guidelines (the "Standard Underwriting Guidelines"), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countywide Home Loans uses underwriting guidelines featuring expanded criteria (the "Expanded Underwriting Guidelines"). The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

Standard Underwriting Guidelines

         Countrywide Home Loans' Standard Underwriting Guidelines for fixed-period adjustable rate mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $500,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

         For cash-out refinance mortgage loans with original principal balances of up to $650,000, Countrywide Home Loans' Standard Underwriting Guidelines generally allow Loan-to-Value Ratios at origination of up to 75%. The maximum "cash-out" amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countywide Home Loans if the borrower retains greater than 1% of the entire amount of the proceeds from the refinancing of the existing loan.

         Under its Standard Underwriting Guidelines, Countywide Home Loans generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower's total monthly debt of up to 38%.

         In connection with the Standard Underwriting Guidelines, Countywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Program, the CLUES Plus Documentation Program or the Streamlined Documentation Program.

         The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

         Under the Reduced Documentation Program, some underwriting documentation concerning income and employment verification is waived. Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower's income and employment is not verified, the borrower's debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 70% maximum.

         The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower's assets and the sufficiency of the borrower's funds for closing, Countywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

         The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countywide Home Loans, provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 90%. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 90%.

         All of the mortgage loans originated by Countrywide Home Loans will have been underwritten pursuant to its Standard Underwriting Guidelines.

Underwriting Process - GreenPoint Mortgage Funding, Inc.

General

     Approximately 98.54% and 99.57% of the Initial Mortgage Loans in loan group 4 and loan group 6, respectively, in each case by aggregate Stated Principal Balance as of July 1, 2002, were originated or acquired in the ordinary course of business by GreenPoint Mortgage Funding, Inc. ("GreenPoint") generally in accordance with the underwriting guidelines described in this prospectus supplement (the "GreenPoint Underwriting Guidelines").

Underwriting Standards

     GreenPoint Mortgage Funding, Inc. ("GreenPoint") a wholly-owned subsidiary of GreenPoint Financial Corp. ("GreenPoint Financial"), is engaged in the mortgage banking business, which consists of the origination, acquisition, sale and servicing of residential mortgage loans secured primarily by one-to four-unit family residences, and the purchase and sale of mortgage servicing rights. GreenPoint originates loans through a nationwide network of production branches. Loans are originated primarily through GreenPoint's wholesale division, through a network of independent mortgage loan brokers approved by GreenPoint and through its retail lending division and correspondent lending division.

     GreenPoint's present business operations were formed through the transfer to GreenPoint, effective October 1, 1999, of the assets and liabilities of Headlands Mortgage Company. Simultaneously with this transfer, GreenPoint Mortgage Corp. ("GreenPoint Mortgage"), a subsidiary of GreenPoint Financial specializing in non-conforming, no documentation loans, was merged into GreenPoint. All of the mortgage operations of GreenPoint Financial are now conducted through GreenPoint.

     GreenPoint's executive offices are located at 100 Wood Hollow Drive, Novato, California, 94945.

     The GreenPoint Underwriting Guidelines are generally not as strict as Fannie Mae or Freddie Mac guidelines. Generally, the GreenPoint Underwriting Guidelines are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Based on these and other factors, GreenPoint will determine the level of documentation to be provided by the prospective borrower. Exceptions to the GreenPoint Underwriting Guidelines are permitted where compensating factors are present.

     In determining whether a prospective borrower has sufficient monthly income available to meet the borrower's monthly obligation on the proposed mortgage loan and monthly housing expenses and other financial obligations, GreenPoint generally considers, when required by the applicable documentation program, the ratio of those amounts to the proposed borrower's monthly gross income. These ratios vary depending on a number of underwriting criteria, including loan-to-value ratios and are determined on a loan-by-loan basis.

     GreenPoint acquires or originates many mortgage loans under "limited documentation" or "no documentation" programs. Under the limited documentation programs, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower, than on verified income of the borrower. Mortgage loans underwritten under this type of program are generally limited to borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion, and certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. Mortgage loans originated and acquired with limited documentation programs include cash-out refinance loans, super-jumbo mortgage loans and mortgage loans secured by investor-owned properties. Permitted maximum loan-to-value ratios (including secondary financing) under limited documentation programs are generally more restrictive than mortgage loans originated with full documentation or alternative documentation requirements. Under no documentation programs, income ratios for the prospective borrower are not calculated. Emphasis is placed on the value and adequacy of the mortgaged property as collateral and the credit history of the prospective borrower, rather than on verified income and assets of the borrower. Documentation concerning income, employment verification and asset verification is waived and income ratios are not calculated. Mortgage loans underwritten under no documentation programs are generally limited to borrowers with favorable credit histories and who satisfy other standards for limited documentation programs.

Underwriting Process - National City Mortgage Company

General

     Approximately 27.29% of the Initial Mortgage Loans in loan group 5 by aggregate Stated Principal Balance as of July 1, 2002 were originated by or acquired in the ordinary course of business by National City Mortgage Company ("National City") generally in accordance with the underwriting guidelines described in this prospectus supplement (the "National City Underwriting Guidelines").

Underwriting Standards

         All of the National City mortgage loans are "conventional non-conforming mortgage loans" (i.e., loans that are not insured by the Federal Housing Authority ("FHA") or partially guaranteed by the Veterans Administration ("VA") or which do not qualify for sale to Fannie Mae or Freddie Mac) and are secured by first liens on one-to two-family residential properties. These loans typically differ from those underwritten to the guidelines established by Fannie Mae and Freddie Mac primarily with respect to the original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. The National City mortgage loans have been originated by National City and were generally underwritten in accordance with the standards described in this prospectus supplement.

         The National City Underwriting Guidelines are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. These standards are applied in accordance with the applicable federal and state laws and regulations. Exceptions to the underwriting standards are permitted where compensating factors are present.

         Generally, each mortgagor will have been required to complete an application designed to provide to the lender pertinent credit information concerning the mortgagor. The mortgagor will have given information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and will have furnished the lender with authorization to obtain a credit report which summarizes the mortgagor's credit history. In the case of two-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources.

         With respect to second homes or vacation properties, no income derived from the property will have been considered for underwriting purposes. With respect to purchase money or rate/term refinance loans secured by single family residences, loan- to-value ratios at origination of up to 95% for mortgage loans with original principal balances of up to $350,000, up to 90% for mortgage loans secured by two family, primary residences with original principal balances of up to $400,000. Mortgage loans with principal balances up to $2,000,000 ("super jumbos") are allowed if the loan is secured by the borrower's primary residence. The loan-to-value ratio for super jumbos generally may not exceed 60%. For cash-out refinance loans, the maximum loan-to-value ratio generally is 80% and the maximum "cash-out" amount permitted is $200,000.

         Investment properties are generally not permitted under the National City Underwriting Guidelines.

         For each mortgage loan with a loan-to-value ratio at origination exceeding 80%, a primary mortgage insurance policy insuring a portion of the balance of the mortgage loan at least equal to the product of the original principal balance of the mortgage loan and a fraction, the numerator of which is the excess of the original principal balance of such mortgage loan over 75% of the lesser of the appraised value and the selling price of the related mortgaged property and the denominator of which is the original principal balance of the related mortgage loan plus accrued interest thereon and related foreclosure expenses is generally required. No such primary mortgage insurance policy will be required with respect to any such mortgage loan after the date on which the related loan-to-value ratio decreases to 80% or less or, based upon new appraisal, the principal balance of such mortgage loan represents 80% or less of the new appraised value. All of the insurers that have issued primary mortgage insurance policies with respect to the mortgage loans meet Fannie Mae's or Freddie Mac's standard or are acceptable to rating agencies.

         In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligation on their proposed mortgage loan and (ii) to meet the monthly housing expenses and other financial obligation on the proposed mortgage loan, National City generally considers, when required by the applicable documentation program, the ratio of such amounts to the proposed borrower's acceptable stable monthly gross income. Such ratios vary depending on a number of underwriting criteria, including loan-to-value ratios, and are determined on a loan-by-loan basis.

         National City also examines a prospective borrower's credit report. Generally, each credit report provides a credit score for the borrower. Credit scores generally range from 350 to 840 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans Union. If three credit scores are obtained, National City applies the middle score of the primary wage earner. Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower's credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are the specific values of each characteristic. A scorecard (the model) is created with weights or points assigned to each attribute. An individual loan applicant's credit score is derived by summing together the attribute weights for that applicant.

         The National City mortgage loans have been underwritten under one of the following documentation programs: full/alternative documentation, stated income documentation, and streamlined documentation. Under full/alternative documentation, the prospective borrower's employment, income and assets are verified through written and telephonic communications. Under a stated income documentation program, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower than on a verified income of the borrower. Although the income is not verified, the originators obtain a telephonic verification of the borrower's employment without reference to income. Borrower's assets are verified.

         Each National City mortgaged property has been appraised by a qualified, licensed, independent appraiser. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standard Board of the Appraisal Foundation. Each appraisal must meet the requirements of Fannie Mae and Freddie Mac. The requirements of Fannie Mae and Freddie Mac require, among other things, that the appraiser, or its agent on its behalf, personally inspect the property inside and out, verify whether the property was in good condition and verify that construction, if new, had been substantially completed. The appraisal generally will have been based on prices obtained on recent sales of comparable properties, determined in accordance with Fannie Mae and Freddie Mac guidelines. In certain cases an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property may be used.

Underwriting Process  -- Bank of America, N.A.

General

         Approximately 20.02% of the Initial Mortgage Loans in loan group 7 by aggregate Stated Principal Balance as of July 1, 2002 were originated or acquired in the ordinary course of business by Bank of America, N.A. ("Bank of America") generally in accordance with the underwriting criteria described in this prospectus supplement (the "Bank of America Underwriting Guidelines").

Underwriting Standards

         Each mortgage loan underwritten by Bank of America has been underwritten in accordance with guidelines established in Bank of America's Product and Policy Guides (the "Bank of America Product Guides"). These underwriting standards applied by Bank of America in originating or acquiring mortgage loans are intended to evaluate the applicants' repayment ability, credit standing and assets available for downpayment, closing costs and cash reserves. Additionally, guidelines are established regarding the adequacy of the mortgaged property as collateral for the mortgage loan requested. The Bank of America Underwriting Guidelines as established in the Bank of America Product Guides are continuously updated to reflect prevailing conditions in the residential market, new mortgage products and the investment market for residential mortgage loans.

         The use of standardized underwriting guidelines does not imply that each specific criteria was satisfied individually. Bank of America will consider a mortgage loan to be originated in accordance with a given set of guidelines if, based on an overall qualitative evaluation, the loan is in substantial compliance with such underwriting guidelines. Even if one or more specific criteria included in such underwriting guidelines were not satisfied, if other factors compensated for the standards that were not satisfied, the mortgage loan may be considered to be in substantial compliance with the underwriting guidelines.

         The real estate lending processes for one- to four-family mortgage loans follow standard procedures designed to comply with applicable federal and state laws and regulations. Initially, a prospective borrower is required to complete an application designed to provide pertinent information about the prospective borrower, the property to be financed and the type of mortgage loan desired. Information regarding the property to be financed may be provided by the prospective borrower after Bank of America has approved, subject to review of the property to be financed, a mortgage loan to the prospective borrower. As part of the description of the prospective borrower's financial condition, Bank of America generally requires a description of assets and liabilities and income and expenses and obtains a credit report, which summarizes the prospective borrower's credit history with merchants and lenders and any public records, such as bankruptcy. In general, an employment verification is obtained providing current and historical income information, and with respect to certain loans, a telephonic employment confirmation is obtained. Such employment verification may be obtained, either through analysis of the prospective borrower's W-2 forms for the most recent two years and year to-date earnings statement or most recent two years' tax returns, or from the prospective borrower's employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit their federal tax returns for the past two years plus year-to-date financial statements, if the loan application is made 120 days or more after the end of the most recent tax year for which a federal tax return was provided.

         Bank of America may, as part of its overall evaluation of a prospective borrower's creditworthiness, use credit scores or a combination of credit scores and mortgage scores. Credit scores are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. Credit scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a mortgagor to repay its Mortgage Loan. Mortgage scores take into account not only a borrower's credit history but also use statistics to predict how the majority of loans with common characteristics in a broad group of the population will perform in the future. The mortgage scores used by Bank of America will either have been developed by Bank of America or by a third party and approved by Bank of America. Some mortgage loans originated by Bank of America may have no credit score or mortgage score or have a credit score that Bank of America believes, as a result of other factors, is not predictive of a borrower's capacity and willingness to pay. In those cases, Bank of America will obtain an alternative credit history that has at least three credit references, one of which is housing related. A prospective borrower with (i) a higher credit score or (ii) a higher credit score and mortgage score, which, in either event, indicates a more favorable credit history, is eligible for one of Bank of America's accelerated processing programs. Loans in the accelerated processing programs are subject to less stringent documentation requirements but require income verification. On occasion, Bank of America may originate loans under its "All-Ready Home" refinance program. Under this program, a borrower whose loan is serviced by Bank of America may be eligible for a reduced documentation refinancing if the borrower's mortgage loan has had no delinquent payments in the previous twelve months and the only change is the mortgage interest rate or term of the mortgage loan. Bank of America still requires a full application for this program and the satisfaction of all collateral requirements, including evaluation, title and insurance.

         Once all applicable employment and deposit documentation and the credit report are received, Bank of America makes a determination as to whether the prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan and other expenses related to the mortgaged property (such as property taxes, hazard insurance and maintenance and utility costs) and (ii) to meet other financial obligations and monthly living expenses.

         To determine the adequacy of the mortgaged property as collateral, generally an independent appraisal is made of each mortgaged property considered for financing. In certain instances the appraisal may be conducted by an employee of Bank of America or an affiliate. An appraiser is required to inspect the mortgaged property and verify that it is in acceptable condition and that construction, if recent, has been completed. The evaluation is based on the appraiser's estimate of value, giving appropriate weight to both the market value of comparable housing, as well as the cost of replacing the mortgaged property.

         Certain states where the mortgaged properties securing the mortgage loans are located are "anti-deficiency" states, where, in general, lenders providing credit on one-to-four family properties must look solely to the property for repayment in the event of foreclosure. See "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" in the prospectus. The Bank of America Underwriting Guidelines in all states (including anti-deficiency states) require that the value of the mortgaged property being financed, as indicated by the independent evaluation, currently supports and is anticipated to support in the future the outstanding loan balance and provides sufficient value to mitigate the effects of adverse shifts in real estate values, although there can be no assurance that such value will support the outstanding loan balance in the future.

         Bank of America may provide secondary financing to a borrower contemporaneously with the origination of the first mortgage loan but only if the first mortgage loan does not have a Loan-to-Value Ratio exceeding 80% and a combined loan-to-value ratio exceeding 90%. The underwriting guidelines applied to the first mortgage loan are based on the combined higher loan-to-value ratio with the exception of the requirement of primary mortgage insurance. Secondary financing by a lender other than Bank of America is not prohibited but the terms of such financing are subject to review by Bank of America and may not be as stringent as Bank of America's Underwriting Guidelines for secondary financings.

Underwriting Process--General

         The mortgage loans that will be transferred to the trust fund other than those originated or acquired by Countrywide Home Loans, National City, GreenPoint and Bank of America have been originated or acquired in accordance with the procedures set forth in the prospectus under "Mortgage Loan Program-Underwriting Process."

                           Servicing of Mortgage Loans

General

         The master servicer will master service all of the mortgage loans in accordance with the terms set forth in the pooling and servicing agreement. The master servicer may perform any of its obligations under the pooling and servicing agreement through one or more subservicers. As of the initial cut-off date, it is expected that Countrywide Servicing will directly service 100% of the Initial Mortgage Loans in loan group 1, loan group 2, loan group 3, loan group 4 and loan group 6, and 72.71% and 65.34% of the Initial Mortgage Loans in loan group 5 and loan group 7, respectively. As of the initial cut-off date, it is expected that Bank of America will directly service approximately 20.02% of the Initial Mortgage Loans in loan group 7. As of the initial cut-off date, it is expected that National City will directly service approximately 27.29% of the Initial Mortgage Loans in loan group 5. Notwithstanding any subservicing arrangement, the master servicer will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if the master servicer alone were servicing the mortgage loans.

Countrywide Home Loans Servicing LP

     Countrywide Home Loans Servicing LP ("Countrywide Servicing") will act as master servicer. The principal executive offices of Countrywide Servicing are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans, Inc., a New York corporation ("Countrywide Home Loans"). Countrywide Home Loans is a direct wholly owned subsidiary of Countrywide Credit Industries, Inc., a Delaware corporation ("Countrywide Credit"). Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

         Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations to the bulk of its non-agency loan servicing portfolio, including with respect to those mortgage loans formerly serviced by Countrywide Home Loans and securitized by CWMBS, Inc. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans product will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

         In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

         Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Credit and/or Countrywide Home Loans when required by the owner of the mortgage loans. As of June 30, 2002, Countrywide Servicing had a net worth of approximately $5.7 billion.

         In its capacity as master servicer, Countrywide Servicing will be responsible for servicing the mortgage loans in accordance with the terms set forth in the pooling and servicing agreement. Countrywide Servicing may perform any of its obligations under the pooling and servicing agreement through one or more subservicers. Notwithstanding any subservicing arrangement, Countrywide Servicing will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if Countrywide Servicing alone were servicing the mortgage loans.

Countrywide Home Loans

         Countrywide Home Loans is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Loans originated, purchased, sold or serviced by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences. Reference in the remainder of this prospectus supplement to Countrywide Home Loans should be read to include Countrywide Home Loans, and its consolidated subsidiaries, including Countrywide Servicing.

         The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302.

         Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to other mortgage bankers a portion of its portfolio of loan servicing rights. As of June 30, 2002, Countrywide Home Loans provided servicing for approximately $373.63 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons.

Mortgage Loan Production

         The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans' residential mortgage loan production for the periods indicated.


                                                                                                  10-Month        6 Month
                                                   Year Ended February 28 (29),                  Period Ending  Period Ending
                                               ------------------------------------               December 31,    June 30,
                                           1998           1999          2000          2001           2001           2002
                                           ----           ----          ----          ----           ----           ----
                                                           (Dollar Amounts in Millions)
FHA/ VA Loans
   Number of Loans                          162,360       190,654       131,679       118,673       118,154         72,662
   Volume of Loans                        $15,869.8     $19,137.5     $13,535.5     $13,062.5    $ 13,963.3       $8,574.4
Conventional Loans (excluding
   Non-Conforming ARM Loans)
   Number of Loans                          215,653       515,861       347,832       324,633       638,092        439,868
   Volume of Loans                        $27,051.0     $67,226.1     $43,492.7     $44,983.9     $96,736.9      $66,702.9
Non-Conforming ARM Loans
   Number of Loans                           15,942        13,484        11,528         2,602         5,055          4,486
   Volume of Loans                         $2,836.5      $1,800.0      $1,919.8       $ 857.8     $ 2,049.6       $1,818.0
Other Loans
   Number of Loans                           61,412        91,040       137,204       170,724       207,863        155,550
   Volume of Loans                         $3,014.4      $4,716.9      $7,791.7     $10,019.0     $11,219.0       $9,067.6
Total Loans
   Number of Loans                          455,367       811,039       628,243       616,632       969,164        672,566
   Volume of Loans                        $48,771.7     $92,880.5     $66,739.7     $68,923.2    $123,968.8      $86,162.9


Foreclosure, Delinquency and Loss Experience


         Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide Home Loans' loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

         A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans.

         If the real estate market and economy were to decline, Countrywide Home Loans may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans. The following tables summarize the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all conforming and non-conforming adjustable-rate mortgage loans originated or acquired by Countrywide Home Loans and serviced or master serviced by Countrywide Home Loans. The information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following tables will be indicative of the actual experience on the mortgage loans. The columns in the following tables may not total due to rounding.



                                                    At February 28(29),                       At             At
                                           --------------------------------               December 31,     June 30,
                                       1998          1999          2000         2001         2001           2002
                                       ----          ----          ----         ----         ----           ----
                                       (Dollar Amounts in Thousands, Except Losses on Liquidated Mortgage Loans)
Jumbo ARM Loans(1)
Number of loans                         17,384       10,235         10,401       11,678        11,957       13,993
Volume of loans                     $4,909,223   $3,043,727     $3,286,709   $3,798,037    $4,334,489   $5,221,930
Delinquent Mortgage Loans and
   Pending Foreclosures at
   Period End
   30 - 59 days                         2.25%         2.45%          1.96%        2.79%         1.61%         1.40%
   60 - 89 days                         0.47          0.46           0.49         0.32          0.34         0.24
   90 days or more (excluding
   pending   foreclosures)              0.64          0.75           0.51         0.40          0.41         0.31
Total of delinquencies                  3.36          3.66           2.96         3.51          2.36         1.95
Foreclosure pending                     0.56          0.75           0.37         0.40          0.40         0.27
Total delinquencies and
   Foreclosures pending                 3.92          4.41           3.33         3.91          2.76         2.22
Losses on liquidated loans(2)       $(233,634)   $(2,536,728)    $(876,985)   $(47,952)     $(716,016)      $(409)

------------------------
(1) "Number of loans" and "Volume of loans" reflect both performing and delinquent mortgage loans in the servicing portfolio on the dates indicated.
(2) "Losses on liquidated loans" reflect the losses accumulated during (i) the years ended on February 28, 1998, February 28, 1999, February 29, 2000 and February 28, 2001, (ii) the 10-month period ending on December 31, 2001 and
     (iii) the 6-month period ending on June 30, 2002, respectively.

                                                     At February 28(29),                         At            At
                                             -----------------------------------             December 31,    June 30,
                                       1998          1999          2000          2001           2001          2002
                                       ----          ----          ----          ----           ----          ----
                                        (Dollar Amounts in Thousands, Except Losses on Liquidated Mortgage Loans)

Conventional Conforming Loans(1)
Number of loans                          80,787        48,125        56,026       60,410          71,005       93,470
Volume of loans                      $9,519,262    $5,498,478     $6,967,83   $7,944,482     $10,183,607  $14,297,242

Delinquent Mortgage Loans and
   Pending Foreclosures at
   Period End:
   30 - 59 days                         2.45%          2.56%        2.24%         2.12%          1.61%         1.20%
   60 - 89 days                         0.53           0.58         0.41          0.52           0.34          0.25
   90 days or more (excluding
   pending   foreclosures)              0.61           0.77         0.54          0.41           0.35          0.23
Total of delinquencies                  3.59           3.91         3.19          3.05           2.30          1.68
Foreclosure pending                     0.63           0.76         0.40          0.39           0.27          0.14
Total delinquencies and
   Foreclosures pending                 4.22           4.67         3.59          3.44           2.57          1.82
Losses on liquidated loans(2)           N/A            N/A          N/A           N/A            N/A           N/A

------------------------
(1) "Number of loans" and "Volume of loans" reflect both performing and delinquent mortgage loans in the servicing portfolio on the dates indicated.
(2) Information with respect to "Losses on liquidated loans" is not currently available.

Servicing Compensation and Payment of Expenses

         The "Expense Fee Rate" is the rate at which the expense fee accrues on the principal balance of each mortgage loan. The expense fees with respect to the mortgage pool are payable out of the interest payments on each mortgage loan. The total expense fee will vary from mortgage loan to mortgage loan. The initial weighted average Expense Fee Rate for the Initial Mortgage Loans will be approximately 0.287% for loan group 1, 0.442% for loan group 2, 0.281% for loan group 3, 0.259% for loan group 4, 0.273% for loan group 5, 0.259% for loan group 6 and 0291% for loan group 7. It is anticipated, based on the assumptions described under "Description of the Certificates--Structuring Assumptions," that on and after the Weighted Average Initial Adjustment Date for each loan group, the weighted average Expense Fee Rate will be unchanged for loan group 1, loan group 2, loan group 3 and loan group 4, and 0.364% for loan group 5, 0.384% for loan group 6 and 0.368% for loan group 7. The total expense fees consist of (a) the master servicing fee payable to the master servicer in respect of its direct servicing and master servicing activities, (b) fees payable to the trustee in respect of its activities as trustee under the pooling and servicing agreement and (c) lender paid mortgage insurance premiums. In cases where a mortgage loan is being directly serviced by a subservicer, the subservicer will be entitled to a portion of the master servicing fee. The master servicer is obligated to pay some but not all ongoing expenses associated with the trust fund and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement and those amounts will be paid by the master servicer out of the master servicing fee. The amount of the master servicing fee is subject to adjustment with respect to prepaid mortgage loans, as described under "-- Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans" in this prospectus supplement. The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, prepayment penalties, assumption fees and other similar charges and all reinvestment income earned on amounts on deposit in the Certificate Account and Distribution Account.

Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans

         When a borrower prepays a mortgage loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Principal prepayments by borrowers received by the master servicer will be distributed to certificateholders on the Distribution Date in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid mortgage loans would result. Pursuant to the pooling and servicing agreement, the master servicing fee for any month will be reduced by an amount sufficient to pass through to certificateholders the full amount of interest to which they would be entitled for each prepaid mortgage loan on the related Distribution Date. However, the master servicing fee will only be reduced by not by more than one-half of the master servicing fee. If shortfalls in interest as a result of prepayments in any Prepayment Period exceed the amounts payable to the master servicer on the related Distribution Date, the amount of interest distributed to certificateholders will be reduced by the amount of the excess. See "Description of the Certificates -- Interest" in this prospectus supplement.

Advances

         Subject to the following limitations, the master servicer will be required to advance before each Distribution Date, from its own funds or funds in the Certificate Account that do not constitute Available Funds for the Distribution Date, an amount equal to the aggregate of payments of principal and interest on the mortgage loans (net of the related master servicing fee) which were due on the related Due Date and which were delinquent on the related Determination Date, together with an amount equivalent to interest on each mortgage loan as to which the related mortgaged property has been acquired by the trust fund through foreclosure or deed-in-lieu of foreclosure. The "Determination Date" is the 15th day of each month or, if that day is not a business day, the preceding business day; provided that the Determination Date in each month will be at least two business days before the related Distribution Date. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses. The master servicer is obligated to make advances with respect to delinquent payments of principal of or interest on each mortgage loan to the extent that the advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related mortgage loan. If the master servicer determines on any

Determination Date to make an advance, the advance will be included with the distribution to certificateholders on the related Distribution Date. Any failure by the master servicer to make a deposit in the Certificate Account as required under the pooling and servicing agreement, including any failure to make an advance, will constitute an event of default under the pooling and servicing agreement if the failure remains unremedied for five days after written notice of the event of default. If the master servicer is terminated as a result of the occurrence of an event of default, the trustee or the successor master servicer will be obligated to make any advance, in accordance with the terms of the pooling and servicing agreement.

Certain Modifications and Refinancings

         The master servicer may modify any mortgage loan provided that the master servicer purchases the mortgage loan from the trust fund immediately following the modification. No modification of a mortgage loan may be made unless the modification includes a change in the interest rate on the related mortgage loan to approximately a prevailing market rate. Any purchase of a mortgage loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that mortgage loan, plus accrued and unpaid interest on the mortgage loan up to the next Due Date at the applicable net mortgage rate, net of any unreimbursed advances of principal and interest on the mortgage loan made by the master servicer. The master servicer will deposit the purchase price in the Certificate Account within one business day of the purchase of that mortgage loan. Purchases of mortgage loans may occur when prevailing interest rates are below the interest rates on the mortgage loans and mortgagors request modifications as an alternative to refinancings. The master servicer will indemnify the trust fund against liability for any prohibited transactions taxes and any related interest, additions or penalties imposed on the REMIC as a result of any modification or purchase.


                         Description of the Certificates

General

         The certificates will be issued pursuant to the pooling and servicing agreement. The following summaries of the material terms pursuant to which the certificates will be issued do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. The certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP or any of their affiliates.

     The Mortgage Pass-Through Certificates, Series 2002-HYB2 will consist of the Class 1-A-1, Class 2-A-1, Class 3-A-1, Class 4-A-1, Class 5-A-1, Class 6-A-1, Class 7-A-1, Class 1-X and Class A-R Certificates (all of which are together referred to as "senior certificates") and the Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates (all of which are together referred to as "subordinated certificates"). Only the classes of certificates listed on the cover page are offered by this prospectus supplement (the "offered certificates"). The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this prospectus supplement. Their initial Class Certificate Balances are expected to be approximately $4,669,000, $1,796,000 and $2,872,582, respectively. The pass-through rate for each of the Class B-3, Class B-4 and Class B-5 Certificates will be calculated as described in this prospectus supplement under "-- Interest" below. The classes of offered certificates will have the respective initial Class Certificate Balances or initial notional amounts and pass-through rates set forth on the cover page or described in this prospectus supplement under "-- Interest" below. The initial Class Certificate Balances may vary in the aggregate by plus or minus 5%.

         The "Class Certificate Balance" of any class of certificates as of any Distribution Date is the initial Class Certificate Balance of the class listed on the cover page of this prospectus supplement or in the previous paragraph reduced by the sum of

         o all amounts previously distributed to holders of certificates of the class as payments of principal, and

         o the amount of Realized Losses (including Excess Losses) allocated to the class.

In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates, following all distributions and the allocation of Realized Losses on any Distribution Date, exceeds the pool principal balance as of the Due Date occurring in the month of the Distribution Date. The Class 1-X Certificates do not have a principal balance and are not entitled to any distributions in respect of principal on the mortgage loans in any loan group.

         The senior certificates (other than the Class 1-X Certificates) will have an initial aggregate principal balance of approximately $682,404,100 and will evidence in the aggregate an initial beneficial ownership interest of approximately 95.00% in the trust fund. The Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates will each evidence in the aggregate an initial beneficial ownership interest of approximately 1.45%, 1.25%, 1.00%, 0.65%, 0.25% and 0.40%, respectively, in the trust fund.

         The Class A-R, Class B-3, Class B-4 and Class B-5 Certificates will be issued in fully registered certificated form. All of the remaining classes will be represented by book-entry certificates. The book-entry certificates will be issuable in book-entry form only. The Class A-R Certificates will be issued in a denomination of $100.

Senior Certificate Groups

         The Class 1-A-1 and Class A-R Certificates relate to loan group 1, the Class 2-A-1 Certificates relate to loan group 2, the Class 3-A-1 Certificates relate to loan group 3, the Class 4-A-1 Certificates relate to loan group 4, the Class 5-A-1 Certificates relate to loan group 5, the Class 6-A-1 Certificates relate to loan group 6 and the Class 7-A-1 Certificates relate to loan group 7. For purposes of receiving distributions, the Class 1-X Certificates relate to all of the loan groups. Each class of senior certificates related to a particular loan group are referred to as a "senior certificate group."

Notional Amount Certificates

         The Class 1-X Certificates (sometimes referred to in this prospectus supplement as the "Interest Only Certificates") will be composed of seven components, each of which is related to a loan group (each, a "Class 1-X Component," and individually, "Class 1-X component 1," "Class 1-X component 2," "Class 1-X component 3," "Class 1-X component 4," "Class 1-X component 5," "Class 1-X component 6" and "Class 1-X component 7" as applicable). The balance of each Class 1-X Component (each, a "Class 1-X Component Balance") is equal to
(i) until the Weighted Average Initial Adjustment Date for each loan group, the sum of the aggregate Stated Principal Balance of the mortgage loans in the related loan group and any related Supplemental Amount and (ii) on and after the Weighed Average Initial Adjustment Date for each loan group, $0. The Weighted Average Initial Adjustment Date (each such date, the "Weighted Average Initial Adjustment Date") for loan group 1 will be June 2005 (the "Group 1 Weighted Average Initial Adjustment Date"), for loan group 2 will be April 2005 (the "Group 2 Weighted Average Initial Adjustment Date"), for loan group 3 will be June 2005 (the "Group 3 Weighted Average Initial Adjustment Date"), for loan group 4 will be May 2005 (the "Group 4 Weighted Average Initial Adjustment Date"), for loan group 5 will be June 2007 (the "Group 5 Weighted Average Initial Adjustment Date"), for loan group 6 will be May 2007 (the "Group 6 Weighted Average Initial Adjustment Date") and for loan group 7 will be July 2009 (the "Group 7 Weighted Average Initial Adjustment Date").

         The notional amount for the Class 1-X Certificates and any interest accrual period will be equal to the sum of all the Class 1-X Component Balances. As of the closing date, the initial Notional Amount of the Class 1-X Certificates will be approximately $718,319,682 (subject to the permitted variance described in this prospectus supplement).

Subordinated Components

         The classes of subordinated certificates will each be composed of components (each, a "Subordinated Component") related to a particular loan group. The principal balance of each Subordinated Component (the "Subordinated Component Balance") will be equal to the sum of the aggregate Stated Principal Balance of the mortgage loans in the related loan group and any related Supplemental Amounts minus the sum of the Class Certificate Balances of the related senior certificates.

Book-Entry Certificates

         The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. Each class of book-entry certificates will be issued as one or more certificates which equal the aggregate initial Class Certificate Balance of each class of certificates and which will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this prospectus supplement. Investors may hold the beneficial interests in the book-entry certificates in minimum denominations representing an original principal amount or notional amount of $25,000 and integral multiples of $1,000 in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. The depositor has been informed by the depository that its nominee will be CEDE & Co. ("CEDE"). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Certificates -- Book-Entry Certificates," no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

         Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the trust fund provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

         For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Certificates -- Book-Entry Certificates" in the prospectus.

         Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Payments on Mortgage Loans; Accounts

         On or before the closing date, the master servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The master servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited therein, within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement). Funds credited to the Certificate Account may be invested for the benefit and at the risk of the master servicer in permitted investments, as defined in the pooling and servicing agreement, that are scheduled to mature on or before the business day preceding the next Distribution Date. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds for each loan group and will deposit the Available Funds in an account established and maintained with the trustee on behalf of the certificateholders (the "Distribution Account"). Upon termination of the Conveyance Period, the trustee will deposit into the Distribution Account any amounts remaining in the Supplemental Loan Accounts other than investment earnings, for distribution to the related certificateholders.

Distributions

         Distributions on the certificates will be made by the trustee on the first business day following each Master Servicer Remittance Date (each, a "Distribution Date"), commencing in August 2002, to the persons in whose names the certificates are registered at the close of business on the last business day of the month preceding the month of the Distribution Date. The "Master Servicer Remittance Date" is the 18th day of each month, or, if that day is not a business day, the first business day thereafter.

         Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a Notional Amount Certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

Priority of Distributions Among Certificates

         As more fully described in this prospectus supplement, distributions on the senior certificates and the Class 1-X Components will be made on each Distribution Date primarily from Available Funds of the related loan group for such Distribution Date and distributions on the subordinated certificates will be based on any remaining Available Funds for all of the loan groups for such Distribution Date, in each case after giving effect to distributions on all classes of senior certificates in the following order of priority:

         o to interest on each interest-bearing class of senior certificates and each Class 1-X Component, pro rata based on their respective interest distribution amounts;

         o to principal of the classes of senior certificates relating to each loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth under "Description of the Certificates -- Principal," in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes on the Distribution Date;

         o to interest on and principal of the interest-bearing classes of the senior certificates not relating to that loan group in the manner, order and priority described under "Description of the Certificates -- Transfer Payments;"

         o to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M Certificates, in each case subject to the limitations set forth under "Description of the Certificates--Interest" and "--Principal;" and

         o    any remaining amounts to the Class A-R Certificates.

         "Available Funds" for a loan group for any Distribution Date will be equal to the sum of

         o    all scheduled installments of interest (net of the related Expense
              Fees) and principal due on the mortgage loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

         o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts received and retained in connection with the liquidation of defaulted mortgage loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any);

         o all partial or full prepayments with respect to mortgage loans in that loan group received during the related Prepayment Period;

         o amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by Countrywide Home Loans or the master servicer as of the Distribution Date; and

         o for each loan group and for each Distribution Date during, and the Distribution Date immediately after, the Conveyance Period, any amounts required pursuant to the pooling and servicing agreement to be deposited from the related Capitalized Interest Account (if any), and for the first Distribution Date following the Conveyance Period, any amounts remaining in the related Supplemental Loan Account (if any) (net of any investment income therefrom) for each loan group;

         minus

         o amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement;

         plus

         o Transfer Payments Received, plus interest thereon, for such loan group and Distribution Date;

         minus

         o Transfer Payments Made, plus interest thereon, from such loan group and Distribution Date.

Interest

         The classes of offered certificates will have the respective pass-through rates described below.

         The pass-through rate for the Class 1-A-1, Class 2-A-1, Class 3-A-1, Class 4-A-1, Class 5-A-1, Class 6-A-1 and Class 7-A-1 Certificates for any Distribution Date will be the Weighted Average Mortgage Rate of the mortgage loans in the related loan group minus the sum of (i) the weighted average Expense Fee Rate for the related loan group and (ii) the component rate for the related Class 1-X Component. The pass-through rate for the Class 1-A-1, Class 2-A-1, Class 3-A-1, Class 4-A-1, Class 5-A-1, Class 6-A-1 and Class 7-A-1 Certificates for the first Distribution Date is expected to be approximately 4.854946%, 5.004000%, 4.587481%, 5.000000%, 4.633000%, 5.005346% and 5.364778%
per annum, respectively.

         The pass-through rate for the Class 1-X Certificates for any Distribution Date will be equal to the weighted average of the component rates, in each case weighted by the related Class 1-X Component Balance. The component rate for the (i) Class 1-X component 1 is approximately 0.990861% until the Group 1 Weighted Average Initial Adjustment Date and 0% thereafter, (ii) Class 1-X component 2 is approximately 0.293598% until the Group 2 Weighted Average Initial Adjustment Date and 0% thereafter, (iii) Class 1-X component 3 is approximately 1.272000% until the Group 3 Weighted Average Initial Adjustment Date and 0% thereafter, (iv) Class 1-X component 4 is approximately 1.407071% until Group 4 Weighted Average Initial Adjustment Date and 0% thereafter, (v) Class 1-X component 5 is approximately 1.421181% until the Group 5 Weighted Average Initial Adjustment Date and 0% thereafter, (vi) Class 1-X component 6 is approximately 1.693038% until the Group 6 Weighted Average Initial Adjustment Date and 0% thereafter, and (vii) Class 1-X component 7 is approximately 0.829040% until the Group 7 Weighted Average Initial Adjustment Date and 0% thereafter.

         The Class A-R Certificates will not bear interest and will have no pass-through rate.

         The "Weighted Average Mortgage Rate" for a loan group means the average of the Mortgage Rate of each mortgage loan in that loan group, weighted on the basis of its Stated Principal Balance.

         The pass-through rate for each class of subordinated certificates for any Distribution Date will be a per annum rate equal to (1) the sum of the following for each loan group: the product of (x) the Weighted Average Mortgage Rate of the related mortgage loans minus the related Expense Fee Rate and the related component rate of the related Class 1-X Component and (y) the Subordinated Component Balance, divided by (2) the aggregate Class Certificate Balance of the subordinated certificates immediately prior to that Distribution Date. The pass-through rate for the subordinated certificates for the first Distribution Date is expected to be approximately 4.899544% per annum.

         With respect to each Distribution Date, the interest accrual period for each class of certificates will be the calendar month preceding the month of the Distribution Date. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

         On each Distribution Date, to the extent of funds available therefor, each class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This "Interest Distribution Amount" for any class will be equal to the sum of (a) interest at the applicable pass-through rate on the related Class Certificate Balance or Notional Amount, as the case may be, and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called unpaid interest amounts).

         The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related loan group, with respect to the senior certificates (including the Class 1-X Component for that loan group) and (b) all loan groups, with respect to the subordinated certificates. With respect to any Distribution Date and loan group, the "Net Interest Shortfall" is equal to

         o any net prepayment interest shortfalls for that loan group and Distribution Date and

         o the amount of interest that would otherwise have been received with respect to any mortgage loan in that loan group that was the subject of a Relief Act Reduction or a Special Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the subordinated certificates for those types of losses.

         Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all classes of the related senior certificates or related Class 1-X Component and all classes of the subordinated certificates entitled to receive distributions of interest on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive (or, in the case of the subordinated certificates, deemed to be entitled to receive, as described more fully below) on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.

         With respect to any Distribution Date, a net prepayment interest shortfall for a loan group is the amount by which the aggregate of prepayment interest shortfalls experienced by the mortgage loans in that loan group during the portion of the Prepayment Period occurring in the calendar month preceding the month of the Distribution Date exceeds the aggregate amount payable on the Distribution Date by the master servicer as described under "Servicing of Mortgage Loans -- Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans." A prepayment interest shortfall is the amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan is less than one month's interest at the related Mortgage Rate on the Stated Principal Balance of the mortgage loan.

         For purposes of allocating Net Interest Shortfalls for a loan group to the subordinated certificates on any Distribution Date, the amount of interest each Subordinated Component would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the Distribution Date will be equal to an amount of interest at the pass-through rate on that Subordinated Component Balance; provided, further, however, on any Distribution Date after the sixth Senior Termination Date, Net Interest Shortfalls for the related loan group will be allocated to the classes of subordinated certificates based on the amount of interest each such class of subordinated certificates would otherwise be entitled to receive on that Distribution Date.

         A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a mortgage loan pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940. See "Legal Aspects of the Mortgage Loans -- Soldiers' and Sailors' Civil Relief Act" in the prospectus.

         If on a particular Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described above under "-- Priority of Distributions Among Certificates" are not sufficient to make a full distribution of the interest entitlement on the certificates related to that loan group and after applications in respect of supported distributions, interest will be distributed on each class of certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the mortgage loans in that loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

Principal

         Principal Amount. On each Distribution Date, the Principal Amount for each loan group will be distributed as principal with respect to the related senior certificates (other than the Class 1-X Certificates) in an amount up to the related Senior Principal Distribution Amount for such loan group and as principal of the subordinated certificates, as a portion of the Subordinated Principal Distribution Amount.

         The "Principal Amount" for any Distribution Date and loan group will equal the sum of:

         1. all monthly payments of principal due on each mortgage loan (other than a Liquidated Mortgage Loan) in that loan group on the related Due Date,

         2. the principal portion of the purchase price of each mortgage loan in that loan group that was repurchased by the seller, the master servicer or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

         3. the Substitution Adjustment Amount in connection with any deleted mortgage loan in that loan group received with respect to the Distribution Date,

         4. any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

         5. with respect to each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that mortgage loan, and

         6. all partial and full principal prepayments by borrowers on the mortgage loans in that loan group received during the related Prepayment Period,

plus

         o any Transfer Payments Received for such loan group and Distribution Date,

minus

         o    any Transfer Payments Made for such loan group and Distribution
              Date.

Transfer Payments

         Transfer Payments due to rapid prepayments. On each Distribution Date prior to the Credit Support Depletion Date, but after the date on which the aggregate Class Certificate Balance of the senior certificates related to a loan group has been reduced to zero, all principal on the mortgage loans in that loan group will be paid on a pro rata basis, based on Class Certificate Balance, to the senior certificates then outstanding relating to the other loan groups. However, principal will not be distributed as described above if on that Distribution Date (a) the aggregate beneficial ownership interest in the trust fund represented by the subordinated certificates (referred to as the Aggregate Subordinated Percentage) for that Distribution Date is greater than or equal to 200% of the Aggregate Subordinated Percentage as of the closing date and (b) the aggregate Stated Principal Balance of all of the mortgage loans delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the subordinated certificates, is less than 50%. If principal from one loan group is distributed to the senior certificates of another loan group according to this paragraph, the subordinated certificates will not receive that principal amount on that Distribution Date.

         Transfer Payment due to disproportionate Realized Losses in one loan group. If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates related to a loan group is greater than the aggregate Stated Principal Balance of the mortgage loans in that loan group (the "Undercollateralized Group"), then the following will occur:

         o the Available Funds in each other loan group that is not an Undercollateralized Group (each, an "Overcollateralized Group") will be reduced, after distributions of interest to the senior certificates of the Overcollateralized Group, by an amount equal to one month's interest on the Transfer Payment Received by the Undercollateralized Group at the pass-through rate applicable to the Undercollateralized Group and that amount will be added to the Available Funds of the Undercollateralized Group; and

         o the portion of the Available Funds in respect of principal on the mortgage loans in the Overcollateralized Group, after distributions of principal to the senior certificates of each Overcollateralized Group, will be distributed, to the extent of the portion of Available Funds available therefor, to the senior certificates of each Undercollateralized Group until the Class Certificate Balance of the senior certificates of each Undercollateralized Group equals the aggregate Stated Principal Balance of the mortgage loans in the related loan group.

         Consequently, the subordinated certificates will not receive any distributions of principal until each Undercollateralized Group is no longer undercollateralized. If more than one loan group on any Distribution Date is entitled to a Transfer Payment Received, such Transfer Payments shall be allocated among such loan groups, pro rata, on the basis of the amount by which the aggregate Class Certificate Balance of the related senior certificates is greater than the aggregate Stated Principal Balance of the mortgage loans in that loan group. If more than one loan group on any Distribution Date is required to make a Transfer Payment Made, such Transfer Payments shall be allocated among such loan groups, pro rata, on the basis of the Class Certificate Balance of the related senior certificates.

         On each Distribution Date, the "Transfer Payment" for the Undercollateralized Group will equal the excess, if any, of the Class Certificate Balance of the senior certificates related to such Undercollateralized Group over the aggregate Stated Principal Balance of the mortgage loans in such loan group. The Transfer Payment received by the Undercollateralized Group is referred to as a "Transfer Payment Received." The Transfer Payment made by the Overcollateralized Group is referred to as a "Transfer Payment Made."

         If more than one loan group is entitled to a Transfer Payment Received, the related Transfer Payment Made will be allocated between those loan groups pro rata on the basis of the aggregate Class Certificate Balance of the related class or classes of senior certificates.

         All or a portion of the distributions to the senior certificates pursuant to the transfer payment provisions described above may be made on the Distribution Date in the month following the month during which such Transfer Payment occurs (without any additional distribution of interest or earnings thereon with respect to such delay).

         Senior Principal Distribution Amount. On each Distribution Date, the Principal Amount for a loan group, up to the amount of the related Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the following classes of senior certificates, in the following order of priority:

         o with respect to loan group 1, sequentially, to the Class A-R and Class 1-A-1 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

         o with respect to loan group 2, to the Class 2-A-1 Certificates, until its Class Certificate Balance is reduced to zero;

         o with respect to loan group 3, to the Class 3-A-1 Certificates, until its Class Certificate Balance is reduced to zero;

         o with respect to loan group 4, to the Class 4-A-1 Certificates, until its Class Certificate Balance is reduced to zero;

         o with respect to loan group 5, to the Class 5-A-1 Certificates, until its Class Certificate Balance is reduced to zero;

         o with respect to loan group 6, to the Class 6-A-1 Certificates, until its Class Certificate Balance is reduced to zero; and

         o with respect to loan group 7, to the Class 7-A-1 Certificates, until its Class Certificate Balance is reduced to zero.

         "Prepayment Period" means with respect to any Distribution Date, the calendar month immediately preceding that Distribution Date.

         The "Senior Principal Distribution Amount" for any Distribution Date and loan group will equal the sum of

         o    the related Senior Percentage of all amounts described in clauses
              (1) through (4) of the definition of Principal Amount for that loan group and that Distribution Date,

         o for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

              o the related Senior Percentage of the Stated Principal Balance of the mortgage loan as of the Due Date in the month preceding the month of that Distribution Date and

              o either (i) the related Senior Prepayment Percentage of the amount of the liquidation proceeds allocable to principal received on the mortgage loan or (ii) if an Excess Loss was sustained on the Liquidated Mortgage Loan during the preceding calendar month, the related Senior Percentage of the amount of the liquidation proceeds allocable to principal received on the mortgage loan,

         o the related Senior Prepayment Percentage of amounts described in clause (6) of the definition of Principal Amount for that loan group and that Distribution Date, and

         o any Transfer Payments Received for that loan group and Distribution Date;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a mortgage loan in that loan group that is not a Liquidated Mortgage Loan, that Senior Principal Distribution Amount will be reduced on the related Distribution Date by the related Senior Percentage of the principal portion of the Bankruptcy Loss; provided, further, however, that on any Distribution Date after the sixth Senior Termination Date, the Senior Principal Distribution Amount for the remaining senior certificates will be calculated pursuant to the above formula based on all the mortgage loans in the mortgage pool, as opposed to only the mortgage loans in the related loan group.

         "Stated Principal Balance" means for any mortgage loan and Due Date, the unpaid principal balance of the mortgage loan as of the Due Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to any previous partial prepayments and liquidation proceeds received and to the payment of principal due on the Due Date and irrespective of any delinquency in payment by the related mortgagor. The pool principal balance with respect to any Distribution Date equals the aggregate of the Stated Principal Balances of the mortgage loans outstanding on the Due Date in the month preceding the month of the Distribution Date.

         Except as described below, the "Senior Percentage" for each loan group for any Distribution Date occurring before August 2012 will equal 100%. The Senior Percentage for any loan group for any Distribution Date occurring (i) before August 2012 but in or after August 2005 on which the Two Times Test is satisfied, or (ii) in or after August 2012, is the related Pro Rata Senior Percentage. Notwithstanding the foregoing, if the Two Times Test is satisfied prior to August 2005, the Senior Percentage for a loan group is the related Pro Rata Senior Percentage plus 50% of an amount equal to 100% minus the related Pro Rata Senior Percentage.

         The "Pro Rata Senior Percentage" for any senior certificate group and Distribution Date is the percentage equivalent of a fraction the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates of such senior certificate group immediately before that Distribution Date and the denominator of which is the aggregate of the Stated Principal Balances of the mortgage loans in the related loan group as of the Due Date in the month preceding the month of such Distribution Date; provided, however, that on any Distribution Date after the sixth Senior Termination Date, the Pro Rata Senior Percentage of the remaining senior certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates of such remaining senior certificate group immediately prior to such Distribution Date and the denominator of which is the aggregate of the class certificate balances of all classes of certificates (other than the Class 1-X Certificates) immediately prior to such Distribution Date.

         For any Distribution Date on and prior to the sixth Senior Termination Date, the "Subordinated Percentage" for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After the sixth Senior Termination Date, the Subordinated Percentage will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

         The "Senior Prepayment Percentage" of a senior certificate group for any Distribution Date occurring during the ten years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the principal balance of the applicable loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

         The "Subordinated Prepayment Percentage" for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage. The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the tenth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date (unless on any Distribution Date the Pro Rata Senior Percentage of a senior certificate group exceeds the initial Pro Rata Senior Percentage of such senior certificate group as of the closing date, in which case such Senior Prepayment Percentage for the Distribution Date will once again equal 100%).

         Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any loan group will occur unless both of the step down conditions listed below are satisfied with respect to all the mortgage loans:

         o the aggregate Stated Principal Balance of all of the mortgage loans delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the subordinated certificates, is less than 50%, and

         o    cumulative Realized Losses on all the mortgage loans do not exceed

              o for the Distribution Date on the tenth anniversary of the first Distribution Date, 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (the "original subordinate principal balance"),

              o for the Distribution Date on the eleventh anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

              o for the Distribution Date on the twelfth anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

              o for the Distribution Date on the thirteenth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

              o for the Distribution Date on the fourteenth anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

         The "Senior Termination Date" for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group is reduced to zero.

         Notwithstanding the preceding paragraphs, if (x) on or before the Distribution Date in July 2005, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 20% of the original subordinate principal balance, the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage for that Distribution Date and (y) after the Distribution Date in July 2005, the Aggregate Subordinated Percentage is at least 200% of the Aggregate Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 30% of the original subordinate principal balance (the "Two Times Test"), the Senior Prepayment Percentage for each loan group will equal the related Senior Percentage.

         The "Aggregate Subordinated Percentage" for any Distribution Date is a fraction, expressed as a percentage, the numerator of which is equal to the aggregate Class Certificate Balance of the subordinated certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all the mortgage loans as of the Due Date in the month preceding the month of such Distribution Date.

         If on any Distribution Date the allocation to the class or classes of senior certificates then entitled to distributions of principal would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior Prepayment Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

         Subordinated Principal Distribution Amount. On each Distribution Date and with respect to all of the loan groups, to the extent of Available Funds available therefor, the Principal Amount for each loan group, up to the amount of the Subordinated Principal Distribution Amount for each loan group for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from all of the loan groups (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from all of the loan groups for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the Class M Certificates, until their respective Class Certificate Balances are reduced to zero.

         With respect to each class of subordinated certificates, if on any Distribution Date the sum of the related Class Subordination Percentages of such class and all classes of subordinated certificates which have higher numerical class designations than such class (the "Applicable Credit Support Percentage") is less than the Applicable Credit Support Percentage for the class on the date of issuance of the certificates (the "Original Applicable Credit Support Percentage"), no distribution of partial principal prepayments and principal prepayments in full from any loan group will be made to any of those classes (the "Restricted Classes") and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

         The "Class Subordination Percentage" with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of the class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates (other than the Class 1-X Certificates) immediately before the Distribution Date.

         The approximate Original Applicable Credit Support Percentages for the subordinated certificates on the date of issuance of the certificates are expected to be as follows:

                      Class M                                 5.00%
                      Class B-1                               3.55%
                      Class B-2                               2.30%
                      Class B-3                               1.30%
                      Class B-4                               0.65%
                      Class B-5                               0.40%

         For purposes of calculating the Applicable Credit Support Percentages of the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation than each other class of subordinated certificates. The "Subordinated Principal Distribution Amount" for any loan group and Distribution Date will equal the sum of

              o the Subordinated Percentage for that loan group of all amounts described in clauses (1) through (4) of the definition of Principal Amount for that loan group and that Distribution Date,

              o for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the liquidation proceeds allocable to principal received on the mortgage loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount for that loan group up to the related Subordinated Percentage of the Stated Principal Balance of the mortgage loan as of the Due Date in the month preceding the month of that Distribution Date and

              o the related Subordinated Prepayment Percentage for that loan group of the amounts described in clause (6) of the definition of Principal Amount for that loan group and that Distribution Date

         o    minus

              o   any Transfer Payments Made for that loan group;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a mortgage loan that is not a Liquidated Mortgage Loan, the Subordinated Principal Distribution Amount will be reduced on the related Distribution Date by the Subordinated Percentage of the principal portion of the Bankruptcy Loss.

         On any Distribution Date after the sixth Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by loan group but will be calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the subordinated certificates for such Distribution Date with respect to all of the mortgage loans in the mortgage pool as opposed to the mortgage loans only in the related loan group.

         Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the trust fund shall exist, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive any Available Funds for any loan group remaining after payment of interest and principal on the senior certificates and interest and principal on the subordinated certificates, as described above. It is not anticipated that there will be any significant amounts remaining for that distribution.

Reports to Certificateholders

         The trustee may, at its option, make the information described in the prospectus under "Description of the Certificates--Reports to Certificateholders" available to certificateholders on the trustee's website at http://www.mbsreporting.com.

Allocation of Losses

         The Senior Credit Support Depletion Date is the date on which the aggregate Class Certificate Balance of the subordinated certificates has been reduced to zero.

         On each Distribution Date, the amount of any Realized Loss with respect to any loan group, other than any Excess Loss, will be allocated first to the subordinated certificates, in the reverse order of their numerical class designations (beginning with the class of subordinated certificates then outstanding with the highest numerical class designation), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and then to the senior certificates of the related senior certificate group, pro rata, based upon their respective Class Certificate Balances. For purposes of allocating losses to the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation than each other class of subordinated certificates.

         On each Distribution Date, Excess Losses on the mortgage loans in a loan group will be allocated pro rata among the classes of senior certificates of the related senior certificate group and the subordinated certificates based upon, in the case of the senior certificates, their respective Class Certificate Balances immediately prior to such Distribution Date and in the case of the subordinated certificates, their pro rata share of a percentage of the aggregate of the Stated Principal Balance of each mortgage loan in that loan group as of the Due Date occurring in the month preceding the month of such Distribution Date equal to 100% minus the related Pro Rata Senior Percentage; provided, however, on any Distribution Date after the sixth Senior Termination Date, such Excess Losses on the mortgage loans in the related loan group will be allocated to the senior and subordinated certificates based upon their respective Class Certificate Balances immediately prior to such Distribution Date; provided further, however, on any Distribution Date on and after the Senior Credit Support Depletion Date, any Excess Loss will be allocated pro rata among the classes of senior certificates based on their respective Class Certificate Balances immediately prior to such Distribution Date.

         Because principal distributions are paid to some classes of certificates before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the mortgage loans than holders of classes that are entitled to receive principal earlier.

         In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the mortgage loan exceeds the amount of liquidation proceeds applied to the principal balance of the related mortgage loan. "Excess Losses" are Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the Fraud Loss Coverage Amount. "Bankruptcy Losses" are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations. "Special Hazard Losses" are Realized Losses in respect of Special Hazard mortgage loans. "Fraud Losses" are losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation. See "Credit Enhancement -- Subordination" in this prospectus supplement.

         A "Liquidated Mortgage Loan" is a defaulted mortgage loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received. A "Special Hazard mortgage loan" is a Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy of the type described in the prospectus under "Credit Enhancement -- Special Hazard Insurance Policies." See "Credit Enhancement -- Subordination" in this prospectus supplement.

         Structuring Assumptions

         Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions, which combined are the structuring assumptions:

o loan group 1 consists of 1 mortgage loan with the following characteristics:

                             Remaining                  Initial   Subsequent
                   Current    Term to                  Periodic    Periodic      Gross       Maximum      Minimum     Months to
  Principal       Mortgage    Maturity     Expense       Rate        Rate        Margin     Mortgage     Mortgage     Next Rate
   Balance        Rate (%)    (Months)     Fees (%)     Cap (%)     Cap (%)       (%)       Rate (%)     Rate (%)    Adjustment
  ---------       --------    --------     --------    --------    --------      ------     --------     --------    ----------
$135,174,249.70   6.133056      359        0.287249      2.00        2.00       2.419958    12.133056    2.419958        35

   Reset
 Frequency
 (Months)    Mortgage Index
 ---------   --------------
    12       One-Year LIBOR

o loan group 2 consists of 1 mortgage loan with the following characteristics:

                             Remaining                  Initial   Subsequent
                   Current    Term to                  Periodic    Periodic      Gross       Maximum      Minimum     Months to
  Principal       Mortgage    Maturity     Expense       Rate        Rate        Margin     Mortgage     Mortgage     Next Rate
   Balance        Rate (%)    (Months)     Fees (%)     Cap (%)     Cap (%)       (%)       Rate (%)     Rate (%)    Adjustment
  ---------       --------    --------     --------    --------    --------      ------     --------     --------    ----------
$44,032,246.51    5.739479      357        0.441881      2.00        2.00       2.342715    11.750992    2.342755        33

  Reset
Frequency
(Months)    Mortgage Index
---------   --------------
   12       One-Year LIBOR

o loan group 3 consists of 1 mortgage loan with the following characteristics:

                             Remaining                  Initial   Subsequent
                   Current    Term to                  Periodic    Periodic      Gross       Maximum      Minimum     Months to
  Principal       Mortgage    Maturity     Expense       Rate        Rate        Margin     Mortgage     Mortgage     Next Rate
   Balance        Rate (%)    (Months)     Fees (%)     Cap (%)     Cap (%)       (%)       Rate (%)     Rate (%)    Adjustment
  ---------       --------    --------     --------    --------    --------      ------     --------     --------    ----------
$10,953,895.97    6.140179       359       0.280698      2.00        2.00       2.783440    12.140179    2.783440        35

   Reset
 Frequency
 (Months)    Mortgage Index
 ---------   --------------
    12       CMT

o loan group 4 consists of 1 mortgage loan with the following characteristics:

                             Remaining                  Initial   Subsequent
                   Current    Term to                  Periodic    Periodic      Gross       Maximum      Minimum     Months to
  Principal       Mortgage    Maturity     Expense       Rate        Rate        Margin     Mortgage     Mortgage     Next Rate
   Balance        Rate (%)    (Months)     Fees (%)     Cap (%)     Cap (%)       (%)       Rate (%)     Rate (%)    Adjustment
  ---------       --------    --------     --------    --------    --------      ------     --------     --------    ----------
$43,932,837.93    6.666071      358        0.259000    4.953257      1.00       2.736209    12.659253    2.736209        34

   Reset
 Frequency
 (Months)    Mortgage Index
 ---------   --------------
     6       Six-Month LIBOR

o loan group 5 consists of 1 mortgage loan with the following characteristics:

                             Remaining                  Initial   Subsequent
                   Current    Term to                  Periodic    Periodic      Gross       Maximum      Minimum     Months to
  Principal       Mortgage    Maturity     Expense       Rate        Rate        Margin     Mortgage     Mortgage     Next Rate
   Balance        Rate (%)    (Months)     Fees (%)     Cap (%)     Cap (%)       (%)       Rate (%)     Rate (%)    Adjustment
  ---------       --------    --------     --------    --------    --------      ------     --------     --------    ----------
$215,069,821.60   6.327158       359       0.272977    4.987005      2.00       2.279396    11.334174    2.280788        59

   Reset
 Frequency
 (Months)    Mortgage Index
 ---------   --------------
    12       One-Year LIBOR

o loan group 6 consists of 2 mortgage loans with the following characteristics:

                             Remaining                  Initial   Subsequent
                   Current    Term to                  Periodic    Periodic      Gross       Maximum      Minimum     Months to
  Principal       Mortgage    Maturity     Expense       Rate        Rate        Margin     Mortgage     Mortgage     Next Rate
   Balance        Rate (%)    (Months)     Fees (%)     Cap (%)     Cap (%)       (%)       Rate (%)     Rate (%)    Adjustment
  ---------       --------    --------     --------    --------    --------      ------     --------     --------    ----------
$    600,305.40   7.125000      347        0.259000    2.000000      2.00       2.750000    12.125000    2.750000        47
$187,083,418.50   6.956846      358        0.259000    4.997018      1.00       2.735073    11.965485    2.735073        58

   Reset
 Frequency
 (Months)    Mortgage Index
 ---------   --------------
    12       CMT
     6       Six-Month LIBOR

o loan group 7 consists of 5 mortgage loans with the following characteristics:

                             Remaining                  Initial   Subsequent
                   Current    Term to                  Periodic    Periodic      Gross       Maximum      Minimum     Months to
  Principal       Mortgage    Maturity     Expense       Rate        Rate        Margin     Mortgage     Mortgage     Next Rate
   Balance        Rate (%)    (Months)     Fees (%)     Cap (%)     Cap (%)       (%)       Rate (%)     Rate (%)    Adjustment
  ---------       --------    --------     --------    --------    --------      ------     --------     --------    ----------
$43,865,786.90    6.450374      358        0.300146    5.000000    2.000000     2.312703    11.450374    2.312703        82
$ 2,111,832.71    6.769595      356        0.278731    5.000000    2.000000     2.279015    11.769595    2.279015        80
$25,492,502.46    6.540712      355        0.326850    4.926645    2.000000     2.750000    11.540712    2.750000        79
$ 1,049,692.14    6.263234      354        0.384000    5.000000    1.493233     2.750000    11.770002    2.750000        78
$ 8,953,092.26    6.596134      353        0.279000    5.000000    2.000000     2.250000    11.596134    2.250000        113

   Reset
 Frequency
 (Months)    Mortgage Index
 ---------   --------------
    12       One-Year LIBOR
    12       One-Year LIBOR
    12       CMT
    12       CMT
    12       One-Year LIBOR

         o the mortgage loans prepay at the specified constant percentages of CPR,

         o no defaults or delinquencies in the payment by mortgagors of principal of and interest on the mortgage loans are experienced,

         o scheduled payments on the mortgage loans are received on the first day of each month commencing in the calendar month following the closing date and are computed before giving effect to prepayments received on the last day of the prior month,

         o prepayments are allocated as described in this prospectus supplement without giving effect to loss and delinquency tests,

         o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month of the closing date,

         o the scheduled monthly payment for each mortgage loan has been calculated such that each mortgage loan will amortize in amounts sufficient to repay the current balance of the mortgage loan by its respective remaining term to maturity,

         o with respect to the mortgage loan in loan group 5, the related expense fee is increased by 0.091% on the first Adjustment Date for that mortgage loan, with respect to the mortgage loans in loan group 6, the related expense fee is increased by 0.125% on the first Adjustment Date for that mortgage loan and with respect to the first and third mortgage loan in loan group 7 (as shown on page S-93 of this prospectus supplement), the related expense fee is increased by 0.104% and 0.070%, respectively, on the first Adjustment Date for that mortgage loan; and with respect to the mortgage loans in the other loan groups, the expense fees will be calculated and deducted as described under "Servicing Compensation and Payment of Expenses" in this prospectus supplement,

         o the initial Class Certificate Balance or Notional Amount, as applicable, of each class of certificates is as set forth on the cover page of this prospectus supplement or as described under "Description of the Certificates -- General" in this prospectus supplement,

         o interest accrues on each class of certificates at the applicable interest rate as described in this prospectus supplement,

         o distributions in respect of the certificates are received in cash on the 19th day of each month commencing in the calendar month following the closing date,

         o    the closing date of the sale of the certificates is July 30, 2002,

         o the seller is not required to repurchase or substitute for any mortgage loan,

         o    there are no Supplemental Mortgage Loans,

         o the master servicer does not exercise the option to repurchase the mortgage loans described under "Servicing of the Mortgage Loans--Certain Modifications and Refinancings," "-- Optional Purchase of Defaulted Loans" and "-- Optional Termination" in this prospectus supplement,

         o    no class of certificates becomes a Restricted Class,

         o the levels of the Six Month-LIBOR, One-Year LIBOR and CMT Indices remain constant at 1.970%, 2.300% and 2.120%, respectively,

         o the Mortgage Rate on each mortgage loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to the applicable Mortgage Index (as described above), plus the Gross Margin, subject to Maximum Mortgage Rates, Minimum Mortgage Rates and Periodic Rate Caps (as applicable), and

         o scheduled monthly payments on each mortgage loan will be adjusted in the month immediately following the interest adjustment date (as necessary) for such mortgage loan to equal the fully amortizing payment described above.

         Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement assumes a constant prepayment rate ("CPR"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans. There is no assurance that prepayments will occur at any constant prepayment rate.

         While it is assumed that each of the mortgage loans prepays at the specified constant percentages, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans used in preparing the tables.

Optional Purchase of Defaulted Loans

         The master servicer may, at its option but subject to the conditions set forth in the pooling and servicing agreement, purchase from the trust fund any mortgage loan which is delinquent in payment by 151 days or more (provided, however, that such option will expire as of the last day of the calendar quarter during which such mortgage loan became 151 days delinquent). Any purchase shall be at a price equal to 100% of the Stated Principal Balance of the mortgage loan plus accrued interest on it at the applicable Mortgage Rate from the date through which interest was last paid by the related mortgagor or advanced (and not reimbursed) to the first day of the month in which the amount is to be distributed.

Optional Termination

         The master servicer will, subject to certain limitations as may be specified in the pooling and servicing agreement, have the right to repurchase all remaining mortgage loans and foreclosed or otherwise repossessed properties in the mortgage pool and thereby effect early retirement of the certificates, subject to the pool principal balance of the mortgage loans and foreclosed or otherwise repossessed properties at the time of repurchase being less than 10% of the sum of the initial cut-off date pool principal balance and any Supplemental Amounts on the closing date. If the master servicer exercises the option, the purchase price distributed with respect to each certificate will be 100% of its then outstanding principal balance and any unpaid accrued interest thereon at the applicable pass-through rate, in each case subject to reduction as provided in the pooling and servicing agreement if the purchase price is based in part on the appraised value of any foreclosed or otherwise repossessed properties and the appraised value is less than the Stated Principal Balance of the related mortgage loans. Distributions on the certificates in respect of any optional termination will first be paid to the senior certificates and then to the subordinated certificates. The proceeds from any optional termination distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any foreclosed or otherwise repossessed property and the appraised value is less than the Stated Principal Balance of the related mortgage loan.

The Trustee

         The Bank of New York will be the trustee under the pooling and servicing agreement. The depositor, the seller and the master servicer may maintain other banking relationships in the ordinary course of business with The Bank of New York. Offered certificates may be surrendered at the corporate trust office of the trustee located at 101 Barclay Street, 8W, New York, New York 10286, Attention: Corporate Trust Administration or at any other address the trustee designates from time to time.

Restrictions on Transfer of the Class A-R Certificates

         The Class A-R Certificates will be subject to the restrictions on transfer described in the prospectus under "Material Federal Income Tax Consequences -- REMIC Certificates -- Tax-Related Restrictions on Transfers of Residual Certificates -- Disqualified Organizations," "-- Noneconomic Residual Certificates" and "-- Foreign Investors," as modified by the restrictions imposed by the final Treasury Regulations described in this prospectus supplement under "Material Federal Income Tax Consequences." The pooling and servicing agreement provides that the Class A-R Certificates (in addition to other ERISA restricted classes of certificates) may not be acquired by an ERISA Plan. See "ERISA Considerations" in this prospectus supplement. The Class A-R Certificates will contain a legend describing the foregoing restrictions.


                  Yield, Prepayment and Maturity Considerations

General

         The effective yield to the holders of each class of certificates will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to the holders and the purchase price of the certificates because monthly distributions will not be payable to the holders until the 19th day (or, if that day is not a business day, the following business day) of the month following the month in which interest accrues on the mortgage loans (without any additional distribution of interest or earnings on them for the delay).

         Delinquencies on the mortgage loans which are not advanced by or on behalf of the master servicer (because amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the certificates. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the subordinated certificates, in the reverse order of their numerical class designations, and then by the senior certificates of the senior certificate groups to which the shortfall relates pro rata. If, as a result of the shortfalls, the aggregate of the Class Certificate Balances of all classes of certificates exceeds the pool principal balance, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced by the amount of the excess.

         Net Interest Shortfalls will adversely affect the yields on the classes of offered certificates. In addition, although all losses initially will be borne by the subordinated certificates, in the reverse order of their numerical class designations, Excess Losses will be borne by all classes of applicable certificates (other than the Notional Amount Certificates) on a pro rata basis. As a result, the yields on the offered certificates will depend on the rate and timing of Realized Losses, including Excess Losses. Excess Losses could occur at a time when one or more classes of subordinated certificates are still outstanding and otherwise available to absorb other types of Realized Losses.

         For purposes of allocating losses and shortfalls resulting from delinquencies to the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation than each other class of subordinated certificates.

Prepayment Considerations and Risks

         The rate of principal payments on the offered certificates, the aggregate amount of distributions on the offered certificates and the yield to maturity of the offered certificates will be related to the rate and timing of payments of principal on the mortgage loans related to that class of certificates. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases by the seller or master servicer. Except for certain of the mortgage loans, each of which has a prepayment penalty if the related mortgagor prepays such mortgage loan during a period ranging from one year to five years after origination, the mortgage loans may be prepaid by the mortgagors at any time without a prepayment penalty. Because certain of the mortgage loans contain prepayment penalties, the rate of principal prepayments may be less than the rate of principal payments for mortgage loans that did not have prepayment penalties. The mortgage loans are subject to the "due-on-sale" provisions included therein. See "The Mortgage Pool" in this prospectus supplement.

         Prepayments, liquidations and purchases of the mortgage loans in a loan group will result in distributions on the offered certificates related to that loan group of principal amounts which would otherwise be distributed over the remaining terms of these mortgage loans. This includes any optional purchase by the seller of a defaulted mortgage loans and any optional repurchase of the remaining mortgage loans in all of the loan groups in connection with the termination of the trust fund, in each case as described in this prospectus supplement. Since the rate of payment of principal of the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to the rate of payment of principal of the mortgage loans or the rate of principal prepayments. The extent to which the yield to maturity of a class of offered certificates may vary from the anticipated yield will depend upon the degree to which the offered certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the mortgage loans in that loan group. Further, an investor should consider the risk that, in the case of any offered certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans in that loan group could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of Interest Only Certificates and any other offered certificate purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. Investors in the Interest Only Certificates should carefully consider the risk that a rapid rate of principal payments on the mortgage loans could result in the failure of the investors to recover their initial investments.

         The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, servicing decisions, as well as the characteristics of the mortgage loans included in the mortgage pool as described under "The Mortgage Pool -- General" and "-- Underwriting Process" in this prospectus supplement. In general, if prevailing interest rates were to fall significantly below the Mortgage Rates on the mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates on the mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the mortgage loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments. Furthermore, with respect to up to 50% of the mortgage loans, the depositor may deliver all or a portion of each related mortgage file to the trustee after the closing date. Should the seller fail to deliver all or a portion of any mortgage files to the depositor or other designee of the depositor or, at the depositor's direction, to the trustee, within that period, the seller will be required to use its best efforts to deliver a replacement mortgage loan for the related delayed delivery mortgage loan or repurchase the related delayed delivery mortgage loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the mortgage loans. The Transfer Payment mechanism may also affect the weighted average lives of and yields on the certificates. Due to this feature, the relative performance of the mortgage loans in the loan groups may adversely affect the yield on certificates unrelated to the applicable loan group or groups.

         The mortgage loans will consist of adjustable rate mortgage loans subject to initial fixed rate periods of varying lengths. Adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate. Prepayments on the 3/1, 5/1, 7/1 and 10/1 Mortgage Loans may differ as they approach their respective first Adjustment Dates. No assurance can be given as to the level of prepayment that the mortgage loans will experience.

         The Mortgage Rate applicable to all of the mortgage loans and any Adjustment Date will be based on the Mortgage Index value most recently announced as of a date generally 45 days prior to such Adjustment Date. Thus, if the Mortgage Index value rises, the lag in time before the corresponding Mortgage Rate increases will, all other things being equal, slow the upward adjustment of the pass-through rate on the related certificates. In addition, the mortgage loans in each loan group will have Mortgage Rates which will not adjust for a substantial period of time after origination although certain Mortgage Rates will begin adjusting in October 2004 due to the length of time that has passed since origination. See "The Mortgage Pool" in this prospectus supplement.

         The rate of prepayment will affect the pass-through rates on the offered certificates. Prepayments of mortgage loans with Mortgage Rates in excess of the then-current Weighted Average Mortgage Rate for a loan group may reduce the pass-through rate on the related senior certificates. Mortgage loans with higher Mortgage Rates may prepay at faster rates than mortgage loans with relatively lower Mortgage Rates in response to a given change in market interest rates. Any such disproportionate rate of prepayments may adversely affect the pass-through rate on the subordinated certificates and the Class 1-X Certificates. In addition, differences in the rates of prepayments or of Realized Losses as among the loan groups may adversely affect the pass-through rate on the subordinated certificates and the Class 1-X Certificates by reducing the weighting factor used to determine that pass-through rate.

         As described under "Description of the Certificates--Principal," the Senior Prepayment Percentage of all principal prepayments on the mortgage loans in a loan group will be initially distributed to the related classes of senior certificates then entitled to receive principal prepayment distributions. This may result in all (or a disproportionate percentage) of the principal prepayments being distributed to holders of the classes of senior certificates and none (or less than their pro rata share) of the principal prepayments being distributed to holders of the subordinated certificates during the periods of time described in the definition of each Senior Prepayment Percentage.

         The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

         The table in the "Yield, Prepayment and Maturity Considerations" section of this prospectus supplement indicates the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the illustrated classes of certificates to various constant percentages of CPR. The yields set forth in the table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable classes of certificates, would cause the discounted present value of the assumed streams of cash flows to equal the assumed aggregate purchase prices of the applicable classes and converting the monthly rates to corporate bond equivalent rates. Those calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the certificates and consequently do not purport to reflect the return on any investment in any class of certificates when the reinvestment rates are considered.

Sensitivity of the Class 1-X Certificates

         Investors should note that the Class 1-X Certificates are entitled to distributions only through the Distribution Date in July 2009. As indicated in the following table, the yield to investors in the Class 1-X Certificates will be sensitive to the rate of principal payments (including prepayments) of the mortgage loans in the loan groups, which generally can be prepaid at any time. On the basis of the structuring assumptions, the yield to maturity on the Class 1-X Certificates would be approximately 0% if prepayments of the mortgage loans in the applicable loan groups were to occur at a constant rate of approximately 28% of CPR. If the actual prepayment rate of the applicable mortgage loans were to exceed the foregoing levels for as little as one month while equaling the levels for the remaining months, the investors in the Class 1-X Certificates would not fully recoup their initial investments.

         The information set forth in the following table has been prepared on the basis of the structuring assumptions and on the assumption that the purchase price of the Interest Only Certificates (expressed as a percentage of its initial Notional Amount) is as follows:

Class                                                            Price*
-----                                                           -------
1-X                                                             2.8125%
--------------
* The price does not include accrued interest. Accrued interest has been added to the price in calculating the yields in the following table.

                                Percentage of CPR
--------------------------------------------------------------------------------
  0%         10%        15%       25%        35%         45%           55%
------     ------      ------    -----     -------     --------      --------
34.75%     23.06%      16.97%    4.20%     (9.49)%     (24.30)%      (40.58)%

         It is unlikely that the mortgage loans will have the precise characteristics described in this prospectus supplement or that the mortgage loans in any loan group will all prepay at the same rate until maturity or that all of the mortgage loans in any loan group will prepay at the same rate or time. As a result of these factors, the pre-tax yields on the Class 1-X Certificates are likely to differ from those shown in the tables above, even if all of the mortgage loans in any loan group prepay at the indicated percentages of the CPR. No representation is made as to the actual rate of principal payments on the mortgage loans in any loan group for any period or over the life of the Class 1-X Certificates or as to the yield on the Class 1-X Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class 1-X Certificates.

Additional Information

         The depositor intends to file additional yield tables and other computational materials with respect to one or more classes of offered certificates with the Securities and Exchange Commission in a report on Form 8-K. The tables and materials were prepared by the underwriter at the request of prospective investors, based on assumptions provided by, and satisfying their special requirements. The tables and assumptions may be based on assumptions that differ from the structuring assumptions. Accordingly, the tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Weighted Average Lives of the Offered Certificates

         The weighted average life of an offered certificate is determined by
(a) multiplying the amount of the net reduction, if any, of the Class Certificate Balance of the Certificate on each Distribution Date by the number of years from the date of issuance to the Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the net reductions in Class Certificate Balance of the Certificate referred to in clause (a).

         For a discussion of the factors which may influence the rate of payments (including prepayments) of the mortgage loans, see "-- Prepayment Considerations and Risks" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

         In general, the weighted average lives of the offered certificates will be shortened if the level of prepayments of principal of the mortgage loans increases. However, the weighted average lives of the offered certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments, the priority sequence of distributions of principal of the classes of certificates. See "Description of the Certificates -- Principal" in this prospectus supplement.

         The interaction of the foregoing factors may have different effects on various classes of offered certificates and the effects on any class may vary at different times during the life of the class. Accordingly, no assurance can be given as to the weighted average life of any class of offered certificates. Further, to the extent the prices of the offered certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of the classes of offered certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of offered certificates may be affected at various constant prepayment percentages, see the Decrement Tables under the next heading.

Decrement Tables

         The following tables indicate the percentages of the initial Class Certificate Balances of the classes of offered certificates (other than the Class 1-X and Class A-R Certificates) that would be outstanding after each of the dates shown at various constant prepayment percentages and the corresponding weighted average lives of the classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that the mortgage loans will have the precise characteristics described in this prospectus supplement or all of the mortgage loans will prepay at the constant prepayment percentages specified in the tables or at any other constant rate. Moreover, the diverse remaining terms to maturity of the mortgage loans could produce slower or faster principal distributions than indicated in the tables, which have been prepared using the specified constant prepayment percentages, even if the remaining term to maturity of the mortgage loans is consistent with the remaining terms to maturity of the mortgage loans specified in the structuring assumptions.

                              Percentage of Initial Class Certificate Balances Outstanding*

                                            Class 1-A-1                                      Class 2-A-1
                                         Percentage of CPR                                Percentage of CPR
                             -------------------------------------------     ---------------------------------------------
Distribution Date             0%    10%    15%    25%   35%    45%   55%      0%    10%   15%   25%     35%     45%    55%
-----------------            ---   ---    ---    ---   ---    ---    ---     ---   ---    ---   ---     ---     ---    ---
Initial Percent......        100   100    100    100   100    100    100     100   100    100   100     100     100    100
July 2003............         99    88     83     73    62     52     42      99    88     83    73      62      52     42
July 2004............         97    78     69     52    39     27     17      97    78     69    52      38      27     17
July 2005............         96    68     57     38    24     14      7      96    68     57    38      24      14      7
July 2006............         94    60     47     28    15      7      3      94    60     46    28      15       7      3
July 2007............         92    52     39     21    10      4      1      92    52     39    20      10       4      1
July 2008............         90    45     32     15     6      2      1      89    45     32    15       6       2      1
July 2009............         88    40     27     11     4      1      0      87    40     27    11       4       1      0
July 2010............         85    35     22      8     2      1      0      85    35     22     8       2       1      0
July 2011............         83    31     18      6     2      0      0      82    30     18     6       2       0      0
July 2012............         80    27     15      4     1      0      0      80    27     15     4       1       0      0
July 2013............         78    23     12      3     1      0      0      77    23     12     3       1       0      0
July 2014............         75    20     10      2     0      0      0      75    20     10     2       0       0      0
July 2015............         73    18      8      2     0      0      0      72    17      8     2       0       0      0
July 2016............         70    15      7      1     0      0      0      69    15      7     1       0       0      0
July 2017............         67    13      6      1     0      0      0      66    13      6     1       0       0      0
July 2018............         64    11      5      1     0      0      0      63    11      4     1       0       0      0
July 2019............         60    10      4      0     0      0      0      59     9      4     0       0       0      0
July 2020............         57     8      3      0     0      0      0      56     8      3     0       0       0      0
July 2021............         53     7      2      0     0      0      0      52     7      2     0       0       0      0
July 2022............         49     6      2      0     0      0      0      48     6      2     0       0       0      0
July 2023............         45     5      1      0     0      0      0      44     5      1     0       0       0      0
July 2024............         41     4      1      0     0      0      0      40     4      1     0       0       0      0
July 2025............         37     3      1      0     0      0      0      36     3      1     0       0       0      0
July 2026............         32     2      1      0     0      0      0      31     2      1     0       0       0      0
July 2027............         27     2      0      0     0      0      0      26     2      0     0       0       0      0
July 2028............         22     1      0      0     0      0      0      21     1      0     0       0       0      0
July 2029............         17     1      0      0     0      0      0      16     1      0     0       0       0      0
July 2030............         11     1      0      0     0      0      0      10     1      0     0       0       0      0
July 2031............          6     0      0      0     0      0      0       5     0      0     0       0       0      0
July 2032............          0     0      0      0     0      0      0       0     0      0     0       0       0      0
Weighted Average
  Life (in years)**..      18.40  7.25   5.23   3.15  2.14   1.55   1.16   18.18  7.21   5.20  3.14    2.13    1.54   1.16

* Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

                              Percentage of Initial Class Certificate Balances Outstanding*

                                                 Class 3-A-1                                   Class 4-A-1
                                              Percentage of CPR                              Percentage of CPR
                             -------------------------------------------     ---------------------------------------------
Distribution Date             0%    10%    15%    25%   35%    45%   55%      0%    10%   15%   25%     35%     45%    55%
-----------------            ---   ---    ---    ---   ---    ---    ---     ---   ---    ---   ---     ---     ---    ---
Initial Percent...........   100   100     100   100   100    100    100     100    100   100   100     100     100    100
July 2003.................    99    88      83    73    62     52     42      99     88    83    73      62      52     42
July 2004.................    97    78      69    52    39     27     17      98     78    69    53      39      27     17
July 2005.................    96    69      57    38    24     14      7      96     69    57    38      24      14      7
July 2006.................    94    60      47    28    15      7      3      94     60    47    28      15       7      3
July 2007.................    92    52      39    21    10      4      1      92     52    39    21      10       4      1
July 2008.................    90    46      32    15     6      2      1      90     46    32    15       6       2      1
July 2009.................    88    40      27    11     4      1      0      88     40    27    11       4       1      0
July 2010.................    86    35      22     8     2      1      0      86     35    22     8       2       1      0
July 2011.................    83    31      18     6     2      0      0      83     31    18     6       2       0      0
July 2012.................    81    27      15     4     1      0      0      81     27    15     4       1       0      0
July 2013.................    78    24      13     3     1      0      0      78     23    13     3       1       0      0
July 2014.................    76    20      10     2     0      0      0      75     20    10     2       0       0      0
July 2015.................    73    18       8     2     0      0      0      73     18     8     2       0       0      0
July 2016.................    70    15       7     1     0      0      0      70     15     7     1       0       0      0
July 2017.................    67    13       6     1     0      0      0      67     13     6     1       0       0      0
July 2018.................    64    11       5     1     0      0      0      64     11     5     1       0       0      0
July 2019.................    61    10       4     0     0      0      0      60     10     4     0       0       0      0
July 2020.................    57     8       3     0     0      0      0      57      8     3     0       0       0      0
July 2021.................    54     7       2     0     0      0      0      53      7     2     0       0       0      0
July 2022.................    50     6       2     0     0      0      0      49      6     2     0       0       0      0
July 2023.................    46     5       1     0     0      0      0      45      5     1     0       0       0      0
July 2024.................    42     4       1     0     0      0      0      41      4     1     0       0       0      0
July 2025.................    37     3       1     0     0      0      0      36      3     1     0       0       0      0
July 2026.................    33     2       1     0     0      0      0      32      2     1     0       0       0      0
July 2027.................    28     2       0     0     0      0      0      27      2     0     0       0       0      0
July 2028.................    23     1       0     0     0      0      0      22      1     0     0       0       0      0
July 2029.................    17     1       0     0     0      0      0      17      1     0     0       0       0      0
July 2030.................    12     1       0     0     0      0      0      11      1     0     0       0       0      0
July 2031.................     6     0       0     0     0      0      0       5      0     0     0       0       0      0
July 2032.................     0     0       0     0     0      0      0       0      0     0     0       0       0      0
Weighted Average
  Life (in years)**....... 18.50  7.27    5.23  3.16  2.14   1.55   1.16   18.39   7.27  5.24  3.16    2.14    1.55   1.16

* Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

                              Percentage of Initial Class Certificate Balances Outstanding*

                                            Class 5-A-1                                    Class 6-A-1
                                         Percentage of CPR                              Percentage of CPR
                             -------------------------------------------     ---------------------------------------------
Distribution Date             0%    10%    15%    25%   35%    45%   55%      0%    10%   15%   25%     35%     45%    55%
-----------------            ---   ---    ---    ---   ---    ---    ---     ---   ---    ---   ---     ---     ---    ---
Initial Percent......        100   100    100    100   100    100    100     100   100    100   100     100     100    100
July 2003............         99    88     83     73    62     52     42      99    88     83    73      62      52     42
July 2004............         97    78     69     53    39     27     17      98    78     69    53      39      27     17
July 2005............         96    69     57     38    24     14      7      96    69     57    38      24      14      7
July 2006............         95    60     47     28    15      7      3      95    61     47    28      15       8      3
July 2007............         93    53     39     21    10      4      1      94    53     39    21      10       4      1
July 2008............         91    46     33     15     6      2      1      91    46     33    15       6       2      1
July 2009............         89    40     27     11     4      1      0      89    41     27    11       4       1      0
July 2010............         86    35     22      8     3      1      0      87    36     23     8       3       1      0
July 2011............         84    31     19      6     2      0      0      84    31     19     6       2       0      0
July 2012............         81    27     15      4     1      0      0      82    27     15     4       1       0      0
July 2013............         79    24     13      3     1      0      0      79    24     13     3       1       0      0
July 2014............         76    21     10      2     0      0      0      77    21     10     2       0       0      0
July 2015............         73    18      8      2     0      0      0      74    18      9     2       0       0      0
July 2016............         70    15      7      1     0      0      0      71    16      7     1       0       0      0
July 2017............         67    13      6      1     0      0      0      68    13      6     1       0       0      0
July 2018............         64    11      5      1     0      0      0      64    11      5     1       0       0      0
July 2019............         61    10      4      0     0      0      0      61    10      4     0       0       0      0
July 2020............         57     8      3      0     0      0      0      58     8      3     0       0       0      0
July 2021............         53     7      2      0     0      0      0      54     7      2     0       0       0      0
July 2022............         49     6      2      0     0      0      0      50     6      2     0       0       0      0
July 2023............         45     5      1      0     0      0      0      46     5      1     0       0       0      0
July 2024............         41     4      1      0     0      0      0      42     4      1     0       0       0      0
July 2025............         37     3      1      0     0      0      0      37     3      1     0       0       0      0
July 2026............         32     2      1      0     0      0      0      32     2      1     0       0       0      0
July 2027............         27     2      0      0     0      0      0      27     2      0     0       0       0      0
July 2028............         22     1      0      0     0      0      0      22     1      0     0       0       0      0
July 2029............         17     1      0      0     0      0      0      17     1      0     0       0       0      0
July 2030............         11     1      0      0     0      0      0      11     1      0     0       0       0      0
July 2031............          6     0      0      0     0      0      0       5     0      0     0       0       0      0
July 2032............          0     0      0      0     0      0      0       0     0      0     0       0       0      0
Weighted Average
   Life (in years)**.      18.50  7.29   5.25   3.16  2.14   1.55   1.16   18.60  7.33   5.27  3.18    2.15    1.55   1.16

* Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

          Percentage of Initial Class Certificate Balances Outstanding*

                                              Class 7-A-1
                                           Percentage of CPR
                               ----------------------------------------------
Distribution Date               0%    10%    15%     25%    35%    45%    55%
-----------------              ---    ---    ---     ---    ---    ---    ---
Initial Percent .......        100    100    100     100    100    100    100
July 2003 .............         99     88     83      73     62     52     42
July 2004 .............         98     78     69      53     39     27     17
July 2005 .............         96     69     57      38     24     14      7
July 2006 .............         95     60     47      28     15      8      3
July 2007 .............         93     53     39      21     10      4      1
July 2008 .............         91     46     33      15      6      2      1
July 2009 .............         90     41     27      11      4      1      0
July 2010 .............         87     36     23       8      3      1      0
July 2011 .............         85     31     19       6      2      0      0
July 2012 .............         82     27     15       4      1      0      0
July 2013 .............         80     24     13       3      1      0      0
July 2014 .............         77     21     10       2      0      0      0
July 2015 .............         74     18      9       2      0      0      0
July 2016 .............         71     16      7       1      0      0      0
July 2017 .............         68     13      6       1      0      0      0
July 2018 .............         65     11      5       1      0      0      0
July 2019 .............         61     10      4       0      0      0      0
July 2020 .............         58      8      3       0      0      0      0
July 2021 .............         54      7      2       0      0      0      0
July 2022 .............         50      6      2       0      0      0      0
July 2023 .............         46      5      1       0      0      0      0
July 2024 .............         41      4      1       0      0      0      0
July 2025 .............         37      3      1       0      0      0      0
July 2026 .............         32      2      1       0      0      0      0
July 2027 .............         27      2      0       0      0      0      0
July 2028 .............         22      1      0       0      0      0      0
July 2029 .............         16      1      0       0      0      0      0
July 2030 .............         10      1      0       0      0      0      0
July 2031 .............          4      0      0       0      0      0      0
July 2032 .............          0      0      0       0      0      0      0
Weighted Average
   Life (in years)** ...     18.58   7.33   5.27    3.17    2.15  1.55   1.16

* Rounded to the nearest whole percentage.
** Determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

                                    Class M, Class B-1 and Class B-2
                                             Percentage of CPR
                           ----------------------------------------------------
Distribution Date           0%     10%     15%     25%      35%    45%      55%
-----------------          ---     ---     ---     ---      ---    ---      ---
Initial Percent ........   100     100     100     100      100    100      100
July 2003 ..............   100     100     100     100      100    100       97
July 2004 ..............   100     100     100     100       91     78       65
July 2005 ..............   100     100     100      90       73     58       44
July 2006 ..............   100     100     100      67       47     31       19
July 2007 ..............   100     100      84      49       30     17        9
July 2008 ..............   100      98      69      36       19      9        4
July 2009 ..............   100      86      58      26       12      5        2
July 2010 ..............   100      76      48      19        8      3        1
July 2011 ..............   100      66      40      14        5      1        0
July 2012 ..............   100      58      33      10        3      1        0
July 2013 ..............    97      50      27       7        2      0        0
July 2014 ..............    94      44      22       5        1      0        0
July 2015 ..............    90      38      18       4        1      0        0
July 2016 ..............    87      33      15       3        0      0        0
July 2017 ..............    83      28      12       2        0      0        0
July 2018 ..............    79      24      10       1        0      0        0
July 2019 ..............    75      21       8       1        0      0        0
July 2020 ..............    70      18       6       1        0      0        0
July 2021 ..............    66      15       5       1        0      0        0
July 2022 ..............    61      12       4       0        0      0        0
July 2023 ..............    56      10       3       0        0      0        0
July 2024 ..............    51       8       2       0        0      0        0
July 2025 ..............    45       7       2       0        0      0        0
July 2026 ..............    40       5       1       0        0      0        0
July 2027 ..............    34       4       1       0        0      0        0
July 2028 ..............    27       3       1       0        0      0        0
July 2029 ..............    21       2       0       0        0      0        0
July 2030 ..............    14       1       0       0        0      0        0
July 2031 ..............     6       1       0       0        0      0        0
July 2032 ..............     0       0       0       0        0      0        0
Weighted Average
   Life (in years)** ... 21.45   12.58    9.18    5.90      4.44  3.52     2.88

*Rounded to the nearest whole percentage.
**Determined as specified under "Weighted Average Lives of the Offered Certificates" in this prospectus supplement.

Last Scheduled Distribution Date

         The Last Scheduled Distribution Date for each class of offered certificates is the Distribution Date in September 2032. Since the rate of distributions in reduction of the Class Certificate Balance or Notional Amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the Class Certificate Balance or Notional Amount of any class could be reduced to zero significantly earlier or later than the Last Scheduled Distribution Date. The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans. See "Yield, Prepayment and Maturity Considerations -- Prepayment Considerations and Risks" and "-- Weighted Average Lives of the Offered Certificates" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

The Subordinated Certificates

         The weighted average life of, and the yield to maturity on, the subordinated certificates, in increasing order of their numerical class designation, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans in all of the loan groups. In particular, the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans may be affected by the characteristics of the mortgage loans included in the mortgage pool as described under "The Mortgage Pool -- General" and "-- Underwriting Process." If the actual rate and severity of losses on the mortgage loans is higher than those assumed by a holder of a subordinated certificate, the actual yield to maturity of the Certificate may be lower than the yield expected by the holder based on the holder's assumptions. The timing of losses on mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized Losses on the mortgage loans will reduce the Class Certificate Balance of the applicable class of subordinated certificates to the extent of any losses allocated to it (as described under "Description of the Certificates -- Allocation of Losses"), without the receipt of cash attributable to the reduction. In addition, shortfalls in cash available for distributions on the subordinated certificates will result in a reduction in the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates, following all distributions and the allocation of Realized Losses on a Distribution Date, exceeds the pool principal balance as of the Due Date occurring in the month of the Distribution Date. This result may be more likely due to the multiple loan group structure and the provisions requiring Transfer Payments and interest thereon prior to distributions to the subordinated certificates. As a result of the reductions, less interest will accrue on the class of subordinated certificates than otherwise would be the case. The yield to maturity of the subordinated certificates will also be affected by the disproportionate allocation of principal prepayments to the senior certificates, Net Interest Shortfalls and other cash shortfalls in Available Funds. See "Description of the Certificates -- Allocation of Losses" in this prospectus supplement.

         If on any Distribution Date, the Applicable Credit Support Percentage for any class of subordinated certificates is less than its Original Applicable Credit Support Percentage, all partial principal prepayments and principal prepayments in full available for distribution on the subordinated certificates will be allocated solely to that class and all other classes of subordinated certificates with lower numerical class designations, thereby accelerating their amortization relative to that of the Restricted Classes and reducing the weighted average lives of the classes of subordinated certificates receiving the distributions. Accelerating the amortization of the classes of subordinated certificates with lower numerical class designations relative to the other classes of subordinated certificates is intended to preserve the availability of the subordination provided by the other classes.

         For purposes of allocating losses and prepayments to the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation than each other class of subordinated certificates.

                               Credit Enhancement

Subordination

         The rights of the holders of the subordinated certificates to receive distributions with respect to the mortgage loans will be subordinated to the rights of the holders of the senior certificates and the rights of the holders of each class of subordinated certificates (other than the Class M Certificates) to receive the distributions will be further subordinated to the rights of the class or classes of subordinated certificates with lower numerical class designations, in each case only to the extent described in this prospectus supplement. The subordination of the subordinated certificates to the senior certificates and the subordination of the classes of subordinated certificates with higher numerical class designations to those with lower numerical class designations is intended to increase the likelihood of receipt, respectively, by the senior certificateholders and the holders of subordinated certificates with lower numerical class designations of the maximum amount to which they are entitled on any Distribution Date and to provide the holders protection against Realized Losses, other than Excess Losses. In addition, the subordinated certificates will provide limited protection against Special Hazard Losses, Bankruptcy Losses and Fraud Losses up to the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount, respectively, as described in the following paragraphs. Realized Losses, other than Excess Losses, will be allocated to the class of subordinated certificates then outstanding with the highest numerical class designation.

         For purposes of allocating losses to the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation than each other class of subordinated certificates.

         The subordinated certificates will provide limited protection to the classes of certificates of higher relative priority against

      o Special Hazard Losses in an initial amount expected to be up to approximately $7,183,196 (the "Special Hazard Loss Coverage Amount"),

      o Bankruptcy Losses in an initial amount expected to be up to approximately $272,294 (the "Bankruptcy Loss Coverage Amount") and

      o Fraud Losses in an initial amount expected to be up to approximately $14,366,394 (the "Fraud Loss Coverage Amount").

         The Special Hazard Loss Coverage Amount will be reduced, from time to time, to be an amount equal on any Distribution Date to the lesser of

      o the Special Hazard Loss Coverage Amount as of the closing date less the amount, if any, of losses attributable to Special Hazard mortgage loans incurred since the closing date, or

      o  the greatest of

         o 1% of the aggregate of the principal balances of the mortgage loans,

         o    twice the principal balance of the largest mortgage loan and

         o the aggregate principal balances of the mortgage loans secured by mortgaged properties located in the single California postal zip code area having the highest aggregate principal balance of any zip code area.

All principal balances for the purpose of this definition will be calculated as of the first day of the month before the month in which the Distribution Date occurs after giving effect to scheduled installments of principal and interest on the mortgage loans then due, whether or not paid.

         The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the certificates.

         The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the certificates. In addition, the Fraud Loss Coverage Amount will be reduced on the fifth anniversary of the initial cut-off date, to zero and on the first, second, third and fourth anniversaries of the initial cut-off date, to an amount equal to the lesser of 2%, 1%, 1% and 1%, respectively, of the then current pool principal balance and the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the initial cut-off date over the cumulative amount of Fraud Losses allocated to the certificates since the preceding anniversary.

         The amount of coverage provided by the subordinated certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the certificates assigned by the rating agencies are not adversely affected as a result. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the subordinated certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

         A "Deficient Valuation" is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the mortgaged property at an amount less than the then outstanding principal balance of the mortgage loan secured by the mortgaged property or may reduce the outstanding principal balance of a mortgage loan. In the case of a reduction in that value of the related mortgaged property, the amount of the secured debt could be reduced to that value, and the holder of the mortgage loan thus would become an unsecured creditor to the extent the outstanding principal balance of the mortgage loan exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition, other modifications of the terms of a mortgage loan can result from a bankruptcy proceeding, including the reduction (a "Debt Service Reduction") of the amount of the monthly payment on the related mortgage loan. However, none of these shall be considered a Debt Service Reduction or Deficient Valuation so long as the master servicer is pursuing any other remedies that may be available with respect to the related mortgage loan and either the mortgage loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the master servicer without giving effect to any Debt Service Reduction or Deficient Valuation.


                                 Use of Proceeds

         We expect the proceeds to the depositor from the sale of the offered certificates to be approximately $717,900,994 plus accrued interest, before deducting issuance expenses payable by the depositor. The depositor will apply the net proceeds of the sale of these classes of certificates against the purchase price of the mortgage loans and to fund the Supplemental Loan Accounts and the Capitalized Interest Accounts, as necessary.


                    Material Federal Income Tax Consequences

         For federal income tax purposes, an election will be made to treat the trust fund (other than the Supplemental Loan Accounts and the Capitalized Interest Accounts) as a REMIC. The Class A-R Certificates (the "Residual Certificates") will constitute the sole class of residual interests in the REMIC. All classes of the certificates except the Class A-R Certificates (the "Regular Certificates") will be treated as debt instruments issued by the REMIC for all federal income tax purposes. Income on the Regular Certificates must be reported under an accrual method of accounting. Under the accrual method of accounting, interest income may be required to be included in a holder's gross income in advance of the holder's actual receipt of that interest income.

         Although the tax treatment is not entirely certain, the Class 1-X Certificates will be treated as having been issued with OID for federal income tax purposes equal to the excess of all expected payments of interest on the certificates over their issue price. Although unclear, a holder of a Class 1-X Certificate may be entitled to deduct a loss to the extent that its remaining basis exceeds the maximum amount of future payments to which the certificateholders would be entitled if there were no further prepayments of the mortgage loans. Certain other classes of Regular Certificates may be treated as having been issued with OID. For purposes of determining the amount and rate of accrual of OID and market discount, the trust fund intends to assume that there will be prepayments on the mortgage loans at a rate equal to 25% of CPR. No representation is made that the mortgage loans will prepay at the foregoing rate or any other rate. See "Yield, Prepayment and Maturity Considerations" and "Material Federal Income Tax Consequences" in the prospectus. Computing accruals of OID in the manner described in the prospectus may (depending on the actual rate of prepayments during the interest accrual period) result in the accrual of negative amounts of OID on the certificates issued with OID in an interest accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accrual on their certificates.

         If the holders of any Regular Certificates are treated as holding their certificates at a premium, the holders are encouraged to consult their tax advisors regarding the election to amortize bond premium and the method to be employed. See "Material Federal Income Tax Consequences -- REMIC Certificates --
a. Regular Certificates" in the prospectus.

         As is described more fully under "Material Federal Income Tax Consequences" in the prospectus, the offered certificates will represent "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code of 1986, as amended (the "Code") and qualifying assets under Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the trust fund would be so treated, and income on the offered certificates will represent "interest on obligations secured by mortgages on real property or on interests in real property" under Section 856(c)(3)(B) of the Code in the same proportion that the income on the assets of the trust fund will be so treated. The Regular Certificates will represent qualified mortgages under Section 860G(a)(3) if acquired by a REMIC within the prescribed time periods of the Code.

         The holders of the Residual Certificates must include the taxable income of the REMIC in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to them during certain periods. All or a portion of the taxable income from a Residual Certificate recognized by a holder may be treated as "excess inclusion" income, which with limited exceptions, cannot be reduced by deductions (including net operating losses) and in all cases, is subject to U.S. federal income tax.

         In computing alternative minimum taxable income, the special rule providing that taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year does not apply. However, a taxpayer's alternative minimum taxable income cannot be less than the sum of the taxpayer's excess inclusions for the year. In addition, the amount of any alternative minimum tax net operating loss is determined without regard to any excess inclusions.

         The proposed Treasury Regulations referred to in the prospectus relating to transfers of noneconomic residual interests were finalized recently. See "Material Federal Income Tax Consequences--REMIC Certificates--Residual Certificates--Tax Related Restrictions on Transfers of Residual Certificates--Noneconimic Residual Certificates" in the prospectus. With certain exceptions, the final regulations incorporate the safe harbor rules in the proposed regulations (the "present value test") and in Revenue Procedure 2001-12 (the "asset test"). Among other things, the final regulations modify the present value test to require use of the federal short term rate for the month of transfer for purposes of the present value calculations. In addition, in order to qualify for either safe harbor (the present value or asset test) a transfer of a noneconomic residual interest may not be to a foreign permanent establishment or fixed base of a U.S. taxpayer (an "offshore location"), and each transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to an offshore location of the transferee or another U.S. taxpayer. The final regulations generally apply to transfers of noneconomic residual interest occurring on or after August 19, 2002.

         As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001, limitations imposed by section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006, which will affect individuals holding Residual Certificates. In addition, starting in 2001, the backup withholding rate began declining from 31% and will level out at 28% in 2006. Unless the statute is amended, all provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 will no longer apply for taxable years beginning on or after December 31, 2010. See "Material Federal Income Tax Consequences" in the prospectus. Investors are encouraged to consult their own tax advisors with respect to the new legislation.

         Purchasers of a Residual Certificate (that is, the Class A-R Certificates) are encouraged to consider carefully the tax consequences of an investment in the Residual Certificate discussed in the prospectus and consult their own tax advisors with respect to those consequences. See "Material Federal Income Tax Consequences -- REMIC Certificates -- b. Residual Certificates" in the prospectus. Specifically, prospective holders of Residual Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Residual Certificate will be treated as a "noneconomic" residual interest, a "tax avoidance potential" residual interest, or both. See "Material Federal Income Tax Consequences -- Tax-Related Restrictions on Transfer of Residual Certificates -- Noneconomic Residual Certificates," "Material Federal Income Tax Consequences -- b. Residual Certificates -- Mark to Market Rules," "-- Excess Inclusions" and "Material Federal Income Tax Consequences -- Tax Related Restrictions on Transfers of Residual Certificates -- Foreign Investors" in the prospectus.

         Additionally, for information regarding Prohibited Transactions and Treatment of Realized Losses, see "Material Federal Income Tax Consequences -- Prohibited Transactions and Other Taxes" and "-- REMIC Certificates -- a. Regular Certificates -- Treatment of Realized Losses" in the prospectus.


                                   Other Taxes

         No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

         All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the certificates.


                              ERISA Considerations

         Any fiduciary of an employee benefit or other plan or arrangement (such as an individual retirement plan or Keogh plan) that is subject to the Employee Retirement Income Security Act of 1974, as amended, or to Section 4975 of the Code (a "Plan") that proposes to cause the Plan to acquire any of the offered certificates is encouraged to consult with its counsel with respect to the potential consequences of the Plan's acquisition and ownership of the certificates under ERISA and Section 4975 of the Code. See "ERISA Considerations" in the prospectus. Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in various different types of transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes on prohibited transactions involving "disqualified persons" and Plans described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

         Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. However, any of those plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

         Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the mortgage loans.

         The U.S. Department of Labor has granted the Underwriter an administrative exemption (the "Exemption") from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the mortgage loans in the trust fund. The Exemption was amended by Prohibited Transaction Exemption 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (November 13, 2000) to extend exemptive relief to certificates, including subordinated certificates, rated in the four highest generic rating categories in certain designated transactions when the conditions of the Exemption, including the requirement that an investing Plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met.

         For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see "ERISA Considerations" in the prospectus.

         It is expected that the Exemption will apply to the acquisition and holding by Plans of the offered certificates (other than the Class A-R and Class 1-X Certificates) and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date of this prospectus supplement, there is no single mortgagor that is the obligor on five percent (5%) of the mortgage loans included in the trust fund by aggregate unamortized principal balance of the assets of the trust fund.

         The rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB-from S&P or Fitch, or Baa3 from Moody's, certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it).

         Because the Class 1-X Certificates are not being purchased by any underwriter to whom an exemption similar to the Exemption has been granted, that class of certificates does not currently meet the requirements of the Exemption or any comparable individual administrative exemption granted to any underwriter. Consequently, the Class 1-X Certificates may be transferred only if the conditions in the first or third bullet points in the next paragraph are met.

         Because the characteristics of the Class A-R Certificates may not meet the requirements of prohibited transaction class exemption 83-1 ("PTE 83-1"), the Exemption, or any other issued exemption under ERISA, a Plan may have engaged in a prohibited transaction or incur excise taxes or civil penalties if it purchases and holds Class A-R Certificates. Consequently, transfers of the Class A-R Certificates will not be registered by the trustee unless the trustee receives:

      o a representation from the transferee of the certificate, acceptable to and in form and substance satisfactory to the trustee, that the transferee is not a Plan, or a person acting on behalf of a Plan or using a Plan's assets to effect the transfer;

      o if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the certificates with funds contained in an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60")) and that the purchase and holding of the certificates are covered under Sections I and III of PTE 95-60; or

      o an opinion of counsel satisfactory to the trustee that the purchase and holding of the certificate by a Plan, or any person acting on behalf of a Plan or using a Plan's assets, will not result in the assets of the trust fund being deemed to be "plan assets" and subject to the prohibited transaction requirements of ERISA and the Code and will not subject the trustee to any obligation in addition to those undertaken in the pooling and servicing agreement.

         The first representation will be deemed to have been made by the transferee's acceptance of a Class 1-X Certificate. If the representation is not true, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan's assets is initiated without the required opinion of counsel, then the attempted transfer or acquisition will be void.

         Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Code, the effect of the Plan Assets Regulation and the applicability of the Exemption described in the prospectus, and the potential consequences in their specific circumstances, before making an investment in any of the offered certificates. Moreover, each Plan fiduciary is encouraged to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in any of the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.


                             Method of Distribution

         Subject to the terms and conditions set forth in the underwriting agreement between the depositor and Countrywide Securities Corporation, an affiliate of the depositor, the seller and the master servicer ("CSC" or the "underwriter"), the depositor has agreed to sell the offered certificates, other than the Class 1-X Certificates, to the underwriter, and CSC has agreed to purchase from the depositor the offered certificates other than the Class 1-X Certificates (the "Underwritten Certificates").

         Distribution of the Underwritten Certificates will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter may effect such transactions by selling the Underwritten Certificates to or through dealers and such dealers may receive from the underwriter, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The underwriter and any dealers that participate with the underwriter in the distribution of the Underwritten Certificates may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profits on resale of the Underwritten Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         The depositor has been advised by the underwriter that it intends to make a market in the Underwritten Certificates purchased by it, but the underwriter has no obligation to do so. There can be no assurance that a secondary market for the Underwritten Certificates will develop or, if it does develop, that it will continue or that it will provide certificateholders with a sufficient level of liquidity of investment.

         The depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, liabilities, customarily indemnified against, including liabilities under the Securities Act of 1933, as amended.

         The Class 1-X Certificates may be offered by the seller or the depositor from time to time directly or through underwriters or agents (either of which may include CSC) in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale, in one or more separate transactions at prices to be negotiated at the time of each sale. Any underwriters or agents that participate in the distribution of the Class 1-X Certificates may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 and any profit on the sale of those Certificates by them and any discounts, commissions, concessions or other compensation received by any of them may be deemed to be underwriting discounts and commissions under the Securities Act.


                                  Legal Matters

         The validity of the certificates, including their material federal income tax consequences, will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, New York, New York. McKee Nelson LLP will pass upon certain legal matters on behalf of the underwriter.

                                     Ratings

         It is a condition to the issuance of the senior certificates that they be rated AAA by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and Aaa by Moody's Investors Service, Inc. ("Moody's"). It is a condition to the issuance of the Class M, Class B-1 and Class B-2 Certificates that they be rated at least Aa2, A2 and Baa2, respectively, by Moody's and at least AA, A and BBB, respectively, by S&P.

         The ratings assigned by Moody's to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which the certificates are issued. Moody's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates.

         The ratings assigned by S&P to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which the certificates are issued. S&P's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates. The ratings on the interest only certificates do not address whether investors will recoup their initial investment. The rating assigned by S&P to the Class A-R Certificates only address the return of its Class Certificate Balance and interest thereon of its Pass-Through Rate.

         The ratings of the rating agencies do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

         The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies.

         The depositor has not requested a rating of the offered certificates by any rating agency other than the rating agencies; there can be no assurance, however, as to whether any other rating agency will rate the offered certificates or, if it does, what rating would be assigned by the other rating agency. The rating assigned by the other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

                             Index to Defined Terms

3/1 Mortgage Loan................................S-14
3/27 Mortgage Loan...............................S-15
5/1 Mortgage Loan................................S-14
5/25 Mortgage Loan...............................S-15
7/1 Mortgage Loan................................S-14
10/1 Mortgage Loan...............................S-14
Adjustment Date..................................S-14
Aggregate Subordinated Percentage................S-87
Alternative Documentation Program................S-66
Applicable Credit Support Percentage.............S-88
asset test......................................S-108
Available Funds..................................S-80
Bank of America..................................S-71
Bank of America Product Guides...................S-71
Bank of America Underwriting Guidelines..........S-71
Bankruptcy Loss Coverage Amount.................S-106
Bankruptcy Losses................................S-90
Capitalized Interest Account.....................S-63
CEDE.............................................S-79
Certificate Account..............................S-79
Class Certificate Balance........................S-77
Class Subordination Percentage...................S-88
Class 1-X Component..............................S-78
Class 1-X Component Balance......................S-78
Class 1-X component 1............................S-78
Class 1-X component 2............................S-78
Class 1-X component 3............................S-78
Class 1-X component 4............................S-78
Class 1-X component 5............................S-78
Class 1-X component 6............................S-78
Class 1-X component 7............................S-78
CLUES Plus Documentation Program.................S-66
CMT Index........................................S-14
Code............................................S-108
Conveyance Period................................S-63
Countrywide Credit...............................S-73
Countrywide Home Loans...........................S-73
Countrywide Servicing............................S-73
CPR..............................................S-94
CSC.............................................S-111
Debt Service Reduction..........................S-107
debt-to-income...................................S-66
Deficient Valuation.............................S-107
deleted mortgage loan............................S-62
Determination Date...............................S-76
Distribution Account.............................S-79
Distribution Date................................S-79
Due Date.........................................S-14
Excess Losses....................................S-90
Exemption.......................................S-109
Expanded Underwriting Guidelines.................S-67
Expense Fee Rate.................................S-76

FHA..............................................S-69
Fraud Loss Coverage Amount......................S-106
Fraud Losses.....................................S-90
Full Documentation Program.......................S-66
GreenPoint.......................................S-68
GreenPoint Financial.............................S-68
GreenPoint Mortgage..............................S-68
GreenPoint Underwriting Guidelines...............S-68
Gross Margin.....................................S-14
group 1 mortgage loans...........................S-13
Group 1 Supplemental Amount......................S-63
Group 1 Weighted Average Initial
Adjustment Date..................................S-78
group 2 mortgage loans...........................S-13
Group 2 Supplemental Amount......................S-63
Group 2 Weighted Average Initial
Adjustment Date..................................S-78
group 3 mortgage loans...........................S-13
Group 3 Supplemental Amount......................S-63
Group 3 Weighted Average Initial
Adjustment Date..................................S-78
group 4 mortgage loans...........................S-13
Group 4 Supplemental Amount......................S-63
Group 4 Weighted Average Initial
Adjustment Date..................................S-78
group 5 mortgage loans...........................S-13
Group 5 Supplemental Amount......................S-63
Group 5 Weighted Average Initial
Adjustment Date..................................S-78
group 6 mortgage loans...........................S-13
Group 6 Supplemental Amount......................S-63
Group 6 Weighted Average Initial
Adjustment Date..................................S-78
group 7 mortgage loans...........................S-13
Group 7 Supplemental Amount......................S-63
Group 7 Weighted Average Initial
Adjustment Date..................................S-78
Initial Cut-Off Date Pool Principal Balance......S-13
Initial Mortgage Loans...........................S-13
Initial Periodic Rate Cap........................S-14
Interest Distribution Amount.....................S-82
Interest Only Certificates.......................S-78
Liquidated Mortgage Loan.........................S-90
loan group.......................................S-13
Loan-to-Value Ratio..............................S-15
Master Servicer Remittance Date..................S-80
Maximum Mortgage Rate............................S-14
Minimum Mortgage Rate............................S-14
Moody's.........................................S-112
Mortgage Index...................................S-14
mortgage loans...................................S-13
Mortgage Rate....................................S-14

National City....................................S-69
National City Underwriting Guidelines............S-69
Net Interest Shortfalls..........................S-82
No Income/No Asset Documentation Program.........S-66
offered certificates.............................S-77
offshore location...............................S-108
One-Year LIBOR Index.............................S-14
Original Applicable Credit Support Percentage....S-88
original subordinate principal balance...........S-87
Overcollateralized Group.........................S-84
Plan............................................S-109
Prepayment Period................................S-85
present value test..............................S-108
Principal Amount.................................S-83
Pro Rata Senior Percentage.......................S-86
PTE 83-1........................................S-110
PTE 95-60.......................................S-110
Realized Loss....................................S-90
Reduced Documentation Program....................S-66
Regular Certificates............................S-107
Relief Act Reduction.............................S-83
replacement mortgage loan........................S-62
Residual Certificates...........................S-107
Restricted Classes...............................S-88
S&P.............................................S-112
senior certificate group.........................S-78
senior certificates..............................S-77
Senior Percentage................................S-86
Senior Prepayment Percentage.....................S-86
Senior Principal Distribution Amount.............S-85
Senior Termination Date..........................S-87
Six-Month LIBOR Index............................S-14
Special Hazard Loss Coverage Amount.............S-106
Special Hazard Losses............................S-90
Special Hazard mortgage loan.....................S-90
Standard Underwriting Guidelines.................S-67
Stated Income/Stated Asset Documentation
Program..........................................S-66
Stated Principal Balance.........................S-86
Streamlined Documentation Program................S-66
subordinated certificates........................S-77
Subordinated Component...........................S-78
Subordinated Component Balance...................S-78
Subordinated Percentage..........................S-86
Subordinated Prepayment Percentage...............S-86
Subordinated Principal Distribution Amount.......S-88
Subsequent Periodic Rate Cap.....................S-14
Substitution Adjustment Amount...................S-62
Supplemental Amount..............................S-63
Supplemental Cut-off Date........................S-63
Supplemental Loan Account........................S-63
Supplemental Mortgage Loans......................S-13
Supplemental Transfer Agreement..................S-64
Supplemental Transfer Date.......................S-64
Transfer Payment.................................S-84
Transfer Payment Made............................S-84
Transfer Payment Received........................S-84

Two Times Test...................................S-87
Undercollateralized Group........................S-84
underwriter.....................................S-111
Underwritten Certificates.......................S-111
VA...............................................S-69
Weighted Average Initial Adjustment Date.........S-78
Weighted Average Mortgage Rate...................S-81

PROSPECTUS


                                   CWMBS, INC.
                                    Depositor

                       Mortgage Pass-Through Certificates
                              (Issuable in Series)

Please carefully             The Trusts
consider our
discussion of some           Each trust will be established to hold assets in
of the risks of              its trust fund transferred to it by CWMBS, Inc.
investing in the             The assets in each trust fund will be specified in
certificates under           the prospectus supplement for the particular trust
"Risk Factors"               and will generally consist of:
beginning on page 4.
                             o first lien mortgage loans secured by one- to
                               four-family residential properties or
                               participations in that type of loan,

                             o mortgage pass-through securities issued or
                               guaranteed by Ginnie Mae, Fannie Mae, or Freddie
                               Mac, or

                             o private mortgage-backed securities backed by
                               first lien mortgage loans secured by one- to four-family residential properties or participations in that type of loan.

The Certificates

CWMBS, Inc. will sell the certificates pursuant to a prospectus supplement. The certificates will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments on the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

Offers of Certificates

The certificates may be offered through several different methods, including offerings through underwriters.

                                ----------------

The SEC and state securities regulators have not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

January 16, 2002

                               Table of Contents

                                                                            Page
                                                                            ----
Important Notice About Information in this Prospectus and Each
  Accompanying Prospectus Supplement.....................................     3
Risk Factors ............................................................     4
 Limited Source of Payments -- No Recourse to Sellers, Depositor or
   Servicer .............................................................     4
 Credit Enhancement May Not be Sufficient to Protect You from Losses ....     5
 Losses on Balloon Payment Mortgages are Borne by You ...................     5
 Nature of Mortgages ....................................................     6
 You Could be Adversely Affected by Violations of Environmental Laws ....     7
 Ratings of the Certificates Do Not Assure Their Payment ................     7
 Book-Entry Registration ................................................     8
 Bankruptcy or Insolvency may Affect the Timing and Amount of
   Distributions on the Certificates ....................................     9
The Trust Fund ..........................................................    11
 The Mortgage Loans -- General ..........................................    12
 Agency Securities ......................................................    14
 Private Mortgage-Backed Securities .....................................    18
 Substitution of Mortgage Assets ........................................    19
 Available Information ..................................................    20
 Incorporation of Certain Documents by Reference ........................    20
Use of Proceeds .........................................................    20
The Depositor ...........................................................    20
Mortgage Loan Program ...................................................    21
 Underwriting Process ...................................................    21
 Qualifications of Sellers ..............................................    21
 Representations by Sellers; Repurchases ................................    22
Description of the Certificates .........................................    23
 General ................................................................    24
 Distributions on Certificates ..........................................    25
 Advances ...............................................................    27
 Reports to Certificateholders ..........................................    27
 Categories of Classes of Certificates ..................................    28
 Indices Applicable to Floating Rate and Inverse Floating Rate Classes ..    30
 Book-Entry Certificates ................................................    33
Credit Enhancement ......................................................    34
 General ................................................................    34
 Subordination ..........................................................    34
 Mortgage Pool Insurance Policies .......................................    35
 Special Hazard Insurance Policies ......................................    36
 Bankruptcy Bonds .......................................................    36
 Reserve Fund ...........................................................    37
 Cross Support ..........................................................    37
 Insurance Policies, Surety Bonds and Guaranties ........................    37
 Over-Collateralization .................................................    38

                                                                            Page
                                                                            ----
 Financial Instruments ..................................................    38
Yield and Prepayment Considerations .....................................    38
The Pooling and Servicing Agreement .....................................    39
 Assignment of Mortgage Assets ..........................................    39
 Payments on Mortgage Assets; Deposits to Certificate Account ...........    41
 Collection Procedures ..................................................    42
 Hazard Insurance .......................................................    43
 Realization upon Defaulted Mortgage Loans ..............................    44
 Servicing and Other Compensation and Payment of Expenses ...............    47
 Evidence as to Compliance ..............................................    48
 List of Certificateholders .............................................    48
 Certain Matters Regarding the Master Servicer and the Depositor ........    48
 Events of Default ......................................................    49
 Rights Upon Event of Default ...........................................    49
 Amendment ..............................................................    50
 Termination; Optional Termination ......................................    50
 The Trustee ............................................................    51
Certain Legal Aspects of the Mortgage Loans .............................    52
 General ................................................................    52
 Foreclosure and Repossession ...........................................    53
 Rights of Redemption ...................................................    54
 Anti-Deficiency Legislation and Other Limitations on Lenders ...........    55
 Environmental Risks ....................................................    55
 Due-on-Sale Clauses ....................................................    56
 Prepayment Charges .....................................................    57
 Applicability of Usury Laws ............................................    57
 Soldiers' and Sailors' Civil Relief Act ................................    57
Material Federal Income Tax Consequences ................................    57
 General ................................................................    57
 Non-REMIC Certificates .................................................    57
 REMIC Certificates .....................................................    64
 Prohibited Transactions and Other Taxes ................................    75
 Liquidation and Termination ............................................    76
 Administrative Matters .................................................    76
 Tax-Exempt Investors ...................................................    76
 Non-U.S. Persons .......................................................    76
 Tax-Related Restrictions on Transfers of Residual Certificates .........    77
State Tax Considerations ................................................    78
ERISA Considerations ....................................................    79
Legal Investment ........................................................    81
Method of Distribution ..................................................    81
Legal Matters ...........................................................    82
Financial Information ...................................................    82
Rating ..................................................................    82
Index to Defined Terms ..................................................    83

              Important Notice About Information in this Prospectus
                   and Each Accompanying Prospectus Supplement

    Information about each series of certificates is contained in two separate documents:

   o this prospectus, which provides general information, some of which may not apply to a particular series; and

   o the accompanying prospectus supplement for a particular series, which describes the specific terms of the certificates of that series.

    The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

    You should rely only on the information in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

                                ----------------

    If you require additional information, the mailing address of our principal executive offices is CWMBS, Inc., 4500 Park Granada, Calabasas, California 91302 and the telephone number is (818) 225-3000. For other means of acquiring additional information about us or a series of securities, see "The Trust Fund -- Incorporation of Certain Documents by Reference" beginning on page 20.

                                  Risk Factors

    You should carefully consider the following information since it identifies significant risks associated with an investment in the certificates.

Limited Source of Payments--No          The applicable prospectus supplement may
Recourse To Sellers, Depositor Or       provide that certificates will be
Servicer                                payable from other trust funds in
                                        addition to their associated trust fund, but if it does not, they will be payable solely from their associated trust fund.
                                        If the trust fund does not have
                                        sufficient assets to distribute the full amount due to you as a certificateholder, your yield will be impaired, and perhaps even the return of your principal may be impaired, without your having recourse to anyone else.
                                        Furthermore, at the times specified in
                                        the applicable prospectus supplement,
                                        certain assets of the trust fund may be
                                        released and paid out to other people,
                                        such as the depositor, a servicer, a
                                        credit enhancement provider, or any
                                        other person entitled to payments from
                                        the trust fund. Those assets will no
                                        longer be available to make payments to
                                        you. Those payments are generally made
                                        after other specified payments that may
                                        be set forth in the applicable
                                        prospectus supplement have been made.

                                        You will not have any recourse against
                                        the depositor or any servicer if you do
                                        not receive a required distribution on
                                        the certificates. Nor will you have
                                        recourse against the assets of the trust fund of any other series of certificates.

                                        The certificates will not represent an
                                        interest in the depositor, any servicer, any seller to the depositor, or any one else except the trust fund. The only obligation of the depositor to a trust fund comes from certain representations and warranties made by it about assets transferred to the trust fund. If these representations and warranties turn out to be untrue, the depositor may be required to repurchase some of the transferred assets. CWMBS, Inc., which is the depositor, does not have significant assets and is unlikely to have significant assets in the future. So if the depositor were required to repurchase a loan because of a breach of a representation, its only sources of funds for the repurchase would be:

                                            o funds obtained from enforcing a
                                              corresponding obligation of a
                                              seller or originator of the
                                              loan, or

                                            o funds from a reserve fund or
                                              similar credit enhancement
                                              established to pay for loan
                                              repurchases.

                                        The only obligations of the master
                                        servicer to a trust fund (other than its master servicing obligations) comes from certain representations and warranties made by it in connection with its loan servicing activities. If these representations and warranties turn out to be untrue, the master servicer may be required to repurchase some of the loans. However, the master servicer may not have the financial ability to make the required repurchase.

                                        The only obligations to a trust fund of
                                        a seller of loans to the depositor comes from certain representations and warranties made by it in connection with its sale of the loans and certain document delivery requirements. If these representations and warranties turn out to be untrue, or the seller fails to deliver required documents, it may be required to repurchase some of the loans. However, the seller may not have the financial ability to make the required repurchase.

Credit Enhancement May Not Be           Credit enhancement is intended to reduce
Sufficient To Protect You From          the effect of loan losses. But credit
Losses                                  enhancements may benefit only some
                                        classes of a series of certificates and
                                        the amount of any credit enhancement
                                        will be limited as described in the
                                        applicable prospectus supplement.
                                        Furthermore, the amount of a credit
                                        enhancement may decline over time
                                        pursuant to a schedule or formula or
                                        otherwise, and could be depleted from
                                        payments or for other reasons before the certificates covered by the credit enhancement are paid in full. In addition, a credit enhancement may not cover all potential sources of loss. For example, a credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. Also, the trustee may be permitted to reduce, substitute for, or even eliminate all or a portion of a credit enhancement so long as the rating agencies that have rated the certificates at the request of the depositor indicate that that would not cause them to change adversely their rating of the certificates.
                                        Consequently, certificateholders may
                                        suffer losses even though a credit
                                        enhancement exists and its provider does not default.


Losses On Balloon Payment               Some of the underlying loans may not be
Mortgages Are Borne By You              fully amortizing over their terms to
                                        maturity and, thus, will require
                                        substantial principal payments (that is, balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk than fully amortizing loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of a borrower to do this will depend on such factors as mortgage rates at the time of sale or refinancing, the borrower's equity in the property, the relative strength of the local housing market, the financial condition of the borrower, and tax laws. Losses on these loans that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of certificates.

Your Risk Of Loss May Be Higher         The trust fund may include loans that
Than You Expect If your                 were originated with loan-to-value
Certificates Are Backed By              ratios in excess of the value of the
Partially Unsecured Loans               related mortgaged property. Under these
                                        circumstances, the trust fund could be
                                        treated as a general unsecured creditor
                                        as to the unsecured portion of any
                                        related loan. In the event of a default
                                        under a loan that is unsecured in part,
                                        the trust fund will have recourse only
                                        against the borrower's assets generally
                                        for the unsecured portion of the loan,
                                        along with all other general unsecured
                                        creditors of the borrower.

Nature Of Mortgages                     The value of the properties underlying
  Declines in Property Values May       the loans held in the trust fund may
  Adversely Affect You                  decline over time. Among the factors
                                        that could adversely affect the value of the properties are:

                                            o an overall decline in the
                                              residential real estate market in
                                              the areas in which they are
                                              located,

                                           o  a decline in their general
                                              condition from the failure of
                                              borrowers to maintain their
                                              property adequately, and

                                        If property values decline, the actual
                                        rates of delinquencies, foreclosures,
                                        and losses on all underlying loans could be higher than those currently experienced in the mortgage lending industry in general. These losses, to the extent not otherwise covered by a credit enhancement, will be borne by the holder of one or more classes of certificates.

 Delays in Liquidation May              Even if the properties underlying the
 Adversely Affect You                   loans held in the trust fund provide
                                        adequate security for the loans,
                                        substantial delays could occur before
                                        defaulted loans are liquidated and their proceeds are forwarded to investors.
                                        Property foreclosure actions are
                                        regulated by state statutes and rules
                                        and are subject to many of the delays
                                        and expenses of other lawsuits if
                                        defenses or counterclaims are made,
                                        sometimes requiring several years to
                                        complete. Furthermore, in some states if the proceeds of the foreclosure are insufficient to repay the loan, the borrower is not liable for the deficit.
                                        Thus, if a borrower defaults, these
                                        restrictions may impede the trust's
                                        ability to dispose of the property and
                                        obtain sufficient proceeds to repay the
                                        loan in full. In addition, the servicer
                                        will be entitled to deduct from
                                        liquidation proceeds all expenses
                                        reasonably incurred in attempting to
                                        recover on the defaulted loan, including legal fees and costs, real estate taxes, and property maintenance and preservation expenses.

 Disproportionate Effect of             Liquidation expenses of defaulted loans
 Liquidation Expenses May               generally do not vary directly with the
 Adversely Affect You                   outstanding principal balance of the
                                        loan at the time of default. Therefore,
                                        if a servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is smaller as a percentage of the outstanding principal balance of the small loan than it is for the defaulted loan having a large remaining principal balance.


 Consumer Protection Laws May           State laws generally regulate interest
 Adversely Affect You                   rates and other charges, require certain
                                        disclosures, and require licensing of
                                        mortgage loan originators and servicers.
                                        In addition, most states have other laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing, and collection of mortgage loans. Depending on the particular law and the specific facts involved, violations may limit the ability to collect all or part of the principal or interest on the underlying loans held in the trust fund. In some cases, the borrower may even be entitled to a refund of amounts previously paid.

                                        The loans held in the trust fund may
                                        also be subject to certain federal laws, including:

                                            o the Federal Truth in Lending Act
                                              and its regulations, which require
                                              disclosures to the borrowers
                                              regarding the terms of any
                                              mortgage loan;

                                            o the Equal Credit Opportunity Act
                                              and its regulations, which
                                              prohibit discrimination in the
                                              extension of credit on the basis
                                              of age, race, color, sex,
                                              religion, marital status, national
                                              origin, receipt of public
                                              assistance, or the exercise of any
                                              right under the Consumer Credit
                                              Protection Act; and

                                            o the Fair Credit Reporting Act,
                                              which regulates the use and
                                              reporting of information related
                                              to the borrowers credit
                                              experience.

                                        Some violations of these federal laws
                                        may limit the ability to collect the
                                        principal or interest on the loans held
                                        in the trust fund, and in addition could subject the trust fund to damages and administrative enforcement. Losses on loans from the application of those laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of certificates.

You Could Be Adversely Affected         Federal, state, and local laws and
By Violations Of Environmental          regulations impose a wide range of
Laws                                    requirements on activities that may
                                        affect the environment, health, and
                                        safety. In certain circumstances, these
                                        laws and regulations impose obligations
                                        on owners or operators of residential
                                        properties such as those that secure the loans held in the trust fund. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust as owner of the related property.

                                        In some states, a lien on the property
                                        due to contamination has priority over
                                        the lien of an existing mortgage. Also,
                                        a mortgage lender may be held liable as
                                        an "owner" or "operator" for costs
                                        associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.


Ratings Of The Certificates Do          Any class of certificates issued under
Not Assure Their Payment                this prospectus and the accompanying
                                        prospectus supplement will be rated in
                                        one of the four highest rating
                                        categories of at least one nationally
                                        recognized rating agency. A rating is
                                        based on the adequacy of the value of
                                        the trust assets and any credit
                                        enhancement for that class, and reflects the rating agency's assessment of how likely it is that holders of the class of certificates will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the certificates will be redeemed early. A rating is not a recommendation to purchase, hold, or sell certificates because it does not address the market price of the certificates or the suitability of the certificates for any particular investor.

                                        A rating may not remain in effect for
                                        any given period of time and the rating
                                        agency could lower or withdraw the
                                        rating entirely in the future. For
                                        example, the rating agency could lower
                                        or withdraw its rating due to:

                                            o a decrease in the adequacy of the
                                              value of the trust assets
                                              or any related credit enhancement,

                                            o an adverse change in the financial
                                              or other condition of a credit
                                              enhancement provider, or

                                            o a change in the rating of the
                                              credit enhancement provider's
                                              long-term debt.

                                        The amount, type, and nature of credit
                                        enhancement established for a class of
                                        certificates will be determined on the
                                        basis of criteria established by each
                                        rating agency rating classes of the
                                        certificates. These criteria are
                                        sometimes based upon an actuarial
                                        analysis of the behavior of similar
                                        loans in a larger group. That analysis
                                        is often the basis upon which each
                                        rating agency determines the amount of
                                        credit enhancement required for a class.
                                        The historical data supporting any
                                        actuarial analysis may not accurately
                                        reflect future experience, and the data
                                        derived from a large pool of similar
                                        loans may not accurately predict the
                                        delinquency, foreclosure, or loss
                                        experience of any particular pool of
                                        mortgage loans. Mortgaged properties may not retain their values. If residential real estate markets experience an overall decline in property values such that the outstanding principal balances of the loans held in a particular trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures, and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions may affect timely payment by mortgagors on their loans whether or not the conditions affect real property values and, accordingly, the rates of delinquencies, foreclosures, and losses in any trust fund. Losses from this that are not covered by a credit enhancement will be borne, at least in part, by the holders of one or more classes of certificates.

Book-Entry Registration                 Certificates issued in book- entry form
  Limit on Liquidity                    may have only limited liquidity in the
                                        resale market, since investors may be
                                        unwilling
                                        to purchase certificates for which they
                                        cannot obtain physical instruments.

 Limit on Ability to Transfer or        Transactions in book-entry certificates
 Pledge                                 can be effected only through The
                                        Depository Trust Company, its
                                        participating organizations, its
                                        indirect participants, and certain
                                        banks. Therefore, your ability to
                                        transfer or pledge certificates issued
                                        in book-entry form may be limited.

 Delays in Distributions                You may experience some delay in the
                                        receipt of distributions on book-entry
                                        certificates since the distributions
                                        will be forwarded by the trustee to The
                                        Depository Trust Company for it to
                                        credit the accounts of its participants.
                                        In turn, these participants will then
                                        credit the distributions to your account either directly or indirectly through indirect participants.

Bankruptcy Or Insolvency May            The seller and the depositor will treat
Affect The Timing And Amount Of         the transfer of the loans held in the
Distributions On The Certificates       trust fund by the seller to the
                                        depositor as a sale for accounting
                                        purposes. The depositor and the trust
                                        fund will treat the transfer of the
                                        loans from the depositor to the trust
                                        fund as a sale for accounting purposes.
                                        If these characterizations are correct,
                                        then if the seller were to become
                                        bankrupt, the loans would not be part of the seller's bankruptcy estate and would not be available to the seller's creditors. On the other hand, if the seller becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the seller, secured by a pledge of the loans.
                                        Presenting this position to a bankruptcy court could prevent timely payments on the certificates and even reduce the payments on the certificates. Similarly, if the characterizations of the transfers as sales are correct, then if the depositor were to become bankrupt, the loans would not be part of the depositor's bankruptcy estate and would not be available to the depositor's creditors. On the other hand, if the depositor becomes bankrupt, its bankruptcy trustee or one of its creditors may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans. Presenting this position to a bankruptcy court could prevent timely payments on the certificates and even reduce the payments on the certificates.

                                        If the master servicer becomes bankrupt, the bankruptcy trustee may have the power to prevent the appointment of a successor master servicer. The period during which cash collections may be commingled with the master servicer's own funds before each distribution date for certificates will be specified in the applicable prospectus supplement. If the master servicer becomes bankrupt and cash collections have been commingled with the master servicer's own funds, the trust fund may not have a perfected interest in those collections. In this case the trust might be an unsecured creditor of the master servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing. Collections that are not commingled but still in an account of the master servicer might also be included in the bankruptcy estate of the master servicer even though the trust may have a perfected security interest in them. Their inclusion in the bankruptcy estate of the master servicer may result in delays in payment and failure to pay amounts due on the certificates.

                                        Federal and state statutory provisions
                                        affording protection or relief to
                                        distressed borrowers may affect the
                                        ability of the secured mortgage lender
                                        to realize upon its security in other
                                        situations as well. For example, in a
                                        proceeding under the federal Bankruptcy
                                        Code, a lender may not foreclose on a
                                        mortgaged property without the
                                        permission of the bankruptcy court. And
                                        in certain instances a bankruptcy court
                                        may allow a borrower to reduce the
                                        monthly payments, change the rate of
                                        interest, and alter the mortgage loan
                                        repayment schedule for under
                                        collateralized mortgage loans. The
                                        effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying certificates and even to reduce the aggregate amount of payments on the loans underlying certificates.

                                        Certain capitalized terms are used in
                                        this prospectus to assist you in
                                        understanding the terms of the
                                        certificates. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index to Defined Terms" on page 83.

                                 The Trust Fund*

   This prospectus relates to Mortgage Pass-Through Certificates, which may be sold from time to time in one or more series by the depositor, CWMBS, Inc., on terms determined at the time of sale and described in this prospectus and the related prospectus supplement. Each series will be issued under a separate pooling and servicing agreement to be entered into with respect to each series. The certificates of a series will evidence beneficial ownership of a trust fund. The trust fund for a series of certificates will include certain mortgage related assets (the "Mortgage Assets") consisting of

   o a pool of first lien mortgage loans (or participation interests in them) secured by one- to four-family residential properties,

   o mortgage pass-through securities (the "Agency Securities") issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac or

   o other mortgage pass-through certificates or collateralized mortgage obligations (the "Private Mortgage-Backed Securities") evidencing an interest in, or secured by, mortgage loans of the type that would otherwise be eligible to be mortgage loans.

   The Mortgage Assets will be acquired by the depositor, either directly or indirectly, from one or more institutions, which may be affiliates of the depositor, and conveyed by the depositor to the related trust fund. The trustee for each series of certificates will be specified in the related prospectus supplement. See "The Pooling and Servicing Agreement" for a description of the trustee's rights and obligations. The entity or entities named as master servicer in the related prospectus supplement, which may be an affiliate of the depositor. See "The Pooling and Servicing Agreement -- Certain Matters Regarding the Master Servicer and the Depositor." The mortgage loans will be secured by first mortgage liens on one- to four-family residential properties and, if so specified in the related prospectus supplement, may include cooperative apartment loans secured by security interests in shares issued by private, nonprofit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. In addition, the Mortgage Assets of the related trust fund may include mortgage participation certificates evidencing interests in mortgage loans. The mortgage loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA as specified in the related prospectus supplement. All or a portion of the mortgage loans in a mortgage pool may be insured by FHA insurance and may be partially guaranteed by the VA.

   The certificates will be entitled to payment from the assets of the related trust fund or other assets pledged for the benefit of the holders of the certificates as specified in the related prospectus supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor. The applicable prospectus supplement may specify the Mortgage Assets that a trust fund will consist of, but if it does not, the Mortgage Assets of any trust fund will consist of mortgage loans, Agency Securities or Private Mortgage-Backed Securities but not a combination of them. Mortgage loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified below under "Mortgage Loan Program -- Underwriting Standards" or as otherwise described in a related prospectus supplement.

   The following is a brief description of the Mortgage Assets expected to be included in the trust funds. If specific information about the Mortgage Assets is not known at the time the related series of certificates initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the certificates. A maximum of 5% of the Mortgage Assets as they will be constituted at the time that the applicable detailed description of Mortgage Assets is filed will deviate in any material respect from the Mortgage Asset pool characteristics described in the related prospectus supplement, other than the aggregate number or amount of mortgage loans. A schedule of the Mortgage Assets relating to the series will be attached to the pooling and servicing agreement delivered to the trustee upon delivery of the certificates.

----------
* Whenever the terms mortgage pool and certificates are used in this prospectus, those terms will be considered to apply, unless the context indicates otherwise, to one specific mortgage pool and the certificates representing certain undivided interests in a single trust fund consisting primarily of the Mortgage Assets in the mortgage pool. Similarly, the term pass-through rate will refer to the pass-through rate borne by the certificate of one specific series and the term trust fund will refer to one specific trust fund.

The Mortgage Loans -- General

   The real property that secures repayment of the mortgage loans is referred to collectively as mortgaged properties. The mortgaged properties will be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Mortgage loans with certain Loan-to-Value Ratios or certain principal balances or both may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of coverage will be described in the applicable prospectus supplement.

   The applicable prospectus supplement may specify the day on which monthly payments on the mortgage loans in a mortgage pool will be due, but if it does not, all of the mortgage loans in a mortgage pool will have monthly payments due on the first day of each month. The payment terms of the mortgage loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features or combination thereof or other features described in the related prospectus supplement:

   o Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of the limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement.

   o Principal may be payable on a level debt service basis to fully amortize the mortgage loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate specified in its mortgage note or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, called balloon payments. Principal may include interest that has been deferred and added to the principal balance of the mortgage loan.

   o Monthly payments of principal and interest may be fixed for the life of the mortgage loan, may increase over a specified period of time or may change from period to period. The terms of a mortgage loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

   o The mortgage loans generally may be prepaid at any time without the payment of any prepayment fee. If so specified in the related prospectus supplement, some prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the mortgage loan or may decline over time, and may be prohibited for the life of the mortgage loan or for certain periods, which are called lockout periods. Certain mortgage loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due-on-sale" clauses that permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain transfers of the related mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the seller.

   A trust fund may contain buydown loans that include provisions whereby a third party partially subsidizes the monthly payments of the obligors on the mortgage loans during the early years of the mortgage loans, the difference to be made up from a buydown fund contributed by the third party at the time of origination of the mortgage loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. Thereafter, buydown funds are applied to the applicable mortgage loan upon receipt by the master servicer of the mortgagor's portion of the monthly payment on the mortgage loan. The master servicer administers the buydown fund to ensure that the monthly allocation from the buydown fund combined with the monthly payment received from the mortgagor equals the scheduled monthly payment on the applicable mortgage loan. The underlying assumption of buydown plans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the mortgagor initially, on annual increases in the interest rate and on the length of the buydown period.

   Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the mortgage loans contained in the related mortgage pool, including

   o the aggregate outstanding principal balance and the average outstanding principal balance of the mortgage loans as of the first day of the month of issuance of the related series of certificates or another date specified in the related prospectus supplement called a cut-off date,

   o the type of property securing the mortgage loans (e.g., separate residential properties, individual units in condominium apartment buildings or in buildings owned by cooperatives, vacation and second homes),

   o the original terms to maturity of the mortgage loans,

   o the largest principal balance and the smallest principal balance of any of the mortgage loans,

   o the earliest origination date and latest maturity date of any of the mortgage loans,

   o the aggregate principal balance of mortgage loans having Loan-to-Value Ratios at origination exceeding 80%,

   o the maximum and minimum per annum mortgage rates and

   o the geographical distribution of the mortgage loans. If specific information respecting the mortgage loans is not known to the depositor at the time the related certificates are initially offered, more general information of the nature described above will be provided in the detailed description of Mortgage Assets.

   The "Loan-to-Value Ratio" of a mortgage loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related mortgage loan and the denominator of which is the collateral value of the related mortgaged property. The applicable prospectus supplement may specify how the collateral value of a mortgaged property will be calculated, but if it does not, the collateral value of a mortgaged property is the lesser of the sales price for the property and the appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

   No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool. To the extent that the losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the certificates of the related series.

   The depositor will cause the mortgage loans comprising each mortgage pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the certificateholders of the related series. The master servicer named in the related prospectus supplement will service the mortgage loans, either directly or through sub-servicers, pursuant to the pooling and servicing agreement, and will receive a fee for its services. See "Mortgage Loan Program" and "The Pooling and Servicing Agreement." With respect to mortgage loans serviced by the master servicer through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related pooling and servicing agreement as if the master servicer alone were servicing the mortgage loans.

   The applicable prospectus supplement may provide for additional obligations of the depositor, but if it does not, the only obligations of the depositor with respect to a series of certificates will be to obtain certain representations and warranties from the sellers and to assign to the trustee for the series of certificates the depositor's rights with respect to the representations and warranties. See "The Pooling and Servicing Agreement -- Assignment of Mortgage Assets." The obligations of the master servicer with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement (including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described under "Mortgage Loan Program -- Representations by Sellers; Repurchases" and its obligation to make cash advances upon delinquencies in payments on or with respect to the mortgage loans in the amounts described under "Description of the Certificates -- Advances." The obligations of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement. The master servicer may also be a seller in which case a breach of its obligations in one capacity will not constitute a breach of its obligations in the other capacity.

   The mortgage loans will consist of mortgage loans, deeds of trust or participations or other beneficial interests therein, secured by first liens on one- to four-family residential properties and, if so specified in the related prospectus supplement, may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. In addition, Mortgage Assets of the related trust fund may include mortgage participation certificates evidencing interests in mortgage loans. These loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency) or loans insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement. The mortgaged properties relating to mortgage loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and certain other dwelling units. The mortgaged properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the applicable prospectus supplement may specify that the term of the leasehold may be less than five years beyond the scheduled maturity of the mortgage loan, but if it does not, the term of the leasehold will exceed the scheduled maturity of the mortgage loan by at least five years.

Agency Securities

   Government National Mortgage Association. Ginnie Mae is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

   Section 306(g) of the National Housing Act of 1934 provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under that guaranty, Ginnie Mae may, under
Section 306(d) of the National Housing Act of 1934, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

   Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund will be a "fully modified pass-through" mortgage backed certificate issued and serviced by a Ginnie Mae issuer approved by Ginnie Mae or by Fannie Mae as a seller-servicer of FHA loans or VA loans. The Ginnie Mae certificates may be issued under either the Ginnie Mae I program or the Ginnie Mae II program. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans or VA loans. Each mortgage loan is secured by a one-to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae certificate if the payments received by the Ginnie Mae issuer on the FHA loans or VA loans underlying each Ginnie Mae certificate are less than the amounts due on each Ginnie Mae certificate.

   The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each Ginnie Mae certificate will be based on and backed by a pool of FHA loans or VA loans secured by one to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guaranty fee, which together equal the difference between the interest on the FHA loan or VA loan and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds upon a foreclosure or other disposition of the FHA loans or VA loans.

   If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie

Mae will make the payments directly to the registered holder of the Ginnie Mae certificate. If no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

   All mortgage loans underlying a particular Ginnie Mae I certificate must have the same interest rate over the term of the loan, except in pools of mortgage loans secured by manufactured homes. The interest rate on the Ginnie Mae I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

   Mortgage loans underlying a particular Ginnie Mae II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each Ginnie Mae II certificate will be between one half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II certificate, except for pools of mortgage loans secured by manufactured homes.

   Regular monthly installment payments on each Ginnie Mae certificate held in a trust fund will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate are due. The regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I certificate and are required to be mailed to the trustee by the 20th day of each month in the case of a Ginnie Mae II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on the loans will be passed through to the trustee as the registered holder of the Ginnie Mae certificate.

   Ginnie Mae certificates may be backed by graduated payment mortgage loans or by buydown loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of the mortgage loan. Payments due the registered holders of Ginnie Mae certificates backed by pools containing buydown loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on them, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or buydown loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown mortgage loans are available for graduated payment or buydown loans. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

   The Ginnie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

   Federal Home Loan Mortgage Corporation. Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks. Freddie Mac was established primarily to increase the availability of mortgage credit to finance urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans or participation interests in mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily mortgage participation certificates issued and either guaranteed as to timely payment of interest or guaranteed as to timely payment of interest and ultimate payment of principal by Freddie Mac. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

   Freddie Mac Certificates. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program.

   Mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each mortgage loan must meet the applicable standards set forth in the Emergency Home Finance Act of 1970. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and participations comprising another Freddie Mac certificate group. Under the Guarantor Program, a Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

   Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by the Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder's pro rata share of it, but does not, except if and to the extent specified in the related prospectus supplement for a series of certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution. Pursuant to its guaranties, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal from charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following foreclosure sale, 30 days following payment of the claim by any mortgage insurer or 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

   Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guaranty are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on the mortgage loans.

   Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie
Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or their seller. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which the payments are deemed to have been received by Freddie Mac.

   Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a

Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

   Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificate. Thereafter, the remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts for Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to their registered holders in accordance with the holders' instructions.

   Federal National Mortgage Association. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately-managed corporation by legislation enacted in 1968.

   Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

   Fannie Mae Certificates. These are guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by Fannie Mae representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

   Mortgage loans underlying Fannie Mae certificates held by a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate, level payment FHA loans or VA loans are expected to be 30 years. Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than is its annual pass through rate. Under this option the mortgagee or each other servicer assumes the entire risk of foreclosure losses. Under a special servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. Under this option Fannie Mae assumes the entire risk for foreclosure losses. If specified in the related prospectus supplement, Fannie Mae certificates may be backed by adjustable rate mortgages.

   Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guaranties are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any of its agencies is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on the mortgage loans.

   Except for Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects, Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks or registered on the Fannie Mae certificate register as of the close of business on the last day of the preceding month. Distributions on Fannie Mae certificates issued in book-entry form will be made by wire. Distributions on fully registered Fannie Mae certificates will be made by check.

   The Fannie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any different characteristics and terms will be described in the related prospectus supplement.

   Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all the distributions) on certain Freddie Mac, Fannie Mae or Ginnie Mae certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement. The applicable prospectus supplement may specify that Freddie Mac, Fannie Mae or Ginnie Mae will not guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security, but if it does not, then Freddie Mac, Fannie Mae or Ginnie Mae will guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security.

   Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. The characteristics of those mortgage pass-through certificates will be described in the prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in a trust fund.

Private Mortgage-Backed Securities

   Private Mortgage-Backed Securities may consist of mortgage pass-through certificates or participation certificates evidencing an undivided interest in a pool of mortgage loans or collateralized mortgage obligations secured by mortgage loans. Private Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all the distributions) on certain mortgage loans. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The applicable prospectus supplement may provide that the seller/servicer of the underlying mortgage loans will not have entered into a pooling and servicing agreement with a private trustee, but if it does not, the seller/servicer of the underlying mortgage loans will have entered into the pooling and servicing agreement with a private trustee. The private trustee or its agent, or a custodian, will possess the mortgage loans underlying the Private Mortgage-Backed Security. Mortgage loans underlying a Private Mortgage-Backed Security will be serviced by a private servicer directly or by one or more subservicers who may be subject to the supervision of the private servicer.

   The issuer of the Private Mortgage-Backed Securities will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to the trusts and selling beneficial interests in the trusts. If so specified in the related prospectus supplement, the issuer of Private Mortgage-Backed Securities may be an affiliate of the depositor. The obligations of the issuer of Private Mortgage-Backed Securities will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust fund. The issuer of Private Mortgage-Backed Securities will not have guaranteed any of the assets conveyed to the related trust fund or any of the Private Mortgage-Backed Securities issued under the pooling and servicing agreement. Additionally, although the mortgage loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

   Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related prospectus supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the private trustee or the private servicer. The issuer of Private Mortgage-Backed Securities or the private servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related prospectus supplement.

   The mortgage loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans or loans having balloon or other special payment features. The mortgage loans may be secured by single family property or multifamily property or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative.

   The prospectus supplement for a series for which the trust fund includes Private Mortgage-Backed Securities will specify

   o the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the trust fund;

   o certain characteristics of the mortgage loans that comprise the underlying assets for the Private Mortgage-Backed Securities including

    o  the payment features of the mortgage loans,

    o the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity,

    o the servicing fee or range of servicing fees with respect to the mortgage loans and

   o the minimum and maximum stated maturities of the underlying mortgage loans at origination;

   o the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities;

   o the weighted average term-to stated maturity of the Private Mortgage-Backed Securities;

   o the pass-through or certificate rate of the Private Mortgage-Backed Securities;

   o the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities;

   o the issuer of Private Mortgage-Backed Securities, the private servicer (if other than the issuer of Private Mortgage-Backed Securities) and the private trustee for the Private Mortgage-Backed Securities;

   o certain characteristics of credit support, if any, the as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the mortgage loans underlying the Private Mortgage-Backed Securities or to the Private Mortgage-Backed Securities themselves;

   o the terms on which the underlying mortgage loans for the Private Mortgage-Backed Securities may, or are required to, be purchased before their stated maturity or the stated maturity of the Private Mortgage-Backed Securities; and

   o the terms on which mortgage loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

   Private Mortgage-Backed Securities included in the trust fund for a series of certificates that were issued by an issuer of Private Mortgage-Backed Securities that is not affiliated with the depositor must be acquired in bona fide secondary market transactions or either have been previously registered under the Securities Act of 1933 or have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act of 1933.

Substitution of Mortgage Assets

   Substitution of Mortgage Assets will be permitted upon breaches of representations and warranties with respect to any original Mortgage Asset or if the documentation with respect to any Mortgage Asset is determined by the trustee to be incomplete. The period during which the substitution will be permitted generally will be indicated in the related prospectus supplement. The related prospectus supplement will describe any other conditions upon which Mortgage Assets may be substituted for Mortgage Assets initially included in the trust fund.

Available Information

   The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, covering the certificates. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, 233 Broadway, New York, New York 10279. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet Web site that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that Internet Web site is http://www.sec.gov.

   This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates offered by this prospectus and the prospectus supplement nor an offer of the certificates to any person in any state or other jurisdiction in which the offer would be unlawful.

Incorporation of Certain Documents by Reference

   All documents filed for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

   The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the person's written or oral request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

                                Use of Proceeds

   The net proceeds to be received from the sale of the certificates will be applied by the depositor to the purchase of Mortgage Assets or will be used by the depositor for general corporate purposes. The depositor expects to sell certificates in series from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

   The depositor will not receive any proceeds from the sale of any of the certificates in any market making transaction by Countrywide Securities Corporation, an affiliate of the depositor.

                                 The Depositor

   CWMBS, Inc., a Delaware corporation, was organized on May 27, 1993 for the limited purpose of acquiring, owning and transferring Mortgage Assets and selling interests in them or bonds secured by them. The depositor is a subsidiary of Countrywide Credit Industries, Inc., a Delaware corporation. The depositor maintains its principal office at 4500 Park Granada, Calabasas, California 91302. Its telephone number is (818) 225-3000.

   Neither the depositor nor any of the depositor's affiliates will ensure or guarantee distributions on the certificates of any series.

                             Mortgage Loan Program

   The mortgage loans will have been purchased by the depositor, either directly or through affiliates, from sellers. The applicable prospectus supplement may specify the mortgage loans acquired by the depositor will have been originated the under different criteria than the servicer's underwriting criteria, but if it does not, the mortgage loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified under "Underwriting Process."

Underwriting Process

   Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. In general, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source, typically the borrower's employer. The verification reports the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

   In determining the adequacy of the mortgaged property as collateral, an appraisal may be made of each property considered for financing. In instances where an appraisal is required, the appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

   Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available to meet monthly housing expenses and other financial obligations and monthly living expenses and to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgaged property such as property taxes and hazard insurance). The underwriting standards applied by sellers, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, may be varied in appropriate cases where factors as low Loan-to-Value Ratios or other favorable credit factors exist.

   In the case of a mortgage loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least as long as the remaining term on the loan agreement or promissory note for the mortgage loan.

   Certain of the types of mortgage loans that may be included in a trust fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of the mortgage loans may provide for escalating or variable payments by the mortgagor. These types of mortgage loans are underwritten on the basis of a judgment that the mortgagors have the ability to make the monthly payments required initially. In some instances, however, a mortgagor's income may not be sufficient to permit continued loan payments as the payments increase. These types of mortgage loans may also be underwritten primarily on the basis of Loan-to-Value Ratios or other favorable credit factors.

Qualifications of Sellers

   Each seller must be an institution experienced in originating and servicing mortgage loans of the type contained in the related mortgage pool and must maintain satisfactory facilities to originate and service those mortgage loans.

Representations by Sellers; Repurchases

   Each seller will have made representations and warranties in respect of the mortgage loans sold by it and evidenced by a series of certificates. The applicable prospectus supplement may specify the different representations and warranties, but if it does not, the representations and warranties will generally include, among other things:

   o that title insurance (or in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney's certificate of title) and any required hazard insurance policy and primary mortgage insurance policy were effective at the origination of each mortgage loan other than cooperative loans, and that each policy (or certificate of title as applicable) remained in effect on the date of purchase of the mortgage loan from the seller by or on behalf of the depositor;

   o that the seller had good title to each mortgage loan and the mortgage loan was subject to no valid offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described in this prospectus may forgive certain indebtedness of a mortgagor;

   o that each mortgage loan constituted a valid first lien on, or a first perfected security interest with respect to, the mortgaged property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the pooling and servicing agreement);

   o that there were no delinquent tax or assessment liens against the mortgaged property; and

   o that each mortgage loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

   In addition, if any required payment on a mortgage loan was more than 31 days delinquent at any time during the twelve months before the cut-off date, the related prospectus supplement shall so indicate.

   As to any mortgage loan insured by the FHA or partially guaranteed by the VA, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

   As indicated in the related pooling and servicing agreement, the representations and warranties of a seller in respect of a mortgage loan will be made as of the date of initial issuance of the series of certificates, the related cut-off date, the date on which the seller sold the mortgage loan to the depositor or one of its affiliates, or the date of origination of the related mortgage loan, as the case may be. If representations and warranties are made as of a date other than the closing date or cut-off date, a substantial period of time may have elapsed between the other date and the date of initial issuance of the series of certificates evidencing an interest in the mortgage loan. Since the representations and warranties of a seller do not address events that may occur following the sale of a mortgage loan by the seller or following the origination of the mortgage loan, as the case may be, its repurchase obligation will not arise if the relevant event that would otherwise have given rise to a repurchase obligation with respect to a mortgage loan occurs after the date of sale of the mortgage loan by the seller to the depositor or its affiliates or after the origination of the mortgage loan, as the case may be. In addition, certain representations, including the condition of the related mortgaged property, will be limited to the extent the seller has knowledge and the seller will be under no obligation to investigate the substance of the representation. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller will not be accurate and complete in all material respects in respect of the mortgage loan as of the date of initial issuance of the related series of certificates. If the master servicer is also a seller of mortgage loans with respect to a particular series, the representations will be in addition to the representations and warranties made by the master servicer in its capacity as the master servicer.

   The trustee, if the master servicer is the seller, or the master servicer will promptly notify the relevant seller of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders in the mortgage loan. The applicable prospectus supplement may specify that the seller has a different repurchase obligation, but if it does not, then if the seller cannot cure the breach within 90 days after notice from the master servicer or the trustee, as the case may be, then the seller will be obligated to repurchase the mortgage loan from the trust fund at a price equal to 100% of the outstanding principal balance of the mortgage as of the date of the repurchase plus accrued interest on it to the first day of the month in which the purchase price is to be distributed at the mortgage rate, less any unreimbursed advances or amount payable as related servicing compensation if the seller is the master servicer with respect to the mortgage loan. If an election is to be made to treat a trust fund or designated portions of it as a "real estate mortgage investment conduit" as defined in the Internal Revenue Code of 1986, as amended (the "Code"), the master servicer or a holder of the related residual certificate will be obligated to pay any prohibited transaction tax that may arise in connection with the repurchase. The applicable prospectus supplement may contain different reimbursement options, but if it does not, the master servicer will be entitled to reimbursement for that payment from the assets of the related trust fund or from any holder of the related residual certificate. See "Description of the Certificates -- General" and in the related prospectus supplement. Except in those cases in which the master servicer is the seller, the master servicer will be required under the applicable pooling and servicing agreement to enforce this obligation for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of the mortgage loan. This repurchase obligation will constitute the sole remedy available to certificateholders or the trustee for a breach of representation by a seller.

   Neither the depositor nor the master servicer will be obligated to purchase a mortgage loan if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase obligations with respect to mortgage loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase obligation as described under "The Pooling and Servicing Agreement -- Assignment of Mortgage Assets."

                        Description of the Certificates

   The prospectus supplement relating to the certificates of each series to be offered under this prospectus will, among other things, set forth for the certificates, as appropriate:

   o a description of the class or classes of certificates and the rate at which interest will be passed through to holders of each class of certificates entitled to interest or the method of determining the amount of interest, if any, to be passed through to each class;

   o the initial aggregate certificate balance of each class of certificates included in the series, the dates on which distributions on the certificates will be made and, if applicable, the initial and final scheduled distribution dates for each class;

   o information as to the assets comprising the trust fund, including the general characteristics of the Mortgage Assets included in the trust fund and, if applicable, the insurance, surety bonds, guaranties, letters of credit or other instruments or agreements included in the trust fund, and the amount and source of any reserve fund;

   o the circumstances, if any, under which the trust fund may be subject to early termination;

   o the method used to calculate the amount of principal to be distributed with respect to each class of certificates;

   o the order of application of distributions to each of the classes within the series, whether sequential, pro rata, or otherwise;

   o the distribution dates with respect to the series;

   o additional information with respect to the plan of distribution of the certificates;

   o whether one or more REMIC elections will be made and designation of the regular interests and residual interests;

   o the aggregate original percentage ownership interest in the trust fund to be evidenced by each class of certificates;

   o information as to the nature and extent of subordination with respect to any class of certificates that is subordinate in right of payment to any other class; and

   o information as to the seller, the master servicer and the trustee.

   Each series of certificates will be issued pursuant to an pooling and servicing agreement, dated as of the related cut-off date, among the depositor, the master servicer and the trustee for the benefit of the holders of the certificates of the series. The provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of an pooling and servicing agreement is an exhibit to the Registration Statement of which this prospectus is a part.

   The prospectus supplement for a series of certificates will describe any provision of the pooling and servicing agreement relating to the series that materially differs from its description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the applicable prospectus supplement. The depositor will provide a copy of the pooling and servicing agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a certificate of the series addressed to CWMBS, Inc., 4500 Park Granada, Calabasas, California 91302, Attention: Secretary. The following summaries describe material provisions that may appear in each pooling and servicing agreement.

General

   The certificates of each series will be issued in either fully registered or book-entry form in the authorized denominations specified in the related prospectus supplement, will evidence specified beneficial ownership interests in the related trust fund created pursuant to the related pooling and servicing agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The applicable prospectus supplement may provide for guarantees by a governmental entity or other person, but if it does not, the Mortgage Assets will not be insured or guaranteed by any governmental entity or other person. Each trust fund will consist of, to the extent provided in the related pooling and servicing agreement,

   o the Mortgage Assets that from time to time are subject to the related pooling and servicing agreement (exclusive of any amounts specified in the related prospectus supplement as a retained interest);

   o the assets required to be deposited in the related Certificate Account from time to time;

   o property that secured a mortgage loan and that is acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure; and

   o any primary mortgage insurance policies, FHA insurance and VA guaranties, and any other insurance policies or other forms of credit enhancement required to be maintained pursuant to the related pooling and servicing agreement.

   If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the Mortgage Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

   Each series of certificates will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage or portion of future interest payments and a specified percentage or portion of future principal payments on the Mortgage Assets in the related trust fund. These specified percentages may be 0%. A series of certificates may include one or more classes that are senior in right to payment to one or more other classes of certificates of the series. Certain series or classes of certificates may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described in this prospectus and in the related prospectus supplement. One or more classes of certificates of a series may be entitled to receive distributions of principal, interest or any combination of principal and interest. Distributions on one or more classes of a series of certificates may be made before one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Mortgage Assets in the related trust fund, or on a different basis, in each case as specified in the related prospectus supplement. The timing and amounts of the distributions may vary among classes or over time as specified in the related prospectus supplement.

   Distributions of either or both of principal and interest on the related certificates will be made by the trustee on each distribution date (i.e., monthly, quarterly, semi-annually or at other intervals and on the dates specified in the prospectus supplement) in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the certificates are registered at the close of business on the dates specified in the related prospectus supplement. Distributions will be made by check or money order mailed to the persons entitled to them at the address appearing in the certificates register maintained for holders of certificates or, if specified in the related prospectus supplement, in the case of certificates that are of a certain minimum denomination, upon written request by the certificateholder, by wire transfer or by another means described in the prospectus supplement; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of the certificates at the office or agency of the trustee or other person specified in the notice to certificateholders of the final distribution.

   The certificates will be freely transferable and exchangeable at the corporate trust office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of certificates of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

   Under current law the purchase and holding by or on behalf of any employee benefit plan or other retirement arrangement subject to provisions of the Employee Retirement Income Security Act of 1974, as amended, or the Code of certain classes of certificates may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERISA Considerations." Retirement arrangements subject to these provisions include individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts or arrangements are invested. The applicable prospectus supplement may specify other conditions under which transfers of this type would be permitted, but if it does not, transfer of the certificates will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, a plan, account or other retirement arrangement or provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of the certificates by or on behalf of a plan, account or other retirement arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the pooling and servicing agreement.

   As to each series, an election may be made to treat the related trust fund or designated portions of it as a real estate mortgage investment conduit or REMIC as defined in the Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the pooling and servicing agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may be made only if certain conditions are satisfied. The terms applicable to the making of a REMIC election, as well as any material federal income tax consequences to certificateholders not described in this prospectus, will be set forth in the related prospectus supplement. If a REMIC an election is made with respect to a series, one of the classes will be designated as evidencing the sole class of residual interests in the related REMIC, as defined in the Code. All other classes of certificates in the series will constitute regular interests in the related REMIC, as defined in the Code. As to each series with respect to which a REMIC election is to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The applicable prospectus supplement may restrict the master servicer's reimbursement rights, but if it does not, the master servicer will be entitled to reimbursement for that payment from the assets of the trust fund or from any holder of the related residual certificate.

Distributions on Certificates

   General. In general, the method of determining the amount of distributions on a particular series of certificates will depend on the type of credit support, if any, that is used with respect to the series. See "Credit Enhancement" and in the related prospectus supplement. Various methods that may be used to determine the amount of distributions on the certificates of a particular series. The prospectus supplement for each series of certificates will describe the method to be used in determining the amount of distributions on the certificates of its series.

   Distributions allocable to principal of and interest on the certificates will be made by the trustee out of, and only to the extent of, funds in the related Certificate Account, including any funds transferred from any reserve fund. As between certificates of different classes and as between distributions of principal (and, if applicable, between distributions of principal prepayments and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The applicable prospectus supplement may provide for payment distinctions within classes, but if it does not, distributions to any class of certificates will be made pro rata to all certificateholders of that class.

   Available Funds. All distributions on the certificates of each series on each distribution date will be made from the Available Funds, in accordance with the terms described in the related prospectus supplement and specified in the pooling and servicing agreement. The applicable prospectus supplement may define Available Funds with reference to different accounts or different amounts, but if it does not, "Available Funds" for each distribution date will generally equal the amount on deposit in the related Certificate Account on the distribution date (net of related fees and expenses payable by the related trust fund) other than amounts to be held in the Certificate Account for distribution on future distribution dates.

   Distributions of Interest. Interest will accrue on the aggregate original balance of the certificates (or, in the case of certificates entitled only to distributions allocable to interest, the aggregate notional amount) of each class of certificates (the initial "Class Certificate Balance") entitled to interest at the pass-through rate (which may be a fixed rate or a rate adjustable as specified in the prospectus supplement) from the date and for the periods specified in the prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of certificates entitled to interest (other than a class of certificates that provides for interest that accrues, but is not currently payable) will be distributable on the distribution dates specified in the related prospectus supplement until the Class Certificate Balance of the class has been distributed in full or, in the case of certificates entitled only to distributions allocable to interest, until the aggregate notional amount of the certificates is reduced to zero or for the period of time designated in the related prospectus supplement. The original certificate balance of each certificate will equal the aggregate distributions allocable to principal to which the certificate is entitled. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions allocable to interest on each certificate that is not entitled to distributions allocable to principal will be calculated based on the notional amount of the certificate. The notional amount of a certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

   With respect to any class of accrual certificates, any interest that has accrued but is not paid on a given distribution date will be added to the Class Certificate Balance of the class of certificates on that distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, distributions of interest on each class of accrual certificates will commence only after the occurrence of the events specified in the prospectus supplement and, before that time, the beneficial ownership interest of the class of accrual certificates in the trust fund, as reflected in the Class Certificate Balance of the class of accrual certificates, will increase on each distribution date by the amount of interest that accrued on the class of accrual certificates during the preceding interest accrual period but that was not required to be distributed to the class on the distribution date. The class of accrual certificates will thereafter accrue interest on its outstanding Class Certificate Balance as so adjusted.

   Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the certificates on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of certificates entitled to distributions of principal. The Class Certificate Balance of any class of certificates entitled to distributions of principal will be the original Class Certificate Balance of the class of certificates specified in the prospectus supplement, reduced by all distributions reported to the holders of the certificates as allocable to principal and in the case of accrual certificates, unless otherwise specified in the related prospectus supplement, increased by all interest accrued but not then distributable on the accrual certificates and in the case of adjustable rate certificates, unless otherwise specified in the related prospectus supplement, subject to the effect of negative amortization. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the certificates on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of certificates entitled to distributions of principal.

   A series of certificates may include one or more classes of senior certificates and one or more classes of subordinate certificates. If so provided in the related prospectus supplement, one or more classes of senior certificates will be entitled to receive all or a disproportionate percentage of the payments of principal that are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of the payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any disproportionate allocation of these principal prepayments to senior certificates will have the effect of accelerating the amortization of the senior certificates while increasing the interests evidenced by the subordinated certificates in the trust fund. Increasing the interests of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates. See "Credit Enhancement-- Subordination" and "Credit Enhancement-- Subordination of the Subordinated Certificates" in the related prospectus supplement.

   Unscheduled Distributions. If specified in the related prospectus supplement, the certificates will be subject to receipt of distributions before the next scheduled distribution date. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including principal prepayments) on the Mortgage Assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the Certificate Account and, if applicable, any reserve fund, may be insufficient to make required distributions on the certificates on the distribution date. The applicable prospectus supplement may specify some other basis for these distributions, but if it does not, the amount of the unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the certificates on the next distribution date. The applicable prospectus supplement may provide that unscheduled distributions will not include interest or that interest will be computed on a different basis, but if it does not, all unscheduled distributions will include interest at the applicable pass-through rate on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

Advances

   To the extent provided in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in the Certificate Account for future distributions to certificateholders), an amount equal to the aggregate of payments of principal and interest that were delinquent on the related Determination Date, subject to the master servicer's determination that the advances will be recoverable out of late payments by obligors on the Mortgage Assets, liquidation proceeds, insurance proceeds not used to restore the property or otherwise. In the case of cooperative loans, the master servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

   In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to certificateholders, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to certificateholders, the master servicer will replace the funds on or before any future distribution date to the extent that funds in the applicable Certificate Account on the distribution date would be less than the amount required to be available for distributions to certificateholders on the Distribution Date. Any advances will be reimbursable to the master servicer out of recoveries on the specific Mortgage Assets with respect to which the advances were made (e.g., late payments made by the related obligors, any related insurance proceeds, liquidation proceeds or proceeds of any mortgage loan repurchased by the depositor, a sub-servicer or a seller pursuant to the related pooling and servicing agreement). In addition, advances by the master servicer or sub-servicer also will be reimbursable to the master servicer or a sub-servicer from cash otherwise distributable to certificateholders to the extent that the master servicer determines that the advances previously made are not ultimately recoverable as described in the preceding sentence. The master servicer also will be obligated to make advances, to the extent recoverable out of insurance proceeds not used to restore the property, liquidation proceeds or otherwise, for certain taxes and insurance premiums not paid by mortgagors on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the pooling and servicing agreement. If specified in the related prospectus supplement, the obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the prospectus supplement.

Reports to Certificateholders

   The applicable prospectus supplement may specify different items to be reported, but if it does not, before or concurrently with each distribution on a distribution date the master servicer or the trustee will furnish to each certificateholder of record of the related series a statement setting forth, to the extent applicable to the series of certificates, among other things:

   o the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and, if so specified in the related prospectus supplement, prepayment penalties;

   o the amount of the distribution allocable to interest;

   o the amount of any advance;

   o the aggregate amount otherwise allocable to the subordinated certificateholders on the distribution date and the aggregate amount withdrawn from the reserve fund, if any, that is included in the amounts distributed to the certificateholders;

   o the Class Certificate Balance or notional amount of each class of the related series after giving effect to the distribution of principal on the distribution date;

   o the percentage of principal payments on the Mortgage Assets (excluding prepayments), if any, which each class will be entitled to receive on the following distribution date;

   o the percentage of principal prepayments with respect to the Mortgage Assets, if any, which each class will be entitled to receive on the following distribution date;

   o the related amount of the servicing compensation retained or withdrawn from the Certificate Account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

   o the number and aggregate principal balances of mortgage loans (A) delinquent exclusive of mortgage loans in foreclosure) 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days and (B) in foreclosure and delinquent 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 or more days, as of the close of business on the last day of the calendar month preceding the distribution date;

   o the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

   o the pass-through rate, if adjusted from the date of the last statement, of a class expected to be applicable to the next distribution to the class;

   o if applicable, the amount remaining in the reserve fund at the close of business on the distribution date;

   o the pass-through rate as of the day before the preceding distribution date; and

   o any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

   Where applicable, any amount set forth above may be expressed as a dollar amount per single certificate of the relevant class having the percentage interest specified in the related prospectus supplement. The report to certificateholders for any series of certificates may include additional or other information of a similar nature to that specified above.

   In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each certificateholder of record at any time during the calendar year a report as to the aggregate of amounts reported pursuant to the first two items for the calendar year or, if the person was a certificateholder of record during a portion of the calendar year, for the applicable portion of the year and other customary information deemed appropriate for certificateholders to prepare their tax returns.

Categories of Classes of Certificates

   In general, classes of pass-through certificates fall into different categories. The following chart identifies and generally defines the more typical categories. The prospectus supplement for a series of certificates may identify the classes which comprise the series by reference to the following categories.

Categories of Classes                                        Definition

                                                           Principal Types

Accretion Directed. . . . . . . . . . . . A class that receives principal payments from the accreted interest
                                          from specified accrual classes. An
                                          accretion directed class also may
                                          receive principal payments from
                                          principal paid on the underlying
                                          Mortgage Assets or other assets of
                                          the trust fund for the related
                                          series.

Component Certificates. . . . . . . . . . A class consisting of "components."
                                          The components of a class of
                                          component certificates may have
                                          different principal and interest
                                          payment characteristics but together
                                          constitute a single class. Each
                                          component of a class of component
                                          certificates may be identified as
                                          falling into one or more of the
                                          categories in this chart.

Notional Amount Certificates. . . . . . . A class having no principal balance and bearing interest on the related
                                          notional amount. The notional amount
                                          is used for purposes of the
                                          determination of interest
                                          distributions.

Planned Principal Class or PACs . . . . . A class that is designed to receive principal payments using a
                                          predetermined principal balance
                                          schedule derived by assuming two
                                          constant prepayment rates for the
                                          underlying Mortgage Assets. These
                                          two rates are the endpoints for the
                                          "structuring range" for the planned
                                          principal class. The planned
                                          principal classes in any series of
                                          certificates may be subdivided into
                                          different categories (e.g., primary
                                          planned principal classes, secondary
                                          planned principal classes and so
                                          forth) having different effective
                                          structuring ranges and different
                                          principal payment priorities. The
                                          structuring range for the secondary
                                          planned principal class of a series
                                          of certificates will be narrower
                                          than that for the primary planned
                                          principal class of the series.

Scheduled Principal Class . . . . . . . . A class that is designed to receive principal payments using a
                                          predetermined principal balance
                                          schedule but is not designated as a
                                          planned principal class or targeted
                                          principal class. In many cases, the
                                          schedule is derived by assuming two
                                          constant prepayment rates for the
                                          underlying Mortgage Assets. These
                                          two rates are the endpoints for the
                                          "structuring range" for the
                                          scheduled principal class.

Sequential Pay. . . . . . . . . . . . . . Classes that receive principal payments in a prescribed sequence,
                                          that do not have predetermined
                                          principal balance schedules and that
                                          under all circumstances receive
                                          payments of principal continuously
                                          from the first distribution date on
                                          which they receive principal until
                                          they are retired. A single class
                                          that receives principal payments
                                          before or after all other classes in
                                          the same series of certificates may
                                          be identified as a sequential pay
                                          class.

Strip . . . . . . . . . . . . . . . . . . A class that receives a constant proportion, or "strip," of the
                                          principal payments on the underlying
                                          Mortgage Assets or other assets of
                                          the trust fund.

Support Class (also sometimes
 referred to as "companion
 classes")  . . . . . . . . . . . . . . . A class that receives principal payments on any distribution date
                                          only if scheduled payments have been
                                          made on specified planned principal
                                          classes, targeted principal classes
                                          or scheduled principal classes.

Targeted Principal Class or TACs. . . . . A class that is designed to receive principal payments using a
                                          predetermined principal balance
                                          schedule derived by assuming a
                                          single constant prepayment rate for
                                          the underlying Mortgage Assets.

                                               Interest Types

Fixed Rate. . . . . . . . . . . . . . . . A class with an interest rate that is fixed throughout the life of the
                                          class.

Floating Rate . . . . . . . . . . . . . . A class with an interest rate that resets periodically based upon a
                                          designated index and that varies
                                          directly with changes in the index.

Inverse Floating Rate . . . . . . . . . . A class with an interest rate that resets periodically based upon a
                                          designated index and that varies
                                          inversely with changes in the index.

Variable Rate . . . . . . . . . . . . . . A class with an interest rate that resets periodically and is
                                          calculated by reference to the rate
                                          or rates of interest applicable to
                                          specified assets or instruments
                                          (e.g., the mortgage rates borne by
                                          the underlying mortgage loans).

Interest Only . . . . . . . . . . . . . . A class that receives some or all of the interest payments made on the
                                          underlying Mortgage Assets or other
                                          assets of the trust fund and little
                                          or no principal. Interest only
                                          classes have either a nominal
                                          principal balance or a notional
                                          amount. A nominal principal balance
                                          represents actual principal that
                                          will be paid on the class. It is
                                          referred to as nominal since it is
                                          extremely small compared to other
                                          classes. A notional amount is the
                                          amount used as a reference to
                                          calculate the amount of interest due
                                          on an interest only class that is
                                          not entitled to any distributions of
                                          principal.

Principal Only. . . . . . . . . . . . . . A class that does not bear interest and is entitled to receive only
                                          distributions of principal.

Partial Accrual . . . . . . . . . . . . . A class that accretes a portion of the amount of accrued interest on
                                          it, which amount will be added to
                                          the principal balance of the class
                                          on each applicable distribution
                                          date, with the remainder of the
                                          accrued interest to be distributed
                                          currently as interest on the class.
                                          The accretion may continue until a
                                          specified event has occurred or
                                          until the partial accrual class is
                                          retired.

Accrual . . . . . . . . . . . . . . . . . A class that accretes the amount of accrued interest otherwise
                                          distributable on the class, which
                                          amount will be added as principal to
                                          the principal balance of the class
                                          on each applicable distribution
                                          date. The accretion may continue
                                          until some specified event has
                                          occurred or until the accrual class
                                          is retired.

Indices Applicable to Floating Rate and Inverse Floating Rate Classes

LIBOR

   The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR determination date (as defined in the related prospectus supplement) for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as LIBOR, the person designated in the related pooling and servicing agreement as the calculation agent will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

LIBO Method

   If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on the Reuters Screen LIBO Page, offered by the principal London office of each of the designated reference banks meeting the criteria set forth in this prospectus for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR determination date. In lieu of relying on the quotations for those reference banks that appear at the time on the Reuters Screen LIBO Page, the calculation agent will request each of the reference banks to provide the offered quotations at the time.

   Under this method LIBOR will be established by the calculation agent on each LIBOR determination date as follows:

      (a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

      (b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

      o LIBOR as determined on the previous LIBOR determination date or

      o the reserve interest rate.

   The reserve interest rate shall be the rate per annum which the calculation agent determines to be either

      o the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which the quotations are, in the opinion of the calculation agent being so made, or

      o if the calculation agent cannot determine the arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

      (c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be considered to be the per annum rate specified as such in the related prospectus supplement.

   Each reference bank shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; shall not control, be controlled by, or be under common control with the calculation agent; and shall have an established place of business in London. If reference bank should be unwilling or unable to act as such or if appointment of a reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

BBA Method

   If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers' Association "Interest Settlement Rate" for one-month deposits in United States dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR determination date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers' Association designated banks as being, in the view of the banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

   If on any LIBOR determination date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the LIBOR method described under "LIBO Method."

   The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

COFI

   The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District (the "Eleventh District"). The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco ("FHLBSF") to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are: savings deposits, time deposits, FHLBSF advances, repurchase agreements and all other borrowings. Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

   A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury Bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities of similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month before the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

   The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. The Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

   The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. So long as the index for a month is announced on or before the tenth day of the second following month, the interest rate for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as COFI for the interest accrual period commencing in the second following month will be based on the Eleventh District Cost of Funds Index for the second preceding month. If publication is delayed beyond the tenth day, the interest rate will be based on the Eleventh District Cost of Funds Index for the third preceding month.

   The applicable prospectus supplement may specify some other basis for determining COFI, but if it does not, then if on the tenth day of the month in which any interest accrual period commences for a class of COFI certificates the most recently published Eleventh District Cost of Funds Index relates to a month before the third preceding month, the index for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions (the "National Cost of Funds Index") published by the Office of Thrift Supervision (the "OTS") for the third preceding month (or the fourth preceding month if the National Cost of Funds Index for the third preceding month has not been published on the tenth day of an interest accrual period). Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If on the tenth day of the month in which an interest accrual period commences the most recently published National Cost of Funds Index relates to a month before the fourth preceding month, the applicable index for the interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the pooling and servicing agreement relating to the series of certificates. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level and could increase its volatility, particularly if LIBOR is the alternative index.

   The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index

   The applicable prospectus supplement may specify some other basis for determining and defining the Treasury index, but if it does not, on the Treasury index determination date for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as a Treasury index, the calculation agent will ascertain the Treasury index for Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement. The Treasury index for any period means the average of the yield for each business day during the specified period (and for any date means the yield for the date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the "constant maturity" specified in the prospectus supplement or if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for a week, then it will use the Statistical Release from the preceding week.

   Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. If the Treasury index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the pooling and servicing agreement relating to the particular series of certificates. The calculation agent's determination of the Treasury index, and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Prime Rate

   The applicable prospectus supplement may specify some other basis for determining and defining the prime rate, but if it does not, on the prime rate determination date for each class of certificates of a series for which the applicable interest rate is determined by reference to an index denominated as the prime rate, the calculation agent will ascertain the prime rate for the related interest accrual period. The prime rate for an interest accrual period will be the "prime rate" as published in the "Money Rates" section of The Wall Street Journal on the related prime rate determination date, or if not so published, the "prime rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion. If a prime rate range is given, then the average of the range will be used. If the prime rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the pooling and servicing agreement relating to the particular series of certificates. The calculation agent's determination of the prime rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Book-Entry Certificates

   If so specified in the related prospectus supplement, one or more classes of the certificates of any series may be initially issued through the book-entry facilities of The Depository Trust Company. Each class of book-entry certificates of a series will be issued in one or more certificates which equal the aggregate initial Class Certificate Balance of each class and which will be held by a nominee of the depository. The applicable prospectus supplement may specify other procedures for book-entry certificates, but if it does not, the following generally describes the procedures that will be applicable to any class of book-entry certificates.

   Beneficial interests in the book-entry certificates of a series will be held indirectly by investors through the book-entry facilities of the depository, as described in this prospectus. Accordingly, the depository or its nominee is expected to be the holder of record of the book-entry certificates. Except as described below, no person acquiring a beneficial interest in a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

   The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of a book-entry certificate will be recorded on the records of the depository (or of a participating firm that acts as agent for the financial intermediary, whose interest will in true be recorded on the records of the depository, if the beneficial owner's financial intermediary is not a depository participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of a book-entry certificate. Beneficial ownership of a book-entry certificate may only be transferred by compliance with the procedures of the financial intermediaries and depository participants.

   In accordance with its normal procedures, the depository is expected to record the positions held by each depository participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the rules, regulations and procedures governing the depository and depository participants as in effect from time to time.

   Distributions on the book-entry certificates will be made on each distribution date by the trustee to the depository. The depository will be responsible for crediting the amount of the payments to the accounts of the applicable depository participants in accordance with the depository's normal procedures. Each depository participant will be responsible for disbursing the payments to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

   Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to the depository or its nominee, as the case may be, as holder of record of the book-entry certificates. Because the depository can act only on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of the book-entry certificates, may be limited due to the lack of physical certificates for the book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of the certificates in the secondary market since some potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

   Until definitive certificates are issued, it is anticipated that the only "certificateholder" of the book-entry certificates will be the depository or its nominee. Beneficial owners of the book-entry certificates will not be certificateholders, as that term will be used in the pooling and servicing agreement relating to the series of certificates. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the related trust fund provided to the depository or its nominee, as the case may be, as holder of record of the book-entry certificates, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

   Until definitive certificates are issued, the depository will take any action permitted to be taken by the holders of the book-entry certificates of a particular series under the related pooling and servicing agreement only at the direction of one or more financial intermediaries to whose depository accounts the book-entry certificates are credited to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the book-entry certificates.

   The applicable prospectus supplement may when and for what reasons definitive certificates may be issued, but if it does not, definitive certificates will be issued to beneficial owners of book-entry certificates, or their nominees, rather than to the depository, only if the depository or the depositor advises the trustee in writing that the depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the depositor or the trustee is unable to locate a qualified successor; the depositor, at its sole option, elects to terminate the book-entry system through the depository; or after the occurrence of an event of default, beneficial owners of certificates representing not less than 51% of the aggregate percentage interests evidenced by each class of certificates of the related series issued as book-entry certificates advise the trustee and the depository through the financial intermediaries in writing that the continuation of a book-entry system through the depository (or a successor to it) is no longer in the best interests of the beneficial owners.

   Upon the occurrence of any of the events described in the preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of the event and the availability of definitive certificates. Upon surrender by the depository of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the trustee will issue the definitive certificates, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement relating to the series of certificates.

                               Credit Enhancement

General

   Credit enhancement may be provided for one or more classes of a series of certificates or with respect to the Mortgage Assets in the related trust fund. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the certificates of the series, the establishment of one or more reserve funds, the use of a cross-support feature, use of a mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract or other method of credit enhancement described in the related prospectus supplement, or any combination of them. Credit enhancement may not provide protection against all risks of loss or guarantee repayment of the entire principal balance of the certificates and interest on them. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, certificateholders will bear their allocable share of any deficiencies.

Subordination

   If so specified in the related prospectus supplement, the rights of holders of one or more classes of subordinated certificates will be subordinate to the rights of holders of one or more other classes of senior certificates of the series to distributions of scheduled principal, principal prepayments, interest or any combination of them that otherwise would have been payable to holders of subordinated certificates under the circumstances and to the extent specified in the related prospectus supplement. If specified in the related prospectus supplement, delays in receipt of scheduled payments on the Mortgage Assets and losses with respect to the Mortgage Assets will be borne first by the various classes of subordinated certificates and thereafter by the various classes of senior certificates, in each case under the circumstances and subject to the limitations specified in the related prospectus supplement. The aggregate distributions of delinquent payments on the Mortgage Assets over the lives of the certificates or at any time, the aggregate losses on Mortgage Assets which must be borne by the subordinated certificates by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated certificateholders that will be distributable to senior certificateholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions of delinquent payments on the Mortgage Assets or aggregate losses on the Mortgage Assets were to exceed the amount specified in the related prospectus supplement, senior certificateholders would experience losses on the certificates.

   If specified in the related prospectus supplement, various classes of senior certificates and subordinated certificates may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated certificates, respectively, through a cross support mechanism or otherwise.

   As between classes of senior certificates and as between classes of subordinated certificates, distributions may be allocated among the classes in the order of their scheduled final distribution dates, in accordance with a schedule or formula, in relation to the occurrence of events, or otherwise, in each case as specified in the related prospectus supplement. As between classes of subordinated certificates, payments to senior certificateholders on account of delinquencies or losses and payments to the reserve fund will be allocated as specified in the related prospectus supplement.

Mortgage Pool Insurance Policies

   If specified in the related prospectus supplement relating to a mortgage pool, a separate mortgage pool insurance policy will be obtained for the mortgage pool and issued by the insurer named in the prospectus supplement. Each mortgage pool insurance policy will, subject to policy limitations, cover loss from default in payment on mortgage loans in the mortgage pool in an amount equal to a percentage specified in the prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date that are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. As more fully described below, the master servicer will present claims under the insurance to the pool insurer on behalf of itself, the trustee and the certificateholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims under them may be made only for particular defaulted mortgage loans and only upon satisfaction of conditions precedent in the policy. The applicable prospectus supplement may specify that mortgage pool insurance will cover the failure to pay or the denial of a claim under a primary mortgage insurance policy, but if it does not, the mortgage pool insurance policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

   In general, each mortgage pool insurance policy will provide that no claims may be validly presented unless

   o any required primary mortgage insurance policy is in effect for the defaulted mortgage loan and a claim under it has been submitted and settled;

   o hazard insurance on the related mortgaged property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

   o if there has been physical loss or damage to the mortgaged property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and

   o the insured has acquired good and merchantable title to the mortgaged property free and clear of liens except certain permitted encumbrances.

   Upon satisfaction of these conditions, the pool insurer will have the option either to purchase the mortgaged property at a price equal to the principal balance of the related mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of the purchase and certain expenses incurred by the master servicer on behalf of the trustee and certificateholders or to pay the amount by which the sum of the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of certain amounts paid or assumed to have been paid under the related primary mortgage insurance policy. If any mortgaged property is damaged, and proceeds, if any, from the related hazard insurance policy or a special hazard insurance policy or policies maintained for a series are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and the expenses will be recoverable by it through proceeds of the sale of the mortgaged property or proceeds of the related mortgage pool insurance policy or any related primary mortgage insurance policy.

   The applicable prospectus supplement may specify that mortgage pool insurance will cover various origination and servicing defaults, but if it does not, then no mortgage pool insurance policy will insure (and many primary mortgage insurance policies do not insure) against loss sustained from a default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the originator or persons involved in its origination, or failure to construct a mortgaged property in accordance with plans and specifications. A failure of coverage for one of these reasons might result in a breach of the related seller's representations and, in that case, might result in an obligation on the part of the seller to repurchase the defaulted mortgage loan if the breach cannot be cured by the seller. No mortgage pool insurance policy will cover (and many primary mortgage insurance policies do not cover) a claim with respect to a defaulted mortgage loan occurring when the servicer of the mortgage loan, at the time of default or thereafter, was not approved by the applicable insurer.

   The original amount of coverage under each mortgage pool insurance policy will be maintained to the extent provided in the related prospectus supplement and may be reduced over the life of the related certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The applicable prospectus supplement may provide that the claims paid will be net of master servicer expenses and accrued interest, but if it does not, then the amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the certificateholders.

Special Hazard Insurance Policies

   If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the mortgage pool and will be issued by the insurer named in the prospectus supplement. Each special hazard insurance policy will, subject to policy limitations, protect holders of the related certificates from loss caused by the application of the coinsurance clause contained in hazard insurance policies and loss from damage to mortgaged properties caused by certain hazards not insured against under the standard form of hazard insurance policy in the states where the mortgaged properties are located or under a flood insurance policy if the mortgaged property is located in a federally designated flood area. Some of the losses covered include earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related prospectus supplement. See
"The Pooling and Servicing Agreement -- Hazard Insurance." No special hazard insurance policy will cover losses from fraud or conversion by the trustee or master servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the mortgaged property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan have been kept in force and other protection and preservation expenses have been paid.

   The applicable prospectus supplement may provide for other payment coverage, but if it does not, then, subject to these limitations, each special hazard insurance policy will provide that where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, the special hazard insurer will pay the lesser of the cost of repair or replacement of the property or, upon transfer of the property to the special hazard insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the master servicer with respect to the property. If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid to repair the property will further reduce coverage by that amount. So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

   To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit, or any other instrument acceptable to each nationally recognized rating agency rating the certificates of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to the certificates may be reduced so long as the reduction will not result in a downgrading of the rating of the certificates by a rating agency rating certificates at the request of the depositor.

Bankruptcy Bonds

   If specified in the related prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the federal Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover, to the extent specified in the related prospectus supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be cancelled or reduced by the master servicer if the cancellation or reduction would not adversely affect the then current rating or ratings of the related certificates. See "Certain Legal Aspects of the Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders."

   To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the certificates of the related series at the request of the depositor in a special trust account to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the certificates may be reduced so long as the reduction will not result in a downgrading of the rating of the certificates by a rating agency rating certificates at the request of the depositor.

Reserve Fund

   If so specified in the related prospectus supplement, credit support with respect to a series of certificates may be provided by one or more reserve funds held by the trustee, in trust, for the series of certificates. The related prospectus supplement will specify whether or not a reserve fund will be included in the trust fund for a series.

   The reserve fund for a series will be funded by a deposit of cash, U.S. Treasury securities or instruments evidencing ownership of principal or interest payments on U.S. Treasury securities, letters of credit, demand notes, certificates of deposit, or a combination of them in an aggregate amount specified in the related prospectus supplement; by the deposit from time to time of amounts specified in the related prospectus supplement to which the subordinated certificateholders, if any, would otherwise be entitled; or in any other manner specified in the related prospectus supplement.

   Any amounts on deposit in the reserve fund and the proceeds of any other instrument deposited in it upon maturity will be held in cash or will be invested in permitted investments. The applicable prospectus supplement may specify a different definition of permitted investments, but if it does not, then permitted investments will include obligations of the United States and specified agencies of the United States, certificates of deposit, specified commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, and specified repurchase agreements for United States government securities with eligible commercial banks. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. Generally, any deposited instrument will name the trustee, in its capacity as trustee for the certificateholders, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the certificates at the request of the depositor. Additional information about the instruments deposited in the reserve funds will be set forth in the related prospectus supplement.

   Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to the certificateholders for the purposes, in the manner and at the times specified in the related prospectus supplement.

Cross Support

   If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of certificates. In that case, credit support may be provided by a cross support feature that requires that distributions be made on certificates evidencing a beneficial ownership interest in other asset groups within the same trust fund. The related prospectus supplement for a series that includes a cross support feature will describe the manner and conditions for applying the cross support feature.

   If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of the coverage provided by it and of the application of the coverage to the identified trust funds.

Insurance Policies, Surety Bonds and Guaranties

   If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain of their classes will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. These instruments may cover timely distributions of interest or full distributions of principal or both on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of maintaining timely payments or providing additional protection against losses on the assets included in the trust fund, paying administrative expenses, or establishing a minimum reinvestment rate on the payments made on the assets or principal payment rate on the assets. These arrangements may include agreements under which certificateholders are entitled to receive amounts deposited in various accounts held by the trustee on the terms specified in the prospectus supplement.

Over-Collateralization

   If so provided in the prospectus supplement for a series of certificates, a portion of the interest payment on each Loan may be applied as an additional distribution of principal to reduce the principal balance of a particular class or classes of certificates and, thus, accelerate the rate of payment of principal on the class or classes of certificates. Reducing the principal balance of the certificates without a corresponding reduction in the principal balance of the underlying Mortgage Assets will result in over-collateralization.

Financial Instruments

   If specified in the related prospectus supplement, the trust fund may include one or more swap arrangements or other financial instruments that are intended to meet the following goals:

   o to convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

   o to provide payments in the event that any index rises above or falls below specified levels; or

   o to provide protection against interest rate changes, certain type of losses, including reduced market value, or other payment shortfalls to one or more classes of the related series.

   If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

                      Yield and Prepayment Considerations

   The yields to maturity and weighted average lives of the certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the Mortgage Assets included in the related trust fund. The original terms to maturity of the underlying mortgage loans of the Mortgage Assets in a given mortgage pool will vary depending upon the type of mortgage loans included in it, and each prospectus supplement will contain information about the type and maturities of the mortgage loans. The applicable prospectus supplement may indicate that some mortgage loans provide for prepayment penalties, but if it does not, then the mortgage loans may be prepaid without penalty in full or in part at any time. The prepayment experience on the underlying mortgage loans of the Mortgage Assets will affect the life of the related series of certificates.

   A number of factors may affect the prepayment experience of mortgage loans, including homeowner mobility, economic conditions, the presence and enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds.

   The applicable prospectus supplement may indicate that some conventional mortgage loans do not have due-on-sale provisions, but if it does not, then all conventional mortgage loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or specified transfers by the mortgagor of the underlying mortgaged property. Mortgage loans insured by the FHA and mortgage loans partially guaranteed by the VA are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on those mortgage loans may be lower than that on conventional mortgage loans bearing comparable interest rates. The master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law. However, the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Pooling and Servicing Agreement-- Collection Procedures" and "Certain Legal Aspects of the Mortgage Loans" for a description of certain provisions of each pooling and servicing agreement and certain legal developments that may affect the prepayment experience on the mortgage loans.

   The rate of prepayments of conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the mortgage rates borne by the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above those mortgage rates. Conversely, if prevailing interest rates rise appreciably above the mortgage rates borne by the mortgage loans, the mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below those mortgage rates. However, there can be no assurance that this will be the case.

   When a full prepayment is made on a mortgage loan, the mortgagor is charged interest on the principal amount of the mortgage loan prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Thus, in most instances, the effect of prepayments in full will be to reduce the amount of interest passed through in the following month to certificateholders. Partial prepayments in a given month may be applied to the outstanding principal balances of the mortgage loans so prepaid in the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in the month.

   Interest payable on the certificates on any given distribution date will include all interest accrued during their related interest accrual period. The interest accrual period for the certificates of each series will be specified in the applicable prospectus supplement. If the interest accrual period ends two or more days before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date, and your effective yield at par would be less than the indicated coupon rate.

   Under specified circumstances, the master servicer or the holders of the residual interests in a REMIC may have the option to purchase the assets of a trust fund thereby effecting earlier retirement of the related series of certificates. See "The Pooling and Servicing Agreement-- Termination; Optional Termination."

   Factors other than those identified in this prospectus and in the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Assets at any time or over the lives of the certificates.

   The prospectus supplement relating to a series of certificates will discuss in greater detail the effect of the rate and timing of principal payments (including principal prepayments), delinquencies and losses on the yield, weighted average lives and maturities of the certificates.

                      The Pooling and Servicing Agreement

   The following is a summary of the material provisions of the pooling and servicing agreement which are not described elsewhere in this prospectus. Where particular provisions or terms used in the pooling and servicing agreement are referred to, the provisions or terms are as specified in the related pooling and servicing agreement.

Assignment of Mortgage Assets

   Assignment of the Mortgage Loans. At the time of issuance of the certificates of a series, the depositor will cause the mortgage loans comprising the related trust fund to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor on or with respect to the mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. The trustee will, concurrently with the assignment, deliver the certificates to the depositor in exchange for the mortgage loans. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the mortgage rate, the current scheduled monthly payment of principal and interest, the maturity of the loan, the Loan-to-Value Ratio at origination and other specified information.

   In addition, the depositor will deliver or cause to be delivered to the trustee (or to the custodian) for each mortgage loan

   o the mortgage note endorsed without recourse in blank or to the order of the trustee, except that the depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost,

   o the mortgage, deed of trust or similar instrument with evidence of recording indicated on it (except for any mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage together with a certificate that the original of the mortgage was delivered to the recording office or some other arrangement will be provided for),

   o an assignment of the mortgage to the trustee in recordable form and

   o any other security documents specified in the related prospectus supplement or the related pooling and servicing agreement.

The applicable prospectus supplement may provide other arrangements for assuring the priority of the assignments, but if it does not, then the depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which in the opinion of counsel recording is not required to protect the trustee's interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the loans.

   With respect to any mortgage loans that are cooperative loans, the depositor will cause to be delivered to the trustee

   o the related original cooperative note endorsed without recourse in blank or to the order of the trustee (or, to the extent the related pooling and servicing agreement so provides, a lost note affidavit),

   o the original security agreement,

   o the proprietary lease or occupancy agreement,

   o the recognition agreement,

   o an executed financing agreement and

   o the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement.

   The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

   The trustee (or the custodian) will review the mortgage loan documents within the time period specified in the related prospectus supplement after receipt of them, and the trustee will hold the documents in trust for the benefit of the certificateholders. Generally, if the document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer and the depositor, and the master servicer will notify the related seller. If the seller cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of the notice, the seller will be obligated to purchase the related mortgage loan from the trustee at the purchase price or, if so specified in the related prospectus supplement, replace the mortgage loan with another mortgage loan that meets specified requirements. There can be no assurance that a seller will fulfill this purchase obligation. Although the master servicer may be obligated to enforce the obligation to the extent described under "Mortgage Loan Program -- Representations by Sellers; Repurchases," neither the master servicer nor the depositor will be obligated to purchase the mortgage loan if the seller defaults on its purchase obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor. The applicable prospectus supplement may provide other remedies but if it does not, then this purchase obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document.

   The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the mortgage loans as agent of the trustee.

   Notwithstanding these provisions, unless the related prospectus supplement otherwise provides, no mortgage loan will be purchased from a trust fund for which a REMIC election is to be made if the purchase would result in a prohibited transaction tax under the Code.

   Assignment of Agency Securities. The depositor will cause the Agency Securities to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the certificates. Each Agency Security will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate and the maturity date.

   Assignment of Private Mortgage-Backed Securities. The depositor will cause the Private Mortgage-Backed Securities to be registered in the name of the trustee. The trustee (or the custodian) will have possession of any certificated Private Mortgage-Backed Securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Trust Fund -- Private Mortgage-Backed Securities." Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date and other specified pertinent information for each Private Mortgage-Backed Security conveyed to the trustee.

Payments on Mortgage Assets; Deposits to Certificate Account

   The master servicer will establish and maintain or cause to be established and maintained for the related trust fund a separate account or accounts for the collection of payments on the related Mortgage Assets in the trust fund (the "Certificate Account"). The applicable prospectus supplement may provide for other requirements for the Certificate Account, but if it does not, then the Certificate Account must be either

   o maintained with a depository institution the short-term unsecured debt obligations of which are rated in the highest short-term rating category by the nationally recognized statistical rating organizations that rated one or more classes of the related series of certificates at the request of the depositor, or in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of the holding company are so rated,

   o an account or accounts the deposits in which are insured by the FDIC or SAIF to the limits established by the FDIC or the SAIF, and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Certificate Account is maintained,

   o a trust account or accounts maintained with the trust department of a federal or a state chartered depository institution or trust company, acting in a fiduciary capacity or

   o an account or accounts otherwise acceptable to each rating agency that rated one or more classes of the related series of certificates at the request of the depositor.

The collateral eligible to secure amounts in the Certificate Account is limited to defined permitted investments. A Certificate Account may be maintained as an interest bearing account or the funds held in it may be invested pending each succeeding distribution date in defined permitted investments. To the extent provided in the related prospectus supplement, the master servicer or its designee will be entitled to receive the interest or other income earned on funds in the Certificate Account as additional compensation and will be obligated to deposit in the Certificate Account the amount of any loss immediately as realized. The Certificate Account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

   The master servicer will deposit or cause to be deposited in the Certificate Account for each trust fund on a daily basis, to the extent applicable and unless the related pooling and servicing agreement provides for a different deposit arrangement, the following payments and collections received or advances made by or on behalf of it after the cut-off date (other than payments due on or before the cut-off date and exclusive of any amounts representing any retained interest specified in the related prospectus supplement):

   o all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, prepayment penalties, on the mortgage loans;

   o all payments on account of interest on the mortgage loans, net of applicable servicing compensation;

   o all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the master servicer) of the hazard insurance policies and any primary mortgage insurance policies, to the extent the proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed advances, if any) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure;

   o all proceeds of any mortgage loan or property in respect thereof purchased by the master servicer, the depositor or any seller as described under "Mortgage Loan Program -- Representations by Sellers; Repurchases" or "The Pooling and Servicing Agreement -- Assignment of Mortgage Assets" above and all proceeds of any mortgage loan repurchased as described under "The Pooling and Servicing Agreement -- Termination; Optional Termination";

   o all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "-- Hazard Insurance";

   o any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the Certificate Account and, to the extent specified in the related prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

   o all other amounts required to be deposited in the Certificate Account pursuant to the pooling and servicing agreement.

   The master servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Certificate Account to withdraw funds from the Certificate Account for the following purposes:

   o to pay to the master servicer the servicing fees described in the related prospectus supplement, the master servicing fees (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Certificate Account credited thereto;

   o to reimburse the master servicer for advances, the right of reimbursement with respect to any mortgage loan being limited to amounts received that represent late recoveries of payments of principal and interest on the mortgage loan (or insurance proceeds or liquidation proceeds from the mortgage loan) with respect to which the advance was made;

   o to reimburse the master servicer for any advances previously made that the master servicer has determined to be nonrecoverable;

   o to reimburse the master servicer from insurance proceeds not used to restore the property for expenses incurred by the master servicer and covered by the related insurance policies;

   o to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, the right of reimbursement being limited to amounts received representing late recoveries of the payments for which the advances were made;

   o to pay to the master servicer, with respect to each mortgage loan or property acquired in respect thereof that has been purchased by the master servicer pursuant to the pooling and servicing agreement, all amounts received on them and not taken into account in determining the principal balance of the repurchased mortgage loan;

   o to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the pooling and servicing agreement;

   o to withdraw any amount deposited in the Certificate Account that was not required to be deposited in it; and

   o to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

   In addition, the pooling and servicing agreement will generally provide that on or before the business day preceding each distribution date, the master servicer shall withdraw from the Certificate Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of certificates.

Collection Procedures

   The master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with each pooling and servicing agreement and any mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty and bankruptcy bond or alternative arrangements, follow the collection procedures it customarily follows for mortgage loans that are comparable to the mortgage loans. Consistent with the above, the master servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a mortgage loan and arrange with a mortgagor a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment to the extent not inconsistent with the coverage of the mortgage loan by a mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty or bankruptcy bond or alternative arrangements, if applicable. To the extent the master servicer is obligated to make or to cause to be made advances, the obligation will remain during any period of such an arrangement.

   The applicable prospectus supplement may provide for other alternatives regarding due-on-sale clauses, but if it does not, then in any case in which property securing a conventional mortgage loan has been, or is about to be, conveyed by the mortgagor, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the mortgage loan under any due-on-sale clause applicable to it, but only if permitted by applicable law and the exercise will not impair or threaten to impair any recovery under any related primary mortgage insurance policy. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause or if the mortgage loan is insured by the FHA or partially guaranteed by the VA, the master servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person becomes liable for repayment of the mortgage loan and, to the extent permitted by applicable law, the mortgagor also remains liable on it. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans -- Due-on-Sale Clauses." The terms of the related mortgage loan may not be changed in connection with an assumption.

   Any prospective purchaser of a cooperative apartment will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Mortgage Loans." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring the approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of shares securing a cooperative loan.

   In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code
Section 216(b)(1) for its taxable year in which the items are allowable as a deduction to the corporation, the Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the cooperative loans will qualify under Section 216(b)(1) for any particular year. If a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code
Section 216(b)(1), the likelihood that a failure to qualify would be permitted to continue over a period of years appears remote.

Hazard Insurance

   The master servicer will require the mortgagor on each mortgage loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state in which the mortgaged property is located. The coverage will be in an amount that is at least equal to the lesser of

   o the maximum insurable value of the improvements securing the mortgage loan or

   o the greater of

   o the outstanding principal balance of the mortgage loan and

   o an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor or the mortgagee from becoming a co-insurer.

All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures) will be deposited in the related Certificate Account. If the master servicer maintains a blanket policy insuring against hazard losses on all the mortgage loans comprising part of a trust fund, it will have satisfied its obligation relating to the maintenance of hazard insurance. The blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related Certificate Account the amounts that would have been deposited therein but for the clause.

   In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a mortgage loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms, their basic terms are dictated by the respective state laws, and most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. This list is merely indicative of certain kinds of uninsured risks and is not all inclusive. If the mortgaged property securing a mortgage loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor to obtain and maintain flood insurance.

   The hazard insurance policies covering properties securing the mortgage loans typically contain a clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability upon partial loss will not exceed the larger of the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed and the proportion of the loss that the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements. Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing on them decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement upon partial loss may be that hazard insurance proceeds will be insufficient to fully restore the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement -- Special Hazard Insurance Policies" and "Credit Enhancements -- Insurance -- Special Hazard Insurance Policy" in the related prospectus supplement.

   The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing the cooperative loan.

Realization Upon Defaulted Mortgage Loans

   Primary Mortgage Insurance Policies. The master servicer will maintain or cause to be maintained, as the case may be, in effect, to the extent specified in the related prospectus supplement, a primary mortgage insurance policy with regard to each mortgage loan for which coverage is required. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of certificates that is required to be kept in force under the applicable pooling and servicing agreement unless the replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of certificates of the series that have been rated.

   Although the terms of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest on it and reimbursement of certain expenses, less all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the mortgaged property, hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan, amounts expended but not approved by the issuer of the related primary mortgage insurance policy, claim payments previously made by the primary insurer and unpaid premiums.

   Primary mortgage insurance policies reimburse certain losses sustained from defaults in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, a loss sustained from a default arising from or involving certain matters, including fraud or negligence in origination or servicing of the mortgage loans, including misrepresentation by the originator, mortgagor or other persons involved in the origination of the mortgage loan; failure to construct the mortgaged property subject to the mortgage loan in accordance with specified plans; physical damage to the mortgaged property; and the related sub-servicer not being approved as a servicer by the primary insurer.

   Recoveries Under A Primary Mortgage Insurance Policy. As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a mortgage loan, the insured will be required to

   o advance or discharge

      o all hazard insurance policy premiums and as necessary and approved in advance by the primary insurer, real estate property taxes, all expenses required to maintain the related mortgaged property in at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, mortgaged property sales expenses, any specified outstanding liens on the mortgaged property and foreclosure costs, including court costs and reasonable attorneys' fees;

   o upon any physical loss or damage to the mortgaged property, have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

   o tender to the primary insurer good and merchantable title to and possession of the mortgaged property.

   The master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the insurer under each primary mortgage insurance policy, and will take any reasonable steps consistent with its practices regarding comparable mortgage loans and necessary to receive payment or to permit recovery under the policy with respect to defaulted mortgage loans. As set forth above, all collections by or on behalf of the master servicer under any primary mortgage insurance policy and, when the mortgaged property has not been restored, the hazard insurance policy, are to be deposited in the Certificate Account, subject to withdrawal as heretofore described.

   If the mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged mortgaged property to a condition sufficient to permit recovery under the related primary mortgage insurance policy, if any, the master servicer is not required to expend its own funds to restore the damaged mortgaged property unless it determines that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and that the expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

   If recovery on a defaulted mortgage loan under any related primary mortgage insurance policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted mortgage loan is not covered by a primary mortgage insurance policy, the master servicer will be obligated to follow or cause to be followed the normal practices and procedures that it deems appropriate to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the mortgaged property securing the defaulted mortgage loan are less than the principal balance of the mortgage loan plus interest accrued on it that is payable to certificateholders, the trust fund will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the master servicer in connection with the proceedings that are reimbursable under the pooling and servicing agreement. In the unlikely event that the proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of the mortgage loan plus interest accrued on it that is payable to certificateholders, the master servicer will be entitled to withdraw or retain from the Certificate Account amounts representing its normal servicing compensation with respect to the mortgage loan and, unless otherwise specified in the related prospectus supplement, amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related mortgagor, as additional servicing compensation.

   If the master servicer or its designee recovers insurance proceeds not used to restore the property which, when added to any related liquidation proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of a mortgage loan plus interest accrued thereon that is payable to certificateholders, the master servicer will be entitled to withdraw or retain from the Certificate Account amounts representing its normal servicing compensation with respect to the mortgage loan. If the master servicer has expended its own funds to restore the damaged mortgaged property and the funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Certificate Account out of related liquidation proceeds or insurance proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since insurance proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no insurance payment or recovery will result in a recovery to the trust fund that exceeds the principal balance of the defaulted mortgage loan together with accrued interest on it. See "Credit Enhancement" in this prospectus and in the related prospectus supplement.

   Unless the related pooling and servicing agreement provides for a different application of liquidation proceeds, the proceeds from any liquidation of a mortgage loan will be applied in the following order of priority:

      first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related mortgaged property and any unreimbursed servicing compensation payable to the master servicer with respect to the mortgage loan;

      second, to reimburse the master servicer for any unreimbursed advances with respect to the mortgage loan;

      third, to accrued and unpaid interest (to the extent no advance has been made for the amount) on the mortgage loan;

      and fourth, as a recovery of principal of the mortgage loan.

   FHA Insurance; VA Guaranties. Mortgage loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States National Housing Act of 1934 of 1937, as amended. Those mortgage loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one-to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Mortgage loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured mortgage loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the loan.

   The insurance premiums for mortgage loans insured by the FHA are collected by lenders approved by the HUD or by the master servicer or any sub-servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted mortgage loan to HUD. With respect to a defaulted FHA-insured mortgage loan, the master servicer or any sub-servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the master servicer or any sub-servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the master servicer or any sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular mortgage payments for a specified period, with the payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by circumstances beyond the mortgagor's control is accompanied by certain other criteria, HUD may provide relief by making payments to the master servicer or any sub-servicer in partial or full satisfaction of amounts due `under the mortgage loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the master servicer or any sub-servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the mortgage loan and HUD must have rejected any request for relief from the mortgagor before the master servicer or any sub-servicer may initiate foreclosure proceedings.

   HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The master servicer of any sub-servicer of each FHA-insured mortgage loan will be obligated to purchase the debenture issued in satisfaction of the mortgage loan upon default for an amount equal to the principal amount of the debenture.

   The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted mortgage loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the master servicer or sub-servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for accrued and unpaid interest but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured mortgage loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the mortgage loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

   Mortgage loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no mortgage loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for the mortgage loan.

   As of the date hereof, the maximum guarantees that may be issued by the VA under a VA Loan are generally as follows: (a) as to loans with an original amount of $45,000 or less, 50% of the unpaid principal balance of such loan;
(b) as to loans with an original principal amount of greater than $45,000 but not more than $56,250, $22,500; (c) as to loans with an original principal amount of more than $56,250 but not more than $144,000, the lesser of $36,000 or 40% of the unpaid principal balance of the loan; and (d) as to loans with an original amount of more than $144,000 (for owner-occupied, single-family home or condominium unit), the lesser of $50,750 or 25% of the unpaid principal balance of the loan. The liability on the guaranty may be reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA, at its option and without regard to the guaranty, may make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

   With respect to a defaulted VA guaranteed mortgage loan, the master servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranty is submitted after liquidation of the mortgaged property.

   The amount payable under the guaranty will be the percentage of the VA-insured mortgage loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that the amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

Servicing and Other Compensation and Payment of Expenses

   The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of certificates will be equal to the percentage per annum described in the related prospectus supplement (which may vary under certain circumstances) of the outstanding principal balance of each mortgage loan, and the compensation will be retained by it from collections of interest on the mortgage loan in the related trust fund. As compensation for its servicing duties, a sub-servicer or, if there is no sub-servicer, the master servicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, generally the master servicer or a sub-servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit that may accrue as a result of the investment of funds in the applicable Certificate Account.

   The master servicer will, to the extent provided in the related pooling and servicing agreement, pay or cause to be paid certain ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related pooling and servicing agreement, including, without limitation, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under certain limited circumstances. In addition, as indicated in the preceding section, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted mortgage loan as to which it has determined that all recoverable liquidation proceeds and insurance proceeds have been received (a "Liquidated Mortgage"), and in connection with the restoration of mortgaged properties, the right of reimbursement being before the rights of certificateholders to receive any related liquidation proceeds (including insurance proceeds).

Evidence as to Compliance

   Each pooling and servicing agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by the firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, the servicing by or on behalf of the master servicer of mortgage loans, Private Mortgage-Backed Securities or Agency Securities, under pooling and servicing agreements substantially similar to each other (including the related pooling and servicing agreement) was conducted in compliance with those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for Freddie Mac or the Uniform Single Attestation Program for Mortgage Bankers requires it to report. In rendering its statement the firm may rely, as to matters relating to the direct servicing of mortgage loans, Private Mortgage-Backed Securities or Agency Securities by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac (rendered within one year of the statement) of firms of independent public accountants with respect to the related sub-servicer.

   Each pooling and servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the pooling and servicing agreement throughout the preceding year.

   Copies of the annual accountants' statement and the statement of officers of the master servicer may be obtained by certificateholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.

List of Certificateholders

   Each pooling and servicing agreement will provide that three or more holders of certificates of any series may, by written request to the trustee, obtain access to the list of all certificateholders maintained by the trustee for the purpose of communicating with other certificateholders with respect to their rights under the pooling and servicing agreement and the certificates.

Certain Matters Regarding the Master Servicer and the Depositor

   The master servicer under each pooling and servicing agreement will be named in the related prospectus supplement. The entity serving as master servicer may be an affiliate of the depositor and may have other business relationships with the depositor or the depositor's affiliates.

   Each pooling and servicing agreement will provide that the master servicer may not resign from its obligations and duties under the pooling and servicing agreement except upon a determination that the performance by it of its duties under the pooling and servicing agreement is no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

   Each pooling and servicing agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the pooling and servicing agreement, or for errors in judgment. However, neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be protected against any liability that would otherwise be imposed for willful misfeasance, bad faith or negligence in the performance of duties under the pooling and servicing agreement or for reckless disregard of obligations and duties under the pooling and servicing agreement. Each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the certificates, other than any loss, liability or expense related to any specific Mortgage Asset or Mortgage Assets (except any loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred for willful misfeasance, bad faith or negligence in the performance of duties under the pooling and servicing agreement or for reckless disregard of obligations and duties under the pooling and servicing agreement. In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action that it deems appropriate with respect to the pooling and servicing agreement and the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders under the pooling and servicing agreement. In that event, the legal expenses and costs of the action and any liability resulting from it will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed for them out of funds otherwise distributable to certificateholders.

   Any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each pooling and servicing agreement, provided that the person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac and further provided that the merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of certificates of any series that have been rated.

Events of Default

   The applicable prospectus supplement may provide for other events of default, but if it does not, then events of default under each pooling and servicing agreement will consist of

   o any failure by the master servicer to deposit in the Certificate Account or remit to the trustee any payment which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates having not less than 25% of the voting rights evidenced by the certificates;

   o any failure by the master servicer to observe or perform in any material respect any of its other covenants or agreements in the pooling and servicing agreement which failure materially affects the rights of certificateholders that continues unremedied for sixty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates of any class evidencing not less than 25% of the voting rights evidenced by the certificate; and

   o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

"Voting rights" are the portion of voting rights of all of the certificates that is allocated to any certificate pursuant to the terms of the pooling and servicing agreement.

   If specified in the related prospectus supplement, the pooling and servicing agreement will permit the trustee to sell the Mortgage Assets and the other assets of the trust fund if payments on them are insufficient to make payments required in the pooling and servicing agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

Rights Upon Event of Default

   So long as an event of default under an pooling and servicing agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of certificates having not less than 66 2/3% of the voting rights and under any other circumstances specified in the pooling and servicing agreement, the trustee shall, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement relating to the trust fund and in the Mortgage Assets, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the pooling and servicing agreement. Pending appointment, the trustee is obligated to act as master servicer. The trustee and any successor may agree upon the servicing compensation to be paid to the successor servicer, which may not be greater than the compensation payable to the master servicer under the pooling and servicing agreement.

   No certificateholder, solely by virtue of its status as a certificateholder, will have any right under any pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of any class of certificates of the series evidencing not less than 25% of the voting rights have requested the trustee in writing to institute a proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

Amendment

   The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each pooling and servicing agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the certificateholders,

      (a) to cure any ambiguity or mistake;

      (b) to correct any defective provision therein or to supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision in it;

      (c) to add to the duties of the depositor, the seller or the master servicer;

      (d) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement; or

      (e) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement.

However, no action pursuant to clauses (d) or (e) may, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any certificateholder. But no opinion of counsel will be required if the person requesting the amendment obtains a letter from each rating agency requested to rate the class or classes of certificates of the series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the certificates.

   In addition, to the extent provided in the related pooling and servicing agreement, an pooling and servicing agreement may be amended without the consent of any of the certificateholders to change the manner in which the Certificate Account is maintained, if the change does not adversely affect the then current rating of the class or classes of certificates of the series that have been rated at the request of the depositor. Moreover, the related pooling and servicing agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, if a REMIC election is made with respect to the trust fund, or to comply with any other requirements of the Code, if the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

   The applicable prospectus supplement may specify other amendment provisions, but if it does not, then each pooling and servicing agreement may also be amended by the depositor, the master servicer and the trustee with the consent of holders of certificates of the series evidencing a majority in interest of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of the related certificates. However, no amendment may

      (a) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Assets that are required to be distributed on any certificate without the consent of the holder of the certificate,

      (b) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in (a), without the consent of the holders of certificates of the class evidencing, as to the class, percentage interests aggregating 66%, or

      (c) reduce the aforesaid percentage of certificates of any class of holders that is required to consent to the amendment without the consent of the holders of all certificates of the class covered by the pooling and servicing agreement then outstanding.

If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment will not cause the trust fund to fail to qualify as a REMIC.

Termination; Optional Termination

   Generally, the obligations created by each pooling and servicing agreement for each series of certificates will terminate upon the payment to the related certificateholders of all amounts held in the Certificate Account or by the master servicer and required to be paid to them pursuant to the pooling and servicing agreement following the later of

   o the final payment or other liquidation of the last of the Mortgage Assets subject to it or the disposition of all property acquired upon foreclosure of the Mortgage Assets remaining in the trust fund and

   o the purchase by the master servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC (see "Material Federal Income Tax Consequences" in this prospectus and in the related prospectus supplement), from the related trust fund of all of the remaining Mortgage Assets and all property acquired in respect of the Mortgage Assets.

   Any purchase of Mortgage Assets and property acquired in respect of Mortgage Assets evidenced by a series of certificates will be made at the option of the master servicer or the party specified in the related prospectus supplement, including the holder of the REMIC residual interest, at a price, and in accordance with the procedures, specified in the related prospectus supplement. The exercise of that right will effect early retirement of the certificates of that series, but the right of the master servicer or the other party or, if applicable, the holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Mortgage Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Mortgage Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to the second bulleted item above will be made only if such repurchase will not result in a "prohibited transaction tax" being imposed on the REMIC within the meaning of Section 860F(a)(1) of the Code.

The Trustee

   The trustee under each pooling and servicing agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

                  Certain Legal Aspects of the Mortgage Loans

   The following discussion contains summaries, which are general in nature, of certain legal matters relating to the mortgage loans. Because the legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state or to encompass the laws of all states in which the security for the mortgage loans is situated.

General

   The mortgage loans will be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not before the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

   Cooperatives. Certain of the mortgage loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative or underlying land or both, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

   The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Foreclosure and Repossession

   Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lien holders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specified period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

   In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recoverable by a lender.

   Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

   Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making repairs at its own expense necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

   Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

   Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement if an obligor fails to make payments or defaults in the performance of covenants required under it. Typically, the lender and the cooperative enter into a recognition agreement, which establishes the rights and obligations of both parties upon a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

   The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on it.

   Recognition agreements also provide that upon foreclosure of a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

   In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

   Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders."

   In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Rights of Redemption

   In some states after a sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender after judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation and Other Limitations on Lenders

   Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or a sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the current fair market value of the property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting mortgagors.

   Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of these states, following judgment on a personal action, the lender may be considered to have elected a remedy and may be precluded from exercising other remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

   In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, upon waste of the property.

   In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize on its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the loans underlying certificates and even to reduce the aggregate amount of payments on the loans underlying certificates.

   The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of mortgage loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities on lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

   Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

Environmental Risks

   Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states that lien has priority over the lien of an existing mortgage on the property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the EPA may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

   Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a mortgaged property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for the costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest but does not "participate in the management" of the property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including when it holds the facility or property as an investment (including leasing the facility or property to a third party), or fails to market the property in a timely fashion.

   Whether actions taken by a lender would constitute participation in the management of a mortgaged property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender, was historically a matter of judicial interpretation of the statutory language. Court decisions were inconsistent and, in fact, in 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of a borrower's business to deny the protection of the secured creditor exemption to the lender. In 1996, Congress enacted the Asset Conservation, Lender Liability and Deposit Insurance Protection Act ("Asset Conservation Act"), which provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of either the property or the borrower. The Asset Conservation Act also provides that participation in the management of the property does not include `merely having the capacity to influence, or unexercised right to control' operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

   If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that the costs arising from the circumstances set forth above would result in a loss to certificateholders.

   CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors or alternatively, may not impose liability on secured creditors at all.

   Except as otherwise specified in the applicable prospectus supplement, at the time the mortgage loans were originated, no environmental assessment or a very limited environmental assessment of the Mortgage Properties was conducted.

Due-on-Sale Clauses

   Generally, each conventional mortgage loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the mortgaged property, the loan may be accelerated by the mortgagee. In recent years, court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce these clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to specified exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Garn-St Germain Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred.
The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

Prepayment Charges

   Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed on many of the mortgage loans. The absence of this a restraint on prepayment, particularly with respect to fixed rate mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirement of the loans or contracts.

Applicability of Usury Laws

   Title V of the depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges, or both.

Soldiers' and Sailors' Civil Relief Act

   Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of the borrower's mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that this interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on some of the mortgage loans. Unless the applicable prospectus supplement provides a special feature for a particular trust fund, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the certificates. In addition, the Relief Act imposes limitations which would impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status. Thus, if an affected mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

                    Material Federal Income Tax Consequences

   The following discussion is the opinion of Sidley Austin Brown & Wood LLP, counsel to the depositor, as to the material federal income tax consequences of the purchase, ownership, and disposition of certificates. The opinion of Sidley Austin Brown & Wood LLP is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change either prospectively or retroactively. The following discussion does not describe aspects of federal tax law that are unique to insurance companies, securities dealers and investors who hold certificates as part of a straddle within the meaning of Section 1092 of the Internal Revenue Code of 1986, as amended. Prospective investors are encouraged to consult their tax advisors regarding the federal, state, local, and any other tax consequences to them of the purchase, ownership, and disposition of certificates.

General

   The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code. The prospectus supplement for each series of certificates will specify whether a REMIC election will be made.

Non-REMIC Certificates

   If a REMIC election is not made, the trust fund will not be classified as an association taxable as a corporation and that each trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of chapter 1 of subtitle A of the Internal Revenue Code of 1986 (the "Code" referred to in this section unless otherwise indicated). In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described below. Sidley Austin Brown & Wood LLP will issue an opinion confirming the above-stated conclusions for each trust fund for which no REMIC election is made.

a. Single Class of Certificates

   Characterization. The trust fund may be created with one class of certificates. In this case, each certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans in the Pool. Any amounts received by a certificateholder in lieu of amounts due with respect to any mortgage loans because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

   Each certificateholder will be required to report on its federal income tax return in accordance with its method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Code Sections 162 or 212 each certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund. Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent expenses of the trust fund plus their other miscellaneous itemized deductions (as defined in the Code) exceed two percent of their adjusted gross income. A certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the master servicer. A certificateholder using an accrual method of accounting must take into account its pro rata share of income as it accrues, or when received if the income is received before it accrues, and must take into account its pro rata share of deductions as they accrue. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of any excess could be considered as an ownership interest retained by the master servicer (or any person to whom the master servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the mortgage loans. The mortgage loans would then be subject to the "coupon stripping" rules of the Code discussed below.

   Generally, as to each series of certificates:

   o a certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on mortgage loans will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code
     Section 7701(a)(19)(C)(v), to the extent that the mortgage loans represented by that certificate are of a type described in that Code section;

   o a certificate owned by a real estate investment trust representing an interest in mortgage loans will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the mortgage loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code
     Section 856(c)(3)(B), to the extent that the mortgage loans represented by that certificate are of a type described in that Code section; and

   o a certificate owned by a REMIC will represent an "obligation . . . which is principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3) to the extent the mortgage loans represented by that certificate are of a type described in that Code Section.

   Buydown Loans. Certain trust funds may hold buydown loans. These loans can be secured not only by a mortgage on real property but also by a pledged account that is drawn upon to subsidize the mortgagor's monthly mortgage payments for a limited period of time. So long as the loan value of the real property at least equals the amount of the loan, then for purposes of the above-described requirements, the mortgage loan will be treated as fully secured by real property. If the loan value of the real property is less than the amount of the loan, then, a certificateholder could be required to treat the loan as one secured by an interest in real property only to the extent of the loan value of the real property. The related prospectus supplement for any series of certificates will specify whether apportionment would be required.

   Premium. The price paid for a certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan based on each mortgage loan's relative fair market value, so that the holder's undivided interest in each mortgage loan will have its own tax basis. A certificateholder that acquires an interest in mortgage loans at a premium may elect, under Code Section 171, to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on the mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on the certificate. The basis for the certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. However, recent changes to the Code require the use of a prepayment assumption to accrue original issue discount on pools of receivables the yield on which may be affected by prepayments for tax years beginning after August 5, 1997 and prior legislative history indicated that if a prepayment assumption applied to an instrument for purposes of the OID rules, that prepayment assumption should be applied in amortizing bond premium.

   If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a certificate acquired at a premium should recognize a loss if a mortgage loan (or an underlying mortgage loan) prepays in full, equal to the difference between the portion of the prepaid principal amount of the mortgage loan (or underlying mortgage loan) that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize premium, it appears that any loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments. In addition, under recent legislation, amounts received on the redemption of an obligation issued by a natural person are considered received in exchange for the obligation if the debt obligation is purchased or issued after June 8, 1997 (i.e., treated the same as obligations issued by corporations). This change could affect the character of any loss (e.g., cause the loss to be treated as capital if the assets are held as capital assets by the taxpayer).

   On December 30, 1997 the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code
Section 1272(a)(6). Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the certificates are encouraged to consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

   Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the special rules of the Code relating to "original issue discount" (currently Code Sections 1271 through 1273 and 1275) will be applicable to a certificateholder's interest in those mortgage loans meeting the conditions necessary for these sections to apply. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Certificates -- Certificates Representing Interests in Loans Other Than ARM Loans."

   Market Discount. A certificateholder that acquires an undivided interest in mortgage loans may be subject to the market discount rules of Code
Sections 1276 through 1278 to the extent an undivided interest in a mortgage loan is considered to have been purchased at a "market discount." The amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan allocable to the holder's undivided interest in the mortgage loans over the holder's tax basis in the undivided interest. Market discount with respect to a certificate will be considered to be zero if the amount allocable to the certificate is less than 0.25% of the certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors are advised to consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

   The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

   The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Although the Treasury Department has not yet issued regulations, rules described in the relevant legislative history describes how market discount should be accrued on instruments bearing market discount. According to the legislative history, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of the total remaining market discount and a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of these methods in the case of instruments that provide for payments that may be accelerated due to prepayments of other obligations securing the instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Recent legislation expands the required use of a prepayment assumption for purposes of calculating OID for tax years beginning after August 5, 1997 to pools of receivables the yield on which may be affected due to prepayments and previous legislative history states Congress intends that if a prepayment assumption would be used to calculate OID it should also be used to accrue marked discount. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a certificate purchased at a discount or premium in the secondary market.

   A holder who acquired a certificate at a market discount also may be required to defer, until the maturity date of the certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the certificate in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the certificate for the days during the taxable year on which the holder held the certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the certificateholder in that taxable year or thereafter.

   Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If an election to treat all interest as OID were to be made with respect to a certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "--Single Class of Certificate-- Premium." The election to accrue interest, discount and premium on a constant yield method with respect to a certificate cannot be revoked without the consent of the IRS.

b. Multiple Classes of Certificates

   1. Stripped Bonds and Stripped Coupons

   Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that the stripped interest is created. If a trust fund is created with two classes of certificates, one class of certificates may represent the right to principal and interest, or principal only, on all or a portion of the mortgage loans (the "Stripped Bond Certificates"), while the second class of certificates may represent the right to some or all of the interest on the same mortgage loans (the "Stripped Coupon Certificates").

   Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the mortgage loan principal balance) or the certificates are initially sold with a de minimis discount (which amount may be calculated without a prepayment assumption), any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a mortgage loan by mortgage loan basis, which could result in some mortgage loans being treated as having more than 100 basis points of interest stripped off. See "-- Non-REMIC Certificates" and "Multiple Classes of Senior Certificates -- Stripped Bonds and Stripped Coupons."

   Although current authority is not entirely clear, a Stripped Bond Certificate should be treated as an interest in mortgage loans issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of the certificate will be required to accrue the discount under the OID rules of the Code. See "-- Non-REMIC Certificates" and "-- Single Class of Certificates -- Original Issue Discount." However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans as market discount rather than OID if either the amount of OID with respect to the mortgage loan is treated as zero under the OID de minimis rule when the certificate was stripped or no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the trust fund's mortgage loans.

   The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan. However, based on the recent IRS guidance, it appears that all payments from a mortgage loan underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan would be included in the mortgage loan's stated redemption price at maturity for purposes of calculating income on the Stripped Coupon Certificate under the OID rules of the Code.

   Based on current authority it is unclear under what circumstances, if any, the prepayment of mortgage loans will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if a certificate is treated as an interest in discrete mortgage loans, or if no prepayment assumption is used, then when a mortgage loan is prepaid, any certificate so treated should be able to recognize a loss equal to the portion of the unrecovered premium of the certificate that is allocable to the mortgage loan. In addition, amounts received in redemption for debt instruments issued by natural persons purchased or issued after June 8, 1997 are treated as received in exchange therefore (i.e., treated the same as obligations issued by corporations). This change could affect the character of any loss.

   Holders of Stripped Bond Certificates and Stripped Coupon Certificates are encouraged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

   2. Certificates Representing Interests in Loans Other Than ARM Loans

   The original issue discount rules of Code Sections 1271 through 1275 will be applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of `teaser" rates (i.e., the initial rates on the mortgage loans are lower than subsequent rates on the mortgage loans) on the mortgage loans.

   OID on each certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The amount of OID required to be included in an owner's income in any taxable year with respect to a certificate representing an interest in mortgage loans other than mortgage loans with interest rates that adjust periodically ("ARM Loans") likely will be computed as described under "--Accrual of Original Issue Discount." The following discussion is based in part on Treasury regulations issued on January 27, 1994, and amended on June 11, 1996, under Code
Sections 1271 through 1273 and 1275 (the "OID Regulations") and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and before April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issued date of the mortgage loans should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date the certificates are acquired. The holder of a certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

   Under the Code, the mortgage loans underlying the certificates will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of the mortgage loan's stated redemption price at maturity over its issue price. The issue price of a mortgage loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan is the sum of all payments to be made on the mortgage loan other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described under "--Accrual of Original Issue Discount," will, unless otherwise specified in the related prospectus supplement, utilize the original yield to maturity of the certificates calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the certificates (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of the certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in debt instruments, and, in tax years beginning after August 5, 1997, to pools of receivables the yield on which may be affected by prepayments of receivables such as those the certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the master servicer intends to calculate and report OID under the method described in "-- Accrual of Original Issue Discount."

   Accrual of Original Issue Discount. Generally, the owner of a certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on any certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the distribution dates on the certificates (or the day before each date). This will be done, in the case of each full month accrual period, by adding the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and any payments received during the same accrual period, and subtracting from that total the "adjusted issue price" of the respective component at the beginning of the same accrual period. The adjusted issue price of a certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment made at the end of or during that accrual period. The OID accruing during the accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

   Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if mortgage loans acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of those mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of those mortgage loans (e.g., due to points) will be includible by the holder. Other original issue discount on the mortgage loans (e.g., that arising from a "teaser" rate) would still need to be accrued.

   3. Certificates Representing Interests in ARM Loans

   The OID Regulations do not address the treatment of instruments, such as the certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to instruments that represent interests in ARM Loans. In the absence of any authority, the master servicer will report OID on certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described under the heading "-- Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. As such, for purposes of projecting the remaining payments and the projected yield, the assumed rate payable on the ARM Loans will be the fixed rate equivalent on the issue date. Application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to the income. Further, the addition of interest deferred due to negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of the interest deferred due to negative amortization in the income of the certificateholder when it accrues. Furthermore, the addition of Deferred Interest to the certificate's principal balance will result in additional income (including possibly OID income) to the certificateholder over the remaining life of the certificates.

   Because the treatment of Stripped ARM Obligations is uncertain, investors are encouraged to consult their tax advisors regarding how income will be includible with respect to the certificates.

c. Sale or Exchange of a Certificate

   Sale or exchange of a certificate before its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the certificate. The adjusted basis of a certificate generally will equal the seller's purchase price for the certificate, increased by the OID included in the seller's gross income with respect to the certificate, and reduced by principal payments on the certificate previously received by the seller. The gain or loss will be capital gain or loss to an owner for which a certificate is a "capital asset" within the meaning of Code
Section 1221, and will be long-term or short-term depending on whether the certificate has been owned for the long-term capital gain holding period (currently more than one year).

   The certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a certificate by a bank or a thrift institution to which that section applies will be ordinary income or loss.

d. Non-U.S. Persons

   Generally, to the extent that a certificate evidences ownership in underlying mortgage loans that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to an owner that is not a U.S. Person or a certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or any lower rate provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of a certificate also will be subject to federal income tax at the same rate. Generally, accrued OID payments would not be subject to withholding to the extent that a certificate evidences ownership in mortgage loans issued after July 18, 1984, by natural persons if the certificateholder complies with certain identification requirements (including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a U.S. Person and providing the name and address of the certificateholder). Additional restrictions apply to mortgage loans where the mortgagor is not a natural person in order to qualify for the exemption from withholding. Any foreclosure property owned by the trust could be treated as a U.S. real property interest owned by certificateholders.

   As used in this prospectus, a "U.S. Person" means

   o a citizen or resident of the United States,

   o a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or created under the laws of the United States or any State thereof or the District of Columbia (unless in the case of a partnership Treasury Regulations provide otherwise),

   o an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or

   o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.

In addition, U.S. Persons would include certain trusts that can elect to be treated as U.S. Persons. A "Non-U.S. Person" is a person other than a U.S. Person.

   Interest paid (or accrued) on the mortgage loans to a certificateholder who is a non-U.S. Person will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, provided, that the interest is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. Person, and the non-U.S. Person provides the trust or other person who is otherwise required to withhold U.S. tax with respect to the mortgage loans with an appropriate statement (on Form W-8BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the mortgage loan is a foreign person and providing that non-U.S. person's name and address. If an interest in a mortgage loan is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent. In that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the non-U.S. Person that owns that interest in the mortgage loan. If interest does not constitute portfolio interest, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty and the non-U.S. Person provides the trust, or an organization or financial institution described above, with an appropriate statement (e.g., a Form W-8BEN), signed under penalties of perjury, to that effect.

e. Information Reporting and Backup Withholding

   The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during the year, the information deemed appropriate to assist certificateholders in preparing their federal income tax returns, or to enable holders to make any information available to beneficial owners or financial intermediaries that hold certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient's federal income tax liability providing the required information is supplied to the IRS.

REMIC Certificates

   The trust fund relating to a series of certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "-- Residual Certificates" and "-- Prohibited Transactions"), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described under "Residual Certificates," the Code provides that a trust fund will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation, and the related certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief upon an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for REMIC status are not satisfied. Assuming compliance with all provisions of the related pooling and servicing agreement, each trust fund that elects REMIC status will qualify as a REMIC, and the related certificates will be considered to be regular interests ("Regular Certificates") or residual interests ("Residual Certificates") in the REMIC. The related prospectus supplement for each series of certificates will indicate whether the trust fund will make a REMIC election and whether a class of certificates will be treated as a regular or residual interest in the REMIC. With respect to each trust fund for which a REMIC election is to be made, Sidley Austin Brown & Wood LLP will issue an opinion confirming the conclusions expressed above concerning the status of the trust fund as a REMIC and the status of the certificates as representing regular or residual interests in a REMIC.

   In general, with respect to each series of certificates for which a REMIC election is made, certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code
Section 856(c)(4)(A); and interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code

Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of these Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on mortgage loans held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code Section 856(c).

   In some instances the mortgage loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of buydown loans contained in "-- Non-REMIC Certificates -- Single Class of Certificates." REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code
Section 856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code
Section 851(b)(4)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1).

   A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) that are "single family residences" under Code Section 25(e)(10) will qualify as real property without regard to state law classifications. Under Code
Section 25(e)(10), a single family residence includes any manufactured home that has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and that is of a kind customarily used at a fixed location.

   Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs (respectively, the "Subsidiary REMIC or REMICs" and the "Master REMIC") for federal income tax purposes. Upon the issuance of such a series of certificates, assuming compliance with all provisions of the related pooling and servicing agreement, the Master REMIC as well as each Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and each Subsidiary REMIC, respectively, will be considered to evidence ownership of Regular Certificates or Residual Certificates in the related REMIC within the meaning of the REMIC provisions. With respect to each trust fund for which more than one REMIC election is to be made, Sidley Austin Brown & Wood LLP will issue an opinion confirming the conclusions expressed above concerning the status of the Master REMIC and each Subsidiary REMIC as a REMIC and the status of the certificates as regular or residual interests in a REMIC.

   Only REMIC Certificates, other than the residual interest in any Subsidiary REMIC, issued by the Master REMIC will be offered under this prospectus. All Subsidiary REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code; "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and whether the income on the certificates is interest described in
Section 856(c)(3)(B) of the Code.

a. Regular Certificates

   General. Except as otherwise stated in this discussion, Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to Regular Certificates under an accrual method.

   Original Issue Discount and Premium. The Regular Certificates may be issued with OID. Generally, OID, if any, will equal the difference between the "stated redemption price at maturity" of a Regular Certificate and its "issue price." Holders of any class of certificates issued with OID will be required to include OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the 1986 Act. The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994. Holders of Regular Certificates (the "Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates.

   Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of the Regular Certificates. The prospectus supplement for each series of Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

   The IRS issued final regulations (the "Contingent Regulations") in June 1996 governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the Regular Certificates. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). The trustee intends to base its computations on Code Section 1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that this methodology represents the correct manner of calculating OID.

   In general, each Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its issue price. The issue price of a Regular Certificate is the first price at which a substantial amount of Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). The issue price of a Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period before the issue date of the Regular Certificate. The stated redemption price at maturity of a Regular Certificate includes the original principal amount of the Regular Certificate, but generally will not include distributions of interest that constitute "qualified stated interest." Qualified stated interest generally means interest unconditionally payable at intervals of one year or less at a single fixed rate or qualified variable rate (as described below) during the entire term of the Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal thereon.

   Where the interval between the issue date and the first distribution date on a Regular Certificate is longer than the interval between subsequent distribution dates, the greater of any original issue discount disregarding the rate in the first period and any interest foregone during the first period is treated as the amount by which the stated redemption price of the certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all or a portion of the interest on a long first period Regular Certificate that is issued with non-de minimis OID will be treated as OID. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, interest due on the first distribution date in excess of the amount that accrued during the first period would be added to the certificates stated redemption price at maturity.
Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Regular Certificate. Additionally, it is possible that the IRS could assert that the stated pass-through rate of interest on the Regular Certificates is not unconditionally payable because late payments or nonpayments on the mortgage loans are not penalized nor are there reasonable remedies in place to compel payment on the mortgage loans. That position, if successful, would require all holders of Regular Certificates to accrue income on the certificates under the OID Regulations.

   Under the de minimis rule, OID on a Regular Certificate will be considered to be zero if it is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. Although currently unclear, it appears that the schedule of these distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and income will be capital gain if the Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

   The prospectus supplement with respect to a trust fund may provide for certain Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of Super-Premium Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of Super-Premium Certificates is the sum of all payments to be made on these Regular Certificates determined under the Prepayment Assumption, with the result that these Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the mortgage loans exceed those estimated under the Prepayment Assumption. As discussed above, the Contingent Regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6), such as the Regular Certificates. However, if the Super-Premium Certificates were treated as contingent payment obligations, it is unclear how holders of those certificates would report income or recover their basis. In the alternative, the IRS could assert that the stated redemption price at maturity of Super-Premium Certificates should be limited to their principal amount (subject to the discussion under "-- Accrued Interest Certificates"), so that the Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If this position were to prevail, the rules described under "-- Regular Certificates -- Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to the Super-Premium Certificate. Absent further guidance, the trustee intends to treat the Super-Premium Certificates as described in this prospectus.

   Under the REMIC Regulations, if the issue price of a Regular Certificate (other than those based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, the Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described under "-- Regular Certificates -- Premium" should apply. However, it is possible that certificates issued at a premium, even if the premium is less than 25% of the certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code section 171 is made to amortize the premium.

   Generally, a Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a Regular Certificate for each day a certificateholder holds the Regular Certificate, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day in an accrual period the ratable portion of OID allocable to the accrual period. Accrual periods may be of any length and may vary in length over the term of the Regular Certificates, provided that each accrual period is not longer than one year, begins or ends on a distribution date (except for the first accrual period which begins on the issue date) and begins on the day after the preceding accrual period ends. This will be done, in the case of each full accrual period, by

   o adding

     o The present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Regular Certificates under the Prepayment Assumption and

     o any payments included in the stated redemption price at maturity received during the same accrual period, and

   o subtracting from that total the adjusted issue price of the Regular Certificates at the beginning of the same accrual period.

The adjusted issue price of a Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

   A subsequent purchaser of a Regular Certificate issued with OID who purchases the Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Regular Certificate. In computing the daily portions of OID for a subsequent purchaser of a Regular Certificate (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for the day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by the holder for that Regular Certificate exceeds the following amount:

   o the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original Regular Certificateholder (who purchased the Regular Certificate at its issue price), less

   o any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

   Variable Rate Regular Certificates. Regular Certificates may provide for interest based on a variable rate. Interest is treated as payable at a variable rate and not as contingent interest if, generally, the issue price does not exceed the original principal balance by more than a specified amount and the interest compounds or is payable at least annually at current values of certain objective rates matured by or based on lending rates for newly borrowed funds. For a debt instrument issued after August 13, 1996, an objective rate is a rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information. The variable interest generally will be qualified stated interest to the extent it is unconditionally payable at least annually and, to the extent successive variable rates are used, interest is not significantly accelerated or deferred.

   The amount of OID with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the certificate. Appropriate adjustments are made for the actual variable rate.

   Although unclear at present, the depositor intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans as variable rate certificates. In such case, the weighted average rate used to compute the initial pass-through rate on the Regular Certificates will be deemed to be the index in effect through the life of the Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. This treatment may effect the timing of income accruals on the Regular Certificates. Additionally, if some or all of the mortgage loans are subject to "teaser rates" (i.e., the initial rates on the mortgage loans are less than subsequent rates on the mortgage loans) the interest paid on some or all of the Regular Certificates may be subject to accrual using a constant yield method notwithstanding the fact that these certificates may not have been issued with "true" non-de minimis original issue discount.

   Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimus market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Regular
Certificate with market discount, a certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "-- Regular Certificates -- Premium." The election to accrue interest, discount and premium on a constant yield method with respect to a certificate cannot be revoked without the consent of the IRS.

   Market Discount. A purchaser of a Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of a Regular Certificate's stated principal amount or, in the case of a Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased the Regular Certificate from an original holder) over the price for the Regular Certificate paid by the purchaser. A certificateholder that purchases a Regular Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the electing certificateholder on or after the first day of the first taxable year to which the election applies.

   Market discount with respect to a Regular Certificate will be considered to be zero if the amount allocable to the Regular Certificate is less than 0.25% of the Regular Certificate's stated redemption price at maturity multiplied by the Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

   The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

   The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. For Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of the total remaining market discount and a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Regular Certificates) that provide for payments that may be accelerated due to prepayments of other obligations securing the instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

   A holder of a Regular Certificate that acquires the Regular Certificate at a market discount also may be required to defer, until the maturity date of the Regular Certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Regular Certificate in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the Regular Certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Regular Certificate for the days during the taxable year on which the holder held the Regular Certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Regular Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Regular Certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Regular Certificateholder in that taxable year or thereafter.

   Premium. A purchaser of a Regular Certificate that purchases the Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the Regular Certificate for this purpose. The Amortizable Bond Premium Regulations described above specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Regular Certificates. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described in this prospectus. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to Regular Certificates without regard to whether the certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on the Regular Certificates and will be applied as an offset against the interest payment. Prospective purchasers of the Regular Certificates should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

   On December 30, 1997 the IRS issued final Amortizable Bond Premium Regulations. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the certificates should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

   Deferred Interest. Certain classes of Regular Certificates will provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of Regular Certificates will constitute income to the holders of the certificates before the time distributions of cash with respect to the Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on the certificates will constitute qualified stated interest or whether all or a portion of the interest payable on the certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID (which could accelerate the inclusion). Interest on Regular Certificates must in any event be accounted for under an accrual method by the holders of the certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on the Regular Certificates.

   Effects of Defaults and Delinquencies. Certain series of certificates may contain one or more classes of subordinated certificates, and in the event there are defaults or delinquencies on the mortgage loans, amounts that would otherwise be distributed on the subordinated certificates may instead be distributed on the certificates. Subordinated certificateholders nevertheless will be required to report income with respect to their certificates under an accrual method without giving effect to delays and reductions in distributions on the subordinated certificates attributable to defaults and delinquencies on the mortgage loans, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a subordinated certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinated certificate is reduced as a result of defaults and delinquencies on the mortgage loans. However, the timing and characterization of any losses or reductions in income are uncertain, and, accordingly, subordinated certificateholders are urged to consult their own tax advisors on this point.

   Sale, Exchange or Redemption. If a Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Regular Certificate. The adjusted basis generally will equal the cost of the Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Regular Certificate. A Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "Market Discount," any gain or loss will be capital gain or loss, provided that the Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code
Section 1221.

   Gain from the sale or other disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder's income with respect to the Regular Certificate had income accrued on it at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of the Regular Certificate, over the amount actually includible in the holder's income.

   The Regular Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

   The Regular Certificate information reports will include a statement of the adjusted issue price of the Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

   Certain of the Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between distribution dates but that ends before each distribution date. The period between the Closing Date for Payment Lag Certificates and their first distribution date may or may not exceed that interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first distribution date does not exceed that interval could pay upon purchase of the Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date. If a portion of the initial purchase price of a Regular Certificate is allocable to interest that has accrued before the issue date ("pre-issuance accrued interest") and the Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the Regular Certificates issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first distribution date as interest to the extent the payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

   Investors are encouraged to consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

   Non-Interest Expenses of the REMIC. Under the temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those Regular
Certificateholders that are "pass-through interest holders."
certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC under Residual Certificates."

   Treatment of Realized Losses. Although not entirely clear, it appears that holders of Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of the certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of the certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of certificates may be allowed a bad debt deduction at the time that the principal balance of a certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the related trust fund have been liquidated or the certificates of the related series have been otherwise retired. Potential investors and Holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

   Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the Regular Certificates to a Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if the Regular Certificateholder complies with certain identification and certification requirements (including delivery of a statement, signed by the Regular Certificateholder under penalties of perjury, certifying that the Regular Certificateholder is a foreign person and providing the name and address of the Regular Certificateholder). If a Regular Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

   Further, it appears that a Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

   It is recommended that Regular Certificateholders who are not U.S. Persons and persons related to them not acquire any Residual Certificates, and holders of Residual Certificates (the "Residual Certificateholder") and persons related to Residual Certificateholders not acquire any Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

   Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Regular Certificateholder at any time during the year, any information deemed appropriate to assist Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient's federal income tax liability providing the requisite information is supplied to the IRS.

b. Residual Certificates

   Allocation of the Income of the REMIC to the Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes." Instead, each original holder of a Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which it owns any Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. An original holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

   A Residual Certificateholder may be required to include taxable income from the Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate that sort of mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a Residual Certificate to a Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a Residual Certificate and the impact of the tax treatment on the after-tax yield of a Residual Certificate.

   A subsequent Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the Residual Certificateholder owns the Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a Residual Certificate that purchased the Residual Certificate at a price greater than (or less than) the adjusted basis the Residual Certificate would have in the hands of an original Residual Certificateholder. See "-- Sale or Exchange of Residual Certificates." It is not clear, however, whether these adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for these adjustments.

   Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of the income from the mortgage loans and the REMIC's other assets and the deductions allowed to the REMIC for interest and OID on the Regular Certificates and, except as described under "--Regular

Certificates-- Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, all bad loans will be deductible as business bad debts, and the limitation on the deductibility of interest and expenses related to tax-exempt income is more restrictive than with respect to individual. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, as well as, income earned from temporary investments on reverse assets, reduced by the amortization of any premium on the mortgage loans. In addition, a Residual Certificateholder will recognize additional income due to the allocation of realized losses to the Regular Certificates due to defaults, delinquencies and realized losses on the mortgage loans. The timing of the inclusion of the income by Residual Certificateholders may differ from the time the actual loss is allocated to the Regular Certificates. The REMIC's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

   For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the Regular Certificates and the Residual Certificates (or, if a class of certificates is not sold initially, its fair market value). The aggregate basis will be allocated among the mortgage loans and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to this income, under a method similar to the method described above for accruing OID on the Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, the election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to that mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

   The REMIC will be allowed a deduction for interest and OID on the Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

   A Residual Certificateholder will not be permitted to amortize the cost of the Residual Certificate as an offset to its share of the REMIC's taxable income. However, that taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the Residual Certificates will be added to the issue price of the Regular Certificates in determining the REMIC's initial basis in its assets. See "-- Sale or Exchange of Residual Certificates." For a discussion of possible adjustments to income of a subsequent holder of a Residual Certificate to reflect any difference between the actual cost of the Residual Certificate to the holder and the adjusted basis the Residual Certificate would have in the hands of an original Residual Certificateholder, see "-- Allocation of the Income of the REMIC to the Residual Certificates."

   Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the Residual Certificate. Any net loss that is not currently deductible due to this limitation may only be used by the Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

   Mark to Market Rules. A Residual Certificate acquired after January 3, 1995 cannot be marked-to-market.

   Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the Regular Certificateholders and the Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or is similar to a grantor trust and is structured with the principal purpose of avoiding the single class REMIC rules. The applicable prospectus supplement may apportion expenses to the Regular Certificates, but if it does not, then the expenses of the REMIC will be allocated to holders of the related Residual Certificates in their entirety and not to holders of the related Regular Certificates.

   In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a Regular Certificate or a Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), the trust expenses will be deductible under Code Section 67 only to the extent that those expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of the individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of 3% of the excess of the individual's adjusted gross income over the Applicable Amount or 80% of the amount of itemized deductions otherwise allowable for the taxable year. This reduction is scheduled to be phased out from 2006 through 2009, and eliminated after 2009. The amount of additional taxable income recognized by Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS the holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual Certificateholders that are pass-through interest holders are encouraged to consult their own tax advisors about the impact of these rules on an investment in the Residual Certificates.

   Excess Inclusions. A portion of the income on a Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter generally will be subject to federal income tax in all events. Thus, for example, an excess inclusion may not be offset by any unrelated losses, deductions or loss carryovers of a Residual Certificateholder; will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "-- Tax-Exempt Investors"); and is not eligible for any reduction in the rate of withholding tax in the case of a Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons." An exception to the excess inclusion rules that applied to thrifts holding certain residuals was repealed by the Small Business Tax Act of 1996.

   Except as discussed in the following paragraph, with respect to any Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of the income of the Residual Certificateholder for that calendar quarter from its Residual Certificate over the sum of the "daily accruals" for all days during the calendar quarter on which the Residual Certificateholder holds the Residual Certificate. For this purpose, the daily accruals with respect to a Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the Residual Certificate is issued. For this purpose, the "adjusted issue price" of a Residual Certificate at the beginning of any calendar quarter equals the issue price of the Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Certificate before the beginning of the same quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

   In the case of any Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a Residual Certificate as if held directly by the shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

   Payments. Any distribution made on a Residual Certificate to a Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the Residual Certificateholder's adjusted basis in the Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the Residual Certificate.

   Sale or Exchange of Residual Certificates. If a Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules). A holder's adjusted basis in a Residual Certificate generally equals the cost of the Residual Certificate to the Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the Residual Certificateholder with respect to the Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to the Residual Certificateholder with respect to the Residual Certificate and by the distributions received thereon by the Residual Certificateholder. In general, the gain or loss will be capital gain or loss provided the Residual Certificate is held as a capital asset. However, Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a Residual Certificate by a bank or thrift institution to which that section applies would be ordinary income or loss.

   Except as provided in Treasury regulations yet to be issued, if the seller of a Residual Certificate reacquires the Residual Certificate, or acquires any other Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code Section 7701(i)) during the period beginning six months before, and ending six months after, the date of the sale, the sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the Residual Certificateholder on the sale will not be deductible, but, instead, will increase the Residual Certificateholder's adjusted basis in the newly acquired asset.

Prohibited Transactions and Other Taxes

   The Code imposes a tax on REMICs equal to 100 percent of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax") and prohibits deducting any loss with respect to prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the certificates. It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

   In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interest could result in the imposition of a tax on the trust fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No trust fund for any series of certificates will accept contributions that would subject it to a Contributions Tax.

   In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

   Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates results from

   o a breach of the related master servicer's, trustee's or seller's obligations under the related pooling and servicing agreement for the series, the tax will be borne by the master servicer, trustee or seller, as the case may be, out of its own funds or

   o the seller's obligation to repurchase a mortgage loan, the tax will be borne by the seller.

If the master servicer, trustee or seller, as the case may be, fails to pay or is not required to pay the tax as provided above, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

Liquidation and Termination

   If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on that date, the REMIC will not be subject to any Prohibited Transactions Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and Residual Certificates within the 90-day period.

   The REMIC will terminate shortly following the retirement of the Regular Certificates. If a Residual Certificateholder's adjusted basis in the Residual Certificate exceeds the amount of cash distributed to the Residual Certificateholder in final liquidation of its interest, then it would appear that the Residual Certificateholder would be entitled to a loss equal to the amount of the excess. It is unclear whether the loss, if allowed, will be a capital loss or an ordinary loss.

Administrative Matters

   Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the Residual Certificateholders will be treated as the partners if there is more than one holder of the Residual Certificate. Certain information is required to be furnished quarterly to each Residual Certificateholder who held a Residual Certificate on any day in the previous calendar quarter.

   Each Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

Tax-Exempt Investors

   Any Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to the tax on that portion of the distributions received on a Residual Certificate that is considered an excess inclusion. See "-- Residual Certificates -- Excess Inclusions."

Non-U.S. Persons

   Amounts paid to Residual Certificateholders who are not U.S. persons (see
"-- Regular Certificates -- Non-U.S. Persons") are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "-- Regular Certificates," but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "-- Residual Certificates -- Excess Inclusions." If the portfolio interest exemption is unavailable, the amount will be subject to United States withholding tax when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the Residual Certificates do not have significant value). See "-- Residual Certificates -- Excess Inclusions." If the amounts paid to Residual Certificateholders that are not U.S. persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to the non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of Residual Certificates, see "-- Tax-Related Restrictions on Transfers of Residual Certificates."

Tax-Related Restrictions on Transfers of Residual Certificates

   Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations." Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to the interest for periods after the transfer and the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to it an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, the person does not have actual knowledge that the affidavit is false. A "disqualified organization" means the United States, any State, possession or political subdivision of the United States, any foreign government, any international organization or any agency or instrumentality of any of the foregoing entities (provided that the term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by a governmental agency), any organization (other than certain farmers cooperatives) generally exempt from federal income taxes unless the organization is subject to the tax on "unrelated business taxable income" and a rural electric or telephone cooperative.

   A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in the entity. The amount of the tax is equal to the product of the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in the entity, will be relieved of liability for the tax if the record holder furnishes to the entity an affidavit that the record holder is not a disqualified organization and, for the applicable period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means a regulated investment company, real estate investment trust, or common trust fund; a partnership, trust, or estate; and certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to the interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of the entities beginning after December 31, 1988. Under the Taxpayer Relief Act of 1997, large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

   To comply with these rules, the pooling and servicing agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the Residual Certificate as a nominee or agent for a disqualified organization and a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificate.

   Noneconomic Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual Certificate to a "U.S. Person," as defined in the following section of this discussion, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. In general, the definition of a U.S. Person is the same as provided under "Certain Federal Income Tax Consequences -- Non-REMIC Certificates -- Non-U.S. Persons," except that entities or individuals that would otherwise be treated as Non-U.S. Persons, may be considered U.S. Persons for this purpose if their income from the residual is subject to tax under Code Section 871(b) or Code Section 882 (income effectively connected with a U.S. trade or business). A Noneconomic Residual Certificate is any Residual Certificate (including a Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, the present value of the expected future distributions on the Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have that knowledge if the transferor conducted a reasonable investigation of the transferee and the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay the taxes associated with the residual interest as they become due. If a transfer of a Noneconomic Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

   On December 8, 2000, the IRS issued Revenue Procedure 2001-12, effective February 4, 2000 pending finalization of the proposed regulations, which expands the safe harbor for transfers of noneconomic residual interests to include transfers to certain taxable domestic corporations with significant gross and net assets, provided that those corporations agree to transfer the residual interests only to other taxable domestic corporations in transactions qualifying for one of the safe harbor provisions. Eligibility for the expanded safe harbor requires, among other things, that the transferor not know of any facts or circumstances that reasonably indicate that the taxes associated with the residual interest will not be paid. The Revenue Procedure provides that if the amount of consideration given to the transferee to acquire the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor will be deemed to know that the transferee cannot or will not pay those taxes.

   The IRS has issued proposed Treasury regulations that would add to the conditions necessary to ensure that a transfer of a noneconomic residual interest would be respected for federal income tax purposes. The proposed additional condition provides that the transfer of a noneconomic residual interest will not qualify under this safe harbor unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of: (i) any consideration given to the transferee to acquire the interest (the inducement payment), (ii) future distributions on the interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For the purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the applicable federal rate and the transferee's cost of borrowing. The proposed effective date for the changes is February 4, 2000.

   Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the Residual Certificate is effectively connected with the conduct of a United States trade or business. A Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that the amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The pooling and servicing agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed I.R.S. Form W-8ECI and the trustee consents to the transfer in writing.

   Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in Residual Certificates are encouraged to consult their own tax advisors with respect to transfers of the Residual Certificates and pass-through entities are encouraged to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                            State Tax Considerations

   In addition to the federal income tax consequences described in "Certain Federal Income Tax Considerations," potential investors are encouraged to consider the state and local income tax consequences of the acquisition, ownership, and disposition of the certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors are encouraged to consult their own tax advisors with respect to the various tax consequences of investments in the certificates.

                              ERISA Considerations

   The following describes certain considerations under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code, which apply only to certificates of a series that are not divided into subclasses. If certificates are divided into subclasses, the related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to them.

   ERISA imposes requirements on employee benefit plans subject to ERISA (and the Code imposes requirements on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which the plans, accounts or arrangements are invested) (collectively "Plans") and on persons who bear specified relationships to Plans ("Parties in Interest") or are fiduciaries with respect to Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of the Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under
Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in certificates without regard to ERISA's requirements, but subject to the provisions of applicable federal or state law. Moreover, any of those plans that are qualified and exempt from taxation under Code
Sections 401(a) and 501(a) are subject to the prohibited transaction rules set forth in Code Section 503.

   On November 13, 1986, the United States Department of Labor issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101.) Under this "Plan Asset Regulation," the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of the Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in Labor Reg. Section 2510.3-101, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended.

   In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and the Code prohibit a broad range of transactions involving plan assets of a Plan and Parties in Interest with respect to the Plan and impose additional prohibitions where Parties in Interest are fiduciaries with respect to the Plan. Because the mortgage loans may be deemed plan assets of each Plan that purchases certificates, an investment in the certificates by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code
Section 4975 unless a statutory, regulatory or administrative exemption applies.

   The DOL has granted to certain underwriters individual administrative exemptions (the "Underwriter Exemptions") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of
Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities issued by entities that hold investment pools consisting of certain secured receivables, loans and other obligations ("issuer") and the servicing, operation and management of such entities provided that the conditions and requirements of the Underwriter Exemptions are met.

   While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially the following:

   o the acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

   o the rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the issuer, unless the investment pool contains certain types of collateral, such as fully-secured mortgages on real property in (a "Designated Transaction");

   o the securities acquired by the Plan have received a rating at the time of acquisition that is one of the three highest generic rating categories (four, in Designated Transaction) from S&P, Moody's, or Fitch;

   o the trustee is not an affiliate of any other member of the Restricted
     Group;

   o the sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the issuer represents not more than the fair market value of the loans; the sum of all payments made to and retained by the master servicer and any other servicer represents not more than reasonable compensation for its services under the agreement pursuant to which the loans are pooled and reimbursements of its reasonable expenses in connection therewith;

   o the Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933 as amended; and

   o for certain types of issuers, the documents establishing the issuer and governing the transaction must contain certain provisions intended to protect the assets of the issuer from creditors of the sponsor.

   The issuer must also meet the following requirements:

   o the investment pool must consist solely of assets of the type that have been included in other investment pools;

   o securities in other investment pools must have been rated in one of the three highest rating categories (or four, in a Designated Transaction) of S&P, Moody's, or Fitch for at least one year before the Plan's acquisition of securities; and

   o securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year before any Plan's acquisition of securities.

   Moreover, the Underwriter Exemptions generally provide relief from certain self-dealing and conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities in an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor provided that, among other requirements:

   o in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent of each class of securities in which Plans have invested and at least fifty percent of the aggregate interest in the issuer are acquired by persons independent of the Restricted Group;

   o the fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the investment pool;

   o the Plan's investment in securities of any class does not exceed twenty-five percent of all of the securities of that class outstanding at the time of the acquisition; and

   o immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

This relief is not available to Plans sponsored by the seller, the underwriter, the trustee, the master servicer, any servicer, any insurer with respect to the mortgage loans, any obligor with respect to mortgage loans included in the investment pool constituting more than five percent of the aggregate unamortized principal balance of the assets in the investment pool, or any affiliate of those parties (the "Restricted Group").

   The Underwriter Exemptions provide exemptive relief to mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the Underwriter Exemptions. Mortgage loans or other secured receivables supporting payments to securityholders, and having a value equal to no more than twenty-five percent of the total principal amount of the securities being offered by the issuer, may be transferred to the issuer within a 90-day or three-month period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the pre-funding accounts meet certain conditions.

   The rating of a security may change. If a class of securities no longer has a permitted rating from at least one rating agency, securities of that class will no longer be eligible for relief under the Underwriter Exemptions, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the security when it had a permitted rating would not be required by the Underwriter Exemptions to dispose of it).

   The prospectus supplement for each series of certificates will indicate the classes of certificates, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

   Any Plan fiduciary that proposes to cause a Plan to purchase certificates is encouraged to consult with its counsel concerning the impact of ERISA and the Code, the effect of the Plan Assets Regulation, the availability and applicability of any Underwriter Exemption or any other exemptions from the prohibited transaction provisions of ERISA and the Code and the potential consequences in their specific circumstances, before making the investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                Legal Investment

   The prospectus supplement for each series of certificates will specify which, if any, of the classes of certificates offered by it will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Classes of certificates that qualify as "mortgage related securities" will be legal investments for those investors whose authorized investments are subject to state regulation, to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States constitute legal investments for them. Those investors are persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico). Under SMMEA, if a state enacts legislation before October 4, 1991 specifically limiting the legal investment authority of those entities with respect to "mortgage related securities," the certificates will constitute legal investments for entities subject to the legislation only to the extent provided in it. Approximately twenty-one states adopted limiting legislation before the October 4, 1991 deadline.

   SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in certificates without limitations as to the percentage of their assets represented by them, federal credit unions may invest in mortgage related securities, and national banks may purchase certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to regulations that the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the its regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the class of certificates under consideration for purchase constitutes a "mortgage related security").

   All depository institutions considering an investment in the certificates (whether or not the class of certificates under consideration for purchase constitutes a "mortgage related security" should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities" as defined in the policy statement. According to the policy statement, "high-risk mortgage securities" include securities such as certificates not entitled to distributions allocated to principal or interest, or subordinated certificates. Under the policy statement, each depository institution must determine, before purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of such a product would be consistent with the policy statement.

   The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

   There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase certificates or to purchase certificates representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the certificates constitute legal investments for them.

                             Method of Distribution

   Certificates are being offered hereby in series from time to time (each series evidencing a separate trust fund) through any of the following methods:

   o by negotiated firm commitment underwriting and public reoffering by underwriters;

   o by agency placements through one or more placement agents primarily with institutional investors and dealers; and

   o by placement directly by the depositor with institutional investors.

   A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any of its underwriters and either the price at which the series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the certificates will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the certificates so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the certificates of the series if any certificates are purchased. Certificates may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

   This prospectus, together with the related prospectus supplement, may be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., in connection with offers and sales related to market making transactions in the certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in those transactions. Sales in those transactions will be made at prices related to prevailing prices at the time of sale.

   Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

   If a series is offered other than through underwriters, the prospectus supplement relating to it will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of certificates of the series.

                                 Legal Matters

   The validity of the certificates, including certain federal income tax consequences with respect to the certificates, will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, 875 Third Avenue, New York, New York 10022.

                             Financial Information

   A new trust fund will be formed for each series of certificates and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of certificates. Accordingly, no financial statements for any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     Rating

   It is a condition to the issuance of the certificates of each series offered by this prospectus and by the prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

   Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage loans and the credit quality of the credit enhancer or guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which the prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in extreme cases might fail to recoup their underlying investments.

   A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                             Index to Defined Terms



Term                                                                       Page
----                                                                      ------
1986 Act ..............................................................       61

Agency Securities .....................................................       11

Amortizable Bond Premium Regulations ..................................       59

Applicable Amount .....................................................       74

ARM Loans .............................................................       61

Asset Conservation Act ................................................       56

CERCLA ................................................................       55

Certificate Account ...................................................       41

Class Certificate Balance .............................................       25

Code ..................................................................   22, 57

Contingent Regulations ................................................       66

Contributions Tax .....................................................       75

Deferred Interest .....................................................       63

Eleventh District .....................................................       31

excess inclusion ......................................................       74

ERISA .................................................................       79

FHLBSF ................................................................       31

Garn-St Germain Act ...................................................       56

Insured Expenses ......................................................       41

Legislative History ...................................................       62

Liquidated Mortgage ...................................................       47

Loan-to-Value Ratio ...................................................       13

Master REMIC ..........................................................       65

Mortgage Assets .......................................................       11

National Cost of Funds Index ..........................................       32

Non-U.S. Person .......................................................       64

OID ...................................................................       58

OID Regulations .......................................................       61


Term                                                                       Page
----                                                                      ------
OTS .....................................................................    32

Parties in Interest .....................................................    79

pass-through entity .....................................................    77

Payment Lag Certificates ................................................    71

Plans ...................................................................    79

pre-issuance accrued interest ...........................................    71

Prepayment Assumption ...................................................    62

Private Mortgage-Backed Securities ......................................    11

Prohibited Transactions Tax .............................................    75

RCRA ....................................................................    56

Regular Certificateholders ..............................................    66

Regular Certificates ....................................................    64

Relief Act ..............................................................    57

REMIC Certificates ......................................................    64

Residual Certificateholder ..............................................    72

Residual Certificates ...................................................    64

Restricted Group ........................................................    80

single-class REMIC ......................................................    71

SMMEA ...................................................................    81

Stripped ARM Obligations ................................................    63

Stripped Bond Certificates ..............................................    60

Stripped Coupon Certificates ............................................    60

Subsidiary REMIC ........................................................    65

Super-Premium Certificates ..............................................    67

Title V .................................................................    57

U.S. Person .............................................................    63

Underwriter Exemptions ..................................................    79

                   CHL Mortgage Pass-Through Trust 2002-HYB2
                                     Issuer


                                  CWMBS, INC.
                                   Depositor


                              [LOGO] COUNTRYWIDE(R)
                              ---------------------
                                   HOME LOANS
                                     Seller


                       Countrywide Home Loans Servicing LP
                                 Master Servicer


                                  $708,982,100
                                  (Approximate)


              Mortgage Pass-Through Certificates, Series 2002-HYB2


                                ----------------

                              Prospectus Supplement

                                ----------------


                       Countrywide Securities Corporation


   You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

   We are not offering the Series 2002-HYB2 Mortgage Pass-Through Certificates in any state where the offer is not permitted.

   Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 2002-HYB2 Mortgage Pass-Through Certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 2002-HYB2 Mortgage Pass-Through Certificates will be required to deliver a prospectus supplement and prospectus 90 days after the date of this prospectus supplement.



                                 July 25, 2002